                                                       REGISTRATION NO. 333-
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            FIRSTAR (WI) CORPORATION
             (Exact name of Registrant as specified in its charter)
                         ------------------------------

                                   39-1940778
                      (I.R.S. Employer Identification No.)

                                   WISCONSIN
         (State or other jurisdiction of incorporation or organization)

                                      6711
            (Primary Standard Industrial Classification Code Number)

     777 EAST WISCONSIN AVENUE, MILWAUKEE, WISCONSIN 53202, (414) 765-4321
         (Address, including zip code, and telephone number, including area code, of each Registrant's principal executive offices)

                          HOWARD H. HOPWOOD, III, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL,
                            FIRSTAR (WI) CORPORATION
                           777 EAST WISCONSIN AVENUE
                           MILWAUKEE, WISCONSIN 53202
                                 (414) 765-5977
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                WITH COPIES TO:

        CRAIG M. WASSERMAN, ESQ.                  JENNIE P. CARLSON, ESQ.                    GARY I. HOROWITZ, ESQ.
     WACHTELL, LIPTON, ROSEN & KATZ                SENIOR VICE PRESIDENT,                  SIMPSON THACHER & BARTLETT
          51 WEST 52ND STREET                         GENERAL COUNSEL                         425 LEXINGTON AVENUE
           NEW YORK, NY 10019                          AND SECRETARY                           NEW YORK, NY 10017
       TELEPHONE: (212) 403-1000                   STAR BANC CORPORATION                   TELEPHONE: (212) 455-2000
                                                     425 WALNUT STREET
                                                    CINCINNATI, OH 45202
                                                 TELEPHONE: (513) 632-5509

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    IF THE SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE WITH GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX. / /

                        CALCULATION OF REGISTRATION FEE

                                                                                                                PROPOSED
                                                                                         PROPOSED                MAXIMUM
                                                                  AMOUNT                  MAXIMUM               AGGREGATE
                 TITLE OF EACH CLASS OF                            TO BE              OFFERING PRICE            OFFERING
              SECURITIES TO BE REGISTERED                     REGISTERED (1)           PER UNIT (2)               PRICE
Common Stock, par value.................................        230,000,000               $63.787            $14,671,070,730


                                                                AMOUNT OF
                 TITLE OF EACH CLASS OF                       REGISTRATION
              SECURITIES TO BE REGISTERED                          FEE
Common Stock, par value.................................       $4,327,966

(1) Based on an estimate of the sum of the maximum number of shares of common stock of the Registrant to be issued in connection with the merger of (i) Firstar Merger Corporation ("Merger Sub"), a Wisconsin corporation and wholly-owned subsidiary of Firstar (WI), with and into Firstar (the "First Step Merger") and (ii) Star Banc Corporation, an Ohio corporation ("Star"), with and into Firstar (the "Second Step Merger" and, with the First Step Merger, the "Merger").

(2) Calculated in accordance with Rule 457(f)(1), and solely for the purpose of calculating the proposed maximum offering price per unit, the proposed maximum offering price per unit is based on the aggregate market value on September 17, 1998 of the shares of Star Common Stock and Firstar Common Stock expected to be cancelled in the Merger and represents (i) the sum of
    (A) the product of (1) the average of the high and low sale prices of Firstar Common Stock on the New York Stock Exchange on September 17, 1998 ($47.8125) and (2) 151,086,528, representing the maximum number of shares of Firstar Common Stock expected to be cancelled in the First Step Merger, and
    (B) the product of (1) the average of the high and low sale prices of Star Common Stock on the New York Stock Exchange on September 17, 1998 ($65.25) and (2) 114,134,040, representing the maximum number of shares of Star Common Stock expected to be cancelled in the Second Step Merger, divided by
    (ii) 230,000,000, representing the maximum number of shares of Firstar (WI) Corporation to be issued in connection with the Merger.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                [LOGO]                                               [LOGO]

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

The Board of Directors of Star Banc Corporation and the Board of Directors of Firstar Corporation have agreed on a merger of our two companies. Before we can complete this merger, the merger agreement must be approved by each company's shareholders.

The merger will create the fourth largest banking franchise (based upon total deposits) in the Midwest, with assets of $37 billion and deposits of $28 billion, under the name "Firstar Corporation." The combined company will provide a full line of consumer banking, commercial banking and trust and investment management services and products. We will serve 3 million customers through our 14,000 employees and 720 branch locations in eight Midwest states and Arizona, and maintain trust operations in Florida.

Firstar shareholders will receive 0.76 shares of common stock in the combined company for each Firstar share they own just before the merger. Star shareholders will receive one share in the combined company for each Star share they own just before the merger. Star and Firstar trade on the New York Stock Exchange and other exchanges, and you can obtain current stock prices for each company from a newspaper, on the Internet, or by calling your broker.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend your shareholder meeting, please take the time to vote. If you sign, date and mail your proxy card without indicating how you want to vote, we will vote your proxy in favor of the merger. If you do not return your card, or if you do not instruct your broker how to vote any shares held for you in "street name," the effect will be a vote against the merger.

    The dates, times and places of the meetings are:

           FOR STAR SHAREHOLDERS:                        FOR FIRSTAR SHAREHOLDERS:
              October 27, 1998                               October 27, 1998
            10:00 a.m. local time                          2:00 p.m. local time
                Taft Ballroom                                 The Miller Room
                Westin Hotel                                  Miller Pavilion
           Fifth and Vine Streets                        910 East Michigan Street
              Cincinnati, Ohio                             Milwaukee, Wisconsin

This joint proxy statement-prospectus provides you with detailed information about the proposed merger. You can also get information about Star and Firstar from documents we have filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

We are very enthusiastic about this merger and the strength and capabilities we expect from the combined company. We join all the other members of each company's Board of Directors in our whole-hearted recommendation that you vote in favor of the merger.

                         [LOGO]                                      [LOGO]
         ----------------------------                     ----------------------------
              Jerry A. Grundhofer                             Roger L. Fitzsimonds
     Chairman of the Board, President and                     Chairman of the Board
            Chief Executive Officer                        and Chief Executive Officer
             Star Banc Corporation                             Firstar Corporation

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT-PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT-PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF ANY OF THE PARTIES, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

       THIS JOINT PROXY STATEMENT-PROSPECTUS IS DATED SEPTEMBER 23, 1998,

   WAS FIRST MAILED TO STAR SHAREHOLDERS ON OR ABOUT SEPTEMBER 25, 1998, AND
    WAS FIRST MAILED TO FIRSTAR SHAREHOLDERS ON OR ABOUT SEPTEMBER 28, 1998.

                             STAR BANC CORPORATION

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON OCTOBER 27, 1998

                            ------------------------

    Star Banc Corporation will hold a special meeting of shareholders at the Taft Ballroom, Westin Hotel, Fifth and Vine Streets, in Cincinnati, Ohio, at 10 a.m. local time on October 27, 1998, to vote on:

1. The Amended and Restated Agreement and Plan of Reorganization, dated as of June 30, 1998, as amended and restated as of September 17, 1998, by and among Star Banc Corporation, Firstar Corporation, Firstar (WI) Corporation, a wholly-owned subsidiary of Firstar, and Firstar Merger Corporation, a wholly-owned subsidiary of Firstar (WI), and the transactions contemplated by that document. These transactions include (i) the merger of Star into Firstar or into Firstar (WI) and (ii) an authorization for the combined company of 800,000,000 shares of common stock, par value $.01, and 10,000,000 shares of preferred stock.

2. Any other matters that properly come before the special meeting, or any adjournments or postponements of the special meeting.

    Star shareholders at the close of business on September 25, 1998 will receive notice of and may vote at the special meeting, including any adjournments or postponements. The Amended and Restated Agreement and Plan of Reorganization requires the affirmative vote of the holders of at least a majority of the outstanding shares of Star common stock entitled to vote at the special meeting.

    Star shareholders may exercise dissenters' rights, under Section 1701.85 of the Ohio General Corporation Law. We have attached a copy of the applicable provisions of that law as an Appendix to the back of the accompanying joint proxy statement-prospectus.

                                                      [LOGO]
                                            Jerry A. Grundhofer

                                            CHAIRMAN OF THE BOARD, PRESIDENT

                                            AND CHIEF EXECUTIVE OFFICER

September 23, 1998

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE STAR SPECIAL MEETING YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION.

                              FIRSTAR CORPORATION

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON OCTOBER 27, 1998

                            ------------------------

    Firstar Corporation will hold a special meeting of shareholders at the Miller Room, Miller Pavilion, 910 East Michigan Street, in Milwaukee, Wisconsin, at 2:00 p.m. local time on October 27, 1998, to vote on:

1. The Amended and Restated Agreement and Plan of Reorganization, dated as of June 30, 1998, as amended and restated as of September 17, 1998, by and among Star Banc Corporation, Firstar Corporation, Firstar (WI) Corporation, a wholly-owned subsidiary of Firstar, and Firstar Merger Corporation, a wholly-owned subsidiary of Firstar (WI), and the transactions contemplated thereby, including (i) the merger of Firstar Merger Corporation into Firstar or the merger of Firstar into Firstar (WI), (ii) the authorization for the combined company of 800,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, and (iii) the issuance of shares of the combined company to Star shareholders in connection with the merger of Star into Firstar or into Firstar (WI).

2. Any other matters that properly come before the special meeting, or any adjournments or postponements of the special meeting.

    Record holders of Firstar common stock at the close of business on September 25, 1998, will receive notice of and may vote at the special meeting, including any adjournments or postponements. The Amended and Restated Agreement and Plan of Reorganization requires approval by the holders of a majority of the outstanding shares of Firstar common stock entitled to vote at the special meeting.

                                              [LOGO]

                                            Roger L. Fitzsimonds

                                            CHAIRMAN OF THE BOARD
                                            AND CHIEF EXECUTIVE OFFICER

September 23, 1998

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE FIRSTAR SPECIAL MEETING YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----

SUMMARY....................................................................................................           1
  The Companies............................................................................................           1
  The Merger...............................................................................................           1
  General..................................................................................................           1
  Comparative Per Share Market Price Information...........................................................           1
  Options to Purchase Each Other's Stock...................................................................           1
  Our Reasons for the Merger...............................................................................           2
  The Shareholders' Meetings...............................................................................           2
  Our Recommendations to Shareholders......................................................................           2
  Record Date; Voting Power................................................................................           3
  Votes Required...........................................................................................           3
  Exchange of Certificates.................................................................................           3
  What We Need to Do to Complete the Merger................................................................           3
  Termination of the Merger Agreement......................................................................           4
  Federal Income Tax Consequences..........................................................................           4
  Accounting Treatment.....................................................................................           4
  Opinions of Financial Advisors...........................................................................           4
  Board of Directors, Management and Operations of the Combined Company Following the Merger...............           5
  Interests of Persons Involved in the Merger That Are Different from Yours................................           5
  Some Differences in Rights of Shareholders...............................................................           6
  Dissenters' Rights.......................................................................................           6
  Regulatory Approvals.....................................................................................           6
  Unaudited Comparative Per Share and Selected Financial Data..............................................           7
  Index of Defined Terms...................................................................................          12
STAR SPECIAL MEETING.......................................................................................          14
  General..................................................................................................          14
  Matters to be Considered.................................................................................          14
  Proxies..................................................................................................          14
  Solicitation of Proxies..................................................................................          15
  Record Date and Voting Rights............................................................................          15
  Recommendation of the Star Board.........................................................................          16
FIRSTAR SPECIAL MEETING....................................................................................          17
  General..................................................................................................          17
  Matters to be Considered.................................................................................          17
  Proxies..................................................................................................          17
  Solicitation of Proxies..................................................................................          18
  Record Date and Voting Rights............................................................................          18
  Recommendation of the Firstar Board......................................................................          19
THE MERGER.................................................................................................          20
  Description of the First Step Merger and the Second Step Merger..........................................          20
  Background of the Merger.................................................................................          22
  Reasons of Star for the Merger...........................................................................          23
  Reasons of Firstar for the Merger........................................................................          25
  Opinion of Star's Financial Advisor......................................................................          27
  Opinion of Firstar's Financial Advisor...................................................................          31
  The Effective Time.......................................................................................          38

                                                                                                                PAGE
                                                                                                                -----
  Exchange of Certificates.................................................................................          38
  Conduct of Business Prior to the Merger and Other Covenants..............................................          39
  Conditions to the Merger.................................................................................          42
  Termination of the Merger Agreement......................................................................          43
  Waiver; Amendment; Expenses..............................................................................          43
  Material Federal Income Tax Consequences.................................................................          43
  Interests of Certain Persons in the Merger...............................................................          45
  Star and Firstar Stock Option Agreements.................................................................          49
  Accounting Treatment.....................................................................................          54
  Regulatory Matters.......................................................................................          54
  Restrictions on Resales by Affiliates....................................................................          55
  Dividend Reinvestment and Stock Purchase Plans...........................................................          56
RIGHTS OF DISSENTING SHAREHOLDERS..........................................................................          57
BOARD OF DIRECTORS, MANAGEMENT AND OPERATIONS AFTER THE MERGER.............................................          59
  Board of Directors after the Merger......................................................................          59
  Management after the Merger..............................................................................          59
  Operations after the Merger..............................................................................          59
PRICE RANGE OF COMMON STOCK AND DIVIDENDS..................................................................          61
  Market Prices............................................................................................          61
  Dividends................................................................................................          62
INFORMATION ABOUT STAR.....................................................................................          63
INFORMATION ABOUT FIRSTAR, FIRSTAR (WI) AND MERGER SUB.....................................................          64
  General..................................................................................................          64
  Operations...............................................................................................          64
  Management and Additional Information....................................................................          64
SUPERVISION AND REGULATION OF STAR AND FIRSTAR.............................................................          65
  General..................................................................................................          65
  Certain Transactions with Affiliates.....................................................................          65
  Payment of Dividends.....................................................................................          65
  Capital Adequacy.........................................................................................          66
  Support of Subsidiary Banks..............................................................................          67
  FIRREA and FDICIA........................................................................................          67
  Depositor Preference Statute.............................................................................          68
  FDIC Insurance Assessments...............................................................................          68
  Interstate Banking and Other Recent Legislation..........................................................          69
CAPITAL STOCK OF THE COMBINED COMPANY......................................................................          70
  Combined Company Common Stock............................................................................          70
  Combined Company Preferred Stock.........................................................................          71
COMPARATIVE RIGHTS OF SHAREHOLDERS OF STAR, FIRSTAR AND THE COMBINED COMPANY...............................          72
  Amendment of Charter Documents...........................................................................          72
  Amendment and Repeal of By-Laws and Regulations..........................................................          73
  Classification and Removal of Directors..................................................................          73
  Right to Call Special Meetings of Shareholders...........................................................          74
  Shareholder Action Without a Meeting.....................................................................          74
  Class Voting.............................................................................................          74
  Cumulative Voting........................................................................................          74
  Provisions Affecting Control Share Acquisitions and Business Combinations................................          75
  Fair Price Provisions....................................................................................          76
  Mergers, Acquisitions and Certain Other Transactions.....................................................          78

                                                                                                                PAGE
                                                                                                                -----
  Constituencies Provisions................................................................................          78
  Rights of Dissenting Shareholders........................................................................          78
  Dividends................................................................................................          79
  Preemptive Rights of Shareholders........................................................................          79
  Director Liability and Indemnification...................................................................          79
  Assessability; Potential Liability for Wages.............................................................          80
  Shareholder Rights Plans.................................................................................          80
LEGAL OPINION..............................................................................................          81
EXPERTS....................................................................................................          81
SHAREHOLDER PROPOSALS......................................................................................          81
OTHER MATTERS..............................................................................................          82
WHERE YOU CAN FIND MORE INFORMATION........................................................................          82
FORWARD LOOKING STATEMENTS.................................................................................          84
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION...............................................          85
  Star/Firstar Unaudited Pro Forma Condensed Combined Balance Sheet........................................          86
  Star/Firstar Unaudited Pro Forma Condensed Combined Income Statements....................................          87
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION..................................          97

APPENDIX A -- Amended and Restated Agreement and Plan of Reorganization....................................         A-1
APPENDIX B -- Firstar Option Agreement.....................................................................         B-1
APPENDIX C -- Star Option Agreement........................................................................         C-1
APPENDIX D -- Opinion of Credit Suisse First Boston Corporation............................................         D-1
APPENDIX E -- Opinion of Merrill Lynch & Co................................................................         E-1
APPENDIX F -- Dissenter Rights Provisions Under the OGCL...................................................         F-1
APPENDIX G -- Articles of Incorporation of Firstar (WI) Corporation........................................         G-1

                            ------------------------

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS JOINT PROXY STATEMENT-PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS TO WHICH WE REFER. FOR MORE INFORMATION ABOUT THE TWO COMPANIES, SEE "WHERE YOU CAN FIND MORE INFORMATION" (PAGE 82).

THE COMPANIES (PAGES 63 AND 64)

STAR BANC CORPORATION
425 WALNUT STREET
CINCINNATI, OHIO 45202
(513) 632-4000

    Star is a bank holding company. Star is engaged in the commercial banking and trust business, providing a full range of consumer, commercial and trust financial products and investment services in Ohio, Kentucky, Tennessee and Indiana. As of June 30, 1998, Star's total assets were $14.9 billion, deposits were $11.5 billion and shareholders' equity was $1.47 billion.

FIRSTAR CORPORATION
777 EAST WISCONSIN AVENUE
MILWAUKEE, WISCONSIN 53202
(414) 765-4321

    Firstar is a multi-bank holding company, providing commercial banking services throughout Wisconsin and Iowa and in the Chicago, Minneapolis-St. Paul and Phoenix metropolitan areas and trust services in its five-state banking locations and in Florida at one location. As of June 30, 1998, Firstar's total assets were $20.0 billion, deposits were $14.8 billion and shareholders' equity was $1.8 billion.

THE MERGER (PAGE 20)

GENERAL

    We propose a transaction in which Star and Firstar will combine in a new company that will be named "Firstar." We hope to complete the merger during the fourth quarter of 1998. The merger agreement is the document that governs the merger. We have attached this agreement as Appendix A to the back of this joint proxy statement-prospectus, and we encourage you to read it.

    The merger agreement provides that:
 1. Firstar shareholders will receive 0.76 shares of the combined company for each Firstar share they own just before the merger; and

 2. Star shareholders will receive one share of the combined company for each Star share they own just before the merger.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGE 61)

    Shares of Star and Firstar trade on the New York Stock Exchange and other exchanges. On June 30, 1998, the last trading day before we signed the merger agreement, Star common stock closed at $63.88 per share and Firstar common stock closed at $38.19 per share. On September 22, 1998, Star common stock closed at $67.75 per share and Firstar common stock closed at $49.88 per share.

    The market value of 0.76 shares of the combined company would be $48.55 based on Star's June 30, 1998 closing price and $51.49 based on Star's September 22, 1998 closing price. Of course, the market price of Star common stock will fluctuate prior to completion of the merger, but the exchange ratio is fixed. You should obtain current stock price quotations for Star common stock and Firstar common stock. You can get these quotes from a newspaper, on the Internet or by calling your broker.

OPTIONS TO PURCHASE EACH OTHER'S STOCK (PAGE 49)

    In connection with the merger agreement, Star and Firstar each granted a stock option that allows the other company to purchase up to 19.9% of its common stock.

    The companies granted their respective options in order to increase the likelihood of completing the merger. The options could have the effect of discouraging other companies that might want to combine with or acquire Firstar or Star.

    The exercise price for Star's option to purchase Firstar common stock is $39.00 per share. The exercise price for Firstar's option to purchase Star common stock is $64.00 per share. In addition to the option to purchase the other company's common stock, under certain circumstances the person holding the option (or the person holding shares purchased under the option) may require the company that issued the option to repurchase the option (and/or any shares purchased under the option). The person holding the option could instead choose to surrender the option to the company that issued the option for a cash payment of $300 million.

    Neither company can exercise its option unless specific events take place. These events relate to a competing transaction involving a merger, business combination or other acquisition of the other company or its stock or assets. As of the date of this document, we do not believe any event of that kind has occurred. We have attached the option agreements as Appendices B and C to the back of this joint proxy statement-prospectus.

OUR REASONS FOR THE MERGER (PAGES 23 AND 25)

    The merger will combine the strengths of our individual companies and will create a stronger company that will provide significant benefits to shareholders of both companies. We believe that we are merging a proven revenue growth strategy with a significantly enhanced presence in the Midwest, as well as a presence in the Florida and Arizona markets. We believe that the merger will increase the combined company's estimated 1999 earnings per share by 6% and its estimated 2000 earnings per share by 12%, measured relative to estimated earnings per share for Star. We believe that the merger will strengthen our position in the Midwest as a competitor in the financial services business, which is rapidly changing and becoming more competitive.
    The discussion of our reasons for the merger includes forward-looking statements about possible or assumed future results of our operations and the performance of the combined company after the merger. For a discussion of factors that could affect these future results, see "Forward Looking Statements" on page 84.

THE SHAREHOLDERS' MEETINGS (PAGES 14 AND 17)

    STAR SHAREHOLDERS. We will hold the Star special meeting at the Taft Ballroom, Westin Hotel, Fifth and Vine Streets, Cincinnati, Ohio, at 10 a.m., on October 27, 1998. At this meeting, we will ask Star shareholders:

 1. to approve the merger agreement; and

 2. to act on other matters that may be put to a vote at the Star special meeting.

    FIRSTAR SHAREHOLDERS. We will hold the Firstar special meeting at the Miller Room, Miller Pavilion, 910 East Michigan Street Milwaukee, Wisconsin, at 2:00 p.m., on October 27, 1998. At this meeting, we will ask Firstar shareholders:

 1. to approve the merger agreement; and

 2. to act on other matters that may be put to a vote at the Firstar special meeting.

OUR RECOMMENDATIONS TO SHAREHOLDERS (PAGES 16 AND 19)

    STAR SHAREHOLDERS. The Star Board of Directors believes that the merger is fair to you and in your best interests, and unanimously recommends that you vote "FOR" the proposal to approve the merger agreement.

    FIRSTAR SHAREHOLDERS. The Firstar Board of Directors believes that the merger is fair to you and in your best interests, and unanimously recommends that you vote "FOR" the proposal to approve the merger agreement.

RECORD DATE; VOTING POWER (PAGES 15 AND 18)

    STAR SHAREHOLDER You may vote at the Star special meeting if you owned Star shares as of the close of business on September 25, 1998. You will have one vote for each share of Star common stock you owned on that date.

    FIRSTAR SHAREHOLDERS You may vote at the Firstar special meeting if you owned Firstar shares as of the close of business on September 25, 1998. You will have one vote for each share of Firstar common stock you owned on that date.

VOTES REQUIRED (PAGES 15 AND 18)

    STAR SHAREHOLDERS. To approve the merger, Star shareholders holding a majority of votes of the outstanding shares of Star common stock entitled to vote at the special meeting must vote to approve the merger agreement.

    All together, the directors and executive officers of Star and Firstar can vote less than 3.5% of the shares entitled to be voted at the Star special meeting. Based on the unanimous recommendations of both the Star and Firstar Board of Directors, we expect that the directors and executive officers of both companies will vote all of their shares to approve the merger agreement.

    FIRSTAR SHAREHOLDERS. To approve the merger, Firstar shareholders holding a majority of the outstanding shares of Firstar common stock entitled to vote at the special meeting must vote to approve the merger agreement.

    All together, the directors and executive officers of Star and Firstar can vote less than 5.4% of the shares entitled to be voted at the Firstar special meeting. Based on the unanimous recommendations of both the Star and Firstar Board of Directors, we expect that the directors and executive officers of both companies will vote all of their shares to approve the merger agreement.

EXCHANGE OF CERTIFICATES (PAGE 38)
    If we complete the merger, your shares of Firstar common stock and Star common stock will be converted into shares of the combined company. If you are a holder of Firstar stock certificates or Star stock certificates, you will need to exchange them for new certificates or a book-entry position. If you hold Firstar shares or Star shares in book-entry form, those shares will automatically be exchanged. These new certificates and book-entry positions will represent shares of the combined company.

    If we complete the merger, we will send Firstar shareholders and Star shareholders detailed instructions on how to exchange their shares. If you want new certificates, please do not send us any stock certificates until you receive these instructions.

WHAT WE NEED TO DO TO COMPLETE THE MERGER (PAGE 42)

    The completion of the merger depends on a number of conditions being met. In addition to our compliance with the merger agreement, these include:

 1. Star shareholders and Firstar shareholders must approve the merger agreement;

 2. we must receive all required regulatory approvals and any waiting periods required by law must have passed;

 3. there must be no governmental order blocking completion of the merger, and no governmental proceedings trying to block the merger;

 4. we must receive legal opinions confirming that no gain or loss will be recognized, for U.S. federal income tax purposes, by the two companies or by shareholders who receive solely stock in the merger;

 5. the New York Stock Exchange must approve for listing the shares that the combined company will issue in the merger; and

 6. we must receive a letter from each of Firstar's and Star's independent public accountants stating that the merger will qualify for "pooling of interests" accounting treatment.

    Unless prohibited by law, either Star or Firstar could waive a condition to the merger that has not been satisfied and complete the merger anyway. We cannot be certain whether or when any of these conditions will be satisfied, or waived where permissible, or that we will complete the merger.

TERMINATION OF THE MERGER AGREEMENT (PAGE 43)

    The two companies can agree at any time to terminate the merger agreement without completing the merger, even if the shareholders of both our companies have already voted to approve it.

    Either company can also terminate the merger agreement:

 1. if any government body whose approval is necessary to complete the merger, including the Board of Governors of the Federal Reserve System, makes a final decision not to approve the merger;

 2. if we do not complete the merger by June 30, 1999;

 3. if the Star shareholders or the Firstar shareholders do not approve the merger agreement; or

 4. if the other company materially violates any of its representations, warranties or obligations under the merger agreement.

    The company seeking to terminate cannot itself have materially breached the merger agreement.

FEDERAL INCOME TAX CONSEQUENCES (PAGE 43)

    We expect that the two companies and their shareholders will not recognize any gain or loss for U.S. federal income tax purposes in the merger, except in connection with any cash that Firstar shareholders receive instead of fractional shares. We have each received a legal opinion that this will be the case, but these opinions will not bind the Internal Revenue Service, which could take a different view. This tax treatment will not apply to any Star shareholder who exercises dissenters' rights under Ohio law.

    Determining the actual tax consequences of the merger to you as an individual taxpayer can be complicated. The tax treatment will depend on your specific situation and many variables not within our control. You should consult your own tax advisor for a full understanding of the merger's tax consequences.

ACCOUNTING TREATMENT (PAGE 54)

    We expect the merger to qualify as a "pooling of interests," which means that, for accounting and financial reporting purposes, we will treat our companies as if they had always been one company.

OPINIONS OF FINANCIAL ADVISORS (PAGES 27 AND 31)

    STAR SHAREHOLDERS: Among the other factors considered in deciding to approve the merger, the Star Board of Directors has received the opinion of its financial advisor, Credit Suisse First Boston Corporation, that the second merger exchange ratio in the merger (I.E., one share of common stock of Firstar
(WI) for each share of Star common stock) was fair to the holders of Star common stock from a financial point of view. We have attached this opinion to the back of this joint proxy statement-prospectus as Appendix D.

    You should read the opinion carefully to understand the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Credit Suisse First Boston Corporation in rendering its opinion. Credit Suisse First Boston Corporation initially provided its opinion on June 30, 1998 and has confirmed its opinion in writing as of the date of this joint proxy statement-prospectus. Star has agreed to pay Credit Suisse First Boston

Corporation for its services in connection with the proposed merger an aggregate financial advisory fee of approximately $8.3 million.

    FIRSTAR SHAREHOLDERS: Among the other factors considered in deciding to approve the merger, the Firstar Board of Directors has received the opinion of its financial advisor, Merrill Lynch & Co., that the exchange ratio (I.E., 0.76 shares of common stock of Firstar (WI) for each share of Firstar common stock) and the second merger exchange ratio (I.E., one share of common stock of Firstar
(WI) for each share of Star common stock) were fair to the holders of Firstar common stock from a financial point of view. We have attached this opinion to the back of this joint proxy statement-prospectus as Appendix E.

    You should read the opinion carefully to understand the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Merrill Lynch & Co. in rendering its opinion. Merrill Lynch & Co. initially provided its opinion on June 30, 1998 and has confirmed its opinion in writing as of the date of this joint proxy statement-prospectus. Firstar has agreed to pay Merrill Lynch & Co. for its services in connection with the proposed merger an aggregate financial advisory fee of $20 million.

BOARD OF DIRECTORS, MANAGEMENT AND OPERATIONS OF THE COMBINED COMPANY FOLLOWING
  THE MERGER (PAGE 59)

    THE BOARD OF DIRECTORS: The Board of Directors of the combined company will be comprised of 32 directors, 14 directors to be named by Firstar and 18 directors to be named by Star.

    MANAGEMENT: Jerry A. Grundhofer, who is the Chairman of the Board, President and Chief Executive Officer of Star, will become President and Chief Executive Officer of the combined company after the merger. Roger L. Fitzsimonds, who is Chairman of the Board and Chief Executive Officer of Firstar, will become Chairman of the Board of the combined company after the merger, and John A. Becker, Richard K. Davis and David M. Moffett will become Vice Chairmen. We expect that other senior executives of Star and Firstar will continue with the combined company in senior executive positions after the merger.

    OPERATIONS: The combined company intends to combine the operations and, subject to regulatory approvals, merge all the banking subsidiaries. While no assurances can be made, by the year 2000 we expect to achieve efficiencies of $174 million and revenue enhancements of $42 million with one-half to be realized in each case in 1999 and the rest in 2000. We also anticipate that Star and Firstar will incur one-time merger expenses in connection with the merger. We think that charge will be $325 million. However, for a discussion of factors that could affect these future results, see "Forward Looking Statements" on page 84.

INTERESTS OF PERSONS INVOLVED IN THE MERGER THAT ARE DIFFERENT FROM YOURS (PAGE
  45)

    Some executive officers of Star and Firstar have interests in the merger agreement that are different from your interests. Some of them will be executive officers of the combined company and may have employment agreements with, or receive certain benefits from, the combined company or its subsidiaries. The Board of Directors of Star and Firstar were aware of these interests and took them into account in approving the merger agreement.

SOME DIFFERENCES IN RIGHTS OF SHAREHOLDERS (PAGE 72)

    The rights of Star shareholders are currently governed by the Ohio General Corporation Law, the Star Articles of Incorporation and the Star Code of Regulations. The rights of Firstar shareholders are currently governed by the Wisconsin Business Corporation Law, the Firstar Articles of Incorporation, and the Firstar By-laws. If we complete the merger, you will become shareholders of the combined company, and your rights will be governed by the Wisconsin Business Corporation Law and by the combined company's Articles of Incorporation and By-laws. We have attached the proposed Articles of Incorporation for the combined company to the back of this joint proxy statement-prospectus as Appendix G.

DISSENTERS' RIGHTS (PAGE 57)

    STAR SHAREHOLDERS. Ohio law permits holders of Star common stock to dissent from the merger and to have the fair value of their stock appraised by a court and paid to them in cash. To do this, the holders of these shares must follow required procedures, including filing notices with us and, if they are entitled to vote, either abstaining or voting against the merger. IF YOU HOLD SHARES OF STAR COMMON STOCK AND YOU DISSENT FROM THE MERGER AND FOLLOW THE REQUIRED FORMALITIES, YOUR SHARES WILL NOT BECOME SHARES OF COMMON STOCK IN THE COMBINED COMPANY. INSTEAD, YOUR ONLY RIGHT WILL BE TO RECEIVE THE APPRAISED VALUE OF YOUR SHARES IN CASH. WE HAVE ATTACHED THE APPLICABLE PROVISIONS OF OHIO LAW RELATED TO DISSENTERS' RIGHTS TO THE BACK OF THIS JOINT PROXY STATEMENT-PROSPECTUS AS APPENDIX F.

    FIRSTAR SHAREHOLDERS. Wisconsin law does not permit Firstar shareholders to dissent from the merger.

REGULATORY APPROVALS (PAGE 54)

    We cannot complete the merger unless we obtain the approval of the Board of Governors of the Federal Reserve System. In addition, the merger is subject to the approval of or notice to various state regulators. We have filed or shortly will file all of the required notices with these regulatory authorities.

    As of the date of this document, we haven't received the required approvals. While we do not know of any reason why we should not obtain the regulatory approvals in a timely manner, we cannot be certain when or if we will obtain them.

    WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE MERGER OR OUR COMPANIES THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION IN THIS JOINT PROXY STATEMENT-PROSPECTUS OR IN OUR DOCUMENTS THAT ARE PUBLICLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

    IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT-PROSPECTUS OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT SUCH ACTIVITIES, THEN THE OFFER PRESENTED BY THIS JOINT PROXY STATEMENT-PROSPECTUS DOES NOT EXTEND TO YOU.

    THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT-PROSPECTUS SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

    INFORMATION IN THIS JOINT PROXY STATEMENT-PROSPECTUS ABOUT STAR HAS BEEN SUPPLIED BY STAR, AND INFORMATION ABOUT FIRSTAR HAS BEEN SUPPLIED BY FIRSTAR.

UNAUDITED COMPARATIVE PER SHARE AND SELECTED FINANCIAL DATA

    The following tables show summary historical financial data for each of our companies and also show similar information reflecting the merger of our two companies (which we refer to as "pro forma" information). The selected pro forma financial data of Star and Firstar combined has been restated to reflect Star's mergers with Great Financial Corporation on February 6, 1998, and Trans Financial, Inc. on August 21, 1998. The merger with Great Financial Corporation was accounted for using the "purchase" method of accounting and the merger with Trans Financial, Inc. was accounted for using the "pooling of interests" method of accounting. In presenting the comparative pro forma information for certain time periods when using the "pooling of interests" method of accounting, we assumed that our companies had been merged throughout those periods. The following tables show information about our companies' income per share, dividends per share and book value per share, and similar pro forma information.

    We also assumed that we will treat Star and Firstar as if they had always been combined for accounting and financial reporting purposes (the "pooling of interests" method of accounting). We computed the information listed as "pro forma equivalent" for Firstar by multiplying the pro forma amounts by the exchange ratio of 0.76. We present this information to reflect the fact that Firstar shareholders will receive less than one share of common stock of the combined company for each share of Firstar common stock they own before the merger. We expect that we will incur reorganization and restructuring expenses as a result of combining our companies. The unaudited pro forma earnings and dividends per share data do not reflect any anticipated reorganization and restructuring expenses resulting from the merger of our companies.

    We also anticipate that the merger will provide the combined company with certain financial benefits that include reduced operating expenses and opportunities to earn more revenue. However, we do not reflect any of these anticipated cost savings or benefits in the pro forma information. Therefore, the pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results. The pro forma information also does not attempt to show how the combined company would actually have performed had the companies been combined throughout these periods. All adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results of the unaudited historical interim periods have been included.

    We base the information in the following tables on the historical financial information of our companies that we have presented in our prior filings with the Securities and Exchange Commission. When you read the summary financial information we provide in the following tables, you should also read the historical financial information and the more detailed financial information we provide in this document, which you can find beginning at page 85, as well as the historical financial information in the other documents to which we refer. See "Where You Can Find More Information" on page 82. Star's audited historical financial statements were audited by Arthur Andersen LLP, independent accountants, and Firstar's audited historical financial statements were audited by KPMG Peat Marwick LLP, independent auditors.

    The following unaudited comparative per share data is derived from the historical financial statements of Star and Firstar.

                      UNAUDITED COMPARATIVE PER SHARE DATA

                                                                           FOR THE       FOR THE YEAR ENDED DECEMBER 31,
                                                                         SIX MONTHS
                                                                            ENDED        -------------------------------
                                                                        JUNE 30, 1998      1997       1996       1995
                                                                      -----------------  ---------  ---------  ---------
Earnings per common share (basic)--
  Star:
    Historical......................................................      $    1.32      $    2.26  $    1.79  $    1.52
    Pro forma combined for Great Financial..........................           1.30           2.08        n/a        n/a
    Pro forma combined for Trans Financial..........................           1.30           2.11       1.67       1.52
    Pro forma combined for the merger...............................           1.33           2.39       1.96       1.76
  Firstar:
    Historical......................................................           1.03           2.03       1.68       1.50
    Pro forma equivalent for the merger (1).........................           1.01           1.82       1.49       1.34

Cash dividends declared per common share--
  Star:
    Historical......................................................           0.46           0.80       0.63       0.53
    Pro forma combined for the merger (2)...........................           0.46           0.80       0.63       0.53
  Firstar:
    Historical......................................................           0.44           0.82       0.74       0.66
    Pro forma equivalent for the merger (1).........................           0.35           0.61       0.48       0.40

                                                                                   AT JUNE 30,    AT DECEMBER 31,
                                                                                      1998              1997
                                                                                  -------------  ------------------
Shareholders' equity per common share (end of period)--
  Star:
    Historical..................................................................    $   15.33        $    10.62
    Pro forma combined for Great Financial......................................       --                 14.37
    Pro forma combined for Trans Financial......................................        15.14             14.38
    Pro forma combined for the merger...........................................        14.68             14.89
  Firstar:
    Historical..................................................................        12.26             11.65
    Pro forma equivalent for the merger (1).....................................        11.16             11.32

(1) Pro forma equivalent amounts for the Merger are calculated by multiplying the pro forma combined amounts by the exchange ratio of .76.

(2) Pro forma combined dividends per share represent historical dividends per share paid by Star.

                       SELECTED PRO FORMA FINANCIAL DATA
                          OF STAR AND FIRSTAR COMBINED
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                    SIX MONTHS         SIX MONTHS                     YEAR ENDED DECEMBER 31,
                                       ENDED              ENDED        ------------------------------------------------------
                                   JUNE 30, 1998      JUNE 30, 1997        1997          1996          1995          1994
                                 -----------------  -----------------  ------------  ------------  ------------  ------------
RESULTS OF OPERATIONS
  Interest income..............    $   1,309,619      $   1,267,816    $  2,578,695  $  2,266,358  $  2,192,418  $  1,803,450
  Interest expense.............          618,703            591,974       1,212,959     1,023,404     1,018,634       691,899
                                 -----------------  -----------------  ------------  ------------  ------------  ------------
  Net interest income..........          690,916            675,842       1,365,736     1,242,954     1,173,784     1,111,551
  Taxable equivalent adjustment
    (a)........................           21,076             19,864          40,558        39,053        38,490        39,630
                                 -----------------  -----------------  ------------  ------------  ------------  ------------
    Net interest income
      (FTE)....................          711,992            695,706       1,406,294     1,282,007     1,212,274     1,151,181
  Noninterest income...........          421,474            355,324         767,959       640,663       554,732       504,804
                                 -----------------  -----------------  ------------  ------------  ------------  ------------
  Net revenue..................        1,133,466          1,051,030       2,174,253     1,922,670     1,767,006     1,655,985
  Noninterest expense..........          630,862            591,386       1,224,923     1,162,183     1,086,385     1,026,566
  Provision for loan losses....           55,428             52,961         123,595        97,334        67,117        50,475
  Net income...................          287,541            253,363         518,574       415,418       380,831       357,684
-----------------------------------------------------------------------------------------------------------------------------
PER SHARE(B)
  Basic EPS....................    $        1.33      $        1.17    $       2.39  $       1.96  $       1.76  $       1.66
  Diluted EPS..................             1.30               1.14            2.35          1.93          1.74          1.64
  Common stock cash dividends
    declared (Star)............             0.46               0.40            0.80          0.63          0.53          0.47
  Period-end market value
    (Star).....................            63.88              42.25           57.38         30.63         19.83         12.13
    Star.......................           95,940             95,970          95,745        88,544        90,086        89,618
    TransFinancial (@0.9003)...           10,505             10,277          10,292        10,216        10,125        10,060
    Firstar (@0.76)............          110,287            110,654         110,309       112,526       115,088       114,297
                                 -----------------  -----------------  ------------  ------------  ------------  ------------
  Weighted avg. shares--basic..          216,732            216,901         216,346       211,286       215,299       213,975
    Star                                  98,767             98,606          98,462        90,238        91,247        91,095
    TransFinancial (@0.9003)...           10,796             10,496          10,553        10,311        10,224        10,136
    Firstar (@0.76)............          111,732            112,236         111,953       114,331       117,691       117,412
                                 -----------------  -----------------  ------------  ------------  ------------  ------------
  Weighted avg. shares--
    diluted....................          221,296            221,338         220,968       214,880       219,161       218,642
-----------------------------------------------------------------------------------------------------------------------------
AVERAGE BALANCES
  Loans, net of unearned
    interest...................    $  24,853,292      $  24,408,941    $ 24,672,899  $ 21,524,241  $ 20,151,581  $ 18,011,109
  Loans held for sale..........          790,931             75,160         154,839        53,824        19,436        17,913
  Investment securities........        6,534,055          6,665,097       6,518,682     6,192,654     6,401,651     5,780,779
  Short-term investments.......          160,742            203,005         214,726       139,314       234,360       323,226
                                 -----------------  -----------------  ------------  ------------  ------------  ------------
  Total interest-earning
    assets.....................       32,339,020         31,352,203      31,561,146    27,910,033    26,807,028    24,133,027
  Total assets.................       35,877,926         34,275,044      34,584,979    30,721,777    29,327,958    26,385,339
  Noninterest-bearing
    deposits...................        5,357,793          5,025,765       5,030,484     4,733,197     4,188,735     4,071,936
  Interest-bearing deposits....       20,997,035         20,528,391      20,572,478    18,689,884    18,058,090    16,331,182
                                 -----------------  -----------------  ------------  ------------  ------------  ------------
  Total deposits...............       26,354,828         25,554,156      25,602,962    23,423,081    22,246,825    20,403,118
  Short-term borrowings........        4,429,503          3,749,726       3,774,257     3,354,009     3,378,162     2,664,178
  Long-term debt...............        1,751,331          1,637,177       1,737,296       929,515       821,517       673,333
  Shareholders' equity.........        3,274,429          2,828,297       2,894,784     2,540,314     2,425,113     2,248,238
-----------------------------------------------------------------------------------------------------------------------------
RATIOS
  Return on average assets.....             1.62%              1.49%           1.50%         1.35%         1.30%         1.36%
  Return on average equity.....            17.71              18.06           17.91         16.35         15.70         15.91
  Noninterest expense to net
    revenue....................            55.66              56.27           56.34         60.45         61.48         61.99
  Average shareholders' equity
    to average total assets....             9.13               8.25            8.37          8.27          8.27          8.52
-----------------------------------------------------------------------------------------------------------------------------
EXCLUDING SAIF SPECIAL ASSESSMENT AND RESTRUCTURING CHARGES:
  Net income...................    $     287,541      $     253,363    $    518,574  $    460,131  $    395,879  $    357,684
  Diluted EPS..................             1.30               1.14            2.35          2.14          1.81          1.64
  Return on average assets.....             3.25%              3.00%           1.50%         1.50%         1.35%         1.36%
  Return on average equity.....            17.71              18.06           17.91         18.11         16.32         15.91
  Noninterest expense to net
    revenue (efficiency
    ratio).....................            55.66              56.27           56.34         56.87         60.17         61.99


                                     1993
                                 ------------
RESULTS OF OPERATIONS
  Interest income..............  $  1,649,040
  Interest expense.............       607,056
                                 ------------
  Net interest income..........     1,041,984
  Taxable equivalent adjustment
    (a)........................        37,278
                                 ------------
    Net interest income
      (FTE)....................     1,079,262
  Noninterest income...........       522,840
                                 ------------
  Net revenue..................     1,602,102
  Noninterest expense..........       992,953
  Provision for loan losses....        64,892
  Net income...................       342,261
----------------------------------------------------------
PER SHARE(B)
  Basic EPS....................  $       1.59
  Diluted EPS..................          1.57
  Common stock cash dividends
    declared (Star)............          0.39
  Period-end market value
    (Star).....................         11.67
    Star.......................        88,646
    TransFinancial (@0.9003)...        10,015
    Firstar (@0.76)............       112,679
                                 ------------
  Weighted avg. shares--basic..       211,340
    Star                               91,549
    TransFinancial (@0.9003)...        10,124
    Firstar (@0.76)............       116,227
                                 ------------
  Weighted avg. shares--
    diluted....................       217,900
-----------------------------------------------------------------------
AVERAGE BALANCES
  Loans, net of unearned
    interest...................  $ 16,154,256
  Loans held for sale..........        33,689
  Investment securities........     5,357,232
  Short-term investments.......       549,043
                                 ------------
  Total interest-earning
    assets.....................    22,094,220
  Total assets.................    24,315,538
  Noninterest-bearing
    deposits...................     3,974,983
  Interest-bearing deposits....    15,857,719
                                 ------------
  Total deposits...............    19,832,702
  Short-term borrowings........     1,521,488
  Long-term debt...............       509,819
  Shareholders' equity.........     2,074,482
------------------------------------------------------------------------------------
RATIOS
  Return on average assets.....          1.41%
  Return on average equity.....         16.50
  Noninterest expense to net
    revenue....................         61.98
  Average shareholders' equity
    to average total assets....          8.53
-------------------------------------------------------------------------------------------------
EXCLUDING SAIF SPECIAL ASSESSME
  Net income...................  $    342,261
  Diluted EPS..................          1.57
  Return on average assets.....          1.41%
  Return on average equity.....         16.50
  Noninterest expense to net
    revenue (efficiency
    ratio).....................         61.98

------------------------
(a) Taxable equivalent adjustment was calculated utilizing a marginal federal income tax rate of 35 percent for 1993-1998.
(b) Share amounts have been restated to reflect a 3-for-1 stock split in December 1996 for Star and a 2-for-1 stock split in January, 1997 by Firstar.

                   SELECTED HISTORICAL FINANCIAL DATA OF STAR
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                    SIX MONTHS         SIX MONTHS                    YEAR ENDED DECEMBER 31,
                                       ENDED              ENDED        ---------------------------------------------------
                                   JUNE 30, 1998      JUNE 30, 1997        1997         1996         1995         1994
                                 -----------------  -----------------  ------------  -----------  -----------  -----------
RESULTS OF OPERATIONS
  Interest income..............    $     502,929      $     391,592    $    804,552  $   735,525  $   710,404  $   569,724
  Interest expense.............          228,251            164,605         342,653      317,326      332,196      223,618
                                 -----------------  -----------------  ------------  -----------  -----------  -----------
  Net interest income..........          274,678            226,987         461,899      418,199      378,208      346,106
  Taxable equivalent
    adjustment(a)..............            1,756              1,689           3,400        3,300        3,356        3,069
                                 -----------------  -----------------  ------------  -----------  -----------  -----------
  Taxable equivalent net
    interest income............          276,434            228,676         465,299      421,499      381,564      349,175
  Noninterest income...........          132,495             95,470         204,576      170,522      138,124      117,015
                                 -----------------  -----------------  ------------  -----------  -----------  -----------
  Net revenue..................          408,929            324,146         669,875      592,021      519,688      466,190
  Noninterest expense..........          195,657            155,720         321,763      308,211      286,214      260,311
  Provision for loan losses....           22,325             27,364          53,614       40,773       25,101       24,372
  Net income...................          124,337             92,886         194,754      158,359      136,603      116,591
--------------------------------------------------------------------------------------------------------------------------
PER SHARE (B)
  Basic EPS....................    $        1.32      $        1.08    $       2.26  $      1.79  $      1.52  $      1.30
  Diluted EPS..................             1.28               1.04            2.19         1.75         1.50         1.28
  Common stock cash dividends
    declared...................             0.46               0.40            0.80         0.63         0.53         0.47
  Period-end book value........            15.33               9.93           10.62         9.86         9.16         8.01
  Period-end market value......            63.88              42.25           57.38        30.63        19.83        12.13
Weighted avg. shares-basic.....           94,087             86,385          86,160       88,544       90,086       89,618
Weighted avg. shares-diluted...           96,914             89,021          88,877       90,238       91,247       91,095
--------------------------------------------------------------------------------------------------------------------------
AVERAGE BALANCES
  Loans, net of unearned
    interest...................    $   9,656,059      $   7,793,423    $  8,012,368  $ 7,255,113  $ 6,669,806  $ 5,721,667
  Loans held for sale..........          232,471           --               --           --           --           --
  Investment securities........        1,982,132          1,413,040       1,321,363    1,531,349    1,901,722    1,900,290
  Short-term investments.......           77,135             46,274          81,087       31,097       17,059       43,080
                                 -----------------  -----------------  ------------  -----------  -----------  -----------
  Total interest-earning
    assets.....................       11,947,797          9,252,737       9,414,818    8,817,559    8,588,587    7,665,037
  Total assets.................       13,429,137         10,144,620      10,357,273    9,705,620    9,439,626    8,252,244
  Noninterest-bearing
    deposits...................        1,815,561          1,445,856       1,487,192    1,345,296    1,188,364    1,065,933
  Interest-bearing deposits....        8,070,902          6,381,421       6,402,135    6,298,664    6,155,334    5,212,946
                                 -----------------  -----------------  ------------  -----------  -----------  -----------
  Total deposits...............        9,886,463          7,827,277       7,889,327    7,643,960    7,343,698    6,278,879
  Short-term borrowings........        1,966,608            989,095       1,016,900      898,025    1,014,552      995,901
  Long-term debt...............          519,094            283,724         380,659      162,840      163,788      155,172
  Shareholders' equity.........        1,315,871            842,628         861,029      835,566      777,674      702,605
--------------------------------------------------------------------------------------------------------------------------
RATIOS
  Return on average assets.....             1.87%              1.85%           1.88%        1.63%        1.45%        1.41%
  Return on average equity.....            19.05              22.23           22.62        18.95        17.57        16.59
  Net interest margin..........             4.63               4.94            4.94         4.78         4.44         4.55
  Noninterest expense to net
    revenue....................            47.85              48.04           48.03        52.06        55.07        55.84
  Dividend payout ratio........            35.40              36.83           35.07        34.69        35.00        35.89
  Tier 1 risk-based capital....             8.01               8.56            8.77         7.64         7.97         8.66
  Total risk-based capital.....            11.38              12.54           12.61        11.88        11.23        12.16
  Leverage (c).................             6.93               7.74            8.01         6.53         6.23         6.27
  Average shareholders' equity
    to average total assets....             9.80               8.31            8.31         8.61         8.24         8.51
--------------------------------------------------------------------------------------------------------------------------


                                    1993
                                 -----------
RESULTS OF OPERATIONS
  Interest income..............  $   518,167
  Interest expense.............      194,691
                                 -----------
  Net interest income..........      323,476
  Taxable equivalent
    adjustment(a)..............        3,283
                                 -----------
  Taxable equivalent net
    interest income............      326,759
  Noninterest income...........      112,890
                                 -----------
  Net revenue..................      439,649
  Noninterest expense..........      250,849
  Provision for loan losses....       33,008
  Net income...................      100,273
--------------------------------------------------------
PER SHARE (B)
  Basic EPS....................  $      1.12
  Diluted EPS..................         1.10
  Common stock cash dividends
    declared...................         0.39
  Period-end book value........         7.44
  Period-end market value......        11.67
Weighted avg. shares-basic.....       88,646
Weighted avg. shares-diluted...       91,549
--------------------------------------------------------------------
AVERAGE BALANCES
  Loans, net of unearned
    interest...................  $ 5,146,341
  Loans held for sale..........      --
  Investment securities........    1,592,210
  Short-term investments.......      264,502
                                 -----------
  Total interest-earning
    assets.....................    7,003,053
  Total assets.................    7,542,798
  Noninterest-bearing
    deposits...................    1,036,141
  Interest-bearing deposits....    5,085,718
                                 -----------
  Total deposits...............    6,121,859
  Short-term borrowings........      621,482
  Long-term debt...............       54,308
  Shareholders' equity.........      640,868
--------------------------------------------------------------------------------
RATIOS
  Return on average assets.....         1.33
  Return on average equity.....        15.65
  Net interest margin..........         4.67
  Noninterest expense to net
    revenue....................        57.06
  Dividend payout ratio........        34.41
  Tier 1 risk-based capital....        11.10
  Total risk-based capital.....        12.41
  Leverage (c).................         8.24
  Average shareholders' equity
    to average total assets....         8.50
--------------------------------------------------------------------------------------------

------------------------
(a) Taxable equivalent adjustment was calculated utilizing a marginal federal income tax rate of 35 percent for 1993-1998.
(b) Share amounts have been restated to reflect a 3-for-1 stock split in December 1996.
(c) Defined as tier 1 equity as a percent of average assets.

                 SELECTED HISTORICAL FINANCIAL DATA OF FIRSTAR
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                        SIX MONTHS       SIX MONTHS                  YEAR ENDED DECEMBER 31,
                                           ENDED            ENDED       --------------------------------------------------
                                       JUNE 30, 1998    JUNE 30, 1997      1997         1996         1995         1994
                                      ---------------  ---------------  -----------  -----------  -----------  -----------
RESULTS OF OPERATIONS
  Interest income...................   $     699,659    $     692,118   $ 1,401,473  $ 1,382,898  $ 1,347,786  $ 1,119,744
  Interest expense..................         332,608          318,476       651,088      633,012      621,839      420,906
                                      ---------------  ---------------  -----------  -----------  -----------  -----------
  Net interest income...............         367,051          373,642       750,385      749,886      725,947      698,838
  Taxable equivalent adjustment(a)..          18,712           17,475        35,803       34,095       33,468       34,964
                                      ---------------  ---------------  -----------  -----------  -----------  -----------
  Taxable equivalent net interest
    income..........................         385,763          391,117       786,188      783,981      759,415      733,802
  Noninterest income................         264,082          223,983       491,139      440,452      392,197      370,619
                                      ---------------  ---------------  -----------  -----------  -----------  -----------
  Net revenue.......................         649,845          615,100     1,277,327    1,224,433    1,151,612    1,104,421
  Noninterest expense...............         386,190          358,888       744,018      773,330      734,122      706,185
  Provision for loan losses.........          26,250           19,249        54,658       42,647       36,756       23,891
  Net income........................         149,567          144,503       295,209      250,177      228,913      226,673
PER SHARE (B)
  Basic EPS.........................   $        1.03    $        0.99   $      2.03  $      1.68  $      1.50  $      1.49
  Diluted EPS.......................            1.02             0.98          2.00         1.66         1.48         1.47
  Common stock cash dividends
    declared........................            0.44             0.40          0.82         0.74         0.66         0.58
  Period-end book value.............           12.26            10.96         11.65        11.26        10.31         9.73
  Period-end market value...........           38.19            30.50         42.44        26.25        19.81        13.44
AVERAGE BALANCES
  Loans, net of unearned interest...   $  13,262,373    $  13,210,441   $13,290,260  $12,922,374  $12,291,674  $11,215,862
  Loans held for sale...............         360,569               --            --           --           --           --
  Investment securities.............       4,157,614        4,198,928     4,181,962    4,369,452    4,195,257    3,526,614
  Short-term investments............          83,342          156,600       124,923      107,202      203,452      266,487
                                      ---------------  ---------------  -----------  -----------  -----------  -----------
  Total interest-earning assets.....      17,863,898       17,565,969    17,597,145   17,399,028   16,690,383   15,008,963
  Total assets......................      19,700,823       19,260,299    19,323,549   19,158,829   18,215,400   16,545,035
  Noninterest-bearing deposits......       3,275,608        3,198,224     3,186,828    3,174,569    2,827,623    2,837,257
  Interest-bearing deposits.........      11,180,453       11,116,800    11,101,272   11,121,768   10,674,814    9,937,224
                                      ---------------  ---------------  -----------  -----------  -----------  -----------
  Total deposits....................      14,456,061       14,315,024    14,288,100   14,296,337   13,502,437   12,774,481
  Short-term borrowings.............       2,238,219        2,411,410     2,397,346    2,357,838    2,275,739    1,591,305
  Long-term debt....................       1,005,851          682,739       746,500      641,082      610,889      477,405
  Shareholders' equity..............       1,735,841        1,571,228     1,607,837    1,575,348    1,525,393    1,433,746
RATIOS
  Return on average assets..........            1.53%            1.51%         1.53%        1.31%        1.26%        1.37%
  Return on average equity..........           17.41            18.61         18.41        15.95        15.11        15.96
  Net interest margin...............            4.34             4.47          4.47         4.51         4.55         4.89
  Noninterest expense to net
    revenue.........................           59.47            58.45         58.25        63.16        63.75        63.94
  Dividend payout ratio.............           42.72            40.40         40.39        44.05        44.00        38.93
  Tier 1 risk-based capital.........           10.80            10.53         10.21        11.67        10.36        11.29
  Total risk-based capital..........           12.05            12.19         11.71        13.47        12.45        13.18
  Leverage (c)......................            8.85             8.03          8.50         8.55         7.52         8.15
  Average shareholders' equity to
    average total assets............            8.81             8.16          8.32         8.22         8.37         8.67

                                         1993
                                      -----------
RESULTS OF OPERATIONS
  Interest income...................  $ 1,028,054
  Interest expense..................      368,115
                                      -----------
  Net interest income...............      659,939
  Taxable equivalent adjustment(a)..       32,468
                                      -----------
  Taxable equivalent net interest
    income..........................      692,407
  Noninterest income................      392,918
                                      -----------
  Net revenue.......................    1,085,325
  Noninterest expense...............      689,274
  Provision for loan losses.........       29,090
  Net income........................      227,938
PER SHARE (B)
  Basic EPS.........................  $      1.50
  Diluted EPS.......................         1.49
  Common stock cash dividends
    declared........................         0.50
  Period-end book value.............         8.89
  Period-end market value...........        15.38
AVERAGE BALANCES
  Loans, net of unearned interest...  $10,110,788
  Loans held for sale...............           --
  Investment securities.............    3,378,348
  Short-term investments............      247,206
                                      -----------
  Total interest-earning assets.....   13,736,342
  Total assets......................   15,308,906
  Noninterest-bearing deposits......    2,793,567
  Interest-bearing deposits.........    9,637,911
                                      -----------
  Total deposits....................   12,431,478
  Short-term borrowings.............      865,298
  Long-term debt....................      421,537
  Shareholders' equity..............    1,327,513
RATIOS
  Return on average assets..........         1.49
  Return on average equity..........        17.81
  Net interest margin...............         5.04
  Noninterest expense to net
    revenue.........................        63.51
  Dividend payout ratio.............        33.33
  Tier 1 risk-based capital.........        10.98
  Total risk-based capital..........        13.17
  Leverage (c)......................         8.05
  Average shareholders' equity to
    average total assets............         8.67

------------------------

(a) Taxable equivalent adjustment was calculated utilizing a marginal federal income tax rate of 35 percent for 1993-1998.

(b) Share amounts have been restated to reflect a 2-for-1 stock split in January, 1997.

(c) Defined as tier 1 equity as a percent of average assets.

                             INDEX OF DEFINED TERMS

401(k) Plan............................         15
AADA...................................         68
Acquiror...............................         76
Acquisition Transaction................         51
Alternative Structure..................         20
Becker Guaranteed Bonus................         46
BHCA...................................         54
BIF....................................         68
Bonus..................................         45
broker non-votes.......................         16
Business Combination...................         76
Certificates...........................         38
Chapter 1704 Transaction...............         77
Closing Date...........................         42
Code...................................         22
Combined Company.......................         14
Combined Company Articles..............         20
Combined Company Board.................         45
Combined Company By-laws...............         20
Combined Company Certificates..........         38
Combined Company Common Stock..........         21
Combined Company Preferred Stock.......         70
Commission.............................         38
Common Pleas Court.....................         58
Comptroller............................         55
control share acquisition..............         75
CSE....................................         61
CSFB...................................         22
Dissenting Star Shareholder............         57
Dissenter's Star Shares................         57
Documents..............................         32
DOJ....................................         54
Effective Time.........................         20
Employment Agreements..................         45
Employment Period......................         46
EPS....................................         29
Equity Securities......................         40
Exchange Agent.........................         38
Exchange Fund..........................         38
Exchange Ratio.........................         21
Exercise Termination Event.............         51
Expected Synergies.....................         32
Fair cash value........................         58
FDIC...................................         65
FDICIA.................................         67
Federal Reserve Board..................         53
FIRREA.................................         67
First Effective Time...................         20
First Step Merger......................         14
Firstar................................         14
Firstar Agreements.....................         46
Firstar Articles.......................         18
Firstar Board..........................         16
Firstar By-Laws........................         18
Firstar Certificates...................         38
Firstar Common Stock...................         17
Firstar Executives.....................         46
Firstar Option.........................         49
Firstar Option Shares..................         50
Firstar Record Date....................         18
Firstar Special Meeting................         17
Firstar Shareholders...................         17
Firstar Stock Option Agreement.........         49
Firstar Stock Plans....................         48
Firstar Thrift and Sharing Plan........         17
Firstar Treasury Shares................         21
Firstar (WI)...........................         14
Foxtrot (DE)...........................         23
Funds Act..............................         68
GAAP...................................         32
Great Financial........................         85
Guaranteed Bonus.......................         46
Holder.................................         50
IBAC...................................         22
Indemnified Parties....................         48
Initial Triggering Event...............         50
Interested Shareholder.................         77
IRS....................................         44
Issuer.................................         49
Issuer Common Stock....................         49
Issuer Option..........................         49
Issuer Option Agreement................         49
Issuer Option Repurchase Price.........         52
Issuer Option Share Repurchase Price...         52
Issuer Option Shares...................         50
Issuing Public Corporation.............         77
Leverage Ratio.........................         66
Market/Offer Price.....................         52
Meetings...............................         17
Merger.................................         14
Merger Agreement.......................         14
Merger Sub.............................         14
Merrill Lynch..........................         22
Merrill Lynch Opinion..................         31
Merrill Peer Group.....................         35
NYSE...................................         16

Oakar Banks............................         68
OGCL...................................         15
Optionee...............................         49
OTS....................................         69
Owner..................................         52
Registration Statement.................         82
Repurchase Event.......................         52
Riegle-Neal............................         69
SAIF...................................         68
Salary.................................         45
Second Merger Exchange Ratio...........         21
Second Step Merger.....................         14
Securities Act.........................         22
Selected Companies.....................         29
Selected Transactions..................         30
Special Shareholder Vote...............         76
Star...................................         14
Star Agreements........................         47
Star Articles..........................         15
Star Board.............................         14
Star By-laws...........................         72
Star Certificates......................         38
Star Common Stock......................         14
Star Demand............................         57
Star Executives........................         47
Star Option............................         49
Star Option Shares.....................         50
Star Record Date.......................         15
Star Shareholders......................         14
Star Special Meeting...................         14
Star Stock Option Agreement............         49
Star Stock Plans.......................         48
Star Treasury Shares...................         21
Stock Option Agreements................         49
Subsequent Triggering Event............         51
Subsidiary.............................         39
Substitute Option......................         53
Surrender Price........................         53
Tax Opinions...........................         44
Term...................................         45
Tier I Capital.........................         66
Trans Financial........................         35
WBCL...................................         18

                              STAR SPECIAL MEETING

GENERAL

    This Joint Proxy Statement-Prospectus is being mailed by Star Banc Corporation, an Ohio corporation ("STAR"), to holders of shares of its common stock, par value $5.00 per share ("STAR COMMON STOCK," and such holders, the "STAR SHAREHOLDERS"), on or about September 25, 1998, together with the Notice of the Special Meeting of the Star Shareholders (the "STAR SPECIAL MEETING") and a form of proxy solicited by the Board of Directors of Star (the "STAR BOARD") for use at the Star Special Meeting to be held on October 27, 1998 at 10:00 a.m., local time, at the Taft Ballroom, Westin Hotel, Fifth and Vine Streets, Cincinnati, Ohio, and at any adjournments or postponements thereof.

MATTERS TO BE CONSIDERED

    At the Star Special Meeting, the Star Shareholders will be asked to consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Reorganization, dated as of June 30, 1998, as amended and restated as of September 17, 1998 (the "MERGER AGREEMENT"), by and among Star, Firstar Corporation, a Wisconsin corporation ("FIRSTAR"), Firstar (WI) Corporation, a Wisconsin corporation and wholly-owned subsidiary of Firstar ("FIRSTAR (WI)"), and Firstar Merger Corporation, a Wisconsin corporation and wholly-owned subsidiary of Firstar (WI) ("MERGER SUB"), and the transactions contemplated by that document. These transactions will include, among other things, (i) the merger (the "FIRST STEP MERGER") of Merger Sub with and into Firstar, so that
(a) Firstar is the surviving corporation in the First Step Merger and (b) Firstar (WI) becomes the ultimate parent holding company for Firstar after the First Step Merger and (ii) the merger (the "SECOND STEP MERGER," and together with the First Step Merger, the "MERGER") of Star with and into Firstar so that
(a) Firstar is the surviving corporation in the Second Step Merger and (b) Firstar (WI) continues to be the ultimate parent holding company for Firstar after the Second Step Merger. Approval of the Merger Agreement will include approval of the Alternative Structure (as defined herein). See "The Merger--Description of the First Step Merger and the Second Step Merger." The parties shall take all necessary action such that upon consummation of the Second Step Merger Firstar (WI) will continue its corporate existence under the name "Firstar Corporation." Firstar (WI) is to be referred to from time to time in this Joint Proxy Statement-Prospectus as the "COMBINED COMPANY." Star Shareholders should be aware that, since they will become shareholders of a Wisconsin corporation as part of the Merger, their rights as shareholders will change. See "Comparative Rights of Shareholders of Star, Firstar and the Combined Company." The Star Shareholders may also be asked to vote upon a proposal to adjourn or postpone the Star Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time for the soliciting of additional votes to approve the Merger Agreement.

PROXIES

    VOTING BY STAR SHAREHOLDERS. If you are a Star Shareholder, you may use the accompanying form of proxy at the Star Special Meeting if you are unable to attend in person or wish to have your shares voted by proxy even if you do attend the Star Special Meeting. You may revoke any proxy given by you pursuant to this solicitation at any time before it is exercised, either by submitting to the Corporate Secretary of Star written notice of revocation or a properly executed proxy of a later date, or by attending the Star Special Meeting and electing to vote in person. You should address written notices of revocation and other communications with respect to the revocation of Star proxies to Star Banc Corporation, M.L. 9140, 425 Walnut Street, Cincinnati, Ohio 45202, Attention:
Jennie Carlson, Corporate Secretary.

    All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If you do not specify how your proxy is to be voted, it will be voted in favor of the approval of the Merger Agreement. The Star Board is unaware of any other matters that may be presented for action at the Star Special Meeting. If other matters do properly come before the Star Special Meeting, however, it is intended that shares represented by proxies in the accompanying form will be voted or not voted by the persons named in the proxies, in their discretion, PROVIDED that no proxy that is voted against the Merger Agreement will be voted in favor of any adjournment or postponement of the Star Special Meeting for the purpose of soliciting additional proxies.

    VOTING BY PARTICIPANTS IN CERTAIN STAR EMPLOYEE BENEFIT PLANS. If you are a participant in the Star Banc Thrift Savings 401(k) Plan (the "401(K) PLAN"), you will receive a voting instructions card from Star Bank, N.A., the 401(k) Plan Trustee. You may use the card to give voting instructions to the Trustee, who will then vote the shares in your 401(k) account as you direct. If you do not give voting instructions to the Trustee, the shares allocated to your account in the 401(k) Plan will not be voted. Unallocated shares held in the 401(k) Plan will be voted by the Trustee in the same proportion as the shares for which voting instructions are received from participants. If you have questions about your instructions to vote shares under the 401(k) Plan, please contact the 401(k) Plan Trustee at: Star Bank, N.A., Retirement Plans Division, 425 Walnut Street, M.L. 5145, Cincinnati, Ohio 45202. You may call the 401(k) Plan Trustee at (800) 967-1110 or (513) 762-8821.

SOLICITATION OF PROXIES

    The entire cost of soliciting the proxies from the Star Shareholders will be borne by Star, except that Firstar has agreed to pay one-half of the printing costs. In addition to the solicitation of the proxies by mail, Star will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. Star will reimburse the record holders for their reasonable expenses in so doing. Star has also made arrangements with MacKenzie Partners, Inc. to assist it in soliciting proxies from banks, brokers and nominees and has agreed to pay $12,500, plus expenses, for such services. If necessary, Star may also use several of its regular employees, who will not be specially compensated, to solicit proxies from Star Shareholders, either personally or by telephone, telegram, facsimile or special delivery letter.

RECORD DATE AND VOTING RIGHTS

    RECORD DATE. Pursuant to the provisions of the Ohio General Corporation Law (the "OGCL"), Star has fixed September 25, 1998 as the record date for determination of the Star Shareholders entitled to notice of and to vote at the Star Special Meeting (the "STAR RECORD DATE"). Accordingly, only Star Shareholders of record at the close of business on the Star Record Date will be entitled to notice of and to vote at the Star Special Meeting. The number of outstanding shares of Star Common Stock entitled to vote at the Star Special Meeting is approximately 106,716,624, held by approximately 13,492 holders of record.

    QUORUM REQUIREMENT. The presence, in person or by proxy, of Star Common Stock representing a majority of the total voting power of such shares entitled to vote on the Star Record Date is necessary to constitute a quorum at the Star Special Meeting.

    VOTING RIGHTS. Each share of Star Common Stock entitles its holder to one vote.

    VOTES REQUIRED. Under the OGCL and the Amended and Restated Articles of Incorporation of Star (the "STAR ARTICLES"), the affirmative vote of a majority of the votes entitled to be cast at the Star Special Meeting is required to approve the Merger Agreement and the transactions contemplated thereby.

    ABSTENTIONS AND BROKER NON-VOTES. In accordance with Ohio law, Star intends to count Star Common Stock present in person at the Star Special Meeting but not voting, and Star Common Stock for which it has received proxies but with respect to which holders of such shares have abstained, as present at the Star Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. In addition, under applicable New York Stock Exchange, Inc. ("NYSE") rules, brokers who hold Star Common Stock in "street" name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the Merger Agreement without specific instructions from such customers. Star Common Stock represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in matters where discretionary voting by the broker is not allowed ("BROKER NON-VOTES"). Abstentions from voting and broker non-votes will not be deemed to have been cast either "for" or "against" the Merger Agreement at the Star Special Meeting.

    BECAUSE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES ENTITLED TO BE CAST AT THE STAR SPECIAL MEETING, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS NEGATIVE VOTES. ACCORDINGLY, THE STAR BOARD URGES THE STAR SHAREHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

    As of the Star Record Date, approximately 3,577,259 shares of Star Common Stock, equivalent in the aggregate to approximately 3.35% of the votes entitled to be cast at the Star Special Meeting, were beneficially owned by directors and executive officers of Star. Based on the unanimous recommendations of the Star Board and the Firstar Board of Directors (the "FIRSTAR BOARD"), it is currently expected that each such director and executive officer of Star will vote the shares of Star Common Stock beneficially owned by him or her for approval of the Merger Agreement. In addition, as of the Star Record Date, directors and executive officers of Firstar beneficially owned no shares of Star Common Stock. Based on the unanimous recommendations of the Star and Firstar Board, it is currently expected that each such director and executive officer of Firstar will vote the Star Common Stock beneficially owned by him or her for approval of the Merger Agreement. As of the Star Record Date, banking trust and investment management subsidiaries of Star, as fiduciaries, custodians or agents, held a total of approximately 13,830,336 shares of Star Common Stock. These entities maintained sole or shared voting power with respect to approximately 5,467,008 of such shares of Star Common Stock. In addition, as of the Star Record Date, the banking and trust subsidiaries of Firstar, as fiduciaries, custodians or agents, held a total of 42,065 shares of Star Common Stock. These entities maintained sole or shared voting power with respect to none of such shares of Star Common Stock.

    Additional information with respect to beneficial ownership of Star Common Stock by individuals and entities owning more than 5% of the outstanding shares of each series of such stock and more detailed information with respect to beneficial ownership of Star Common Stock by directors and executive officers of Star are incorporated by reference to the Star Annual Report on Form 10-K for the year ended December 31, 1997. See "Where You Can Find More Information."

RECOMMENDATION OF THE STAR BOARD

    The Star Board has, by the unanimous vote of all directors present, approved the Merger Agreement and the transactions contemplated thereby. The Star Board believes that the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of Star and the Star Shareholders. The Star Board unanimously recommends that the Star Shareholders vote "FOR" the Merger Agreement. See "The Merger--Reasons of Star for the Merger."

                            FIRSTAR SPECIAL MEETING

GENERAL

    This Joint Proxy Statement-Prospectus is first being mailed by Firstar to the holders ("FIRSTAR SHAREHOLDERS") of common stock, par value $1.25 per share, of Firstar (the "FIRSTAR COMMON STOCK") on or about September 28, 1998, and is accompanied by the Notice of the Firstar Special Meeting and a form of proxy that is solicited by the Firstar Board for use at the special meeting of Firstar Shareholders (the "FIRSTAR SPECIAL MEETING" and, with the Star Special Meeting, the "MEETINGS") to be held on October 27, 1998, at 2:00 p.m., local time, at the Miller Room, Miller Pavilion, 910 East Michigan Street, Milwaukee, Wisconsin, and at any adjournments or postponements thereof.

MATTERS TO BE CONSIDERED

    The purpose of the Firstar Special Meeting is to take action with respect to the approval of the Merger Agreement and the transactions contemplated thereby and on such other matters as may be properly submitted to a vote at the Firstar Special Meeting. These transactions will include, among other things, (i) the First Step Merger, (ii) the Second Step Merger and (iii) the issuance of shares of the Combined Company to shareholders of Star. Approval of the Merger Agreement will include approval of the Alternative Structure. See "The Merger--Description of the First Step Merger and the Second Step Merger." Firstar Shareholders may also be asked to vote upon a proposal to adjourn or postpone the Firstar Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time for the soliciting of additional votes to approve the Merger Agreement.

PROXIES

    VOTING BY FIRSTAR SHAREHOLDERS. If you are a Firstar Shareholder, you may use the accompanying form of proxy at the Firstar Special Meeting even if you are unable to attend in person or wish to have your shares voted by proxy even if you do attend the Firstar Special Meeting. The proxy may be revoked by the Firstar Shareholder at any time before it is exercised by submitting to the Secretary of Firstar written notice of revocation or a properly executed proxy of a later date or by attending the Firstar Special Meeting and electing to vote in person. Written notices of revocation and other communications with respect to the revocation of Firstar proxies should be addressed to: Firstar Corporation, Firstar Center, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, 53202, Attention: William J. Schulz. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of approval of the Merger Agreement and the transactions contemplated thereby. The Firstar Board is unaware of any other matters that may be presented for action at the Firstar Special Meeting. If other matters do properly come before the Firstar Special Meeting, however, it is intended that shares represented by proxies in the accompanying form will be voted or not voted by the persons named in the proxies in their discretion, provided that no proxy that is voted against approval and adoption of the Merger Agreement will be voted in favor of any adjournment or postponement of the Firstar Special Meeting for the purpose of soliciting additional proxies.

    VOTING BY PARTICIPANTS IN THE FIRSTAR CORPORATION THRIFT AND SHARING
PLAN. If you are a participant in the Firstar Corporation Thrift and Sharing Plan (the "FIRSTAR THRIFT AND SHARING PLAN"), you will receive a voting instructions card from the trustee of the Firstar Thrift and Sharing Plan. You may use the card to give voting instructions to the Firstar Thrift and Sharing Plan Trustee, who will then vote the shares allocable to your account as you direct. The Employee Benefits

Committee of Firstar's Board of Directors may direct the Trustee how to vote shares for which the Trustee receives no instructions from participants and if it fails to do so, the Trustee will vote such shares in its absolute discretion, giving due regard to the instructions of participants who exercised their right to vote.

SOLICITATION OF PROXIES

    The entire cost of soliciting proxies from the Firstar Shareholders will be borne by Firstar, except that Star has agreed to pay one-half of the printing costs. In addition to the solicitation of the proxies by mail, Firstar will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. Firstar will reimburse such record holders for their reasonable expenses in so doing. Firstar has also made arrangements with Georgeson & Company, Inc. to assist it in soliciting proxies from banks, brokers and nominees and has agreed to pay approximately $8,000 plus expenses for such services. If necessary, Firstar may also use several of its regular employees, who will not be specially compensated, to solicit proxies from Firstar Shareholders, either personally or by telephone, telegram, facsimile or special delivery letter.

RECORD DATE AND VOTING RIGHTS

    Pursuant to the provisions of the Wisconsin Business Corporation Law (the "WBCL" ), the By-Laws, as amended, of Firstar (the "FIRSTAR BY-LAWS") and the rules of the NYSE and the Chicago Stock Exchange, September 25, 1998 has been fixed as the record date for determination of Firstar Shareholders entitled to notice of and to vote at the Firstar Special Meeting (the "FIRSTAR RECORD DATE"). Accordingly, only Firstar Shareholders of record at the close of business on the Firstar Record Date will be entitled to notice of and to vote at the Firstar Special Meeting. At the close of business on the Firstar Record Date, there were approximately 145,172,299 shares of Firstar Common Stock outstanding held by approximately 11,532 holders of record. The presence, in person or by proxy, of shares of Firstar Common Stock representing a majority of such shares outstanding and entitled to vote on the Firstar Record Date is necessary to constitute a quorum at the Firstar Special Meeting. Each share of Firstar Common Stock outstanding on the Firstar Record Date entitles its holder to one vote.

    Shares of Firstar Common Stock present in person at the Firstar Special Meeting but not voting, and shares of Firstar Common Stock for which Firstar has received proxies but with respect to which holders of such shares have abstained, will be counted as present at the Firstar Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers who hold shares of Firstar Common Stock in nominee or "street" name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the matters to be considered and voted upon at the Firstar Special Meeting without specific instructions from such customers. Broker non-votes will be counted for purposes of determining whether a quorum exists.

    Under the WBCL and the Firstar Articles of Incorporation, as amended (the "FIRSTAR ARTICLES"), approval of the Merger Agreement and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of the outstanding shares of Firstar Common Stock entitled to vote at the Firstar Special Meeting.

    BECAUSE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES ENTITLED TO BE CAST AT THE FIRSTAR SPECIAL MEETING, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS NEGATIVE VOTES. ACCORDINGLY, THE FIRSTAR BOARD URGES THE FIRSTAR SHAREHOLDERS TO COMPLETE, DATE AND SIGN THE

ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID
ENVELOPE.

    As of the Firstar Record Date, directors and executive officers of Firstar beneficially owned approximately 7,821,834 shares of Firstar Common Stock, entitling them to exercise approximately 5.39% of the voting power of the Firstar Common Stock entitled to vote at the Firstar Special Meeting. Based on the unanimous recommendations of the Star Board and the Firstar Board, it is currently expected that each such director and executive officer of Firstar will vote the shares of Firstar Common Stock beneficially owned by him or her for approval of the Merger Agreement and the transactions contemplated thereby. In addition, as of the Firstar Record Date, directors and executive officers of Star beneficially owned no shares of Firstar Common Stock. Based on the unanimous recommendations of the Star Board and the Firstar Board, it is currently expected that each such director and executive officer of Star will vote the shares of Firstar Common Stock beneficially owned by him or her for approval of the Merger. As of the Firstar Record Date, the banking, trust and investment management subsidiaries of Firstar, as fiduciaries, custodians or agents, held a total of approximately 18,395,000 shares of Firstar Common Stock. These entities maintained sole or shared voting power with respect to approximately 3,828,000 of such shares of Firstar Common Stock. In addition, as of the Firstar Record Date, the banking and trust subsidiaries of Star, as fiduciaries, custodians or agents, held a total of 194,115 shares of Firstar Common Stock. These entities maintained sole or shared voting power with respect to all of such shares of Firstar Common Stock.

    Additional information with respect to beneficial ownership of Firstar Common Stock by persons and entities owning more than 5% of such stock and more detailed information with respect to beneficial ownership of Firstar Common Stock by directors and executive officers of Firstar are incorporated by reference to the Annual Report on Form 10-K of Firstar for the year ended December 31, 1997. See "Where You Can Find More Information."

RECOMMENDATION OF THE FIRSTAR BOARD

    The Firstar Board has unanimously approved the Merger Agreement and the transactions contemplated thereby. The Firstar Board believes that the Merger Agreement and the transactions contemplated thereby are consistent with, and in furtherance of, the business strategies and goals of Firstar. The Firstar Board believes that the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of Firstar and the Firstar Shareholders and unanimously recommends that the Firstar Shareholders vote "FOR" the approval and adoption of the Merger Agreement and the transactions contemplated thereby. See "The Merger--Reasons of Firstar for the Merger."

                                   THE MERGER

    THE FOLLOWING SUMMARY OF THE MATERIAL TERMS AND PROVISIONS OF THE MERGER AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE AND, WITH THE EXCEPTION OF CERTAIN EXHIBITS TO THE MERGER AGREEMENT, IS ATTACHED AS APPENDIX A TO THIS JOINT PROXY STATEMENT-PROSPECTUS.

DESCRIPTION OF THE FIRST STEP MERGER AND THE SECOND STEP MERGER

    At the date and time when the First Step Merger becomes effective (the "FIRST EFFECTIVE TIME"), Merger Sub will merge with and into Firstar pursuant to the First Step Merger, so that (i) Firstar is the surviving corporation in the First Step Merger and (ii) Firstar (WI) becomes the ultimate parent holding company for Firstar after the First Step Merger. Thereafter, at the time when the Second Step Merger becomes effective (the "EFFECTIVE TIME"), Star will merge with and into Firstar pursuant to the Second Step Merger so that (i) Firstar is the surviving corporation in the Second Step Merger and (ii) Firstar (WI) continues to be the ultimate parent holding company for Firstar after the Second Step Merger. The parties shall take all necessary action such that upon consummation of the Second Step Merger Firstar (WI) shall continue its corporate existence under the name "Firstar Corporation." The merger of Merger Sub with and into Firstar pursuant to the First Step Merger and the merger of Star into Firstar pursuant to the Second Step Merger would result in a "dual" holding company structure. Star and Firstar have chosen this structure in an effort to enable Firstar to continue to enjoy certain regulatory benefits relating to Firstar's ability to conduct certain insurance agency activities in its holding company subsidiaries (as opposed to conducting such activities in its bank subsidiaries) after the Merger. As of the date of this Joint Proxy Statement--Prospectus, Firstar has not yet received confirmation that this structure will enable Firstar to continue to enjoy such benefits (an event that Star and Firstar do not believe would have a material adverse effect on the Combined Company). The Merger Agreement allows Star and Firstar to revise the structure such that (i) at the First Effective Time, Firstar would merge with and into Firstar (WI) pursuant to the First Step Merger and the name of Firstar
(WI) would be changed to "Firstar Corporation" and (ii) at the Effective Time, Star would merge with and into Firstar (WI) pursuant to the Second Step Merger (the "ALTERNATIVE STRUCTURE"). Under the Alternative Structure, neither Star nor Firstar would survive the Merger, Firstar (WI) would continue its corporate existence following the Merger and there would be no effect on the consideration Star or Firstar shareholders would receive in the Merger. Approval of the Merger Agreement by Star Shareholders and Firstar Shareholders will constitute requisite approval for either Merger structure. Star and Firstar do not believe there are any material differences between these alternative structures from the perspective of the rights of shareholders of the Combined Company. Subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement and described more fully in "--Conditions to the Merger," the First Step Merger will become effective upon the filing of the appropriate documents in the office of the Department of Financial Institutions of the State of Wisconsin, or at such later date and time as may be set forth in such documents, in accordance with Section 180.1105 of the WBCL, and the Second Step Merger will become effective upon the filing of the appropriate documents in the office of the Secretary of State of the State of Ohio and the office of the Department of Financial Institutions of the State of Wisconsin, or at such later date and time as may be set forth in such documents, in accordance with Section 1701.81 of the OGCL and Sections 180.1105 and 180.1107 of the WBCL. The First Step Merger will have the effects prescribed in Section 180.1106 of the WBCL, and the Second Step Merger will have the effects prescribed in Sections 180.1106 and 180.1107 of the WBCL and Section 1701.82 of the OGCL. The Articles of Incorporation (the "COMBINED COMPANY ARTICLES") and By-laws (the "COMBINED COMPANY BY-LAWS") of the Combined Company will be those of Firstar (WI), as in effect immediately prior to the Effective Time, except that the name of the Combined Company shall be "Firstar Corporation."

    THE FIRST STEP MERGER. At the First Effective Time, automatically by virtue of the First Step Merger and without any action on the part of any party, or any Firstar Shareholder, each share of Firstar Common Stock issued and outstanding (excluding shares of Firstar Common Stock held in Firstar's treasury or, directly or indirectly, by Firstar or any of its wholly-owned subsidiaries, except for any shares held in a fiduciary or custodial capacity for the benefit of third parties and any shares held in respect to a debt or other obligation previously contracted ("FIRSTAR TREASURY SHARES" )) shall be converted into the right to receive 0.76 (the "EXCHANGE RATIO") shares of common stock, par value $0.01 per share, of Firstar (WI) ("COMBINED COMPANY COMMON STOCK").

    At the First Effective Time, each option granted by Firstar to purchase shares of Firstar Common Stock that is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Firstar Common Stock and shall be converted automatically into an option to purchase shares of Combined Company Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Firstar Stock Plans (as defined herein) under which they were issued and the agreements evidencing grants thereunder):

        (i) the number of shares of Combined Company Common Stock to be subject to the new option shall be equal to the product of the number of shares of Firstar Common Stock subject to the original option immediately prior to the Effective Time and the Exchange Ratio, PROVIDED that any fractional shares of Combined Company Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

        (ii) the exercise price per share of Combined Company Common Stock under the new option shall be equal to the exercise price per share of Firstar Common Stock under the original option immediately prior to the First Effective Time divided by the Exchange Ratio, PROVIDED that such exercise price shall be rounded down to the nearest whole cent.

    THE SECOND STEP MERGER. At the Effective Time, automatically by virtue of the Second Step Merger and without any action on the part of any party, or any Star Shareholder, each share of Star Common Stock issued and outstanding (excluding shares of Star Common Stock held in Star's treasury or, directly or indirectly, by Star or any of its wholly-owned subsidiaries or Firstar (WI) as a result of the First Step Merger, except for any shares held in a fiduciary or custodial capacity for the benefit of third parties and any shares held in respect of a debt or other obligation previously contracted ("STAR TREASURY SHARES")) shall be converted into the right to receive one share (the "SECOND MERGER EXCHANGE RATIO") of Combined Company Common Stock.

    At the Effective Time, each option granted by Star to purchase Star Common Stock that is outstanding and unexercised immediately prior to the Effective Time shall be converted automatically into a substantially identical option to purchase an equal number of shares of Combined Company Common Stock at an exercise price per share of Combined Company Common Stock equal to the exercise price per share of Star Common Stock in effect immediately prior to the Effective Time and otherwise subject to the terms of the Star Stock Plans (as defined herein) under which such options were issued and the agreements evidencing grants thereunder.

    It is expected that the market price of Firstar and Star Common Stock will fluctuate between the date of this Joint Proxy Statement-Prospectus and the date on which the Merger is consummated and thereafter. Because the number of shares of Combined Company Common Stock to be received by the Firstar Shareholders and the Star Shareholders in the Merger is fixed and because the market price of the Firstar and Star Common Stock is subject to fluctuation, the value of the shares of Combined Company Common Stock that the Firstar Shareholders and the Star Shareholders will receive in the Merger may increase or decrease prior to the Merger. For further information concerning the historical market prices of Star and Firstar Common Stock, see "Price Range of Common Stock and Dividends--Market Prices." No assurance can be given concerning the market price of Firstar or Star Common Stock before the Effective Time or the market price of Combined Company Common Stock after the Effective Time.

    Notwithstanding the foregoing, any adjustment with respect to any options to purchase Star Common Stock or Firstar Common Stock, respectively, that are "incentive stock options" (as defined in Section 422(a) of the Internal Revenue Code of 1986, as amended (the "CODE")) and that shall be converted into an option to acquire Combined Company Common Stock at the First Effective Time and the Effective Time, respectively, shall be effected in a manner that is consistent with Section 424(a) of the Code. In connection with the conversion of options in the Merger, the Combined Company will reserve a sufficient number of shares of Combined Company Common Stock, register such Combined Company Common Stock under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and comply with applicable state securities or "blue sky" laws.

BACKGROUND OF THE MERGER

    The management of each of Star and Firstar has, over time, regularly considered the possibility of acquisitions and strategic combinations with a variety of financial institutions, and the potential strategic fit with such institutions based on their businesses conducted, their management and employee cultures, their geographic locations and the breadth of their businesses.

    On April 22, 1998, Mr. Grundhofer contacted Mr. Fitzsimonds to discuss generally the trend toward consolidation in the banking industry. At the end of the conversation, the two agreed to meet shortly thereafter to discuss their two companies. At a meeting on May 8, 1998, Mr. Fitzsimonds mentioned the April 22 discussion with Mr. Grundhofer to the Interstate Banking and Acquisitions Committee of the Firstar Board ("IBAC"). Approval was given to continue the discussions. At their meeting on May 18, 1998, Mr. Grundhofer and Mr. Fitzsimonds reviewed the possibility of a merger of the two companies. On May 18, 1998, Credit Suisse First Boston Corporation ("CSFB") was also first contacted by Star to act as its financial advisor with respect to the possible transaction. No other potential merger was then under consideration by either company. Mr. Grundhofer also met with the Executive Committee of the Star Board on May 20, 1998 to discuss a possible transaction with Firstar. On May 26, 1998, Mr. Grundhofer and Mr. Fitzsimonds had a subsequent telephone conversation to discuss a possible transaction, at the conclusion of which they agreed to meet again. At the May 28, 1998 meeting of IBAC, approval was given to continue discussions with Star and to engage Merrill Lynch & Co. ("MERRILL LYNCH") as Firstar's financial advisor, which firm had been contacted that day with respect to the possible transaction. On May 29, 1998, Mr. Grundhofer and Mr. Fitzsimonds met and executed a confidentiality agreement with respect to a possible transaction.

    Over the course of the next several weeks, Mr. Grundhofer and Mr. Fitzsimonds had several telephone conversations to discuss further the possible terms of a merger. Neither Star's nor Firstar's financial advisors took part in negotiating key provisions of the possible merger. On June 20, 1998, the Executive Committee of the Star Board preliminarily authorized, subject to conducting due diligence and finalizing terms, the pricing for a merger between Star and Firstar.

    Over the course of the period that followed, the two companies, and their respective legal and financial advisors, conducted mutual due diligence. During the same period, senior management of the two companies, and their respective legal representatives, negotiated the terms of the proposed Merger Agreement, Stock Option Agreements (as defined herein) and other related agreements.

    On June 30, 1998, the Star Board held a special meeting to consider the proposed merger with Firstar. At this meeting, senior management of Star, together with Star's financial and legal advisors, reviewed for the Star Board the strategic investigation and due diligence Star had conducted regarding Firstar, the discussions and contacts with Firstar to date, previous discussions relating to the proposed merger by the Executive Committee of the Star Board, the historical performance and strategies of Firstar and Star, the financial and other terms of the proposed transaction (including the potential PRO FORMA impact of the Merger and the proposed composition of the Combined Company Board), and the other terms of the proposed Merger Agreement, Stock Option Agreements and other related agreements. Star's financial advisor reviewed with the Star Board the financial analyses described under "Opinion of Star's Financial Advisor," and delivered to the Star Board its written opinion to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Second Merger Exchange Ratio was fair, from a financial point of view, to the Star Stockholders. The Star Board also reviewed the proposed employment agreements with certain members of senior management of Firstar in connection with the proposed merger. See "--Interests of Certain Persons in the Merger." Following further discussion and questions, the members of the Star Board voted unanimously to approve the Merger Agreement and the transactions contemplated thereby including the Stock Option Agreements and the Employment Agreements (as defined herein).

    On June 29, 1998, in preparation for the June 30, 1998 special meeting of the Firstar Board, the IBAC held a special meeting to consider the proposed merger with Star. On June 30, 1998, the Firstar Board held a special meeting to consider the proposed merger with Star. At this meeting, senior management of Firstar, together with Firstar's legal and financial advisors, reviewed for the Firstar Board the strategic investigation and due diligence Firstar had conducted regarding Star, the discussions and contacts with Star to date, the historical performance and strategies of Firstar and Star, the financial and other terms of the proposed transaction (including the potential PRO FORMA impact of the Merger and the proposed composition of the Combined Company Board), and the other terms of the proposed Merger Agreement, Stock Option Agreements and other related agreements. Firstar's financial advisor reviewed with the Firstar Board the financial analyses described under "Opinion of Firstar's Financial Advisor," and delivered to the Firstar Board its opinion that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio and the Second Merger Exchange Ratio were fair, from a financial point of view, to the Firstar Shareholders. Firstar's legal advisor also discussed with the Firstar Board the proposed employment agreements with certain members of senior management in connection with the proposed merger. See "--Interests of Certain Persons in the Merger." Following further discussion and questions, the members of the Firstar Board voted unanimously to approve the Merger Agreement and the transactions contemplated thereby including the Stock Option Agreements and the Employment Agreements.

    Following conclusion of the meetings of the Star Board and the Firstar Board, on June 30, 1998, (i) Star, Firstar and Foxtrot (DE) Corporation, a Delaware corporation and wholly-owned subsidiary of Firstar ("FOXTROT (DE)"), executed and delivered the Merger Agreement and the Stock Option Agreements, and
(ii) Foxtrot (DE) executed the Employment Agreements, to be effective upon completion of the Merger, with certain executive officers of Firstar. Subsequent to June 30, 1998, the parties amended the above documents as set forth or described herein.

REASONS OF STAR FOR THE MERGER

    In reaching its determination to approve the Merger Agreement, the Stock Option Agreements and the related transactions, the Star Board, without assigning any relative or specific weight, considered a number of factors. The material factors considered were:

        (i) (a) its knowledge and analysis of the financial services industry environment, including rapid consolidation, trends in technology and increasing regional competition in the financial services industry and the need to anticipate, and best position Star in light of, industry trends, (b) its belief that a combination of Star and Firstar will enhance the Combined Company's ability to compete effectively with other bank holding companies and other regional financial service providers and expand its banking franchise to serve a significantly greater number of customers, and (c) Firstar's franchise, especially its positioning in Wisconsin, Iowa, Minnesota, Illinois, Arizona and Florida and its extensive correspondent banking network in the Upper Midwest, and the fact that the companies have no material geographical overlap;

        (ii) its evaluation of the financial terms of the Merger and the effect of those financial terms on the Star Shareholders; the belief that such terms are fair to and in the best interests of Star and the Star Shareholders and that the Merger will enhance long-term shareholder value; and the expectation that the Merger will be 6% accretive to the Combined Company's earnings per share in 1999, and 12% accretive in 2000 measured relative to projected earnings per share for Star based upon earnings estimates for Star and Firstar published by First Call (which estimates were confirmed by Star management), and assuming approximately $65 million and $147 million of cost savings and revenue enhancements in 1999 and 2000, respectively, net of financing restructuring charges; however, the Star Board noted that the Combined Company's ability to achieve such results would be dependent upon various factors, a number of which would be beyond its control, including the regulatory environment, economic conditions and unanticipated changes in business conditions and inflation, and there could be no assurance in this regard;

       (iii) its knowledge and review of the financial condition, results of operations and business operations and prospects of Firstar, as well as the results of Star's due diligence review of Firstar, and its belief that Firstar is a high quality franchise with a respected and capable management team and a shared approach to outstanding customer service and shareholder value;

       (iv) its belief that there is significant opportunity for revenue synergies resulting from product cross-selling, accelerated customer growth, new product introduction, and implementation of Star's highly successful incentive-based compensation program throughout the Combined Company, and the fact that the two companies project these revenue enhancements at $42 million annually, representing 2% of total revenue for the Combined Company, with one-half to be realized in 1999 and the rest in 2000; however, the Star Board noted that the Combined Company's ability to achieve such results would be dependent upon various factors, a number of which would be beyond its control, including the regulatory environment, economic conditions and unanticipated changes in business conditions and inflation, and there could be no assurance in this regard. See "Board of Directors, Management and Operations after the Merger-- Operations after the Merger;"

        (v) its belief that the Combined Company would be able to reduce Star's and Firstar's expenses by $174 million (based on management projections), with one-half of this saving achieved in 1999 and the remaining one-half in 2000, and that this cost saving would represent 23% of Firstar or 15% of the two companies' current expense base and would bring the Combined Company into line with Star's current efficiency ratio; however, the Star Board noted that no assurances could be given that any particular level of cost synergies will be achieved. See Board of Directors, Management and Operations after the Merger--Operations after the Merger;

       (vi) the proposed arrangements with members of management of Star and Firstar, including the fact that, after the Merger, Mr. Grundhofer will serve as President and Chief Executive Officer of the Combined Company, Mr. Fitzsimonds will serve as Chairman of the Board of the Combined Company, and Messrs. Becker, Davis and Moffett will serve as Vice Chairmen. The Star Board also considered the fact that Star would be entitled to name 18 members of the 32 member board of the Combined Company, but that the headquarters of the Combined Company would be located in Milwaukee and the Combined Company would use the Firstar name;

       (vii) the belief that the Merger would receive requisite regulatory approvals (see "-- Regulatory Matters"); and

      (viii) the expectation that the First Step Merger and the Second Step Merger would each constitute a "reorganization" under Section 368(a) of the Code and that the Merger would be accounted for as a "pooling of interests" for accounting and financial reporting purposes (see "-- Material Federal Income Tax Consequences" and "--Accounting Treatment").

    In recommending the approval of the Merger Agreement and the transactions contemplated thereby, the Star Board also considered the opinion of CSFB dated June 30, 1998 (including the financial analyses performed by CSFB in arriving at such opinion). See " --Opinion of Star's Financial Advisor."

    The foregoing discussion of the information and factors considered by the Star Board is not intended to be exhaustive but is believed to include all material factors considered by the Star Board. In reaching its determination to approve the Merger, the Star Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to differing factors. After deliberating with respect to the Merger and other transactions contemplated by the Merger Agreement and the Stock Option Agreements, and considering, among other things, the matters discussed above, the Star Board unanimously approved the Merger Agreement and the transactions contemplated thereby as being in the best interests of Star and its shareholders.

    BASED ON THE FOREGOING, THE STAR BOARD UNANIMOUSLY RECOMMENDS THAT STAR SHAREHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

REASONS OF FIRSTAR FOR THE MERGER

    The Firstar Board believes that the consummation of the Merger presents a unique opportunity to create a premier regional financial services company as well as one of the strongest banking institutions headquartered in the Midwest region of the United States.

    In reaching its decision to approve the Merger Agreement, the Stock Option Agreements and the related transactions, the Firstar Board consulted with Firstar management, as well as with its financial and legal advisors, and considered a number of factors, including the following:

        (i) The Firstar Board's familiarity with and review of Firstar's business, operations, financial condition, earnings and prospects.

        (ii) The business, operations, financial condition, earnings, prospects, resources, intent and conduct of Star. In making its determination, the Firstar Board took into account the results of Firstar's due diligence review of Star's business, the historical stock price performance of the Star Common Stock and the fact that the two companies have little geographic overlap.

        (iii) The anticipated effectiveness of the Merger in implementing and accelerating Firstar's strategy to be a regional financial services company and the benefits associated with Star's strong consumer banking and specialized lending franchises, the depth of its management team and the quality of its operations.

        (iv) The effects of the proposed transaction on the Combined Company's shareholders, employees and customers, and upon the communities in which offices and other establishments of Firstar are located, including the commitment of Star to have the headquarters of the Combined Company located in Milwaukee and to use the Firstar name. In this regard, the Firstar Board noted that the Combined Company could be expected to offer a more extensive range of financial products and services to Firstar's existing customers. The Firstar Board also took into account favorable ratings of Star Bank, N.A. under the Community Reinvestment Act.

        (v) The current and prospective economic and competitive environment facing the financial services industry generally, and Firstar in particular, including the continued rapid consolidation in the industry and the increasing importance of operational scale and financial resources in maintaining efficiency, capitalizing on technological developments which significantly impact industry competition and establishing a successful branding strategy. In this regard, the Firstar Board noted that the Combined Company resulting from the Merger would possess the financial resources and economies of scale necessary to compete more effectively in the financial services industry in the future and that the Combined Company would be the 21st largest bank holding company in the United States (ranked by assets), with approximately 720 branches and more than 1,400 ATMs serving approximately 3 million customers.

        (vi) The improved stability and growth prospects of the Combined Company's businesses and earnings relative to Firstar on a stand-alone basis made possible by the Merger, as a result of substantially greater geographic, asset and line-of-business diversification and the strong efficiency and technological performance and earning growth of Star.

        (vii) The anticipated financial impact of the proposed transaction on the Combined Company's future financial performance and on Firstar Shareholders, including, without limitation, that the transaction is expected to be immediately accretive to Firstar's estimated earnings per share (calculated in accordance with GAAP) by 13.77% in 1999 and 24.78% in 2000 (based on consensus First Call earnings estimates) and 14.04% in 1999 and 25.68% in 2000 (based on management earnings estimates). In each case, such accretion was based on management and First Call earnings estimates, as indicated, as well as on estimated annual pre-tax synergies of approximately $215 million (realized 50% in 1999 and 100% in 2000), the financing costs of the restructuring charge, and the agreed upon exchange ratio which determined the number of shares of Firstar (WI) Common Stock to be issued. The foregoing information with respect to earnings per share is based on consensus "street" earnings estimates published by IBES (with respect to Star) and First Call (with respect to Firstar, which were confirmed by Firstar management as being substantially in line with management's estimates). The Combined Company's ability to achieve such results depends on various factors, a number of which will be beyond its control, including the regulatory environment, economic conditions, unanticipated changes in business conditions and inflation. There can be no assurance in this regard.

        (viii) The expectation that the Merger would result in synergies for the Combined Company's operations, including an advantageous cost structure relative to competitors and to Firstar on a stand-alone basis, as well as the possibility of enhancing revenues through substantial cross-selling opportunities. The Firstar Board noted that, although no assurances could be given that any particular level of cost synergies will be achieved, the managements of Star and Firstar, working together, had identified potential pre-tax synergies in the form of cost savings of approximately $174 million annually, with one-half of these savings expected to be achieved in 1999 and the remaining one-half expected to be achieved in 2000, attributable to, among other things, corporate overhead elimination, leveraging of technology expenses across a broader base, systems optimization, business line consolidation and purchasing efficiencies and revenue enhancements of approximately $42 million annually, with half of these enhancements to be realized in 1999 and the remainder in 2000. See "Board of Directors, Management and Operations after the Merger--Operations after the Merger."

        (ix) The structure of the Merger and the terms of the Merger Agreement and the Stock Option Agreements, the latter of which were reciprocal in nature, including the fact that (a) the Exchange Ratio reflected a premium of approximately 45% to Firstar Common Stock based on the closing prices of Star Common Stock and Firstar Common Stock on June 29, 1998, the last trading day prior to the approval by the Firstar Board of the Merger, and that the transaction value-to-1998 consensus "street" earnings estimates published by First Call and the transaction value-to-fully diluted book value multiples represented by the Exchange Ratio, as determined by Firstar's financial advisor, were approximately 23.5x and 4.1x, respectively, and were above the average observed in recent business combination transactions involving large bank holding companies, and (b) the Merger is intended to qualify as a "reorganization" under Section 368(a) of the Code and for "pooling of interests" accounting treatment. See "--Opinion of Firstar's Financial Advisor."

        (x) The proposed arrangements with members of management of Star and Firstar, including the fact that, after the Merger, Mr. Fitzsimonds would serve as Chairman of the Combined Company, Mr. Grundhofer would serve as President and Chief Executive Officer of the Combined Company and Mr. Becker would be appointed as Vice Chairman and Chief Operating Officer of the Combined Company. The Firstar Board also considered the fact that Firstar will be entitled to name 14 members of the 32-member Combined Company Board, while Star will be entitled to name 18 members of the 32-member Combined Company Board, and that five of the directors named by Firstar will become members of the twelve-member executive committee of the Combined Company Board.

        (xi) The belief of Firstar's senior management and of the Firstar Board that Star and Firstar share a compatible culture and that their respective managements possess complementary skills and expertise. In this regard, the Firstar Board took into account the fact that, despite Star's recent rapid growth, the management of Star had demonstrated the ability to successfully integrate substantial acquisitions in a timely manner.

        (xii) The Firstar Board considered the opinion(including the financial analyses performed by Merrill Lynch in arriving at its opinion) of Merrill Lynch rendered on June 30, 1998 that, as of such date, the Exchange Ratio and the Second Merger Exchange Ratio were fair, from a financial point of view, to Firstar Shareholders. See "--Opinion of Firstar's Financial Advisor."

        (xiii) The likelihood of the Merger being approved by the appropriate regulatory authorities. See "--Regulatory Matters."

    The foregoing discussion of the information and factors considered by the Firstar Board is not intended to be exhaustive but is believed to include all material factors considered by the Firstar Board. In reaching its determination to approve and recommend the Merger, the Firstar Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. In addition, the Firstar Board has not regarded any corporate interest or the interests of any particular group affected by the proposed transaction as a dominant or controlling interest or factor. The Firstar Board is unanimous in its recommendation that Firstar Shareholders vote for approval and adoption of the Merger Agreement. For a discussion of the interests of the executive officers and directors of Firstar in the Merger, see "--Interests of Certain Persons in the Merger."

    THE FIRSTAR BOARD BELIEVES THAT THE MERGER IS CONSISTENT WITH, AND IN FURTHERANCE OF, THE BUSINESS STRATEGIES AND GOALS OF FIRSTAR AND IS IN THE BEST INTERESTS OF FIRSTAR AND THE FIRSTAR SHAREHOLDERS. ACCORDINGLY, THE FIRSTAR BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT FIRSTAR SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

OPINION OF STAR'S FINANCIAL ADVISOR

    CSFB has acted as financial advisor to Star in connection with the Merger. CSFB was selected by Star based on CSFB's experience, expertise and familiarity with Star and its business. CSFB is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    In connection with CSFB's engagement, Star requested that CSFB evaluate the fairness of the Second Merger Exchange Ratio from a financial point of view to the holders of Star Common Stock. On June 30, 1998, the date on which the Merger Agreement was executed, CSFB rendered to the Star Board a written opinion that, as of such date and based upon and subject to certain matters stated in such opinion, the Second Merger Exchange Ratio was fair to the holders of Star Common Stock from a financial point of view. CSFB has confirmed its earlier opinion by delivery of a written opinion dated the date of this Joint Proxy Statement-Prospectus. In connection with its opinion dated the date of this Joint Proxy Statement-Prospectus, CSFB updated certain of the analyses performed in connection with its earlier opinion and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith.

    THE FULL TEXT OF CSFB'S WRITTEN OPINION, DATED THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX D TO THE BACK OF THIS JOINT PROXY STATEMENT-PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. STAR SHAREHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. CSFB'S OPINION IS ADDRESSED TO THE STAR BOARD AND RELATES ONLY TO THE FAIRNESS OF THE SECOND MERGER EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE STAR SPECIAL MEETING. THE SUMMARY OF THE OPINION OF CSFB SET FORTH IN THIS JOINT PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    In arriving at its opinion, CSFB reviewed the Merger Agreement and certain publicly available business and financial information relating to Star and Firstar. CSFB also reviewed certain other information relating to Star and Firstar, including financial forecasts, provided to CSFB by Star and Firstar, and met with managements of Star and Firstar to discuss the businesses and prospects of Star and Firstar. CSFB also considered certain financial and stock market data of Star and Firstar and compared those data with similar data for other publicly held companies in businesses similar to those of Star and Firstar and considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions recently effected. CSFB also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which CSFB deemed relevant.

    In connection with its review, CSFB did not assume any responsibility for independent verification of any of the information provided to or otherwise reviewed by CSFB and relied on such information being complete and accurate in all material respects. With respect to financial forecasts, CSFB assumed that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Star and Firstar as to the future financial performance of Star and Firstar and the potential synergies (including the amount, timing and achievability thereof) and strategic benefits anticipated to result from the Merger. CSFB also assumed, with the consent of the Star Board, that off-balance sheet activities of Star and Firstar, including derivatives and other similar financial instruments, will not adversely affect the future financial position and results of operations of Star and Firstar. In addition, CSFB was not requested to conduct, and did not conduct, a review of individual credit files or make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Star or Firstar nor was CSFB furnished with any such evaluations or appraisals, including loan or lease portfolios or the allowances for losses with respect thereto, and CSFB assumed, with the consent of the Star Board, that such allowances for Star and Firstar are in the aggregate adequate to cover such losses. CSFB also assumed, with the consent of the Star Board, that in the course of obtaining the necessary regulatory and third party consents for the proposed Merger and the transactions contemplated thereby, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the Merger or the transactions contemplated thereby. CSFB's opinion was necessarily based upon information available to, and financial, economic, market and other conditions as they existed and could be evaluated by, CSFB on the date of its opinion. CSFB did not express any opinion as to the actual value of the Combined Company Common Stock when issued pursuant to the Merger or the prices at which the Combined Company Common Stock will trade subsequent to the Merger. Although CSFB evaluated the Second Merger Exchange Ratio from a financial point of view, CSFB did not recommend the specific consideration payable in the Merger, which consideration was determined through negotiations between Star and Firstar. No other limitations were imposed by Star on CSFB with respect to the investigations made or procedures followed by CSFB in rendering its opinion.

    In preparing its opinion to the Star Board, CSFB performed a variety of financial and comparative analyses, including those described below and performed by CSFB in connection with its opinion dated June 30, 1998. The summary of CSFB's analyses set forth below does not purport to be a complete description of the analyses underlying CSFB's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, CSFB made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, CSFB believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, CSFB made numerous assumptions with respect to Star, Firstar, industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Star and Firstar. No company, transaction or business used in such analyses as a comparison is identical to Star or Firstar or the proposed Merger, nor is an evaluation of the results of such analyses entirely mathematical; rather such analyses involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. CSFB's opinion and financial analyses were only one of many factors considered by the Star Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Star Board or management of Star with respect to the Second Merger Exchange Ratio or the proposed Merger.

    The following is a summary of the material analyses performed by CSFB in connection with its opinion presented to the Star Board on June 30, 1998:

    CALCULATION OF IMPLIED VALUE OF EXCHANGE RATIO. CSFB calculated the implied value of the Second Merger Exchange Ratio based on the closing stock price of Star Common Stock on June 29, 1998 (one trading day prior to execution of the Merger Agreement), which indicated an implied equity value for Firstar of approximately $48.93 per share. The implied equity value of $48.93 per share equated to implied multiples for Firstar of estimated calendar 1998 earnings per share ("EPS"), estimated calendar 1999 EPS and most recent book and tangible book value of 23.5x, 21.6x, 4.2x and 5.0x, respectively, and an implied premium to the closing price of Firstar Common Stock on June 29, 1998 of approximately 45%.

    SELECTED COMPANIES ANALYSIS. CSFB compared certain financial, operating and stock market data of Firstar to corresponding data of selected publicly traded companies in the banking industry, after applying an implied equity control premium of 30%. Such companies included: AmSouth Bancorporation, Crestar Bank, Compass Bank, Fifth Third Bank, First American Corporation, First Empire, First Security Bank, N.A., First Tennessee Bank National Association, Huntington National Bank, M&I, Old Kent Bank, and Star (collectively, the "SELECTED COMPANIES"). EPS estimates for Firstar and the Selected Companies were based on estimates of selected investment banking firms as compiled by First Call. All multiples were based on closing stock prices on June 29, 1998. This analysis indicated a range of multiples for the Selected Companies of estimated calendar 1998 EPS, estimated calendar 1999 EPS and most recent book value and tangible book value of 21.5x to 39.3x (with an average of 25.7x), 19.2x to 34.2x (with an average of 22.6x), 3.6x to 6.9x (with an average of 4.5x) and 4.1x to 10.9x (with an average of 5.9x), respectively. CSFB then calculated an imputed per share equity reference range for Firstar by applying these multiples to corresponding financial data of Firstar, which indicated an implied equity reference range for Firstar of approximately $51 to $58 per share.

    SELECTED TRANSACTIONS ANALYSIS. Using publicly available information, CSFB analyzed the purchase prices and implied transaction multiples paid in the following selected transactions in the banking industry (acquiror/target): First Union Corporation/Signet Banking Corporation, NationsBank Corporation/Barnett Banks, Inc., Banc One Corporation/First Commerce Corporation, First Union Corporation/CoreStates Financial Corp., National City Corporation/First of America Bank Corporation, First American Corporation/Deposit Guaranty Corp., Regions Financial Corporation/First Commercial Corporation, and Union Planters Corporation/Magna Group, Inc. (collectively, the "SELECTED TRANSACTIONS"). All multiples were based on information available at the time of such transaction. This analysis indicated a range of multiples for the Selected Transactions of estimated calendar 1998 EPS, estimated calendar 1999 EPS (before giving effect to certain potential synergies anticipated by Star management to result from the Merger), estimated calendar 1999 EPS (after giving effect to certain potential synergies anticipated by Star management to result from the Merger) and most recent book value and tangible book value of 21.3x to 28.2x (with an average of 23.5x), 19.3x to 25.3x (with an average of 21.3x), 9.6x to 16.9x (with an average of 15.8), 3.0x to 5.4x (with an average of 3.9x) and 3.6x to 5.9x (with an average of 4.6x), respectively. In addition, CSFB reviewed the premiums paid in the Selected Transactions based on the closing stock prices of the acquired companies 30 days prior to public announcement of the transaction, which indicated a range of premiums of approximately 24% to 69% (with an average of 41%). CSFB then calculated an imputed per share equity reference range for Firstar by applying the range of multiples derived for the Selected Transactions to corresponding financial data of Firstar, which indicated an implied equity reference range for Firstar of approximately $45 to $50 per share.

    DISCOUNTED CASH FLOW ANALYSIS. CSFB estimated the present value of the future streams of after-tax free cash flows that Firstar could produce on a stand-alone basis through calendar year 2003 based on a 5.5% tangible equity ratio, both before and after giving effect to, among other things, certain potential cost savings and revenue enhancements anticipated by the management of Star to result from the Merger. The range of estimated terminal values was calculated by applying multiples ranging from 16.0x to 17.0x to the projected 2003 net income of Firstar. The free cash flow streams and estimated terminal values were then discounted to present values using discount rates ranging from 9% to 12%. This analysis indicated an implied equity reference range for Firstar of approximately $34 to $40 per share, without giving effect to certain potential cost savings and revenue enhancements anticipated by the management of Star to result from the Merger, and approximately $44 to $52 per share, assuming certain potential cost savings and revenue enhancements anticipated by the management of Star to result from the Merger are achieved.

    CONTRIBUTION ANALYSIS. CSFB analyzed the relative contributions of Firstar and Star to, among other things, the estimated net income of the pro forma Combined Company (before restructuring charge) for calendar years 1998 through 2000, giving effect, in calendar year 2000, to certain potential cost savings and revenue enhancements anticipated by the management of Star to result from the Merger. Assuming Firstar contributed 100% of the value of such cost savings and revenue enhancements, this analysis indicated that Firstar would contribute approximately 56% of the net income of the Combined Company in calendar year 2000, the first year in which the Star management estimates that 100% of the estimated cost savings and revenue enhancements anticipated by the management of Star to result from the Merger could be achieved. Based on the Second Merger Exchange Ratio, current holders of Star Common Stock and Firstar Common Stock would own approximately 49% and 51%, respectively, of the Combined Company upon consummation of the Merger.

    PRO FORMA MERGER ANALYSIS. CSFB analyzed the potential PRO FORMA effect of the Merger on Star's EPS on a fully diluted basis during calendar years 1998, 1999 and 2000 and on Star's tangible book value relative to Star on a stand-alone basis. This analysis indicated that the proposed Merger could be accretive to Star's EPS on a fully diluted basis in each of the years analyzed, assuming that certain potential cost savings and revenue enhancements anticipated by the management of Star to result from the Merger are achieved and the financing of the restructuring charge. This analysis also indicated that the proposed Merger could be accretive to Star's tangible book value per share. The actual results achieved by the Combined Company may vary from projected results and the variations may be material.

    MISCELLANEOUS. Pursuant to the terms of CSFB's engagement, Star has agreed to pay CSFB for its services in connection with the proposed Merger an aggregate financial advisory fee equal to 0.12% of the aggregate consideration payable in the Merger, or approximately $8.3 million. Star also has agreed to reimburse CSFB for all out-of-pocket expenses incurred by CSFB in performing its services, including the fees and expenses for legal counsel and any other advisor retained by CSFB, and to indemnify CSFB and certain related persons and entities against certain liabilities under the federal securities laws, arising out of CSFB's engagement.

    CSFB and its affiliates have in the past two years provided financial services to Star unrelated to the proposed Merger, for which services CSFB and its affiliates have received compensation of approximately $5.0 million. In the ordinary course of business, CSFB and its affiliates may actively trade the debt and equity securities of both Star and Firstar for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

OPINION OF FIRSTAR'S FINANCIAL ADVISOR

    Firstar retained Merrill Lynch to act as its financial advisor in connection with a possible business combination with Star. On June 30, 1998, Merrill Lynch rendered to the Firstar Board its written opinion, confirmed in writing as of the date of this Joint Proxy Statement-Prospectus (the "MERRILL LYNCH OPINION") that, as of such date and based upon and subject to the factors and assumptions set forth in the Merrill Lynch Opinion, the Exchange Ratio and the Second Merger Exchange Ratio were fair, from a financial point of view, to Firstar Shareholders.

    THE FULL TEXT OF THE MERRILL LYNCH OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS APPENDIX E TO THE BACK OF THIS JOINT PROXY STATEMENT-PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE SUMMARY OF THE MERRILL LYNCH OPINION SET FORTH IN THIS JOINT PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. FIRSTAR SHAREHOLDERS ARE URGED TO AND SHOULD READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY. THE MERRILL LYNCH OPINION WAS PROVIDED TO THE FIRSTAR BOARD FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO AND THE SECOND MERGER EXCHANGE RATIO TO THE FIRSTAR SHAREHOLDERS, DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY FIRSTAR TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY FIRSTAR SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE ON THE MERGER.

    The summary set forth below does not purport to be a complete description of the analyses underlying the Merrill Lynch Opinion or the presentation made by Merrill Lynch to the Firstar Board but summarizes the material analyses performed and presented thereby. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying the preparation of the Merrill Lynch Opinion.

    THE MERRILL LYNCH OPINION. In arriving at its opinion, Merrill Lynch, among other things, (i) reviewed certain publicly available business and financial information relating to Firstar and Star that Merrill Lynch deemed to be relevant, (ii) reviewed certain information, including financial forecasts, relating to the respective businesses, earnings, assets, liabilities and prospects of Firstar and Star furnished to Merrill Lynch by the senior management of Firstar and Star as well as the amount and timing of the cost savings, revenue enhancements and related expenses expected to result from the Merger (the "EXPECTED SYNERGIES") furnished to Merrill Lynch by senior management of Firstar and Star, (iii) conducted discussions with members of senior management of Firstar and Star concerning the matters described in clauses (i) and (ii) above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies, (iv) reviewed the market prices and valuation multiples for the Firstar Common Stock and the Star Common Stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant, (v) reviewed the respective financial conditions and results of operations of Firstar and Star and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant, (vi) compared the proposed financial terms of the Merger with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant, (vii) participated in certain discussions and negotiations with representatives of Firstar and Star and their financial and legal advisors, (viii) reviewed the potential PRO FORMA impact of the Merger,
(ix) reviewed a draft of the Merger Agreement dated June 30, 1998 and drafts of the Stock Option Agreements dated June 30, 1998, and (x) reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

    In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of the assets or liabilities of Firstar or Star nor has Merrill Lynch been furnished any such evaluation or appraisal. Merrill Lynch is not an expert in the evaluation of allowances for loan losses, and neither made an independent evaluation of the adequacy of the allowance for loan losses of Firstar or Star, nor reviewed any individual credit files relating to Firstar or Star and, as a result, Merrill Lynch has assumed that the aggregate allowances for loan losses for both Firstar and Star are adequate to cover such losses and will be adequate on a PRO FORMA basis for the Combined Company. In addition, Merrill Lynch did not assume any obligation to conduct, nor did Merrill Lynch conduct, any physical inspection of the properties or facilities of Firstar or Star. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with Merrill Lynch by Firstar or Star, Merrill Lynch assumed that they had been reasonably prepared and reflect the best currently available estimates and judgments of the senior management of each of Firstar and Star as to the future financial and operating performance of Firstar, Star or the Combined Company, as the case may be. Merrill Lynch further assumed that the Merger will be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP") and that it will qualify as a tax-free "reorganization" for United States federal income tax purposes. Merrill Lynch also assumed that the final form of the Merger Agreement would be substantially similar to the most recent draft that Firstar provided to Merrill Lynch. Firstar believes that such draft was substantially similar to the final version of the Merger Agreement.

    Merrill Lynch's opinion is necessarily based upon market, economic and other conditions as in effect on, and on the information made available to Merrill Lynch as of, the date of its opinion. For the purpose of rendering its opinion, Merrill Lynch assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Merger Agreement, including in all respects material to its analysis, that the representations and warranties of each party in the Merger Agreement and all related documents and instruments (collectively, the "DOCUMENTS") contained therein are true and correct, that each party to the Documents will perform all of the covenants and agreements required to be performed by such party under such Documents, and that all conditions to consummation of the Merger will be satisfied without waiver thereof. Merrill Lynch also assumed that, in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendment or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the Combined Company or contemplated benefits of the Merger, including the Expected Synergies. In connection with the preparation of its opinion, Merrill Lynch was not authorized by Firstar or the Firstar Board to solicit, nor did Merrill Lynch solicit, third party indications of interest for the acquisition of all or any part of Firstar. Merrill Lynch's opinion is not an expression of an opinion as to the prices at which shares of Firstar Common Stock or shares of Star Common Stock will trade following the announcement of the Merger, or the actual value of the shares of the Combined Company Common Stock when issued pursuant to the Merger, or the prices at which the shares of the Combined Company Common Stock will trade following the consummation of the Merger.

    Merrill Lynch has in the past two years provided financial advisory, investment banking and other services to Firstar unrelated to the proposed Merger and has received approximately $1 million in fees for the rendering of such services. Merrill Lynch may provide such services to the Combined Company in the future and receive fees therefor. In addition, in the ordinary course of its business, Merrill Lynch also may actively trade the shares of Firstar Common Stock and other securities of Firstar and its affiliates and the shares of Star Common Stock and other securities of Star and its affiliates for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

    PRESENTATION TO THE FIRSTAR BOARD. In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, Firstar or Star. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, the Merrill Lynch Opinion was among several factors taken into consideration by the Firstar Board in making its determination to approve the Merger Agreement and the Merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Firstar Board or Firstar's management with respect to the fairness of the Exchange Ratio.

    The following is a brief summary of the material analyses presented by Merrill Lynch to the Firstar Board in connection with the rendering of the Merrill Lynch Opinion.

    PREMIUM ANALYSIS. Based upon the closing price of Star Common Stock on June 29, 1998 of $64.375 (the last trading day prior to Merrill Lynch's presentation to the Firstar Board), the Exchange Ratio results in an implied price of $48.93 per share of Firstar Common Stock, representing a premium of approximately 45.2% to the closing price of $33.69 of Firstar Common Stock as of June 29, 1998. After giving effect to the Merger, Firstar Shareholders would have a fully diluted ownership interest of approximately 50.3% in the PRO FORMA Combined Company, based on the Exchange Ratio.

    DISCOUNTED DIVIDEND ANALYSIS--FIRSTAR. Merrill Lynch performed a discounted dividend analysis to estimate a range of present values per share of Firstar Common Stock assuming Firstar continued to operate as a stand-alone entity. This range was determined by adding (i) the present value of the estimated future dividend stream that Firstar could generate, and (ii) the present value of the "terminal value" of Firstar Common Stock at December 31, 2003. In calculating a terminal value of Firstar Common Stock at December 31, 2003 Merrill Lynch applied a multiple of 14x to 16x to year 2004 forecasted cash earnings, and then discounted such terminal value back to June 30, 1998 using discount rates from 12% to 14%, which Merrill Lynch viewed as the appropriate range of discount rates for a company with Firstar's risk characteristics. In performing this analysis, Merrill Lynch assumed an annual asset growth rate of 5%. Merrill Lynch used Firstar management's earnings estimates for 1998 and 1999. For periods after 1999, earnings were grown at Firstar management's estimated long-term earnings growth rate of 9%. Merrill Lynch also assumed that earnings in excess of those necessary to maintain Firstar's tangible common equity ratio at 7.0% are dividendable. Based on the above assumptions, the stand-alone present value of the Firstar Common Stock ranged from $31.06 to $37.63 per share.

    DISCOUNTED DIVIDEND ANALYSIS--FIRSTAR WITH EXPECTED SYNERGIES. Merrill Lynch also performed a discounted dividend analysis to estimate a range of present values per share of Firstar Common Stock assuming Firstar continued to operate as a stand-alone entity, but that included the value associated with the Expected Synergies. This range was arrived at using the same valuation methodology set forth in the preceding paragraph in terms of calculating the terminal value of Firstar and the discount rates applicable thereto, except that Merrill Lynch used both Firstar management assumptions (1998 EPS of $2.06, 1999 EPS of $2.29, and 9% long-term growth rate) and First Call assumptions (1998 EPS of $2.08, 1999 EPS of $2.27, and 10% long-term growth rate) in its analysis. Merrill Lynch further assumed, based on information provided orally by Star and Firstar, that pre-tax synergies of $215 million would be achieved (realized 50% in 1999 and 100% in 2000). Merrill Lynch's analysis also included the impact of an estimated $325 million pre-tax restructuring charge taken at June 30, 1998. Based on the above assumptions, the stand-alone present value of Firstar Common Stock ranged from $41.34 to $49.82 per share (using management's assumptions) and $42.29 to $51.02 per share (using First Call assumptions). First Call is a recognized data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors.

    DISCOUNTED DIVIDEND ANALYSIS--STAR. Merrill Lynch performed a discounted dividend analysis to estimate a range of present values per share of Star Common Stock assuming Star continued to operate as a stand-alone entity. The range was determined by adding (i) the present value of the estimated future dividend stream that Star could generate, and (ii) the present value of the "terminal value" of Star Common Stock at December 31, 2003. In calculating a terminal value of Star Common Stock at December 31, 2003 Merrill Lynch applied a multiple of 14x to 16x to year 2004 forecasted cash earnings, and then discounted such terminal value back to June 30, 1998 using discount rates from 12% to 14%, which Merrill Lynch viewed as the appropriate range of discount rates for a company with Star's risk characteristics. In performing this analysis, Merrill Lynch assumed an annual asset growth rate of 5%. Merrill Lynch used Star management's earnings estimates for 1998 and 1999. For periods after 1999, earnings were grown at Star management's long-term growth rate of 15%. Merrill Lynch also assumed that earnings in excess of those necessary to maintain Star's tangible common equity ratio at 5.25% are dividendable. Based on the above assumptions, the stand-alone present value of the Star Common Stock ranged from $55.53 to $67.62 per share.

    PRO FORMA DISCOUNTED DIVIDEND ANALYSIS. Merrill Lynch also performed a PRO FORMA discounted dividend analysis to estimate a range of present values per share of Star and Firstar based on the PRO FORMA Combined Company. This range was arrived at using the same valuation methodology applied in the preceding paragraphs in terms of calculating the terminal value of the Combined Company and the discount rates applicable thereto. Merrill Lynch also made the same assumptions as set forth in the preceding paragraph with respect to Star, except that Merrill Lynch assumed the PRO FORMA company grows at an annual rate of 15% (equal to Star management's estimate) after 2001, and also assumed that pre-tax synergies of $215 million would be achieved (realized 50% in 1999 and 100% in

2000). Merrill Lynch's analysis also included the impact of an estimated $325 million pre-tax restructuring change taken at June 30, 1998. Based on the above assumptions, the present value of Star Common Stock ranged from $58.38 to $71.02 per share. Merrill Lynch then applied the Exchange Ratio to the PRO FORMA discounted dividend values arrived at per share of Star Common Stock to determine a range of present values per share of Firstar Common Stock. Merrill Lynch determined that the present value of the Firstar Common Stock under this analysis ranged from $44.37 to $53.97 per share, and that the corresponding range of premiums to Firstar Common Stock as of June 29, 1998 (the last trading day prior to Merrill Lynch's presentation to the Firstar Board) based on such analysis was 32% to 60%, respectively.

    The analyses set forth in each of the preceding four paragraphs is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Dividend discount analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

    CONTRIBUTION ANALYSIS. Merrill Lynch reviewed the relative contributions of Firstar (PRO FORMA for the pending acquisition of Cargill Leasing) and Star (PRO FORMA for its merger with Trans Financial, Inc. ("TRANS FINANCIAL") and its purchase of Banc One Corporation deposits) to the Combined Company based on financial data as of March 31, 1998, the Firstar Common Stock price of $33.69, and the Star Common Stock price of $64.375, each as of June 29, 1998. Merrill Lynch compared the PRO FORMA implied equity ownership interests of Firstar and Star of 50.3% and 49.7%, respectively (based on the Exchange Ratio), with Firstar's and Star's percentage contributions to (i) total assets of 54.6% and 45.5%, respectively, (ii) total loans of 54.8% and 45.2%, respectively, (iii) total deposits of 53.2% and 46.8%, respectively, (iv) common equity of 52.6% and 47.4%, respectively, (v) tangible common equity of 63.0% and 37.0%, respectively, (vi) fully diluted market capitalization (based on fully diluted shares based on stated shares outstanding and options accounted for under the treasury stock method based on the market price as of June 29, 1998) of 41.0% and 59.0%, respectively, (vii) 1999 estimated net income (based on management earnings estimates) of 48.3% and 51.7%, respectively, and (viii) 2000 estimated net income (based on management's 1999 estimate and management's long-term earnings growth rate) of 47.0% and 53.0%, respectively.

    COMPARISON OF SELECTED COMPARABLE COMPANIES. Merrill Lynch compared selected operating and stock market results of Firstar and Star to the publicly available corresponding data of certain other companies (PRO FORMA for pending acquisitions) that Merrill Lynch deemed to be relevant, including SouthTrust Corporation, Mercantile Bancorporation, Inc., Summit Bancorp., Huntington Bancshares Incorporated, Northern Trust Corporation, Regions Financial Corporation, Crestar Financial Corporation, Marshall & Ilsley Corporation, AmSouth Bancorporation, Union Planters Corporation, First Security Corporation, and First Tennessee National Corporation (collectively, the "MERRILL PEER GROUP"). The comparison showed with regard to stock trading multiples, among other things, that based on financial data as of March 31, 1998, earnings estimates from First Call as of June 29, 1998, and market prices as of June 29, 1998 (i) Firstar's and Star's market prices as multiples of book value were 2.81x and 4.35x, respectively, compared with the mean for the Merrill Peer Group of 3.21x, (ii) Firstar's and Star's market prices as multiples of tangible book value were 3.35x and 7.95x, respectively, compared with the mean for the Merrill Peer Group of 3.70x, (iii) Firstar's and Star's market prices per share as multiples of 1998 First Call estimated EPS (calculated in accordance with GAAP) were 16.20x and 24.29x, respectively, compared with the mean for the Merrill Peer Group of 18.52x, (iv) Firstar's and Star's market prices per share as multiples of First Call 1999 estimated EPS (calculated in accordance with GAAP) were 14.84x and 20.12x, respectively, compared with the mean for the Merrill Peer Group of 16.52x, (v) Firstar's and Star's market prices per share as multiples of 1998 estimated cash EPS were 15.10x and 21.01x, respectively, compared with the mean for the Merrill Peer Group of 17.51x, (vi) Firstar's and Star's market prices per share as multiples of 1999 estimated cash EPS were 13.91x and 17.82x, respectively, compared with the mean for the Merrill Peer Group of 15.71x, (vii) Firstar's and Star's First Call projected five-year EPS growth rate were 10% and 15%, respectively, compared with a mean for the Merrill Peer Group of 11%, and (viii) Firstar's and Star's 1999 P/E divided by projected five-year EPS growth rate were 148% and 134%, respectively, compared with a mean for the Merrill Peer Group of 148%.

    The comparison also showed with regard to certain profitability ratios, among other things, that based on financial data as of March 31, 1998 (and PRO FORMA for pending acquisitions) (i) Firstar's and Star's return on average assets were 1.51% and 1.90%, respectively, compared with the mean for the Merrill Peer Group of 1.37%, (ii) Firstar's and Star's return on average common equity were 17.20% and 20.10%, respectively, compared with the mean for the Merrill Peer Group of 17.15%, (iii) Firstar's and Star's net interest margin were 4.37% and 4.73%, respectively, compared with the mean for the Merrill Peer Group of 3.89%, (iv) Firstar's and Star's efficiency ratio were 57.8% and 44.2%, respectively, compared with the mean for the Merrill Peer Group of 56.4%, (v) Firstar's and Star's ratio of non-interest expense to average assets were 3.88% and 2.95%, respectively, compared with the mean for the Merrill Peer Group of 3.39%, and (vi) Firstar's and Star's ratio of non-interest fee income to revenues were 40.1% and 31.4%, respectively, compared with the mean for the Merrill Peer Group of 36.3%.

    The comparison further showed with regard to certain balance sheet and asset quality ratios, among other things, that based on financial data as of March 31, 1998 and based on Star balance sheet data that is PRO FORMA for pending acquisitions (i) Firstar's and Star's ratio of loans to deposits were 91.4% and 85.8%, respectively, compared with the mean for the Merrill Peer Group of 90.1%,
(ii) Firstar's and Star's ratio of equity to assets were 8.35% and 9.06%, respectively, compared with the mean for the Merrill Peer Group of 8.02%, (iii) Firstar's and Star's ratio of tangible common equity to tangible assets were 7.11% and 5.17%, respectively, compared with the mean for the Merrill Peer Group of 6.94%, (iv) Firstar's and Star's ratio of intangibles to common equity were 16.0% and 45.3%, respectively, compared with the mean for the Merrill Peer Group of 13.6%, (v) Firstar's and Star's ratio of non-performing assets to assets were each 0.39%, compared with the mean for the Merrill Peer Group of 0.42%, (vi) Firstar's and Star's ratio of reserves to non-performing assets were 273.8% and 302.6%, respectively, compared with the mean for the Merrill Peer Group of 255.6%, and (vii) Firstar's and Star's ratio of reserves to loans were 1.58% and 1.55%, respectively, compared with the mean for the Merrill Peer Group of 1.49%.

    PEER GROUP STOCK RETURN ANALYSIS. Merrill Lynch analyzed the compound annual growth rates of the stock prices (adjusted for reinvestment of dividends in stock) of the companies in the Merrill Peer Group and those companies that are in the S&P Bank Index as compared to Firstar and Star, based on one-year, two-year, three-year, four-year, and five-year growth rates. The mean of the Merrill Peer Group and the S&P Bank Index of the one-year growth rates were 32% and 24%, respectively, compared to 9% and 42% for Firstar and Star, respectively. The mean of the Merrill Peer Group and the S&P Bank Index of the two-year growth rates were 44% and 39%, respectively, compared to 25% and 71% for Firstar and Star, respectively. The mean of the Merrill Peer Group and the S&P Bank Index of the three-year growth rates were 38% and 37%, respectively, compared to 30% and 64% for Firstar and Star, respectively. The mean of the Merrill Peer Group and the S&P Bank Index of the four-year growth rates were 31% and 30%, respectively, compared to 23% and 53% for Firstar and Star, respectively. The mean of the Merrill Peer Group and the S&P Bank Index of the five-year growth rates were in each case 25%, compared to 20% and 43% for Firstar and Star, respectively.

    PRO FORMA FINANCIAL IMPACT. Merrill Lynch analyzed the PRO FORMA per share impact of the Merger on a variety of measures of Firstar and Star including, among other things, EPS, book value per share, tangible book value per share, and dividends. The analysis was based on the assumption that the Combined Company would realize projected synergies within the time periods specified by Firstar and Star, and assumed management's estimates as to the amount of fully phased-in pre-tax synergies.

    The analyses performed indicated that, on a per share basis, the Merger would be accretive to Firstar's and Star's estimated EPS (calculated in accordance with GAAP) in 1999 and 2000 based on consensus First Call earnings estimates and management earnings estimates provided by Firstar and Star and estimated pre-tax synergies of $215 million (realized 50% in 1999 and 100% in 2000).

    The analyses performed also indicated that the Merger would be dilutive to Firstar's and Star's book value per share as of the closing of the Merger, assuming the impact of management's estimated restructuring charge of $325 million per-tax. The analysis performed further indicated that the Merger would be accretive to Star's and dilutive to Firstar's tangible book value per share as of the closing of the Merger assuming the impact of management's estimated restructuring charge of $325 million pre-tax. The analysis performed further indicated that the Merger would not have an effect on Firstar's dividend and would be accretive to Star's dividend assuming the Combined Company's dividend is $1.21 per share.

    TRANSACTION PRICING MULTIPLE ANALYSIS. Merrill Lynch performed a transaction pricing multiple analysis comparing the transaction offer value in the Merger to certain comparable transactions (which included all bank transactions greater than $2 billion in value announced since January 1, 1997). Merrill Lynch determined that (i) the transaction value as a multiple of fully diluted book value (based on financial data for the period ending March 31, 1998 and fully diluted shares include options accounted for under the treasury stock method) was 4.12x compared to the average of 3.75x for comparable transactions,
(ii) the transaction value as a multiple of fully diluted tangible book value (based on financial data for the period ending March 31, 1998 and fully diluted shares include options accounted for under the treasury stock method) was 4.90x compared to the average of 4.38x for comparable transactions, (iii) the transaction value as a multiple of last twelve months fully diluted EPS was 24.22x compared to the average of 25.15x for comparable transactions, (iv) the transaction value as a multiple of 1998 and 1999 estimated EPS (based on consensus First Call earnings estimates as of June 29, 1998) was 23.52x and 21.55x, respectively, compared to the average of 21.56x for comparable transactions for 1998, and (v) the transaction value as a multiple of 1998 and 1999 estimated EPS (based on management earnings estimates) was 23.75x and 21.36x, respectively. Merrill Lynch further determined that the transaction value as a premium to (x) the per share closing price of Firstar Common Stock on June 29, 1998 (the last trading day prior to Merrill Lynch's presentation to the Firstar Board) was 45.2% compared to 36% in comparable transactions, (y) the average per share price of Firstar Common Stock during the 30-day period prior to June 29, 1998 was 38.4% compared to 31.3% in comparable transactions, and (z) the 52-week high of Firstar Common Stock was 12%.

    IMPLIED OFFER VALUE BASED ON STAR HISTORICAL TRADING VALUATION. Merrill Lynch reviewed the implied offer value per share to Firstar Common Stock based on the price of Star Common Stock at different intervals during the period commencing 90 trading days prior to June 29, 1998 using the 5-day, 10-day, 15-day, 20-day, 30-day, 60-day and 90-day average closing price of Star Common Stock during such period. Using such average closing prices, Merrill Lynch observed that the implied value per share to Firstar Common Stock was between $46.45 and $48.93 during such period.

    TERM OF ENGAGEMENT. Firstar retained Merrill Lynch based upon its experience and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm. Merrill Lynch, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    Pursuant to a letter agreement between Firstar and Merrill Lynch, dated as of June 16, 1998, Firstar agreed to pay Merrill Lynch (i) a fee of $250,000, payable upon the execution of the letter agreement, (ii) an additional fee of $3.5 million, payable at the signing of the Merger Agreement, and (iii) a transaction fee of $20 million if and when the Merger Agreement or any other merger transaction with Star is consummated. Any fees previously paid to Merrill Lynch under the provisions of the letter agreement described in clauses (i) and (ii) above will be deducted from any fee to which Merrill Lynch is entitled pursuant to clause (iii). Firstar also agreed to reimburse Merrill Lynch for certain expenses incurred in connection with its activities under the letter agreement. Firstar further agreed to indemnify Merrill Lynch and its respective affiliates for certain liabilities related to or arising out of their respective engagements.

THE EFFECTIVE TIME

    Subject to the satisfaction or waiver of certain conditions contained in the Merger Agreement, the parties will cause the Effective Time to occur on a date to be specified by the parties, which shall be the first day that is (i) the last business day of a month; and (ii) at least two business days after the last to occur of the satisfaction or waiver of the conditions described under "--Conditions to the Merger," including, without limitation: (a) the receipt of the required shareholder approvals of Star and Firstar, (b) the receipt of all regulatory approvals required to consummate the transactions contemplated by the Merger Agreement and the expiration of any required waiting periods, (c) the effectiveness of the Registration Statement (as defined herein), with no stop order suspending the effectiveness of the Registration Statement having been issued and no proceedings for that purpose having been initiated or threatened by the Securities and Exchange Commission (the "COMMISSION"), and (d) the listing on the NYSE of the Combined Company Common Stock to be issued in the Merger; or such other date to which the parties may agree in writing.

    At the Effective Time, the Firstar Shareholders will cease to be Firstar Shareholders, and will have no rights as Firstar Shareholders, and the Star Shareholders will cease to be Star Shareholders, and will have no rights as Star Shareholders, other than, in each case, the right to receive (i) the number of shares of Combined Company Common Stock and, with respect to Firstar Shareholders, cash in lieu of fractional shares, if any, to which they may be entitled; and (ii) any dividend or other distribution with respect to Firstar Common Stock or Star Common Stock, as applicable, with a record date occurring prior to the Effective Time. After the Effective Time, there will be no transfers on the stock transfer books of Firstar or of shares of Firstar Common Stock, and no transfers on the stock transfer books of Star or of shares of Star Common Stock.

EXCHANGE OF CERTIFICATES

    At or prior to the First Effective Time, the parties will deposit, or will cause to be deposited, with Firstar Bank Milwaukee, National Association, a wholly-owned subsidiary of Firstar, the Exchange Agent (the "EXCHANGE AGENT"), certificates representing the shares of Combined Company Common Stock ("COMBINED COMPANY CERTIFICATES"), and an estimated amount of cash to be paid in lieu of fractional shares, to which a holder of record of certificates for shares formerly representing Star Common Stock ("STAR CERTIFICATES") and Firstar Common Stock ("FIRSTAR CERTIFICATES" and, with the Star Certificates, "CERTIFICATES") would otherwise be entitled based on the Exchange Ratio (such cash and Combined Company Certificates, together with any dividends or distributions with respect thereto (without any interest thereon), the "EXCHANGE FUND").

    As soon as practicable after the Effective Time, the Exchange Agent will mail to each holder of record of shares of Firstar Common Stock and Star Common Stock transmittal materials for use in exchanging such Certificates for the consideration due in respect thereof. At the Effective Time, a Firstar Shareholder's shares of Firstar Common Stock and a Star Shareholder's shares of Star Common Stock will be converted into the right to receive (i) Combined Company Certificates into which Firstar Shareholder's shares of Firstar Common Stock or Star Shareholder's shares of Star Common Stock are converted, and (ii) a check in respect of any fractional share interests or dividends or distributions that such person will be entitled to receive. The Combined Company Certificates and any checks will be delivered to such Firstar Shareholder or Star Shareholder, as applicable, upon delivery to the Exchange Agent of the applicable Certificates (or indemnity reasonably satisfactory to the Combined Company and the Exchange Agent if any of such Certificates are lost, stolen or destroyed) owned by such Firstar Shareholder or Star Shareholder, as applicable. No interest will be paid on any such cash to be paid upon such delivery.

    NEITHER THE FIRSTAR SHAREHOLDERS NOR THE STAR SHAREHOLDERS SHOULD SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE TRANSMITTAL MATERIALS FROM THE EXCHANGE AGENT. HOWEVER, IF YOU WANT TO EXCHANGE YOUR CERTIFICATES FOR A BOOK-ENTRY POSITION, YOU MAY SEND US YOUR CERTIFICATES AT ANY TIME.

    No fractional shares of Combined Company Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, the Combined Company will pay to each Firstar Shareholder who would otherwise be entitled to a fractional share of Combined Company Common Stock (after taking into account all Firstar shares owned by such shareholder) an amount in cash to be paid in lieu of fractional shares (without interest) determined by multiplying such fraction (rounded to the nearest thousandth) by the closing sale price of Star Common Stock on the NYSE composite tape on the last full trading day prior to the Effective Time.

    Notwithstanding the foregoing, neither the Exchange Agent nor any party to the Merger Agreement will be liable to any holder of Firstar Common Stock or Star Common Stock (or, if after the Effective Time, former Firstar Shareholder or former Star Shareholder) for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

    No dividends or other distributions with respect to Combined Company Common Stock with a record date occurring after the Effective Time will be paid to the holder of any unsurrendered Certificate, and such holder will not have voting rights with respect to such Combined Company Common Stock, until the holder thereof surrenders such Certificate in accordance with the terms of the Merger Agreement. After the proper surrender of a Certificate, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Combined Company Common Stock.

CONDUCT OF BUSINESS PRIOR TO THE MERGER AND OTHER COVENANTS

    Prior to the Effective Time, except as expressly contemplated by the Merger Agreement, (i) without the prior written consent of Star (which consent will not be unreasonably withheld or delayed), Firstar will not, and will cause each of its Subsidiaries (as defined herein) not to, and (ii) without the prior written consent of Firstar (which consent will not be unreasonably withheld or delayed), Star will not, and will cause each of its Subsidiaries not to:

        (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from a wholly-owned direct or indirect subsidiary (a "SUBSIDIARY") of such party to such party or another wholly-owned Subsidiary of such party), except that (1) Star may pay quarterly cash dividends on Star Common Stock in an amount not to exceed the rate payable on such Star Common Stock as of the date of the Merger Agreement, and (2) Firstar may pay quarterly cash dividends on Firstar Common Stock in an amount not to exceed the rate payable on such Firstar Common Stock as of the date of the Merger Agreement (together with any rate increase consistent with past practice); or

        (b) except as disclosed to the other party prior to the execution of the Merger Agreement, enter into or amend any employment, severance or similar agreement or arrangement with any director or officer or employee or collective bargaining agreement, or materially modify any of its Benefit Plans (as defined in the Merger Agreement) or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except (1) normal individual increases in compensation to employees consistent with past practice or (2) as required by law or contract; or

        (c) authorize, recommend, propose, or announce an intention to authorize, so recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination, any acquisition or disposition of a material amount of assets, including mortgage servicing rights, loans or securities as well as any release or relinquishment of any material contract rights (except in the usual course of business consistent with past practices), PROVIDED, HOWEVER, that the foregoing shall not prohibit internal reorganizations or consolidations involving existing Subsidiaries; or

        (d) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms; or

        (e) settle any material claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice; or

        (f) propose or adopt any amendments to its articles of incorporation, association or other charter document or bylaws or code of regulations; or

        (g) issue, sell, grant, confer or award any of its Equity Securities (where "EQUITY SECURITIES" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities of rights convertible into, shares of any capital stock or other Equity Securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other Equity Securities) or any debt securities having the right to vote on matters on which stockholders may vote or purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise (except for (1) shares of Firstar Common Stock or Star Common Stock, as applicable, issued upon exercise of Firstar Stock Options or Star Stock Options, respectively, outstanding on the date of the Merger Agreement or issued in accordance with this paragraph (g), (2) pursuant to the Stock Option Agreements, (3) any such transactions between a wholly-owned Subsidiary and its parent, (4) in accordance with the Firstar Stock Plans and Star Stock Plans consistent with past practice, (5) as agent for stockholders reinvesting dividends pursuant to a dividend reinvestment plan in accordance with the terms thereof as in effect on the date of the Merger Agreement, (6) for the acquisition of trust account shares and shares with respect to debts previously contracted, (7) with respect to Firstar, any repurchases of Firstar Common Stock to maintain a pool of up to 500,000 shares in the form of treasury shares for the purpose of reissuance upon the exercise of Firstar Stock Options, or (8) in the ordinary course of business consistent with past practice (such party agreeing to promptly notify the other party of any such transactions)) or effect any stock split or adjust, combine, reclassify or otherwise change its equity capitalization as it existed on the date of the Merger Agreement; or

        (h) solicit, encourage or authorize any individual, corporation or other entity to solicit or encourage from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger of it or any of its Subsidiaries with any corporation or other entity other than as provided by the Merger Agreement (and each party shall promptly notify the other of all of the relevant details relating to all inquiries and proposals that it may receive relating to any of such matters); or

        (i) take any action that would (1) materially adversely affect, impede or delay the consummation of the transactions contemplated by the Merger Agreement and the Stock Option Agreements or the ability of Star or Firstar to obtain any approval of any regulatory authority required for the transactions contemplated by the Merger Agreement and the Stock Option Agreements or to perform its covenants and agreements under the Merger Agreement and the

    Stock Option Agreements, (2) prevent the First Step Merger or the Second Step Merger from qualifying as a "reorganization" within the meaning of
    Section 368(a) of the Code, or (3) prevent the transactions contemplated hereby from qualifying as a "pooling of interests" for accounting and financial reporting purposes; or

        (j) other than in the ordinary course of business consistent with past practice and other than indebtedness of up to $800 million incurred by Firstar and its Subsidiaries to fund Firstar's purchase from Cargill Corporation of Cargill Leasing and to redeem Firstar's $100 million aggregate principal amount of 7.15% Notes due September 1, 2000, and indebtedness of up to $100 million under Firstar's bank facilities for liquidity purposes, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of Star or any of its wholly-owned Subsidiaries to Star or any of its wholly-owned Subsidiaries, on the one hand, or of Firstar or any of its wholly-owned Subsidiaries to Firstar or any of its wholly-owned Subsidiaries, on the other hand), assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit and entering into repurchase agreements); or

        (k) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines; or

        (l) other than the sale of up to $250 million of investment securities by Firstar and its Subsidiaries, materially restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported as of the date of the Merger Agreement; or

        (m) except as required by applicable law or regulation, (1) implement or adopt, any material change in its interest rate and other risk management policies, procedures or practices, (2) fail to follow in any material respect its existing policies or practices with respect to managing its exposure to interest rate and other risk, or (3) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk; or

        (n) take any action or make any determination the effect of which would result in the transactions contemplated by the Merger Agreement constituting or being deemed to be a "Change in Control" within the meaning of the Firstar Supplemental Retirement Plan for Key Executives and the Firstar Corporation Pension Plan; or

        (o) agree in writing or otherwise to take any of the foregoing actions.

    The Merger Agreement also contains certain other agreements relating to the conduct of the parties prior to the Effective Time, including those requiring the parties (i) to provide the other party with reasonable access to information regarding such party, including certain regulatory reports and credit information (except insofar as such access would violate or prejudice the rights of customers, jeopardize the attorney-client privilege or contravene certain legal, fiduciary or contractual obligations) under the condition that no such confidential information be shared with any third party except as required by applicable law; (ii) to cooperate in the preparation of the Registration Statement and this Joint Proxy Statement-Prospectus; (iii) to cooperate in preparing, filing and obtaining all necessary regulatory approvals; (iv) to use their reasonable best efforts to obtain all necessary shareholder approvals; (v) to furnish copies of monthly and other interim financial statements; (vi) to consult and agree upon the form of any proposed press release concerning the Merger without the other party's approval (except as otherwise required by applicable law); (vii) to use reasonable best efforts to maintain existing insurance; (viii) to coordinate on the conforming of loan, accrual and reserve policies; (ix) to coordinate payments of dividends so that Star and Firstar Shareholders do not receive multiple dividends, or fail to receive a dividend, in any calendar quarter; (x) to coordinate on the issuance of shares, if necessary, to reduce the aggregate number of "tainted treasury shares"; (xi) to revise the structure of the First Step Merger at the request of either party; and (xii) to take whatever action is necessary to amend the Combined Company Articles and the Combined Company By-laws to conform such documents to the requirements of the Delaware General Corporation Law or the WBCL, as applicable.

    The Combined Company has agreed to provide indemnification to the officers and directors of Star and Firstar for six years after the Effective Time against certain liabilities in connection with such individual's status. The Combined Company has also agreed that it will cause directors and officers of Star and Firstar immediately prior to the Effective Time to be covered with respect to events occurring before the Effective Time by such party's directors and officers liability insurance policy (or a substantially similar policy) for six years following the Effective Time, PROVIDED, HOWEVER, that in no event shall the Combined Company be required to expend more than 200% of the current amount expended by Star and Firstar to maintain or procure insurance coverage. The parties have also agreed to list the shares of Combined Company Common Stock to be issued in the Merger on the NYSE.

CONDITIONS TO THE MERGER

    The obligation of each of the parties to consummate the Merger is conditioned upon the satisfaction at or prior to the Effective Time of each of the following: (i) approval of the Merger Agreement and the transactions contemplated by the Merger Agreement by the requisite vote of the Firstar Shareholders and the Star Shareholders; (ii) the receipt of all regulatory approvals required to consummate the transactions contemplated by the Merger Agreement unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Combined Company; (iii) no order, decree or injunction of any court or agency of competent jurisdiction will be in effect, and no law, statute or regulation will have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of any of the transactions contemplated by the Merger Agreement; (iv) the representations and warranties of each party contained in the Merger Agreement will be true and correct at the time of the Merger Agreement and at the Closing Date (as defined herein) except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, and other than any inaccuracies which would not be reasonably likely, individually or in the aggregate, to have a material adverse effect on the party by whom such representations and warranties were made (and the covenants of the other party will have been performed or complied with in all material respects); (v) no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been initiated or threatened by the Commission or any other regulatory authority; (vi) Star and Firstar shall have received from Wachtell, Lipton, Rosen & Katz, and Simpson Thacher & Bartlett, respectively, an opinion, dated in each case as of the date of the closing of the Merger (the "CLOSING DATE") as described under "--Material Federal Income Tax Consequences"; (vii) the shares of Combined Company Common Stock issuable pursuant to the Merger Agreement will have been approved for listing on the NYSE, subject to official notice of issuance; and (viii) Star and Firstar shall have received from Arthur Andersen LLP and KPMG Peat Marwick LLP, their respective independent certified public accountants, their respective opinions that the Merger will qualify for "pooling of interests" accounting treatment under GAAP. The obligation of Star to consummate the Merger is also conditioned upon the occurrence of the First Effective Time and the consummation of the First Step Merger.

    No assurance can be provided as to if or when the regulatory approvals necessary to consummate the Merger will be obtained or whether all of the other conditions precedent to the Merger will be satisfied or waived by the party permitted to do so.

TERMINATION OF THE MERGER AGREEMENT

    The Merger Agreement may be terminated, and the Merger may be abandoned: (i) at any time prior to the Effective Time, by the mutual written consent of the Boards of Directors of the parties; (ii) at any time prior to the Effective Time, by either party if its Board of Directors so determines in the event of either a significant breach by the other party of any of its representations or warranties contained in the Merger Agreement, which breach has not been cured within 90 days after the giving of written notice to the breaching party of such breach, or a material breach by the other party of any of its covenants or agreements contained in the Merger Agreement, which breach has not been cured within 90 days after the giving of written notice to the breaching party of such breach; (iii) at any time prior to the Effective Time, by either party, in the event that the Merger is not consummated by June 30, 1999, except to the extent that the failure of the Merger then to be consummated arises out of or results from the failure of the party seeking to terminate the Merger Agreement to perform or observe the covenants and agreements of such party set forth in the Merger Agreement; and (iv) by either party, in the event any required shareholder approval is not obtained at the Firstar Special Meeting or the Star Special Meeting.

    In the event of termination of the Merger Agreement pursuant to its terms and the abandonment of the Merger, no party to the Merger Agreement will have any liability or further obligation to any other party except for the breach of certain representations, warranties, covenants and agreements that survive termination.

WAIVER; AMENDMENT; EXPENSES

    Prior to the Effective Time, and subject to compliance with applicable law, any provision of the Merger Agreement may be (i) waived by the party benefited by the provision, or (ii) amended or modified at any time, by an agreement in writing among the parties approved by their respective Boards of Directors, PROVIDED, HOWEVER, that, after shareholder approval, no such amendment that under applicable law requires further shareholder approval shall be made without such shareholder approval. The Merger Agreement permits the parties to adopt the Alternative Structure at the request of either Firstar or Star. See "The Merger--Description of the First Step Merger and the Second Step Merger."

    Each party to the Merger Agreement will bear all expenses incurred by it in connection with the Merger Agreement and the transactions contemplated thereby, except that the expenses of Firstar (WI) related to the preparation, filing and mailing of this Joint Proxy Statement-Prospectus and the Registration Statement shall be equally shared by Star and Firstar.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the material U.S. federal income tax consequences of the Merger to holders of Star Common Stock and Firstar Common Stock who hold such stock as a capital asset. This summary is based on the Code, Treasury regulations thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the consequences of the Merger and, in particular, may not address U.S. federal income tax considerations applicable to Star Shareholders or Firstar Shareholders subject to special treatment under U.S. federal income tax law (including, for example, non-U.S. persons, financial institutions, dealers in securities, insurance companies or tax-exempt entities, holders who acquired Star Common Stock or Firstar Common Stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, Dissenting Star Shareholders (as defined herein) and holders of Star Common Stock or Firstar Common Stock who hold shares as part of a hedge, straddle or conversion transaction). In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. HOLDERS OF STAR COMMON STOCK AND FIRSTAR COMMON STOCK ARE URGED TO CONSULT WITH THEIR TAX ADVISOR REGARDING TAX

CONSEQUENCES OF THE MERGER PARTICULAR TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, FOREIGN AND OTHER TAX LAWS.

    In connection with the filing of the Registration Statement, Star and Firstar have received opinions of Wachtell, Lipton, Rosen & Katz, special counsel to Star, and Simpson Thacher & Bartlett, special counsel to Firstar, respectively, dated the date hereof and based upon certain customary assumptions and factual representations (including representations of Star, Firstar, and Firstar (WI) with respect to certain aspects of their assets, liabilities, expenses and capital structures prior to and at the First Effective Time and the Second Effective Time and with respect to their plans concerning certain aspects of the Combined Company's assets, liabilities, expenses and capital structure following the Merger), that for U.S. federal income tax purposes:

        (i) each of the First Step Merger and the Second Step Merger will constitute a reorganization under Section 368(a) of the Code; Firstar, Firstar (WI), and Merger Sub will each be a party to the reorganization in respect of the First Step Merger; and Firstar, Firstar (WI), and Star will each be a party to the reorganization in respect of the Second Step Merger;

        (ii) no gain or loss will be recognized by Firstar, Firstar (WI), or Merger Sub as a result of the First Step Merger or by Firstar, Firstar (WI), or Star as a result of the Second Step Merger;

        (iii) no gain or loss will be recognized by Firstar Shareholders who exchange all of their Firstar Common Stock solely for Combined Company Common Stock pursuant to the First Step Merger (except with respect to cash received in lieu of a fractional share interest in Combined Company Common Stock); and

        (iv) no gain or loss will be recognized by Star Shareholders who exchange all of their Star Common Stock solely for Combined Company Common Stock pursuant to the Second Step Merger.

    In addition, Wachtell, Lipton, Rosen & Katz and Simpson Thacher & Bartlett will, subject to the following qualifications, deliver to Star and Firstar, respectively, their opinions, dated as of the Closing Date, to the foregoing effect (the "TAX OPINIONS"). The obligations of the parties to consummate the Merger are conditioned upon the receipt by Star and Firstar of the Tax Opinions. Wachtell, Lipton, Rosen & Katz and Simpson Thacher & Bartlett will render the Tax Opinions on the basis of facts, representations and assumptions set forth or referred to in such Tax Opinions that are consistent with the state of facts existing at the Effective Time. In rendering the Tax Opinions, Wachtell, Lipton, Rosen & Katz and Simpson Thacher & Bartlett may require and rely upon representations contained in certificates of officers of Firstar, Firstar (WI), Star and others. The Tax Opinions are not binding on the Internal Revenue Service (the "IRS") or on the courts, and the parties do not intend to request a ruling from the IRS with respect to the Merger. Accordingly, there can be no assurance that the IRS will not challenge such conclusion or that a court will not sustain such challenge. In the event that (i) the Tax Opinions are not received, (ii) Star and Firstar determine to waive the condition to their obligations to consummate the Merger relating thereto, and (iii) the material federal income tax consequences to Star Shareholders and Firstar Shareholders are different from those described above, Star and Firstar will resolicit the approval of such holders prior to proceeding with the consummation of the Merger.

    Cash received by a Firstar Shareholder in lieu of a fractional share interest in Combined Company Common Stock will be treated as received in redemption of such fractional share interest, and a Firstar Shareholder should generally recognize capital gain or loss for U.S. federal income tax purposes measured by the difference between the amount of cash received and the portion of the tax basis of the share of Firstar Common Stock allocable to such fractional share interest. Such capital gain or loss will be a long-term capital gain or loss if the holding period for such share of Firstar Common Stock is greater than one year at the First Effective Time.

    The tax basis of the Combined Company Common Stock received by a Firstar Shareholder in the First Step Merger will be the same as such shareholder's tax basis in the Firstar Common Stock surrendered in exchange therefor, decreased by the tax basis allocated to any fractional share interest exchanged for cash. The tax basis of the Combined Company Common Stock received by a Star Shareholder in the Second Step Merger will be the same as such shareholder's tax basis in the Star Common Stock surrendered in exchange therefor. The holding period of a share of Combined Company Common Stock received in the First Step Merger or the Second Step Merger (including fractional share interests deemed received and redeemed as described above) by Firstar Shareholders and Star Shareholders, respectively, will include such shareholder's holding period in the Firstar Common Stock or Star Common Stock surrendered in exchange therefor.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    GENERAL. In connection with their approval of the Merger Agreement and the transactions contemplated thereby, the Firstar Board and the Star Board considered the proposed post-Merger participation by certain members of Firstar and Star management and of the Firstar Board and the Star Board in the management of the Combined Company or the Board of Directors of the Combined Company (the "COMBINED COMPANY BOARD"). Each of the Firstar Board and the Star Board concluded that it was in the best interests of their respective shareholders to assure that Firstar or Star, as the case may be, have the continued dedication of certain key members of executive management pending the completion of the Merger and that the Combined Company have continuity of management after the Merger. Therefore, each of the Firstar Board and the Star Board approved the Employment Agreements (as defined below) with key members of Firstar's management that are described below.

    Each of the Firstar Board and the Star Board also considered the interests of their respective officers and directors who have existing employment agreements and severance and benefit plans. In addition, the Merger Agreement contains provisions relating to the indemnification of Firstar and Star directors and officers and directors' and officers' liability insurance.

    BOARD COMPOSITION AND RELATED MATTERS POST-MERGER. After the Effective Time, the Combined Company Board will consist of 32 directors, 18 directors to be named by Star and 14 directors to be named by Firstar. See "Board of Directors, Management and Operations after the Merger."

    NEW EMPLOYMENT AGREEMENTS WITH FIRSTAR (WI). In connection with the execution of the Merger Agreement, employment agreements were entered into with each of Roger L. Fitzsimonds and John A. Becker (the "EMPLOYMENT AGREEMENTS"). The Employment Agreement for Mr. Fitzsimonds, dated as of June 30, 1998, provides that he will serve as Chairman of the Board of the Combined Company commencing at the Effective Time and terminating upon the Executive's attainment of age 62 (the "TERM"), unless terminated earlier as provided therein. Under the Employment Agreement, Mr. Fitzsimonds is entitled to receive (i) upon the earlier to occur of Mr. Fitzsimond's termination of employment and the expiration of the Term, a one-time payment equal to that which Mr. Fitzsimonds would have received pursuant to the Firstar Agreement (described below) had he been terminated by the Combined Company without cause following the Effective Time; (ii) an annual base salary (the "SALARY") of at least $700,000, but not less than that paid to the Chief Executive Officer of the Combined Company;
(iii) an annual bonus (the "BONUS") such that the sum of his Salary and Bonus is the higher of $2,000,000 or that paid to the Chief Executive Officer of the Combined Company; (iv) 100,000 shares of restricted stock and an option to purchase 200,000 shares of Combined Company Common Stock pursuant to Star's 1996 Stock Incentive Plan; (v) upon any termination, an unreduced annual retirement benefit under Firstar's qualified and nonqualified retirement plans; and (vi) participation in other employee benefit and welfare plans, fringe benefits and perquisites. In addition, upon termination of Mr. Fitzsimonds' employment for Good Reason or Retirement or termination by the Combined Company other than for Cause, death or Disability (as those terms are defined in the Employment Agreement), he shall be entitled to receive (i) Salary and a pro-rated Bonus (based on the difference between $2 million and the Executive's Salary (the "GUARANTEED BONUS")), in each case as accrued through the date of termination; (ii) Salary and the Guaranteed Bonus through the end of the Term; (iii) full vesting of all restricted stock and stock options; and (iv) payments provided under the benefit plans in which Mr. Fitzsimonds participates. The Employment Agreement also provides for a gross-up payment in the event that any payment or distribution by the Combined Company to or for the benefit of Mr. Fitzsimonds would be subject to the excise tax under Section 4999 of the Code, so that the net after-tax benefit to Mr. Fitzsimonds is equal to the pre-tax benefit of all such payments and distributions.

    The Employment Agreement for Mr. Becker, dated as of June 30, 1998, provides that he will serve as Chief Operating Officer and Vice Chairman of the Combined Company for a two-year term commencing at the Effective Time, unless terminated earlier as provided therein. Under the Employment Agreement, Mr. Becker is entitled to receive (i) upon the earlier to occur of Mr. Becker's termination of employment and the expiration of the two-year term, a one time payment equal to that which Mr. Becker would have received pursuant to the Firstar Agreement (described below) had he been terminated by the Combined Company without cause following the Effective Time; (ii) a Salary of no less than that paid to either of the other Vice Chairmen of the Combined Company; (iii) a Bonus such that the sum of his Salary and Bonus is the higher of $1,000,000 or that paid to either of the other Vice Chairmen of the Combined Company; (iv) 50,000 shares of restricted stock and an option to purchase 100,000 shares of Combined Company Common Stock pursuant to Star's 1996 Stock Incentive Plan; (v) upon any termination, an unreduced annual retirement benefit under Firstar's qualified and nonqualified retirement plans; and (vi) participation in other employee benefit and welfare plans, fringe benefits and perquisites. In addition, upon termination of Mr. Becker's employment for Good Reason or Retirement or termination by the Combined Company other than for Cause, death or Disability (as those terms are defined in the Employment Agreement), he shall be entitled to receive (i) Salary and a pro-rated Bonus (based on the difference between $1 million and the Executive's Salary (the "BECKER GUARANTEED BONUS")), in each case as accrued through the date of termination; (ii) Salary and the Becker Guaranteed Bonus through the end of the two-year term of the Employment Agreement; (iii) full vesting of the restricted stock and stock options (including upon a non-renewal of the Employment Agreement); and (iv) payments provided under the benefit plans in which Mr. Becker participates. The Employment Agreement also provides for a gross-up payment in the event that any payment or distribution by the Combined Company to or for the benefit of Mr. Becker would be subject to the excise tax under Section 4999 of the Code, so that the net after-tax benefit to Mr. Becker is equal to the pre-tax benefit of such all such payments and distributions.

    EXISTING AGREEMENTS WITH FIRSTAR. Firstar has entered into Key Executive Employment and Severance Agreements (the "FIRSTAR AGREEMENTS") with Messrs. Fitzsimonds and Becker and Chris Bauer, Richard Schoenke and Steven R. Parish (the "FIRSTAR EXECUTIVES"). The Firstar Agreements are effective upon a Change of Control of Firstar (as defined in the Firstar Agreements). At such effective time, Firstar (or any successor entity) will continue to employ each Firstar Executive in accordance with the terms of the Firstar Agreements, until the earlier of the third anniversary of such Change of Control and such Firstar Executive's 65th birthday (the "EMPLOYMENT PERIOD"). The Firstar Agreements preserve the Firstar Executive's position and salary, as well as provide for benefit plan participation, salary increases, welfare benefits and vacation comparable to those rights and benefits made available to other employees of comparable status and position. In the case of Messrs. Fitzsimonds and Becker, the Employment Agreements (described above) supersede the Firstar Agreements, and, as a result, these executives will not receive payments and benefits described under the Firstar Agreements, although such payment will be made under the Employment Agreements. The Firstar Agreements provide that upon any termination of the Firstar Executive's employment during the Employment Period, he shall be entitled to benefits accrued through termination, including salary, bonuses, deferred compensation, reimbursements and any other benefits earned under the terms of any benefit plan of Firstar and its subsidiaries. If, during the Employment Period, the Firstar Executive is terminated by Firstar for other than Cause (as defined in the Firstar Agreement), death or disability or the Firstar Executive resigns for Good Reason (as defined in the Firstar Agreements), he will also be entitled to a severance amount equal to three times the sum of the Firstar Executive's salary in effect on the date of the Change of Control and the target bonus payable under the annual incentive plan in effect during the year of the Change of Control. The Merger will constitute a Change of Control for purposes of the Firstar Agreements. If the Firstar Executive incurs any excise tax under Section 4999 of the Code as a result of any payment under his Firstar Agreement or any other agreement or plan, Firstar shall pay to the Firstar Executive a gross-up amount so that the net after-tax benefit to the Firstar Executive shall not be affected by any such excise tax or penalty or federal, state or local income taxes.

    FIRSTAR'S ANNUAL EXECUTIVE INCENTIVE PLAN. Under Firstar's Annual Executive Incentive Plan, upon a Change of Control (as defined in the plan), participants, including certain executive officers of Firstar, are entitled to partial awards as if terminated on the day of such Change of Control, and as if the plan year had been a full 12 months. The Merger will constitute a Change of Control for purposes of this plan and, as such, Messrs. Fitzsimonds, Becker, Bauer, Schoenke and Parish will be entitled to receive payments, assuming a closing on December 1, 1998, estimated to be $367,000, $254,000, $132,000, $132,000 and $132,000,
respectively.

    DIRECTOR'S DEFERRED COMPENSATION PLAN. Under the Firstar Directors' Deferred Compensation Plan, directors of Firstar may defer the receipt of director fees, whether payable in shares of common stock or in cash. Each director had the opportunity to elect the time of payment for such deferred shares and cash, including payment upon a Change of Control (as defined in the Firstar Agreements). The Merger will constitute a Change of Control for purposes of the director deferral elections and, as a result, approximately 10,000 shares in the aggregate will be distributed to certain Firstar directors.

    EXISTING AGREEMENTS WITH STAR. Star has previously entered into an employment agreement that provides for severance benefits with Jerry A. Grundhofer and executive severance agreements (together with Mr Grundhofer's employment agreement, the "STAR AGREEMENTS") with David M. Moffett, Richard K. Davis, Joseph A. Campanella and Jerome C. Kohlhepp (together with Mr. Grundhofer, the "STAR EXECUTIVES"). The Star Agreements provide that if, within the thirteen-month period (three-year period in the case of Mr. Grundhofer) following a Change of Control (as defined in the Star Agreements), a Star Executive's employment is terminated other than for Cause, death or Disability (as those terms are defined in the Star Agreements) or by the Star Executive for Good Reason (as defined in the Star Agreements), such executive will be entitled to a lump sum payment equal to (i) any unpaid base salary; (ii) a PRO RATA annual bonus for the year in which the date of termination occurs; (iii) the product of (x) three (two in the case of Mr. Kohlhepp) and (y) the sum of the Star Executive's base salary and the highest annual bonus earned by the Star Executive in the prior five years (in the case of Mr. Grundhofer, the annual bonus is equal to the higher of 75% of base salary and the annual bonus for the most recently completed fiscal year); and (iv) a lump sum payment having an actuarial present value equal to the additional pension benefits the Star Executive would have received if he had continued to be employed for an additional three years (two years in the case of Mr. Kohlhepp). In addition, the Star Executive will be entitled to continued medical and welfare benefits coverage for the three-year period following the date of termination (two-year period in the case of Mr. Kohlhepp). If the consummation of the Merger results in the individuals and entities who owned the outstanding shares of Star Common Stock and outstanding voting securities of Star prior to the Merger owning 50% or less of the outstanding shares of Combined Company Common Stock and voting securities of the Combined Company, then the Merger will constitute a Change of Control for purposes of the Star Agreements. If any amounts payable to a Star Executive under the Star Agreements or otherwise would subject such executive to the excise tax under section 4999 of the Code, a payment will be made to the Star Executive such that after the payment of all income and excise taxes, the Star Executive will be in the same after-tax position as if no excise tax under section 4999 had been imposed.

    FIRSTAR STOCK-BASED RIGHTS. The Merger Agreement provides that at the First Effective Time each outstanding and unexercised stock option to purchase shares of Firstar Common Stock granted under the Firstar equity incentive plans (the "FIRSTAR STOCK PLANS") will cease to represent the right to acquire shares of Firstar Common Stock and will be converted into and become a right with respect to Combined Company Common Stock. Pursuant to the terms of certain Firstar Stock Plans, as a result of the consummation of the Merger, the unvested stock options held by certain executive officers and employee directors of Firstar will become fully vested and exercisable. Pursuant to the terms of certain Firstar Stock Plans, as a result of the consummation of the Merger, the restrictions on awards of restricted stock held by certain executive officers and employee directors of Firstar will lapse. The number of unvested stock options to acquire shares of Firstar Common Stock held by Messrs. Fitzsimonds, Becker, Bauer, Schoenke and Parish that will become fully vested and exercisable as a result of the Merger is approximately 173,567, 90,533, 33,200, 33,200 and 28,067, respectively. In addition, as a result of the consummation of the Merger, performance-based unit accounts, including dividends thereon, established under the Three Year Performance Share Award Component of the Firstar 1988 Incentive Stock Plan for Key Employees, will be distributed immediately. With respect to any incomplete performance periods, the number of earned performance-based units will be calculated as if the performance period terminated as a result of the Merger and will be pro-rated for the portion of the performance period prior to such termination, in accordance with the terms of the plan. The maximum number of units, payable in cash and shares in accordance with the terms of the plan, in the accounts of Messrs. Fitzsimonds, Becker, Bauer, Schoenke and Parish that will be earned as a result of the Merger, assuming a closing on December 1, 1998, is approximately 40,742, 27,798, 15,520, 15,520 and 6,622, respectively.

    STAR STOCK-BASED RIGHTS. The Merger Agreement provides that at the Effective Time each outstanding and unexercised stock option to purchase shares of Star Common Stock granted under the Star equity incentive plans (the "STAR STOCK PLANS") will cease to represent the right to acquire shares of Star Common Stock and will be converted into and become a right with respect to Combined Company Common Stock. Pursuant to the terms of the Star Stock Plans, if the consummation of the Merger results in the individuals and entities who owned the outstanding shares of Star Common Stock and outstanding voting securities of Star prior to the Merger owning 50% or less of the outstanding shares of Combined Company Common Stock and voting securities of the Combined Company, then the unvested stock options and the restricted stock awards held by certain executive officers and employee directors of Star will become fully vested and exercisable and all restrictions on any such awards will lapse. The number of unvested stock options to acquire shares of Star Common Stock held by Messrs. Grundhofer, Moffett, Davis, Campanella and Kohlhepp that may become fully vested and exercisable as a result of the Merger is approximately 495,001, 176,250, 176,250, 55,625 and 75,000, respectively. The number of shares of Star Common Stock underlying restricted stock awards held by Messrs. Grundhofer, Moffett, Davis, Campanella and Kohlhepp that may become transferable and nonforfeitable as a result of the Merger is 90,000, 0, 0, 0 and 0, respectively.

    INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. The Merger Agreement provides that, in the event of any threatened or actual claim or proceeding in which any person who is or has been a director or officer of Star, Firstar, the Combined Company, any of their respective subsidiaries or any of their predecessors (the "INDEMNIFIED PARTIES") is, or is threatened to be, made a party based in whole or in part on, or pertaining to, (i) the fact that such person was a director or officer of the Combined Company, any of their respective subsidiaries or any of their predecessors, or (ii) the Merger Agreement, the Option Agreements or the transactions contemplated thereby, the Combined Company will, subject to the conditions set forth in the Merger Agreement, indemnify such person to the fullest extent permitted by law against any liability or expense incurred in connection with any such claim or proceeding. The Merger Agreement provides that the Combined Company's obligation to indemnify any Indemnified Party will continue for a period of at least six years following the Effective Time, provided that rights to indemnification in respect of any claim asserted or made within such period will continue until final disposition of such claim. The Merger Agreement further provides that the Combined Company will, subject to the conditions set forth in the Merger Agreement, use its best efforts to cause the persons serving as officers and directors of Star and Firstar immediately prior to the Merger to be covered for a period of at least six years following the Effective Time by Star's and Firstar's directors' and officers' liability insurance policy (or any equivalent substitute therefor), PROVIDED that the Combined Company will not be required to expend more than 200% of the current amount expended by Star and Firstar to procure such insurance.

STAR AND FIRSTAR STOCK OPTION AGREEMENTS

    Concurrently with the execution of the Merger Agreement, Star executed and delivered a stock option agreement, dated June 30, 1998 (the "STAR STOCK OPTION AGREEMENT"), pursuant to which Star granted to Firstar an option to purchase Star Common Stock from Star under the conditions set forth below (the "STAR OPTION"). At the same time, Firstar executed and delivered a stock option agreement, dated June 30, 1998 (the "FIRSTAR STOCK OPTION AGREEMENT" and, with the Star Stock Option Agreement, the "STOCK OPTION AGREEMENTS"), pursuant to which Firstar granted to Star an option to purchase Firstar Common Stock from Firstar under the conditions set forth below (the "FIRSTAR OPTION" ). Star and Firstar approved and entered into the Star Stock Option Agreement and the Firstar Stock Option Agreement, respectively, as an inducement to the other to enter into the Merger Agreement.

    Except as otherwise noted below, the terms and conditions of the Star Stock Option Agreement and the Firstar Stock Option Agreement are identical in all material respects. For purposes of this section, except as otherwise noted, (i) the Star Stock Option Agreement or the Firstar Stock Option Agreement, as the case may be, is sometimes referred to as the "ISSUER OPTION AGREEMENT," (ii) Star, as issuer of the Star Common Stock, and Firstar, as issuer of the Firstar Common Stock, upon the exercise of the Star Option and the Firstar Option, respectively, are sometimes individually referred to as the "ISSUER," (iii) Star and Firstar, as the holder of the Firstar Option and the Star Option, respectively, are sometimes individually referred to as the "OPTIONEE," (iv) the Star Option or the Firstar Option, as the case may be, is sometimes referred to as the "ISSUER OPTION" and (v) Star Common Stock and Firstar Common Stock is referred to as "ISSUER COMMON STOCK."

    The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreements may have the effect of discouraging persons who might now or at any other time prior to the Effective Time be interested in acquiring all of or a significant interest in Star or Firstar from considering or proposing such an acquisition, even if any such person was prepared to offer to pay consideration that had a higher current market price. The acquisition of Star or Firstar could cause the Star Option or the Firstar Option, as the case may be, to become exercisable. The existence of the Issuer Options could significantly increase the cost to a potential acquiror of acquiring either Issuer compared to its cost had the Stock Option Agreements and the Merger Agreement not been entered into. Such increased cost might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire such Issuer than it might otherwise have proposed to pay. Moreover, following consultation with their respective independent accountants, Firstar and Star believe that the exercise or repurchase of either of the Issuer Options is likely to prohibit any other acquiror of an Issuer from accounting for an acquisition of such Issuer using the "pooling of interests" accounting method for a period of two years.

    The Star Stock Option Agreement gives Firstar an option to purchase 19,060,005 shares (the "STAR OPTION SHARES" or the "ISSUER OPTION SHARES," as the case may be) of Star Common Stock at an exercise price of $64.00 per share. The Star Option Shares, if issued pursuant to the Star Stock Option Agreement, will in no event exceed 19.9% of the Star Common Stock issued and outstanding without giving effect to the issuance of any Star Common Stock subject to the Star Option.

    The Firstar Stock Option Agreement gives Star an option to purchase 28,963,830 shares (the "FIRSTAR OPTION SHARES" or the Issuer Option Shares, as the case may be) of Firstar Common Stock at an exercise price of $39.00 per share. The Firstar Option Shares, if issued pursuant to the Firstar Stock Option Agreement, will in no event exceed 19.9% of the Firstar Common Stock issued and outstanding without giving effect to the issuance of any Firstar Common Stock subject to the Firstar Option.

    The number of shares of Issuer Common Stock subject to the applicable Issuer Option will be increased or decreased, as appropriate, to the extent that additional shares of Issuer Common Stock are either (i) issued or otherwise become outstanding (other than pursuant to the Issuer Option Agreement or as permitted under the Merger Agreement), or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after June 30, 1998, such that, after such issuance, the number of Firstar Option Shares will continue to equal 19.9% of the Firstar Common Stock then issued and outstanding in the case of the Firstar Stock Option and the number of Star Option Shares will continue to equal 19.9% of the Star Common Stock then issued and outstanding in the case of the Star Option, in each case, without giving effect to the issuance of any stock subject to the applicable Issuer Option. In the event of any change in, or distributions in respect of, the number of shares of Issuer Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, distribution on or in respect of such Issuer Common Stock that would be prohibited by the Merger Agreement, or similar transaction, the type and number of Issuer Option Shares purchasable upon exercise of the applicable Issuer Option, and the applicable option price will also be adjusted in such a manner as will fully preserve the economic benefits of the Issuer Option.

    Each Issuer Option Agreement provides that the Optionee or any other holder or holders of the Issuer Option (as used in this section, collectively, the "HOLDER") may exercise the Issuer Option, in whole or in part, subject to regulatory approval, only if both an Initial Triggering Event (as defined herein) and a Subsequent Triggering Event (as defined herein) has occurred prior to the occurrence of an Exercise Termination Event (as defined herein); PROVIDED that the Holder has sent to the Issuer written notice of such exercise within 90 days following such Subsequent Triggering Event (subject to extension as provided in each Issuer Option Agreement). The terms "Initial Triggering Event" and "Subsequent Triggering Event" generally relate to attempts by one or more third parties to acquire a significant interest in the Issuer. Any exercise of the Issuer Option will be deemed to occur on the date such notice is sent.

    For purposes of each Issuer Option Agreement:

        (i) The term "INITIAL TRIGGERING EVENT" means the occurrence of any of the following events or transactions after June 30, 1998: (a) the Issuer or any Significant Subsidiary (as defined in Regulation S-X promulgated by the Commission) of the Issuer, without the Optionee's prior written consent, enters into an agreement to engage in, or the Issuer's Board of Directors recommends that shareholders of the Issuer approve or accept, an Acquisition Transaction (as defined herein) with any person or group (other than as contemplated by the Merger Agreement); (b) the Issuer or any Subsidiary of the Issuer, without the Optionee's prior written consent, authorizes, recommends, proposes or publicly announces its intention to authorize, recommend or propose to engage in an Acquisition Transaction, or the Issuer's Board of Directors publicly withdraws or modifies, or publicly announces its intention to withdraw or modify, in any manner adverse to the Optionee, its recommendation that its shareholders approve the Merger Agreement in anticipation of engaging in an Acquisition Transaction; (c) any person, other than the Optionee, any Subsidiary of the Optionee or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of business acquires beneficial ownership, or the right to acquire beneficial ownership, of 10% or more of the outstanding shares of the Issuer's Common Stock; (d) any person other than the Optionee or any Subsidiary of the Optionee made a BONA FIDE proposal to the Issuer or its shareholders by public announcement or written communication that becomes the subject of public disclosure to engage in an Acquisition Transaction;
    (e) the Issuer breaches any covenant or obligation in the Agreement after any person, other than the Optionee or any subsidiaries of the Optionee, has made an overture to engage in an Acquisition Transaction, and such breach
    (1) would entitle the Optionee to terminate the Agreement and (2) is not remedied prior to the date of the Optionee's notice to the Issuer of the exercise of the Option; or (f) any person other than the Optionee or any subsidiary of the Optionee, other than in connection with a transaction to which the Optionee has given its prior written consent, files an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

        (ii) For purposes of each Issuer Option Agreement, the term "ACQUISITION TRANSACTION" means (a) a merger or consolidation, or any similar transaction with the Issuer or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Commission); (b) a purchase, lease or other acquisition or assumption of 25% or more of the assets or deposits of the Issuer and its Significant Subsidiaries taken as a whole; (c) a purchase or other acquisition of securities representing 10% or more of the voting power of the Issuer; or (d) any substantially similar transaction, PROVIDED, HOWEVER, that in no event will any merger, consolidation, purchase or similar transaction (1) involving only the Issuer and one or more of its subsidiaries or involving only any two or more of such subsidiaries, PROVIDED that any such transaction is not entered into in violation of the terms of the Merger Agreement, or (2) permitted under certain sections of the Merger Agreement be deemed to be an Acquisition Transaction.

        (iii) The term "SUBSEQUENT TRIGGERING EVENT" means the occurrence of either of the following events or transactions after June 30, 1998 (a) the acquisition by any person of beneficial ownership of 20% or more of the then-outstanding shares of Issuer Common Stock, or (b) the occurrence of the Initial Triggering Event described above in clause (i)(a), except that the percentage referred to in clause (ii)(c) of the definition of "Acquisition Transaction" set forth above will be 20%.

    Each Issuer Option will expire upon the occurrence of an "EXERCISE TERMINATION EVENT," which includes: (i) the Effective Time; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except in the case of the termination of the Merger Agreement by the Optionee as a result of an uncured material breach by the Issuer of any of its representations, warranties, covenants or agreements unless the breach by the Issuer is non-volitional; or (iii) the date that is 12 months after the termination of the Merger Agreement if such termination occurs after the occurrence of an Initial Triggering Event or is a termination by the Optionee as a result of an uncured material breach by the Issuer of any of its representations, warranties, covenants or agreements unless the breach by the Issuer is non-volitional (PROVIDED that, if an Initial Triggering Event continues or occurs beyond such termination of the Merger Agreement and prior to the passage of such 12-month period, the Issuer Option will terminate 12 months from the expiration of the last Initial Triggering Event to expire, but in no event more than 18 months after such termination of the Merger Agreement).

    As of the date of this Joint Proxy Statement-Prospectus, to the best knowledge of Star and Firstar, no Initial Triggering Event or Subsequent Triggering Event has occurred.

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
    Each Issuer Option Agreement binds the Issuer to repurchase the Issuer Option upon occurrence of a Repurchase Event. A "REPURCHASE EVENT" is deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction, involving the Issuer or any purchase, lease or other acquisition of 25% or more of the assets of the Issuer and its Significant Subsidiaries taken as a whole, other than any such transaction which would not constitute an Acquisition Transaction because such transaction involves only the Issuer and one or more Subsidiaries and does not violate the Merger Agreement, or such transaction is permitted by the Merger Agreement, or (ii) upon the acquisition by any person of the beneficial ownership of 50% or more of the then-outstanding Issuer Common Stock, PROVIDED that a Subsequent Triggering Event has occurred prior to an Exercise Termination Event.

    Immediately prior to the occurrence of a Repurchase Event, (i) following a request of a Holder, delivered prior to an Exercise Termination Event, the Issuer (or any successor thereto) will repurchase the Issuer Option from the Holder at a price (the "ISSUER OPTION REPURCHASE PRICE") equal to the amount by which (a) the Market/Offer Price (as defined herein) exceeds (b) the option price, multiplied by the number of shares for which the Issuer Option may then be exercised and (ii) at the request of the owner of Issuer Option Shares from time to time (the "OWNER"), delivered within 90 days of such occurrence (or such later period as provided in Section 10 of each of the Stock Option Agreements), the Issuer will repurchase such number of the Issuer Option Shares from the Owner as the Owner will designate at a price (the "ISSUER OPTION SHARE REPURCHASE PRICE") equal to the market/offer price multiplied by the number of Option Shares so designated. Any repurchase by Firstar of the Firstar Option, any Substitute Option (as defined herein), or any Firstar Common Stock underlying the Firstar Option may require the approval of the Firstar Shareholders in accordance with the provisions of the Firstar Certificate of Incorporation. See "Comparative Rights of Shareholders of Star, Firstar and the Combined Company."

    The term "MARKET/OFFER PRICE" means the highest of (i) the price per share of Issuer Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of the Issuer Option or the Owner gives notice of the required repurchase of Issuer Option Shares, as the case may be, or (iv) in the event of a sale of 25% or more of the assets of the Issuer and its Significant Subsidiaries taken as a whole, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of the Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Issuer, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash will be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, who is reasonably acceptable to the Issuer. However, if the Issuer at any time after delivery of a notice of repurchase as described in this paragraph is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Issuer Option Repurchase Price and the Issuer Option Share Repurchase Price, respectively, in full, the Holder or Owner may revoke its notice of repurchase of the Issuer Option or the Issuer Option Shares, either in whole or to the extent of the prohibition, whereupon, in the latter case, the Issuer will promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Issuer Option Repurchase Price or the Issuer Option Share Repurchase Price that the Issuer is not prohibited from delivering and (ii) deliver, as appropriate, either (a) to the Holder, a new Issuer Option Agreement evidencing the right of the Holder to purchase that number of shares of the Issuer Common Stock obtained by multiplying the number of shares of the Issuer Common Stock for which the surrendered Issuer Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Issuer Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Issuer Option Repurchase Price, or (b) to the Owner, a certificate for the Issuer Option Shares it is then so prohibited from repurchasing.

    If, prior to an Exercise Termination Event, the Issuer enters into any agreement (i) to consolidate with or merge into any person, other than the Optionee or one of its Subsidiaries, such that Issuer is not the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than the Optionee or one of its Subsidiaries, to merge into the Issuer and the Issuer is the continuing or surviving corporation, but, in connection with such merger, the outstanding shares of the Issuer Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or the then outstanding shares of Issuer Common Stock after such merger will represent less than 50% of the outstanding voting shares and voting share equivalents of the merged corporation; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than the Optionee or any of its Subsidiaries, then, and in each such case, the agreement governing such transaction must provide that, upon consummation of such transaction and upon terms and conditions set forth in the Issuer Option Agreement, the Option will be converted into, or exchanged for, an option having substantially the same terms as, but in no event less advantageous than, the Option (the "SUBSTITUTE OPTION") to purchase securities, at the election of the Holder, of either the acquiring person or any person that controls the acquiring person. At the request of the Holder of the Substitute Option, the issuer of the Substitute Option will repurchase it at a price, and subject to such other terms and conditions, as set forth in the Issuer Option Agreement.

    The Optionee may, at any time during which the Issuer would be required to repurchase the Issuer Option or any Issuer Option Shares as described above, surrender the Issuer Option (together with any Issuer Option Shares issued to and then owned by the Holder) to the Issuer in exchange for a cash payment equal to the Surrender Price (as defined herein), except that the Optionee may not exercise this right if the Issuer has previously repurchased the Issuer Option (or any portion thereof) or any Issuer Option Shares as described above. The "SURRENDER PRICE" is (i) $300 million, plus (ii) if applicable, the aggregate purchase price previously paid by the Optionee with respect to any Issuer Option Shares, minus (iii) if applicable, the excess of (a) the net cash, if any, received by the Optionee pursuant to the arm's-length sale of Issuer Option shares (or any other securities into which such Issuer Option shares were converted or exchanged) to any party not affiliated with the Optionee, over (b) the purchase price paid by the Optionee with respect to such Issuer Option Shares.

    Within 90 days after the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Date (subject to extension as provided in the Issuer Option Agreement), at the request of the Optionee, the Issuer shall prepare, file and keep current with respect to the Option Shares, a registration statement with the Commission. The Issuer is required to use its reasonable best efforts to cause such registration statement to become effective and then to remain effective for 180 days or such shorter time as may be reasonably necessary to effect such sales or other disposition of Option Shares. The Optionee has the right to demand two such registrations.

    Neither the Issuer nor the Optionee may assign any of its rights and obligations under the Issuer Option Agreements or the Issuer Option to any other person without the express written consent of the other party, except that, if a Subsequent Triggering Event occurs prior to an Exercise Termination Event, the Optionee, subject to the terms of the Issuer Option Agreement, may assign, in whole or in part, its rights and obligations thereunder, within 90 days (subject to extension as provided in the Issuer Option Agreement) of such Subsequent Triggering Event; PROVIDED that, until the date 15 days after the date on which the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD") approves an application by the Optionee to acquire the Issuer Option Shares, the Optionee may not assign its rights under the Issuer Option except in
(i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of the Issuer, (iii) an assignment to a single party for the purpose of conducting a widely dispersed public distribution on the Optionee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

    Certain rights and obligations of the Optionee and the Issuer under the Stock Option Agreements are subject to receipt of required regulatory approvals. The approval of the Federal Reserve Board is required for the acquisition by the Optionee of more than 5% of the outstanding shares of Issuer Common Stock. Accordingly, the Optionee has included or will include in its applications with the Federal Reserve Board a request for approval of the right of the Optionee to exercise its rights under the Issuer Option Agreement, including its right to purchase more than 5% of the outstanding shares of Issuer Common Stock. See "-- Regulatory Matters."

ACCOUNTING TREATMENT

    It is intended that the Merger will be accounted for as a "pooling of interests" under GAAP and the receipt by each party of an opinion of its independent certified public accountants that the Merger will qualify for such accounting treatment is a condition to the parties' obligations to consummate the Merger. The unaudited pro forma financial information included in this Joint Proxy Statement-Prospectus reflects the Merger using the "pooling of interests" method of accounting. See "Summary--Unaudited Comparative Per Share and Selected Financial Data" and "Unaudited Pro Forma Condensed Combined Financial Information."

REGULATORY MATTERS

    FEDERAL RESERVE BOARD. The Merger is subject to prior approval by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The BHCA requires the Federal Reserve Board, when approving a transaction such as the Merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction.

    The BHCA prohibits the Federal Reserve Board from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of a merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended, the Federal Reserve Board must take into account the record of performance of the existing depository institutions in meeting the credit needs of the entire community, including low and moderate-income neighborhoods, served by such institutions.

    The Merger may not be consummated until 30 days (which may be shortened to 15 days with the consent of the U.S. Department of Justice (the "DOJ")) following the date of Federal Reserve Board approval, during which time the DOJ may challenge the Merger on antitrust grounds. The commencement of an antitrust action by the DOJ would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically ordered otherwise. Star and Firstar believe that the Merger does not raise substantial antitrust or other significant regulatory concerns.

    OTHER AUTHORITIES. While not a condition to the Merger, the consolidation of Star's and Firstar's banking Subsidiaries is subject to the approval of the Office of the Comptroller of the Currency (the

"COMPTROLLER"). The Merger may be subject to the approval of or notice to certain other state regulatory authorities.

    STATUS OF REGULATORY APPROVALS AND OTHER INFORMATION. Star and Firstar have filed (or will promptly file) all applications and notices and have taken (or will promptly take) other appropriate action with respect to any requisite approvals or other action of any governmental authority. The Merger Agreement provides that the obligation of each of Star and Firstar to consummate the Merger is conditioned upon the receipt of all requisite regulatory approvals, including the approvals of the Federal Reserve Board and certain state regulatory authorities. There can be no assurance that any governmental agency will approve or take any required action with respect to the Merger, and, if approvals are received or action is taken, there can be no assurance as to the date of such approvals or action, that such approvals or action will not be conditioned upon matters that would cause the parties to mutually consent to abandon the Merger or that no action will be brought challenging such approvals or action, including a challenge by the DOJ or, if such a challenge is made, the result thereof. To date, applications or notifications have been filed with the Federal Reserve Board, and the Comptroller.

    Star and Firstar are not aware of any governmental approvals or actions that may be required for consummation of the Merger other than as described above. Should any other approval or action be required, Star and Firstar currently contemplate that such approval or action would be sought.

    THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCE THAT THE REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE DATES OF ANY SUCH APPROVALS. SEE "-- CONDITIONS TO THE MERGER." THERE CAN LIKEWISE BE NO ASSURANCE THAT THE DOJ OR OTHER GOVERNMENTAL AUTHORITIES WILL NOT CHALLENGE THE MERGER, OR, IF SUCH A CHALLENGE IS MADE, AS TO THE RESULT THEREOF.

    See "--The Effective Time," "--Conditions to the Merger" and "--Termination of the Merger Agreement."

RESTRICTIONS ON RESALES BY AFFILIATES

    The shares of Combined Company Common Stock issuable to Star Shareholders upon consummation of the Second Step Merger and issuable to Firstar Shareholders in the First Step Merger have been registered under the Securities Act. Such securities may be traded freely without restriction by those shareholders who are not deemed to be "affiliates" of Star or Firstar. An "affiliate" of an entity, as defined by the rules promulgated pursuant to the Securities Act, is a person who directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such entity

    Shares of Combined Company Common Stock received by those Firstar Shareholders and Star Shareholders who are deemed to be "affiliates" of Firstar or Star at the time of the Firstar Special Meeting or the Star Special Meeting, as applicable, may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted thereunder. Shares of Combined Company Common Stock received by persons who are deemed to be "affiliates" of the Combined Company may be sold by them only in transactions permitted under the provisions of Rule 144 under the Securities Act, or as otherwise permitted under the Securities Act. Stop transfer instructions will be given by the Combined Company to the transfer agent with respect to the Combined Company Common Stock to be received by persons subject to the restrictions described above, and the certificates for such stock will be appropriately legended.

    Commission guidelines regarding qualifying for the "pooling of interests" method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. Commission guidelines also indicate that the "pooling of interests" method of accounting generally will not be challenged on the basis of sales by affiliates of the acquiring or acquired company if such affiliates do not dispose of any of the shares of the corporation they own, or shares of a corporation they receive in connection with a merger, during the period beginning 30 days before the merger is consummated and ending when financial results covering at least 30 days of post-merger operations of the combined companies have been published.

    Each of Star and Firstar has agreed to use its reasonable best efforts to cause each person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party a written agreement intended to ensure compliance with the Securities Act and to preserve the ability of the Merger to be accounted for as a "pooling of interests."

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLANS

    Star maintains a Dividend Reinvestment and Stock Purchase Plan for existing shareholders. Participants in this Plan may hold shares in book-entry form and have dividends paid on those shares reinvested in Star Common Stock. Plan participants may also make cash purchases of additional stock in this Plan of up to $5,000 per quarter. Purchases of Star Common Stock in this Plan are made monthly by Star Bank, N.A., the Plan administrator, and costs are borne by Star. Firstar maintains a similar Dividend Reinvestment Plan for its existing shareholders, permitting cash purchases of Firstar Common Stock up to $10,000 per quarter. Star and Firstar anticipate that a Dividend Reinvestment and Stock Purchase Plan similar to Star's will be adopted for the Combined Company.

                       RIGHTS OF DISSENTING SHAREHOLDERS

    Under Section 1701.85 of the OGCL, certain shareholders of Ohio corporations are permitted to dissent from, and obtain the value of, his or her shares in the event of certain corporate actions. Star Shareholders may exercise such dissenters' rights with respect to the Second Step Merger.

    Section 1701.84 of the OGCL provides that all Star Shareholders entitled to vote on the Merger Agreement may exercise dissenters' rights with respect to the Second Step Merger. The following is a summary of the principal steps a Star Shareholder must take to perfect dissenters' rights under Section 1701.85 of the OGCL. This summary does not purport to be complete and is qualified in its entirety by reference to Section 1701.85 of the OGCL, a copy of which is attached as Appendix F to the book of this Joint Proxy Statement-Prospectus. Any Star Shareholder contemplating the exercise of dissenters' rights is urged to review carefully such provisions and to consult an attorney, since dissenters' rights will be lost if the procedural requirements under Section 1701.85 of the OGCL are not fully and precisely satisfied. To perfect dissenters' rights a Star Shareholder must satisfy each of the following conditions:

    (i) NO VOTE IN FAVOR OF THE MERGER AGREEMENT. Shares of Star Common Stock ("DISSENTER'S STAR SHARES") held by the dissenting Star Shareholder (the "DISSENTING STAR SHAREHOLDER") must not be voted at the Star Special Meeting in favor of the Merger Agreement. See "Star Special Meeting -- Matters to Be Considered." This requirement will be satisfied if a proxy is signed and returned with instructions to vote against the Merger Agreement or to abstain from such vote, if no proxy is returned and no vote is cast at the Star Special Meeting in favor of the Merger Agreement, or if the Dissenting Star Shareholder revokes a proxy, and thereafter abstains from voting with respect to the Merger Agreement or votes against the Merger Agreement at the Star Special Meeting. A vote in favor of the Merger Agreement at the Star Special Meeting constitutes a waiver of dissenters' rights. A proxy that is returned signed but on which no voting preference is indicated will be voted in favor of the Merger Agreement and will constitute a waiver of dissenters' rights. A Dissenting Star Shareholder may revoke such shareholder's proxy at any time before its exercise by filing with Star an instrument revoking it or a duly executed proxy bearing a later date, or by attending and giving notice of the revocation of the proxy in open meeting (although attendance at the Star Special Meeting will not in and of itself constitute revocation of a proxy). See "Star Special Meeting -- Proxies."

    (ii) FILING WRITTEN DEMAND. Not later than ten days after the taking of the vote on the Merger Agreement, a Dissenting Star Shareholder must deliver to Star a written demand (the "STAR DEMAND") for payment of the fair cash value of the Dissenter's Star Shares. The Star Demand should be delivered to Star at 425 Walnut Street, Cincinnati, Ohio 45202, Attention: Corporate Secretary, ML 9140. It is recommended, although not required, that the Star Demand be sent by registered or certified mail, return receipt requested. Voting against the Merger Agreement will not itself constitute a demand. Star will not send any further notice to Star Shareholders as to the date on which such ten-day period expires.

    The Star Demand must identify the name and address of the holder of record of the Dissenter's Star Shares, the number of Dissenter's Star Shares and the amount claimed as the fair cash value thereof. A beneficial owner must, in all cases, have the record holder submit the Star Demand in respect of the Dissenter's Star Shares. The Star Demand must be signed by the shareholder of record (or by the duly authorized representative of the shareholder) exactly as the shareholder's name appears on the shareholder records of Star. A Star Demand with respect to Dissenter's Star Shares owned jointly by more than one person must identify and be signed by all of the shareholders of record. Any person signing a Star Demand on behalf of a partnership or corporation or in any other representative capacity (such as an attorney-in-fact, executor, administrator, trustee or guardian) must indicate the nature of the representative capacity and, if requested, must furnish written proof of this capacity and such person's authority to sign the demand.

    Because only shareholders of record on the Star Record Date may exercise dissenters' rights, any person who beneficially owns shares that are held of record by a broker, fiduciary, nominee or other holder and who wishes to exercise dissenters' rights must instruct the record holder of the shares to satisfy the conditions outlined above. If a record holder does not satisfy, in timely manner, all of the conditions outlined in this section, "Rights of Dissenting Shareholders," the dissenters rights for all of the shares held by that shareholder will be lost.

    From the time the Star Demand is given until either the termination of the rights and obligations arising from such Star Demand or the purchase of the Dissenter's Star Shares related thereto by Star, all rights accruing to the holder of the Dissenter's Star Shares, including voting and dividend or distribution rights, will be suspended. If any dividend or distribution is paid on Star Common Shares during the suspension, an amount equal to the dividend or distribution which would have been payable on the Dissenter's Star Shares, but for such suspension, shall be paid to the holder of record of the Dissenter's Star Shares as a credit upon the fair cash value of the Dissenter's Star Shares. If the right to receive the fair cash value is terminated otherwise than by the purchase of the Dissenter's Star Shares by Star, all rights will be restored to the Dissenting Star Shareholder and any distribution that would have been made to the holder of record of the Dissenter's Star Shares, but for the suspension, will be made at the time of the termination.

    (iii) PETITIONS TO BE FILED IN COURT. Within three months after the service of the Star Demand, if Star and the Dissenting Star Shareholder do not reach an agreement on the fair cash value of the Dissenter's Star Shares, the Dissenting Star Shareholder or Star may file a complaint in the Court of Common Pleas of Hamilton County, Ohio (the "COMMON PLEAS COURT"), or join or be joined in an action similarly brought by another Dissenting Star Shareholder, for a judicial determination of the fair cash value (as defined herein) of the Dissenter's Star Shares. Star does not intend to file any complaint for a judicial determination of the fair cash value of any Dissenter's Star Shares.

    Upon motion of the complainant, the Common Pleas Court will hold a hearing to determine whether the Dissenting Star Shareholder is entitled to be paid the fair cash value of the Dissenter's Star Shares. If the Common Pleas Court finds that the Dissenting Star Shareholder is so entitled, it may appoint one or more appraisers to receive evidence by which to recommend a decision on the amount of such value. The Common Pleas Court is required to make a finding as to the fair cash value of the Dissenter's Star Shares and to render a judgment against Star for the payment thereof, with interest at such rate and from such date as the Common Pleas Court considers equitable. Costs of the proceedings, including reasonable compensation to the appraiser or appraisers to be fixed by the Common Pleas Court, are to be apportioned or assessed as the Common Pleas Court considers equitable. Payment of the fair cash value of the Dissenter's Star Shares is required to be made within 30 days after the date of final determination of such value or the Effective Time, whichever is later, only upon surrender to Star of the certificates representing the Dissenter's Star Shares for which payment is made.

    "FAIR CASH VALUE" is the amount which a willing seller, under no compulsion to sell, would be willing to accept, and which a willing buyer, under no compulsion to purchase, would be willing to pay, but in no event may the fair cash value exceed the amount specified in the Star Demand. The fair cash value is to be determined as of the date prior to the day of the vote on the Merger Agreement. In computing this value, any appreciation or depreciation in the market value of the Dissenter's Star Shares resulting from the Merger is excluded.

    The dissenters' rights of any Dissenting Star Shareholder will terminate if, among other things, (i) such Dissenting Star Shareholder has not complied with
Section 1701.85 of the OGCL (unless the Star Board waives compliance), (ii) the Merger is abandoned or otherwise not carried out or such Dissenting Star Shareholder withdraws its Star Demand with the consent of the Star Board, or
(iii) no agreement has been reached between Star and the Dissenting Star Shareholder with respect to the fair cash value of the Dissenter's Star Shares and no complaint has been timely filed in the Common Pleas Court.

    Firstar Shareholders will not be entitled to dissenters' appraisal rights under Wisconsin law or any other statute in connection with the Merger. See "Rights of Dissenting Shareholders."

         BOARD OF DIRECTORS, MANAGEMENT AND OPERATIONS AFTER THE MERGER

BOARD OF DIRECTORS AFTER THE MERGER

    As of the Effective Time, the Combined Company Board will be comprised of 32 directors, 18 directors to be named by Star and 14 directors to be named by Firstar.

MANAGEMENT AFTER THE MERGER

    Jerry A. Grundhofer, who is Chairman of the Board, President and Chief Executive Officer of Star, will become President and Chief Executive Officer of the Combined Company after the Merger. Roger L. Fitzsimonds, who is Chairman of the Board and Chief Executive Officer of Firstar, will become Chairman of the Board of the Combined Company after the Merger, and John A. Becker, Richard K. Davis and David M. Moffett will become Vice Chairmen of the Combined Company after the Merger. It is expected that other senior executives of Star and Firstar will continue with the Combined Company in senior executive positions after the Merger.

OPERATIONS AFTER THE MERGER

    MERGERS OF BANKING SUBSIDIARIES. Following the Merger and necessary preparations for systems integration, the Combined Company intends to combine the operations, and, subject to regulatory approvals, merge substantially all the banking Subsidiaries. Receipt of the necessary regulatory approvals for the merger of the subsidiary banks is not a condition of the Merger.

    SAVINGS. While no assurance can be given, the Combined Company believes that, approximately $174 million of potential annual pre-tax cost savings can be achieved on an unaudited basis by December 31, 2000. The Combined Company expects to achieve 50% of the reduction in 1999 and the remainder in 2000. The expense reductions are expected to be achieved primarily by consolidating product operations groups ($60 million), centralized data systems processing and operations ($57 million), and staff and administrative support groups ($57 million). The extent to which cost savings will be achieved is dependent upon various factors outside the control of Star and Firstar, including the regulatory environment, economic conditions, unanticipated changes in business conditions and inflation. Therefore, no assurances can be given with respect to the ultimate level or composition of cost savings to be realized, or that such savings will be realized in the time frame currently anticipated.

    CONSOLIDATIONS. The Combined Company plans to consolidate staff and administrative groups after the Merger to eliminate redundancies. Because no market area overlap currently exists, customer contact areas such as retail branch offices, commercial offices, and other customer contact areas will not be consolidated. Operating and staff functions will be consolidated to the extent possible in various geographical locations, including Milwaukee and Cincinnati. The Combined Company plans to adopt to the extent possible the staffing model used in the past by Star. Star's staffing model is line-of-business based. Star makes a determination of the specific functional skills required in a given area and the quantity of such skills required, based on customer need and business volume and adjusted for variances and shift times. Specific employment requirements are determined to be full time, part time or seasonal, and a specific job description is assigned to each employment requirement.

    CHARGES. It is also anticipated that Star and Firstar will incur one-time Merger expenses and direct charges in connection with the Merger, estimated to be approximately $325 million in the aggregate (see note 3 to the Unaudited Pro Forma Condensed Combined Financial Information contained herein), as a result of transaction costs and expenses to be incurred in connection with the transaction and anticipated elimination of duplicate headquarters and operational facilities. These expenses are expected to include (i) $79 million related to converting systems, data processing operations, and the elimination of duplicated operations, (ii) $95 million related to the elimination of jobs as a result of consolidation, (iii) $77 million related to the elimination of duplicate data processing operations, systems and duplicate back office operations, (iv) $40 million related to the elimination of real estate and equipment, and (v) $34 million in fees to investment banking, legal and accounting advisers. These one-time charges are expected to be expensed in the fourth quarter of 1998 and the first and second quarters of 1999. The exact level of the merger-related charges that will be taken in connection with the Merger has not yet been determined and could vary, potentially significantly, from the current estimate based upon a further refinement of anticipated organizational changes to occur following the Merger. See "Notes to the Unaudited Pro Forma Condensed Combined Financial Information."

    REVENUE ENHANCEMENTS. The Combined Company expects to achieve revenue enhancements of $42 million annually, with one-half to be realized in 1999 and the rest in 2000. These revenue enhancements are expected to be achieved through improving the incentive compensation system in order to increase sales, through making additional sales by cross selling each company's products in the other market, and through accelerating consumer loan growth and introducing new products.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

MARKET PRICES

    Star Common Stock is listed on the NYSE under the trading symbol "STB." As of September 15, 1998, Star Common Stock was held of record by approximately 13,492 persons. Firstar Common Stock is listed on the NYSE and the Chicago Stock Exchange, Inc. (the "CSE") under the trading symbol "FSR." As of September 18, 1998, Firstar Common Stock was held of record by approximately 11,532 persons. The following table sets forth the high and low market prices for Star Common Stock and Firstar Common Stock as reported by the NYSE Composite Transactions List for the periods indicated.

                                                                                  STAR                FIRSTAR
                                                                                 MARKET                MARKET
                                                                               PRICES(1)             PRICES(2)
                                                                          --------------------  --------------------
                                                                            HIGH        LOW       HIGH        LOW
                                                                          ---------  ---------  ---------  ---------
YEAR ENDED DECEMBER 31, 1995:
  First Quarter.........................................................  $   14.21  $   12.08  $   15.13  $   13.13
  Second Quarter........................................................      15.33      13.71      17.13      14.13
  Third Quarter.........................................................      18.13      15.25      19.19      16.25
  Fourth Quarter........................................................      20.75      17.79      20.50      17.06
YEAR ENDED DECEMBER 31, 1996:
  First Quarter.........................................................      22.21      18.71      22.94      18.31
  Second Quarter........................................................      23.38      21.08      24.88      21.06
  Third Quarter.........................................................      28.80      21.92      24.56      21.44
  Fourth Quarter........................................................      31.38      27.96      26.88      23.75
YEAR ENDED DECEMBER 31, 1997:
  First Quarter.........................................................      45.25      29.70      32.63      25.56
  Second Quarter........................................................      44.75      38.88      33.13      27.25
  Third Quarter.........................................................      47.06      42.63      38.00      30.63
  Fourth Quarter........................................................      58.00      46.13      43.69      34.00
YEAR ENDED DECEMBER 31, 1998:
  First Quarter.........................................................      61.25      53.13      42.63      35.75
  Second Quarter........................................................      64.13      59.19      41.00      32.75
  Third Quarter.........................................................      76.00      54.19      52.81      38.75
    (through September 18, 1998)

------------------------

(1) Reflects a 3-for-1 stock split declared December 10, 1996.

(2) Reflects a 2-for-1 stock split declared January 16, 1997.

DIVIDENDS

    The following table sets forth dividends declared per share of Star Common Stock and Firstar Common Stock, respectively, for the periods indicated. If the Merger is consummated, it is the current intention of management to recommend to the Combined Company Board at its first meeting that the quarterly dividend of the Combined Company be increased from $.23 to $.30 per share. Due to the Exchange Ratio, this increase in dividends per share will not represent an increase in aggregate dividends to be distributed to current Firstar Shareholders. It is currently expected that the Combined Company Board will first meet in December 1998. The timing and amount of future dividends will depend upon earnings, cash requirements, the financial condition of the Combined Company, applicable government regulations and other factors deemed relevant to the Combined Company Board. The ability of either Star or Firstar to pay dividends to its respective shareholders is also subject to certain restrictions, as would be the ability of the Combined Company. See "Supervision and Regulation of Star and Firstar."

                                                                                         STAR            FIRSTAR
                                                                                     DIVIDENDS(1)     DIVIDENDS(2)
                                                                                    --------------  -----------------
YEAR ENDED DECEMBER 31, 1995:
  First Quarter...................................................................    $   .1333         $     .15
  Second Quarter..................................................................        .1333               .17
  Third Quarter...................................................................        .1333               .17
  Fourth Quarter..................................................................        .1333               .17
YEAR ENDED DECEMBER 31, 1996:
  First Quarter...................................................................        .1567               .17
  Second Quarter..................................................................        .1567               .19
  Third Quarter...................................................................        .1567               .19
  Fourth Quarter..................................................................        .1567               .19
YEAR ENDED DECEMBER 31, 1997:
  First Quarter...................................................................        .20                 .19
  Second Quarter..................................................................        .20                 .21
  Third Quarter...................................................................        .20                 .21
  Fourth Quarter..................................................................        .20                 .21
YEAR ENDED DECEMBER 31, 1998:
  First Quarter...................................................................        .23                 .21
  Second Quarter..................................................................        .23                 .23
  Third Quarter...................................................................        .23                 .23
    (through September 23, 1998)

------------------------

(1) Reflects a 3-for-1 stock split declared December 10, 1996.

(2) Reflects a 2-for-1 stock split declared January 16, 1997.

                             INFORMATION ABOUT STAR

    Star is a bank holding company as defined by the BHCA, and is registered with the Federal Reserve Board. Through Star Bank, N.A., its banking subsidiary, Star is engaged in the retail banking, commercial banking and trust businesses, providing a full range of consumer, commercial and trust financial products and investment services in parts of Ohio, Kentucky, Indiana and Tennessee. As of June 30, 1998, Star had assets of $14.9 billion and deposits of $11.5 billion.

    Star was organized as a Delaware corporation in 1973 under the name "First National Cincinnati Corporation." In 1988, it was reincorporated under the laws of the State of Ohio and, in 1989, changed its name to "Star Banc Corporation." The executive offices of Star are maintained in Cincinnati, Ohio.

    Types of loans offered through its banking subsidiary include commercial loans, commercial leasing, commercial and residential mortgages, real estate construction and a variety of consumer loan products, including installment loans, credit cards and retail leasing. Star's loan portfolio is well diversified between wholesale and consumer loans, with none of the above-mentioned loan types exceeding 30% of the total portfolio. Star invests in United States Treasury and a variety of mortgage-backed securities in order to
(i) facilitate the management of interest rate risk, (ii) provide liquidity,
(iii) provide a degree of credit diversification and flexibility in the balance sheet, and (iv) provide collateral as necessary for public deposits.

    In the past five years, Star has continued to expand through strategic business combinations and the acquisition of branch offices or other smaller banking institutions throughout its primary market areas of Ohio, Kentucky and Indiana. Most recently, Star also closed the purchase of 49 branches in Ohio from Bank One, N.A. and Bank One Wheeling-Steubenville, N.A. on June 19, 1998. Star also completed its acquisition by merger of Trans Financial (including eight branches in Kentucky acquired by Trans Financial Bank, N.A. from Bank One, Kentucky, N.A.) on August 21, 1998. Star completed its acquisition by merger of Great Financial on February 7, 1998. Star also purchased seven branch offices in southwestern Ohio from AmeriFirst Bank, N.A. and five offices in Indiana from National City Bank in 1996 and 1997. This followed the 1995 purchase of 24 Columbus, Ohio area branch offices from Household Bank, Federal Savings Bank, and prior purchases of branch offices in the Cleveland and Akron, Ohio areas. Star continues to explore other complementary acquisition opportunities.

    In 1996, Star merged its Kentucky and Indiana banks into Star Bank, N.A., resulting in Star wholly owning one subsidiary bank with over 260 offices in Ohio, Kentucky and Indiana. This followed a comprehensive restructuring program in 1993 in which Star merged its six Ohio banks in Columbus, Eaton, Hillsboro, Ironton, Sidney and Troy with Star Bank, N.A. In addition, Star merged its two Indiana banks in Lawrenceburg and Richmond to form Star Bank, N.A., Indiana. Star Bank, N.A. is a national bank. See "Supervision and Regulation of Star and Firstar."

    The Miami Valley Insurance Company, a wholly-owned Subsidiary of Star, is incorporated under the laws of the State of Arizona and is engaged solely in the business of issuing credit life and accident and health insurance in connection with the lending activities of Star's Ohio and Indiana bank offices. In 1996, First National Cincinnati Corporation purchased the 24.5% ownership of Star's headquarters building that was held directly by Star. Also in 1996, First National Cincinnati Corporation merged into Star Banc Center Company and became a wholly-owned Subsidiary of Star Bank, N.A. In 1995, Star formed a wholly-owned consumer finance company, Star Banc Finance, Inc. Star Banc Finance, Inc. offers consumers a broad mix of credit products and services, such as indirect and direct auto loans, second mortgages and personal loans. In 1996, Star with David
J. Joseph Company as its joint venture partner, created DJJ Leasing Ltd., an Ohio limited liability company engaged in the business of purchasing rail cars for long term lease purposes.

    Star and its Subsidiaries had a total of 5,359 full-time permanent employees at June 30, 1998. Star Bank, N.A. operated a total of 385 full service offices at June 30, 1998.

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             INFORMATION ABOUT FIRSTAR, FIRSTAR (WI) AND MERGER SUB

GENERAL

    Firstar is a registered bank holding company (as defined by the BHCA) incorporated in Wisconsin in 1929 and registered with the Federal Reserve Board. Firstar's two bank subsidiaries in Wisconsin had total assets of $11.1 billion at June 30, 1998. Its one Iowa bank, one Illinois bank and one Minnesota bank had total assets of approximately $2.7 billion, $2.7 billion and $2.3 billion, respectively, as of June 30, 1998. Firstar has one bank in Phoenix, Arizona, with total assets of $164 million as of June 30, 1998. Firstar's principal subsidiary, Firstar Bank Milwaukee, N.A., had total assets of $7.2 billion which represented 36 percent of Firstar's consolidated assets at June 30, 1998. Subsidiary asset totals are net of intercompany balances. The executive offices of Firstar are located in Milwaukee, Wisconsin.

    Firstar (WI) is a Wisconsin corporation and a wholly-owned subsidiary of Firstar. Firstar (WI) was incorporated for the sole purpose of effecting the Merger. As of the date hereof, Firstar (WI) had no operating assets.

    Merger Sub is a Wisconsin corporation and a wholly-owned subsidiary of Firstar (WI). Merger Sub was incorporated for the sole purpose of effecting the Merger. As of the date hereof, Merger Sub had no operating assets.

OPERATIONS

    Firstar provides banking services throughout Wisconsin and Iowa and in the Chicago, Minneapolis-St. Paul and Phoenix metropolitan areas. Its Wisconsin bank Subsidiaries operate in 117 locations, with offices in eight of the ten largest metropolitan population centers of the state, including 41 offices in the Milwaukee metropolitan area. Its Iowa bank subsidiary operates in 50 locations; its Illinois bank subsidiary in 40 locations; its Minnesota bank subsidiary in 30 locations; and its Arizona bank in four locations. Firstar also provides trust services in its five-state banking locations and in Florida at one location. Firstar's bank Subsidiaries provide a broad range of financial services for companies based in Wisconsin, Iowa, Illinois and Minnesota, national business organizations, governmental entities and individuals. These commercial and consumer banking activities include accepting demand, time and savings deposits; making both secured and unsecured business and personal loans; and issuing and servicing credit cards. The bank subsidiaries also engage in correspondent banking and provide trust and investment management services to individual and corporate customers. Firstar Bank Milwaukee, N.A, also conducts international banking services consisting of foreign trade financing, issuance and confirmation of letters of credit, funds collection, foreign exchange transactions and corporate computer and operational services. Nonbank subsidiaries provide retail brokerage services, trust and investment management services, residential mortgage banking activities, title insurance, business insurance, and consumer and credit related insurance. Firstar and its Subsidiaries had a total of 8,048 full time equivalent employees on June 30, 1998.

MANAGEMENT AND ADDITIONAL INFORMATION

    Certain information relating to executive compensation, various benefit plans (including stock option plans), voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to Firstar is incorporated by reference or set forth in Firstar's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated herein by reference. Shareholders desiring copies of such documents may contact Firstar at its address or telephone number indicated under "Where You Can Find More Information."

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
                       SUPERVISION AND REGULATION OF STAR
                                  AND FIRSTAR

GENERAL

    As bank holding companies, Star and Firstar are subject to regulation under the BHCA and its examination and reporting requirements. Under the BHCA, a bank holding company may not, directly or indirectly, acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company without the prior approval of (or, in the case of certain non-bank companies, prior notice to) the Federal Reserve Board. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

    Star, Firstar and their respective banking Subsidiaries are subject to supervision and examination by applicable U.S. federal and state banking and other agencies. The earnings of their respective banking Subsidiaries, and therefore the earnings of Star and Firstar, are affected by general economic conditions, management policies and the legislative and governmental actions of various Regulatory Authorities (as defined herein), including the Federal Reserve Board, the Federal Deposit Insurance Corporation ("FDIC" ), the Comptroller and various state financial institution regulatory agencies. In addition, there are numerous governmental requirements and regulations that affect the activities of Star and Firstar, their banking Subsidiaries, and their non-banking Subsidiaries.

CERTAIN TRANSACTIONS WITH AFFILIATES

    There are various legal restrictions on the extent to which a bank holding company, such as Star, Firstar and certain of their nonbank Subsidiaries, can borrow or otherwise obtain credit from their bank Subsidiaries. In general, these restrictions require that any such extensions of credit must be on non-preferential terms and secured by designated amounts of specified collateral and be limited, as to any one of the holding company or such nonbank Subsidiaries, to 10% of the lending bank's capital stock and surplus, and as to the holding company and all such nonbank Subsidiaries in the aggregate, to 20% of such capital stock and surplus.

PAYMENT OF DIVIDENDS

    Star and Firstar are legal entities separate and distinct from their respective Subsidiaries. The principal source of Star's and Firstar's revenues are dividends from their banking Subsidiaries. Various U.S. federal and state statutory provisions limit the amount of dividends that their banking Subsidiaries can pay to Star or Firstar without regulatory approval. The approval of applicable U.S. federal bank regulatory agencies is required for the payment of any dividend if the total of all dividends declared in any calendar year would exceed the total of the institution's net profits, as defined by such regulatory agencies, for such year combined with its retained net profits for the preceding two years. In addition, a national bank may not pay a dividend in an amount greater than its net profits then on hand. The payment of dividends by Star Bank, N.A. and Firstar's banking Subsidiaries may also be affected by other factors, such as the maintenance of adequate capital.

    In addition, if, in the opinion of the applicable U.S. federal bank regulatory agency, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe and unsound practice (which, depending on the financial condition of the institution, could include the payment of dividends), such agency may require, after notice and hearing, that the institution in question cease and desist from such practice. The Comptroller has indicated that paying dividends that would deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound practice. Moreover, an insured depository institution may not pay any dividends if such payment would cause it to become undercapitalized or once it is undercapitalized. See "--Capital Adequacy." Also, the U.S.

federal bank regulatory agencies have issued policy statements which provide that depository institutions and their holding companies should generally pay dividends only out of current operating earnings.

CAPITAL ADEQUACY

    The Federal Reserve Board has issued standards for measuring capital adequacy for bank holding companies. These standards are designed to provide risk-responsive capital guidelines and to incorporate a consistent framework for use by financial institutions operating in major international financial markets. The banking regulators have issued standards for banks that are similar to, but not identical with, the standards for bank holding companies.

    In general, the risk-related standards require financial institutions and financial institution holding companies to maintain certain capital levels based on "risk-adjusted" assets, so that categories of assets with potentially higher credit risk will require more capital backing than categories with lower credit risk. In addition, banks and bank holding companies are required to maintain capital to support off-balance-sheet activities such as loan commitments.

    Under the risk-based capital standard, the minimum consolidated ratio of total capital to risk-adjusted assets (including certain off-balance sheet items, such as loan commitments) required by the Federal Reserve Board for bank holding companies is currently 8%. At least one-half of the total capital must be comprised of common equity, retained earnings, qualifying noncumulative perpetual preferred stock, a limited amount of qualifying cumulative perpetual preferred stock and a minority interest in the equity accounts of consolidated subsidiaries, less certain items such as goodwill and certain other intangible assets ("TIER I CAPITAL"). The remainder may consist of qualifying hybrid capital instruments, perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, preferred stock that does not qualify as Tier I Capital, and a limited amount of loan and lease loss reserves. As of June 30, 1998, Star's Tier I Capital and total capital to risk adjusted assets ratios were 8.01% and 11.38%, respectively, and Firstar's Tier 1 Capital and total capital to risk adjusted assets ratios were 10.80% and 12.05%, respectively. At June 30, 1998, on a pro forma combined basis after giving effect to the Merger, the Combined Company's estimated consolidated Tier I Capital and total capital to risk-adjusted assets ratios would be 8.81% and 11.01%, respectively.

    In addition to the risk-based standard, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to adjusted average total assets less goodwill and certain other intangibles (the "LEVERAGE RATIO") of 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. Other bank holding companies generally are required to maintain a Leverage Ratio of at least 4% to 5%.

    The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions are expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a "tangible Tier I Capital Leverage Ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

    As of June 30, 1998, Star's Leverage Ratio was 6.93% and Firstar's Leverage Ratio was 8.85%. At June 30, 1998, on a pro forma combined basis after giving effect to the Merger, the Combined Company's estimated consolidated Leverage Ratio would be 7.35%.

SUPPORT OF SUBSIDIARY BANKS

    Under Federal Reserve Board policy, Star and Firstar are expected to act as a source of financial strength to their respective banking Subsidiaries and to commit resources to support each of the banking Subsidiaries in circumstances where it may not choose to do so absent such a policy. This support may be required at times when Star or Firstar may not find itself able to provide it. In addition, any capital loans by Star or Firstar to any of their respective Subsidiaries would also be subordinate in right of payment to deposits and certain other indebtedness of such Subsidiary.

    Consistent with the policy regarding bank holding companies serving as a source of financial strength for their subsidiary banks, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common shareholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears consistent with the bank holding company's capital needs, asset quality and overall financial condition.

FIRREA AND FDICIA

    The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") contains a cross-guarantee provision that could result in Firstar or Star, or insured depository institutions owned by Firstar or Star, being assessed for losses incurred by the FDIC in connection with assistance provided to, or the failure of, any other insured depository institution owned by Firstar or Star. Under FIRREA, failure to meet the capital guidelines could subject a banking institution to a variety of enforcement remedies available to U.S. federal regulatory authorities, including the termination of deposit insurance by the FDIC.

    The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") made extensive changes to the federal banking laws. FDICIA instituted certain changes to the supervisory process, including provisions that mandate certain regulatory agency actions against undercapitalized institutions within specified time limits. FDICIA contains various other provisions that may affect the operations of banks and savings institutions.

    The prompt corrective action provision of FDICIA requires the U.S. federal banking regulators to assign each insured institution to one of five capital categories ("well capitalized," "adequately capitalized" or one of three "undercapitalized" categories) and to take progressively more restrictive actions based on the capital categorization, as specified below. Under FDICIA, capital requirements would include a leverage limit, a risk-based capital requirement and any other measure of capital deemed appropriate by the United States federal banking regulators for measuring the capital adequacy of an insured depository institution. All institutions, regardless of their capital levels, are restricted from making any capital distribution or paying any management fees that would cause the institution to fail to satisfy the minimum levels for any relevant capital measure.

    The FDIC and the Federal Reserve Board adopted capital-related regulations under FDICIA. Under those regulations, a bank will be well capitalized if it:
(i) has a risk-based capital ratio of 10% or greater; (ii) has a ratio of Tier I Capital to risk-adjusted assets of 6% or greater; (iii) has a ratio of Tier I Capital to average assets of 5% or greater; and (iv) was not subject to an order, written agreement, capital directive, or prompt corrective action directive to meet and maintain a specific capital level for any capital measure. An institution will be adequately capitalized if it was not well capitalized and: (i) has a risk-based capital ratio of 8% or greater; (ii) has a ratio of Tier I Capital to risk-adjusted assets of 4% or greater; and (iii) has a ratio of Tier I Capital to average assets of 4% or greater (except that certain associations rated "Composite 1" under the United States federal banking agencies' CAMEL rating system may be adequately capitalized if their ratios of core capital to average assets were 3% or greater). Star's and Firstar's bank Subsidiaries were categorized as well capitalized as of December 31, 1997.

    FDICIA made extensive changes in existing rules regarding audits, examinations and accounting. It generally requires annual on-site, full scope examinations by each bank's primary United States federal regulatory. It also imposed new responsibilities on management, the independent audit committee and outside accountants to develop or approve reports regarding the effectiveness of internal controls, legal compliance and off-balance-sheet liabilities and assets.

DEPOSITOR PREFERENCE STATUTE

    Legislation enacted in August 1993 provides a preference for deposits and certain claims for administrative expenses and employee compensation against an insured depository institution in the liquidation or other resolution of such an institution by any receiver. Such obligations would be afforded priority over other general unsecured claims against such an institution, including federal funds and letters of credit, as well as any obligation to shareholders of such an institution in their capacity as such.

FDIC INSURANCE ASSESSMENTS

    The banking Subsidiaries of Star and Firstar are subject to FDIC deposit insurance assessments. The FDIC has adopted a risk-based premium schedule. Each financial institution is assigned to one of three capital groups well capitalized, adequately capitalized or undercapitalized and further assigned to one of three subgroups within a capital group on the basis of supervisory evaluations by the institution's primary United States federal and, if applicable, state supervisors, and on the basis of other information relevant to the institution's financial condition and the risk posed to the applicable insurance fund. The actual assessment rate applicable to a particular institution will, therefore, depend, in part, upon the risk assessment classification so assigned to the institution by the FDIC. See "--FIRREA and FDICIA."

    FIRREA, adopted in August 1989 to provide for the resolution of insolvent savings associations, required the FDIC to establish separate deposit insurance funds--the Bank Insurance Fund (the "BIF") for banks and the Savings Association Insurance Fund (the "SAIF") for savings associations. FIRREA also required the FDIC to set deposit insurance assessments at such levels as would cause the BIF and the SAIF to reach their "designated reserve ratios" of 1.25% of the deposits insured by them within a reasonable period of time. Due to low costs of resolving bank insolvencies in the last few years, the BIF reached its designated reserve ratio in May 1995. As a result, effective January 1, 1996, the FDIC eliminated deposit insurance assessments (except for the minimum $2,000 payment required by law) for banks that are well capitalized and well managed and reduced the deposit insurance assessments for all other banks. As of January 1, 1996, the SAIF had not reached the designated reserve ratio. Star, which has acquired substantial amounts of SAIF-insured deposits during the years from 1989 to the present, is required to pay the SAIF deposit insurance premiums on these SAIF-insured deposits.

    The Deposit Insurance Funds Act of 1996 (the "FUNDS ACT"), enacted as part of the Omnibus Appropriations Bill on September 30, 1996, required the FDIC to take immediate steps to recapitalize the SAIF and to change the basis on which funds are raised to make the scheduled payments on the FICO bonds issued in 1987 to replenish the Federal Savings and Loan Insurance Corporation. The new legislation, combined with regulations issued by the FDIC immediately after enactment of the Funds Act, provided for a special assessment in the amount of
65.7 basis points on SAIF-insured deposits held by depository institutions on March 31, 1995 (the special assessment was required by the Funds Act to recapitalize the SAIF to the designated reserve ratio of 1.25% of the deposits insured by the SAIF). Payments of this assessment were made in November 1996, but were accrued by financial institutions in the third calendar quarter of 1996. Institutions that have deposits insured by both the BIF and the SAIF ("OAKAR BANKS") were required to pay the special assessment on 80% of their "adjusted attributable deposit amounts ("AADA"). In addition, for purposes of future regular deposit insurance assessments, the AADA, on which Oakar Banks pay assessments to the SAIF, was also reduced by 20%. Commencing January 1, 1997, BIF-insured institutions were responsible for a portion of the annual carrying costs of the FICO bonds. Such institutions are being assessed at 80% of the rate applicable to SAIF-insured institutions until December 31, 1999. Effective January 1, 1997, the Funds Act also reduced ongoing SAIF deposit insurance assessment rates to a range from $.064 to $.23 (from previous rates of $.23 to $.31) per $100 of insured deposits and increased ongoing BIF deposit insurance assessment rates to a range from $0 to $.013 per $100 of insured deposits. Additionally, pursuant to the Funds Act, if the reserves in BIF at the end of any semiannual assessment period exceed 1.25% of insured deposits, the FDIC is required to refund the excess to the BIF-insured institutions.

    The Funds Act contemplates the merger of the SAIF and the BIF by 1999, provided that the consolidation/merger of federal bank and thrift charters under applicable law and regulation has been achieved by that time. Until such time, however, depository institutions will continue to be prohibited from shifting deposits from SAIF insurance coverage to BIF insurance coverage in an attempt to avoid the higher SAIF assessments. The FDIC is required to issue regulations to guard against the shifting of deposits from the SAIF to the BIF.

    As of June 30, 1998, approximately 31% of Star Bank, N.A. deposits were insured by the SAIF and approximately 8% of Firstar's deposits were insured by the SAIF. On a pro forma combined basis, approximately 19% of the Combined Company's banking Subsidiaries' deposits would be insured by the SAIF.

INTERSTATE BANKING AND OTHER RECENT LEGISLATION

    In September 1994, legislation was enacted that is expected to have a significant effect in restructuring the banking industry in the United States. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("RIEGLE-NEAL") facilitates the interstate expansion and consolidation of banking organizations by permitting (i) bank holding companies that are adequately capitalized and managed, one year after enactment of the legislation, to acquire banks located in states outside their home states regardless of whether such acquisitions are authorized under the law of the host state, (ii) the interstate merger of banks after June 1, 1997, subject to the right of individual states to "opt in" or to "opt out" of this authority before that date, (iii) banks to establish new branches on an interstate basis, PROVIDED that such action is specifically authorized by the law of the host state, (iv) foreign banks to establish, with approval of the regulators in the United States, branches outside their home states to the same extent that national or state banks located in the home state would be authorized to do so, and (v) banks to receive deposits, renew time deposits, close loans, service loans and receive payments on loans and other obligations as agent for any bank or thrift affiliate, whether the affiliate is located in the same state or a different state. One effect of Riegle-Neal is to permit Star to acquire banks located in any state and to permit bank holding companies located in any state to acquire banks and bank holding companies in Ohio, including Star. Overall, Riegle-Neal may have the effect of increasing competition and promoting geographic diversification in the banking industry.

    In addition, the Funds Act contains a variety of regulatory relief measures affecting banks and thrifts, including provisions modifying some of the more onerous requirements imposed under federal banking laws passed in the late 1980s and early 1990s. Among the measures are provisions reducing certain regulatory burdens imposed upon bank holding companies. For example, the Funds Act eliminates the requirement that a bank holding company seeking to acquire control of a thrift must file an application with the Office of Thrift Supervision (the "OTS") and for approval to become a unitary savings and loan holding company as a result of such acquisition. The Funds Act also provides that a bank holding company owning or controlling a thrift will no longer be subject to the supervision and regulation of the OTS. The OTS will continue to regulate and supervise all thrifts acquired in such transactions.

    There also have been a number of recent legislative and regulatory proposals designed to strengthen the United States federal deposit insurance system and to improve the overall financial stability of the United States banking system, and to provide for other changes in the bank regulatory structure, including proposals to reduce regulatory burdens on banking organizations and to expand the nature of products and services banks and bank holding companies may offer. It is not possible to predict whether or in what form these proposals may be adopted in the future, and, if adopted, what their effect will be on Star, Firstar or the Combined Company.

                     CAPITAL STOCK OF THE COMBINED COMPANY

    GENERAL. The Combined Company Articles will be substantially the same as the Firstar Articles, except as described herein, including the fact that the authorized capitalization of the Combined Company will be greater than the capitalization of Star and Firstar. As of the Effective Time, the authorized capital stock of the Combined Company will consist of 800,000,000 shares of Combined Company Common Stock, and 10,000,000 shares of preferred stock ("COMBINED COMPANY PREFERRED STOCK"). As of the date of this Joint Proxy Statement-Prospectus, there were 1,000 shares of Combined Company Common Stock outstanding, all of which are owned by Firstar, and no shares of Combined Company Preferred Stock outstanding. As of the date of this Joint Proxy Statement-Prospectus, there were issued and outstanding approximately 145,172,299 shares of Firstar Common Stock, which will be converted in the First Step Merger at the Exchange Ratio into approximately 110,330,947 shares of Combined Company Common Stock, and approximately 106,716,624 shares of Star Common Stock, which will be converted in the Second Step Merger at the Second Merger Exchange Ratio into approximately 106,716,624 shares of Combined Company Common Stock. As of September 15, 1998, 7,473,000 shares of Star Common Stock were reserved for issuance under various employee and director benefit plans of Star and 5,791,931 shares of Firstar Common Stock (equivalent to 4,401,868 shares of shares of Combined Company Common Stock at the Exchange Ratio) were reserved for issuance under various employee benefit plans of Firstar. After taking into account the shares reserved as described above, the number of authorized shares of Combined Company Common Stock available for other corporate purposes as of the Effective Time will be approximately 570 million. The availability for issue of shares by the directors of the Combined Company without further action by shareholders (except as may be required by applicable stock exchange requirements) would enable the Combined Company Board to consider additional transactions, including mergers and acquisitions, in which shares of the Combined Company are to be issued, and could also be viewed as enabling the directors to take certain actions, including issuing shares, warrants or rights to acquire shares which might make it more difficult for persons seeking to obtain control of the Combined Company. Star and Firstar have no present plans for the Combined Company to issue any shares other than as described herein, pursuant to the Merger Agreement and employee benefit plans of the Combined Company.

COMBINED COMPANY COMMON STOCK

    The following summary contains all material terms of the Combined Company's capital stock but does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of the WBCL and the form of the Combined Company Articles to be in effect at the First Effective Time, which is attached as Appendix G to the back of this Joint Proxy Statement-Prospectus. See "Where You Can Find More Information."

    Star Common Stock is listed on the NYSE under the trading symbol "STB," and Firstar Common Stock is listed on the NYSE and the CSE under the trading symbol "FSR." It is contemplated that the Combined Company Common Stock will be listed on the NYSE and certain other stock exchanges.

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
    VOTING AND OTHER RIGHTS. The holders of Combined Company Common Stock are entitled to one vote per share, and in general, a majority of votes cast with respect to a matter will be sufficient to authorize action upon routine matters. Directors are to be elected by a plurality of the votes cast, and shareholders do not have the right to cumulate their votes in the election of directors. In general, however, (i) amendments to the Combined Company Articles will be approved if the votes cast within a voting group favoring the action exceed the votes cast within the voting group opposing the action and (ii) a merger or dissolution of the Combined Company, or the sale of all or substantially all of its assets, must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding voting shares and the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class.

    In the event of liquidation, holders of Combined Company Common Stock would be entitled to receive pro rata any assets legally available for distribution to shareholders of the Combined Company with respect to shares held by them, subject to any prior rights of any Combined Company Preferred Stock (as described below) then outstanding.

    Combined Company Common Stock does not have any preemptive rights, redemption privileges, sinking fund privileges or conversion rights. Upon issuance in the First Step Merger and the Second Step Merger, the shares of Combined Company Common Stock to be issued will be validly issued, fully paid and nonassessable except for possible assessment in certain circumstances. See "Comparative Rights of Shareholders of Star, Firstar and the Combined Company--Assessability; Potential Liability for Wages."

    Firstar Bank Milwaukee, N.A. will act as transfer agent and registrar for the Combined Company Common Stock.

    DISTRIBUTIONS. The holders of Combined Company Common Stock are entitled to receive such dividends or distributions as the Combined Company Board may declare out of funds legally available for such payments. The payment of distributions by the Combined Company is subject to the restrictions of Wisconsin law applicable to the declaration of distributions by a corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have preferential rights superior to the rights of the holders of its common stock. In addition, the payment of distributions to shareholders is subject to any prior rights of outstanding preferred stock.

    As a bank holding company, the ability of the Combined Company to pay distributions will be affected by the ability of its banking subsidiaries to pay dividends. The ability of such banking subsidiaries, as well as of the Combined Company, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines. See "Supervision and Regulation of Star and Firstar."

COMBINED COMPANY PREFERRED STOCK

    The Combined Company will have authorized 10,000,000 shares of Combined Company Preferred Stock and may issue such Combined Company Preferred Stock in one or more series, each with such preferences, limitations, designations, conversion rights, voting rights, distribution rights, voluntary and involuntary liquidation rights and other rights as it may determine.

                       COMPARATIVE RIGHTS OF SHAREHOLDERS
                   OF STAR, FIRSTAR AND THE COMBINED COMPANY

    The Combined Company will be a Wisconsin corporation governed by the WBCL. The Combined Company Articles will be substantially the same as the Firstar Articles, except as described herein. The form of the Combined Company Articles is attached as Appendix G to this Joint Proxy Statement-Prospectus and is incorporated herein by reference.

    Star is currently an Ohio corporation subject to the provisions of the OGCL, and Firstar is a Wisconsin corporation subject to the provisions of the WBCL. Both Firstar Shareholders, whose rights are currently governed by the Firstar Articles, the Firstar By-Laws and the WBCL, and Star Shareholders, whose rights are currently governed by the Star Articles, the Regulations of Star (the "STAR BY-LAWS") and the OGCL, will, upon consummation of the Merger, be shareholders of the Combined Company, and their rights will be governed by the Combined Company Articles, the Combined Company By-laws and the WBCL.

    Set forth below are material differences between the rights of Firstar Shareholders under the Firstar Articles, the Firstar By-laws and the WBCL, the rights of Star Shareholders under the Star Articles, the Star By-laws and the OGCL, and, in each case where their rights will differ from the rights of Firstar Shareholders, the rights that holders of Combined Company Common Stock will have following the Merger. The description set forth below summarizes the material differences which may affect the rights of shareholders of Firstar, Star and the Combined Company, but does not purport to be a complete statement of all such differences, and is qualified in its entirety by reference to the relevant provisions of the laws and documents discussed below.

AMENDMENT OF CHARTER DOCUMENTS

    To amend an Ohio corporation's articles of incorporation, the OGCL requires the approval of shareholders holding two-thirds of the voting power of the corporation, or, in cases in which class voting is required, of shareholders holding two-thirds of the voting power of such class, unless otherwise specified in such corporation's articles of incorporation. The Star Articles specify that the holders of a majority of the voting power of Star may amend the Star Articles, except that amendments regarding the number of and classification of directors, the indemnification of officers and directors, "business combinations," nomination of directors and the requirement that shareholder action be taken at a shareholder meeting require the affirmative vote of 80% of the total voting power. See "--Mergers, Acquisitions and Certain Other Transactions."

    Under the WBCL, the board of directors can establish conditions for the amendment of the articles of incorporation (E.G., super-majority vote, no more than a given percentage dissent, etc.). The WBCL provides that certain significant amendments to articles of incorporation, but not all amendments, must be approved by the shareholders in addition to approval by the board of directors. The vote of shareholders needed to approve an amendment depends in part on the voting groups entitled to vote separately on the amendment. Generally, the WBCL provides that, if a quorum exists, action on a matter other than the election of directors is approved if the votes cast within the voting group favoring the action exceed that votes cast opposing the action, unless the articles of incorporation or the WBCL require a greater number of affirmative votes. The Firstar Articles require the affirmative vote of not less than 75% of the outstanding shares entitled to vote for directors to amend provisions of the Firstar Articles relating to the Board of Directors. The Combined Company Articles will require the affirmative vote of not less than 80% of the outstanding shares entitled to vote for directors to amend provisions of the Combined Company Articles relating to the number, classification and removal of directors, "business combinations," nomination of directors, the right of shareholders to call a special meeting of shareholders and advance notice provisions applicable to business to be brought before a meeting of shareholders.

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AMENDMENT AND REPEAL OF BY-LAWS AND REGULATIONS

    The OGCL provides that only shareholders of a corporation have the power to amend and repeal a corporation's code of regulations. The Star By-laws may only be amended by the affirmative vote of a majority of the voting power represented by the outstanding voting stock of Star present in person or by proxy at an annual or special meeting called for such purpose.

    The WBCL provides that a corporation's shareholders or board of directors may adopt, amend or repeal the corporation's by-laws. However, the corporation's articles of incorporation may reserve that power exclusively to the shareholders. In addition, the shareholders in adopting, amending or repealing a particular by-law may provide that the board may not amend, repeal or readopt that by-law. Neither the Firstar Articles nor the Firstar By-laws place any restrictions on the ability of the Firstar Board or Firstar Shareholders to amend the Firstar By-laws, except that the affirmative vote of not less than 75% of the outstanding shares entitled to vote for directors is required to amend provisions of the Firstar By-laws relating to the Board of Directors and the affirmative vote of not less than a majority of the shareholders of Firstar represented at a meeting of shareholders is required to amend provisions of the Firstar By-Laws relating to indemnification of directors and officers. The Combined Company Articles will require the affirmative vote of not less than 80% of the oustanding shares entitled to vote for directors to amend provisions of the Combined Company By-Laws relating to advance notice provisions applicable to business to be brought before a meeting of shareholders, the procedures required to call a special meeting of shareholders and any provisions restricting the ability of shareholders to demand a special meeting of shareholders that the Combined Company may adopt in the future in accordance with the WBCL. Neither the Combined Company Articles nor the Combined Company By-Laws will include any special limitations on the ability to amend provisions of the Combined Company By-Laws relating to indemnification of directors and officers.

CLASSIFICATION AND REMOVAL OF DIRECTORS

    The OGCL provides that, unless the governing documents of a corporation provide otherwise, directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the corporation with respect to the election of directors, except that, unless all the directors or all the directors of a particular class are removed, no individual director may be removed if the votes of a sufficient number of shares are cast against such director's removal which, if voted at an election of all the directors, or all the directors of a particular class, as the case may be, would be sufficient to elect at least one director. Star has a classified board, with the result that directors serve for three year terms and one-third of the Star Board is elected annually. Directors of Star may be removed only for cause by the affirmative vote of a majority of the voting power present at a meeting of Star shareholders.

    The Board of Directors of Firstar is divided into three classes as nearly equal in number as possible, with directors in each class serving staggered three-year terms. At each annual meeting of Firstar Shareholders, the successors to the class of directors whose term expires at the time of such meeting are elected by a plurality of the votes cast, assuming a quorum is present. The number of directors constituting the full Firstar Board is as is fixed from time to time by a majority of the Board. Any vacancy occurring in the Firstar Board for any reason, including an increase in the number of directors, may be filled only by the affirmative vote of not less than a majority of the directors then in office, although less than a quorum. The Combined Company Articles will provide that any vacancy occurring in the Board of Directors may be filled by the affirmative vote of not less than a majority of the remaining directors of all classes or if there shall be no directors then in office, the shareholders shall be entitled to fill vacancies on the Board of Directors.

    A director of Firstar may be removed, with or without cause, only by the affirmative vote of not less than 75% of the then issued and outstanding shares taken at a special meeting of shareholders called for that purpose. The WBCL allows for the removal of directors on a classified board with or

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without cause unless the articles of incorporation or by-laws provide that the directors may be removed only for cause. The Firstar Articles do not include a "cause" requirement for removal. Following the Merger, the Combined Company Articles will provide that a Director may be removed, without a supermajority shareholder vote, but only for "cause."

RIGHT TO CALL SPECIAL MEETINGS OF SHAREHOLDERS

    Under the OGCL, the holders of at least 25% of the outstanding shares of a corporation, unless the corporation's regulations specify another percentage, which may in no case be greater than 50%, the directors, by action at a meeting or a majority of the directors acting without a meeting, the Chairman of the Board, the President or, in the case of the President's death or disability, the Vice President authorized to exercise the authority of the President have the authority to call special meetings of shareholders. The Star Articles expressly provide that special meetings of Star shareholders may be called by the Star Chief Executive Officer or by shareholders holding 50% or more of the voting power of the then-outstanding shares entitled to vote in an election of directors, taken together as a single class.

    Under Wisconsin law, a special meeting of shareholders may be called by the Board of Directors and must be called pursuant to a written demand of the holders of not less than one-tenth of the votes entitled to be cast at such meeting. A special meeting of shareholders may also be called by such other person as may be designated in the articles or by-laws, and the Firstar Articles and Firstar By-Laws currently designate only the Chairman of the Board and the President as such other persons. The Firstar By-Laws set forth in detail the procedures required to call a special meeting of shareholders. Neither the Firstar Articles nor the Firstar By-Laws give shareholders the right to propose business at a special meeting of shareholders called by the Board of Directors or pursuant to the demand of other shareholders. The Combined Company Articles will expressly provide that the ability of shareholders to demand a special meeting of shareholders is restricted to the fullest extent now or hereafter permitted by the WBCL.

SHAREHOLDER ACTION WITHOUT A MEETING

    Under the OGCL, unless otherwise provided in the governing documents, any action that may be taken by shareholders at a meeting may be taken without a meeting with the unanimous written consent of all shareholders entitled to vote thereat. The Star Articles provide that action by shareholders may not be effected by a consent in writing without a meeting.

    Under the WBCL, such action without a meeting is allowed only if the consent is signed by all of the shareholders entitled to vote with respect to the subject matter, unless the articles of incorporation provide otherwise, and the Firstar Articles do not otherwise provide.

CLASS VOTING

    Under the OGCL and the WBCL, holders of a particular class of shares are entitled to vote as a separate class if the rights of that class are affected in certain respects by mergers, consolidations or amendments to the articles of incorporation.

CUMULATIVE VOTING

    Under the OGCL, unless the articles of incorporation are amended to eliminate cumulative voting for directors following their initial filing with the Ohio Secretary of State, each shareholder has the right to vote cumulatively in the election of directors if certain notice requirements are satisfied. The Star Articles have been amended to eliminate the rights of the Star shareholders to vote cumulatively in the election of directors.

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    Under the WBCL, unless otherwise provided in a corporation's articles of incorporation, shareholders do not have a right to cumulate their votes for directors. The Firstar Articles do not provide for cumulative voting.

PROVISIONS AFFECTING CONTROL SHARE ACQUISITIONS AND BUSINESS COMBINATIONS

    Chapter 1704 of the OGCL prohibits an interested shareholder from engaging in a wide range of "business combinations." Under Chapter 1704 of the OGCL, an interested shareholder includes a shareholder who, directly or indirectly, exercises or directs the exercise of 10% or more of the voting power of the corporation. The Chapter 1704 restrictions do not apply under certain circumstances, including, but not limited to, the following: (i) if directors of the corporation have approved the transactions or the interested shareholder's acquisition of shares of the corporation prior to the date the interested shareholder became a shareholder of the corporation, and (ii) if the corporation, by action of its shareholders holding at least 66 2/3% of the voting power of the corporation, adopts an amendment to its articles of incorporation specifying that Chapter 1704 of the OGCL shall not be applicable to the corporation.

    Under Section 1701.831 of the OGCL, unless the articles of incorporation or code of regulations of a corporation otherwise provide, any control share acquisition of an Issuing Public Corporation (as defined herein) can only be made with the prior approval of the corporation's shareholders. A "CONTROL SHARE ACQUISITION" is defined as any acquisition of shares of a corporation that, when added to all other shares of that corporation owned by the acquiring person, would enable that person to exercise levels of voting power in any of the following ranges: at least 20% but less than 33 1/3%; at least 33 1/3 but less than 50%; or 50% or more.

    Wisconsin law regulates a broad range of "business combinations" between a Wisconsin corporation and an "interested stockholder." Wisconsin law defines a "business combination" as including a merger or a share exchange, sale of assets, issuance of stock or rights to purchase stock and certain related party transactions. An "interested stockholder" is defined as a person who beneficially owns, directly or indirectly, 10% of the outstanding voting stock of a corporation or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting stock within the last three years. In certain cases, Wisconsin law prohibits a corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder, unless (i) the board of directors approved the business combination or the acquisition of the stock prior to the acquisition date; (ii) the business combination is approved by a majority of the outstanding voting stock not owned by the interested stockholder; (iii) the consideration to be received by shareholders meets certain requirements of the statute with respect to form and amount; or (iv) the business combination is of a type specifically excluded from the coverage of the statute.

    Section 180.1150 of the WBCL provides that in particular circumstances the voting of shares of a Wisconsin "issuing public corporation" (a Wisconsin corporation which has at least 100 Wisconsin resident stockholders, 500 or more stockholders of record and total assets exceeding $1 million) held by any person in excess of 20% of the voting power is limited to 10% of the full voting power of such excess shares. Full voting power may be restored under Section 180.1150 if a majority of the voting power of shares represented at a meeting, including those held by the party seeking restoration, are voted in favor of such restoration.

    Further, the WBCL requires shareholder approval for certain transactions in the context of a tender offer or similar action for in excess of 50% of a Wisconsin corporation's stock. Shareholder approval is required for the acquisition of more than 5% of the corporation's stock at a price above market value, unless the corporation makes an equal offer to acquire all shares. Shareholder approval is also required for the sale or option of assets that amount to at least 10% of the market value of the

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corporation, but this requirement does not apply if the corporation meets certain minimum outside director standards.

FAIR PRICE PROVISIONS

    While the Firstar Articles contain no separate "fair price" provision, the WBCL sets forth certain fair price provisions that govern mergers and share exchanges with, or sales of substantially all a Wisconsin issuing public corporation's assets to, a 10% shareholder, mandating that any such transaction meet one of two requirements. The first requirement is that the transaction be approved by 80% of all shareholders and two-thirds of "disinterested" shareholders which generally exclude the 10% shareholder. The second requirement is the payment of a statutory fair price, which is intended to insure that shareholders in the second step merger, share exchange or asset sale receive at least what shareholders received in the first step. In addition, the Combined Company Articles will prohibit the Combined Company from entering into certain "business combinations" (which term is defined generally, for purposes of the Combined Company Articles, to include, among other transactions, a merger, consolidation or share exchange of the Combined Company or any subsidiary, issuance or transfer by the Combined Company or any subsidiary of securities in exchange for consideration having a fair market value of not less than one percent of the total assets of the Combined Company, the sale or disposition of any assets of the Combined Company or any subsidiary having an aggregate fair market value of not less than one percent of the total assets of the Combined Company and certain related party transactions) with a shareholder who or which, together with its "Associates" or "Affiliates" (as defined in the Combined Company Articles) is, or was within the past two years, the beneficial owner of 5% or more of the voting power of the Combined Company unless such transaction
(i) is approved by at least 80% of the voting power of all the shares of capital stock of the Combined Company; (ii) is approved by a majority of "Continuing Directors" (as defined in the Combined Company Articles); or (iii) meets certain "fair price" requirements set forth in the Combined Company Articles.

    The Star Articles also include a "fair price" provision that is designed to provide reasonable assurances to shareholders that, in the event any shareholder or group of shareholders acquires 20% or more of outstanding Star Common Stock (the "ACQUIROR") and then seeks to acquire all or part of the remaining voting stock through a merger or other transaction which would force a change or termination of the other shareholders' ownership interests (a "BUSINESS COMBINATION"), such other shareholders must receive consideration not less than the greater of (i) the highest price paid by the Acquiror in acquiring any of its 20% stock interest and (ii) an amount which bears the same or a greater percentage relationship to the market price of Star Common Stock immediately prior to the announcement of such business combination as the highest per share price determined in clause (i) above bears to the market price of Star Common Stock immediately prior to the commencement of acquisition of Star Common Stock by such related person, unless the Business Combination is approved either (a) by a majority of the directors either (1) prior to the acquisition by such Acquiror of the beneficial ownership of 20 percent or more of the outstanding shares of Star Common Stock or (2) after such acquisition, so long as three-fourths or more of the directors approved such acquisition prior to its being consummated, or (b) by the affirmative vote of 80% of all the votes entitled to be cast by all outstanding Star Common Stock and 50% of the votes entitled to be cast by all holders of Star Common Stock held by shareholders other than the Acquiror (the "SPECIAL SHAREHOLDER VOTE").

    Article Seventh of the Star Articles, which contains this provision, may be amended by a vote of 80% of the votes entitled to be cast by all holders of voting stock; PROVIDED, HOWEVER, that such vote must include at least 50% of the outstanding Star Common Stock not owned by a "related person."

    Chapter 1704 of the OGCL is similar to the "fair price" provision contained in the Star Articles. The OGCL prohibits an Issuing Public Corporation from engaging in a Chapter 1704 Transaction (as defined herein) with an Interested Shareholder (as defined herein) for a period of three years

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following the date on which the person becomes an Interested Shareholder unless, prior to such date, the directors of the Issuing Public Corporation approve either the Chapter 1704 Transaction or the acquisition of shares pursuant to which such person became an Interested Shareholder. After the initial three-year moratorium has expired, an Issuing Public Corporation may engage in a Chapter 1704 Transaction if (i) the acquisition of shares pursuant to which the person became an Interested Shareholder received the prior approval of the board of directors of the Issuing Public Corporation, (ii) the Chapter 1704 Transaction is approved by the affirmative vote of the holders of shares representing at least two-thirds of the voting power of the Issuing Public Corporation and by the holders of at least a majority of voting shares which are not beneficially owned by an Interested Shareholder or an affiliate or associate of an Interested Shareholder or (iii) the Chapter 1704 Transaction meets certain statutory tests designed to ensure that it be economically fair to all shareholders.

    For this purpose, an "ISSUING PUBLIC CORPORATION" is any Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices or substantial assets within the State of Ohio. Star currently is an Issuing Public Corporation. An "INTERESTED SHAREHOLDER" is any person who is the beneficial owner of a sufficient number of shares to allow such person, directly or indirectly, alone or with others, including affiliates and associates, to exercise or direct the exercise of 10% of the voting power of the Issuing Public Corporation. A "CHAPTER 1704 TRANSACTION" includes any merger, consolidation, combination or majority share acquisition (as defined herein) between or involving an Issuing Public Corporation and an Interested Shareholder or an affiliate or associate of an Interested Shareholder. A Chapter 1704 Transaction also includes certain transfers of property, dividends and issuance or transfers of shares, from or by an Issuing Public Corporation or a subsidiary of an Issuing Public Corporation to, with or for the benefit of an Interested Shareholder or an affiliate or associated of an Interested Shareholder unless such transaction is in the ordinary course of business of the Issuing Public Corporation on terms no more favorable to the Interested Shareholder than those acceptable to third parties as demonstrated by contemporaneous transactions. Finally, Chapter 1704 Transactions include certain transactions which (i) increase the proportionate share ownership of an Interested Shareholder, (ii) result in the adoption of a plan or proposal for the dissolution, winding up of the affairs or liquidation of the Issuing Public Corporation if such plan is proposed by or on behalf of the Interested Shareholder or (iii) pledge or extend the credit or financial resources of the Issuing Public Corporation to or for the benefit of the Interested Shareholder.

MERGERS, ACQUISITIONS AND CERTAIN OTHER TRANSACTIONS

    Under the OGCL, a merger or consolidation by an Ohio corporation generally requires the affirmative vote of holders of shares representing at least two-thirds of the shareholder voting power of the corporation unless the corporation's articles of incorporation provide for approval by a different proportion not less than a majority. The Star Articles generally require only approval of a majority of the outstanding shares for such transactions.

    The WBCL permits the authorization of a merger, dissolution or disposition of substantially all the assets of a corporation by the holders of a majority of the outstanding shares of capital stock entitled to vote. Under the WBCL, this majority shareholder vote also applies to a share exchange.

CONSTITUENCIES PROVISIONS

    Section 1701.59 of the OGCL permits a director, in determining what such director reasonably believes to be in the best interests of the corporation, to consider, in addition to the interests of the corporation's shareholders, any of the following: (i) the interests of the corporation's employees, suppliers, creditors, and customers, (ii) the economy of the state and nation, (iii) community and societal considerations, and (iv) the long-term as well as short-term interests of the corporation and its

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shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

    Under provisions of the WBCL, in discharging his or her duties to the corporation and in determining what he or she believes to be in the best interests of the corporation, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which the corporation operates and any other factors that the director or officer considers pertinent. Under such provisions, the Board of Directors of Firstar could consider the effects on such constituencies in the context of a change of control of Firstar. The Combined Company Articles will expressly incorporate the constituency provisions of the WBCL and include the language of the OGCL permitting a director to consider the long-term as well as short-term interests of the Combined Company and its shareholders, including the possibility that these interests may be best served by the continued independence of the Combined Company.

RIGHTS OF DISSENTING SHAREHOLDERS

    Under the OGCL, stockholders are entitled to dissent and demand payment of the value of their shares of capital stock as described herein under the caption "Rights of Dissenting Shareholders" and as set forth in Section 1701.85 of the OGCL, a copy of which is attached as Annex F to this Joint Proxy
Statement-Prospectus.

    Under the WBCL, a shareholder of a corporation is generally entitled to receive payment of the fair value of such shareholder' stock if such shareholder dissents from a proposed merger or share exchange or a sale or exchange of all or substantially all of the property and assets of the corporation. However, dissenters' rights generally are not available to holders of shares, such as shares of Firstar Common Stock, that are registered on a national securities exchange or quoted on the Nasdaq National Market on the record date fixed to determine shareholders entitled to notice of the meeting at which shareholders are to vote on the proposed corporation action. Firstar Common Stock is listed on the NYSE and the Chicago Stock Exchange, and the Combined Company Common Stock will be listed on the NYSE.

DIVIDENDS

    The OGCL provides that dividends may be paid in cash, property or shares of a corporation's capital stock. The OGCL also provides that a corporation may pay dividends out of surplus and must notify its shareholders if a dividend is paid out of capital surplus.

    Under the WBCL, the board of directors may authorize and the corporation may pay dividends or make other distributions to its shareholders (including the repurchase of its shares) unless after such distribution the corporation would not be able to pay its debts as they become due or its total assets after the distribution would be less than the sum of its total liabilities, plus, unless the articles of incorporation provide otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. However, Firstar believes that any difference in the standards for the payment of dividends will have no practical effect on the ability of Firstar to pay dividends in the future.

PREEMPTIVE RIGHTS OF SHAREHOLDERS

    The OGCL provides that, subject to certain limitations and conditions contained in the OGCL and unless the articles of incorporation provide otherwise, shareholders shall have preemptive rights to purchase additional securities of the corporation. The Star Articles expressly eliminate any preemptive rights.

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    Under the WBCL, unless otherwise provided in a corporation's articles of incorporation, shareholders do not have a preemptive rights. The Firstar Articles does not provide for preemptive rights.

DIRECTOR LIABILITY AND INDEMNIFICATION

    There is no provision under the OGCL limiting the liability of officers, employees or agents of the corporation, and the Star Articles contain no such provision. However, the OGCL has codified the traditional business judgment rule. The OGCL provides that the business judgment presumption of good faith may only be overcome by clear and convincing evidence that an action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. Further, the OGCL provides specific statutory authority for directors to consider, in addition to the interests of the corporation's shareholders, other factors such as the interests of the corporation's employees, suppliers, creditors and customers; the economy of the state and nation; community and societal considerations; the long-term and short-term interests of the corporation and its shareholders; and the possibility that these interests may be best served by the continued independence of the corporation.

    Under the OGCL, Ohio corporations are permitted to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. The OGCL does not authorize payment by a corporation of judgments against a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if it is determined that a director, officer, employee or agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary, except as otherwise provided by a corporation's articles of incorporation, code of regulations or by contract, except with respect to the advancement of expenses of directors (as discussed in the next paragraph). The statutory right to indemnification is not exclusive in Ohio, and an Ohio corporation may, among other things, purchase insurance to indemnify those persons.

    The OGCL provides that a director (but not an officer, employee, or agent) is entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that such director's act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

    The Star By-laws provide that Star shall indemnify directors, officers, employees and agents to the fullest extent permitted by law against costs incurred in connection with any threatened, pending or completed claim, action, suit or proceeding because of such person's service as a director, officer, employee or agent of Star.

    Under Firstar's By-Laws and the WBCL, Firstar indemnifies its directors and officers against liability incurred by the director or officer in a proceeding to which the indemnified person was a party because he or she is a director or officer, unless liability was incurred because a director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure constitutes a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest, a violation of criminal law (unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful), a transaction from which the director or officer derived an improper personal benefit or willful misconduct. In addition, under the WBCL, a director of Firstar is not liable to the corporation, its shareholders or any person asserting rights on behalf of the corporation or its shareholders for liabilities arising from a breach of, or failure

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to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the circumstances under which indemnification would not be provided.

ASSESSABILITY; POTENTIAL LIABILITY FOR WAGES

    Firstar Common Stock is subject to possible assessment in certain circumstances. Section 180.0622(2)(b) of the WBCL provides that shareholders of Wisconsin corporations are personally liable to an amount equal to the par value of shares owned by them (and to the consideration for which shares without par value were issued) for debts owing to employees of the corporation for services performed for such corporation, but not exceeding six months' service in any one case. The liability imposed by the predecessor to this statute was interpreted in a trial court decision to extend to the original issue price for shares, rather than the stated par value. Although affirmed by the Wisconsin Supreme Court, the case offers no precedential value due to the fact that the decision was affirmed by an equally divided court. Firstar Common Stock is not otherwise subject to call or assessment.

    Shares of stock of Ohio corporations are nonassessable under the OGCL. The OGCL does not impose personal liability on holders of Star Common Stock for debts owing to employees or otherwise.

SHAREHOLDER RIGHTS PLANS

    Each of Star and Firstar has implemented a shareholder rights plan with substantially similar terms. Both plans will terminate at the Effective Time and it is currently anticipated that a new shareholder rights plan will be put in place for the Combined Company.

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                                 LEGAL OPINION

    The legality of the Combined Company Common Stock to be issued in connection with the Merger will be passed upon by Howard H. Hopwood, III, Esq., Senior Vice President and General Counsel of Firstar and Firstar (WI). As of the date of this Joint Proxy Statement-Prospectus, Mr. Hopwood beneficially owned, directly and indirectly, 107,307 shares of the outstanding shares of Firstar Common Stock including 53,300 shares underlying stock options, 17,167 of which will become exercisable upon consummation of the Merger.

                                    EXPERTS

    The consolidated financial statements of Star at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 incorporated in this Joint Proxy Statement-Prospectus by reference to the Star Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

    The consolidated financial statements of Firstar at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 incorporated in this Joint Proxy Statement-Prospectus by reference to the Firstar Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report with respect thereto, and are included herein by reference in reliance upon that report, given on the authority of the firm as experts in accounting and auditing.

    Representatives of Arthur Andersen LLP are expected to be present at the Star Special Meeting, and representatives of KPMG Peat Marwick LLP are expected to be present at the Firstar Special Meeting. In each case, such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

    Combined Company Shareholders (or Firstar Shareholders if the Merger is not consummated) may submit proposals to be considered for shareholder action at the 1999 Annual Meeting of Combined Company Shareholders (or Firstar Shareholders if the Merger is not consummated) if they do so in accordance with applicable regulations of the Commission. Any such proposals must be submitted to the Secretary of the Combined Company (or, if the Merger has not been consummated, the Secretary of Firstar) no later than November 13, 1998, in order to be considered for inclusion in the Combined Company (or Firstar if the Merger has not been consummated) 1999 proxy materials.

    If a 1999 Annual Meeting of Combined Company Shareholders is held, then a Combined Company Shareholder who otherwise intends to present business at the 1999 Annual Meeting of Combined Company Shareholders must also comply with the requirements set forth in the Combined Company By-laws. Among other things, to bring business before an annual meeting, a Combined Company Shareholder must give written notice thereof, complying with the Combined Company By-laws, to the Secretary of Combined Company not later than 45 days in advance of the date set forth in the Combined Company's proxy statement for the prior year's annual meeting as the date on which the Combined Company first mailed definitive proxy materials for the prior year's annual meeting (which date is deemed to be March 13, 1999 under the Combined Company By-laws for purposes of the 1999 Annual Meeting of Combined Company Shareholders). If the Combined Company does not receive notice of a shareholder proposal by the January 27, 1999, then the notice will be considered untimely and the Combined Company is not required to present such proposal at the annual meeting. Furthermore, if the Combined Company Board of Directors chooses to present at the 1999 Annual Meeting of Combined Company Shareholders a proposal received after the January 27, 1999, then the persons named in the proxies solicited by the Combined Company Board of Directors for the 1999 Annual Meeting of Combined Company Shareholders may exercise discretionary voting power with respect to such proposal.

    If a 1999 Annual Meeting of Firstar Shareholders is held, then a Firstar Shareholder who otherwise intends to present business at the 1999 Annual Meeting of Firstar Shareholders must also comply with the requirements set forth in the Firstar By-laws. Among other things, to bring business before an annual meeting, a Firstar Shareholder must give written notice thereof, complying with the Firstar By-laws, to the Secretary of Firstar not less than 50 days in advance of the third Thursday in the month of April next succeeding the last annual meeting held. If the annual meeting is held earlier than the third Thursday in April, then the shareholder's notice must be received by the Secretary of Firstar by the later of (i) 50 days prior to the earlier date of the annual meeting and
(ii) 10 business days (as defined in the Firstar By-laws) after the first public announcement of the earlier date of such annual meeting. If the Firstar does not receive notice of a shareholder proposal by the relevant date, then the notice will be considered untimely and Firstar is not required to present such proposal at the annual meeting. Furthermore, if the Firstar Board of Directors chooses to present at the 1999 Annual Meeting of Firstar Shareholders a proposal received after the relevant date (which date is February 24, 1999, assuming the 1999 Annual Meeting of Firstar Shareholders is held on the third Thursday in April), then the persons named in the proxies solicited by the Firstar Board of Directors for the 1999 Annual Meeting of Firstar Shareholders may exercise discretionary voting power with respect to such proposal.

    Star will hold a 1999 Annual Meeting of Star Shareholders only if the Merger is not consummated before the time of such meeting. In the event that such a meeting is held, any proposals of Star Shareholders intended to be presented at the 1999 Annual Meeting of Star Shareholders must have been received by the Secretary of Star no later than October 31, 1998 in order to be considered for inclusion in the Star 1999 proxy materials.

                                 OTHER MATTERS

    As of the date of this Joint Proxy Statement-Prospectus, the Firstar Board and the Star Board know of no matters that will be presented for consideration at the Meetings other than as described in this Joint Proxy Statement-Prospectus. If any other matters shall properly come before either the Star Special Meeting or the Firstar Special Meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the respective managements of Firstar and Star.

                      WHERE YOU CAN FIND MORE INFORMATION

    Star and Firstar file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information that the companies file with the Commission at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Commission at "http://www.sec.gov." Reports, proxy statements and other information should also be available for inspection at the offices of the NYSE.

    Firstar (WI) filed a Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") to register with the Commission the Combined Company Common Stock to be issued in the Merger. This Joint Proxy Statement-Prospectus is a part of that Registration Statement and constitutes a prospectus of Firstar and Star. As allowed by Commission rules, this Joint Proxy Statement-Prospectus does not contain all the information you can find in Firstar (WI)'s Registration Statement or the exhibits to that Registration Statement.

    The Commission allows Firstar and Star to "incorporate by reference" information into this Joint Proxy Statement-Prospectus, which means that the companies can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered part of this Joint Proxy Statement-Prospectus, except for any information superseded by information contained directly in this Joint Proxy Statement-Prospectus or in later filed documents incorporated by reference in this Joint Proxy Statement-Prospectus.

    This Joint Proxy Statement-Prospectus incorporates by reference the documents set forth below that Firstar and Star have previously filed with the Commission. These documents contain important information about Firstar and Star and their finances. Some of these filings have been amended by later filings, which are also listed.

FIRSTAR COMMISSION FILINGS (FILE NO. 1-2981)                 PERIOD/AS OF DATE
---------------------------------------------  ---------------------------------------------
Annual Report on Form 10-K                     Year ended December 31, 1997
Quarterly Report on Form 10-Q                  Quarter ended March 31, 1998; Quarter ended
                                               June 30, 1998
Current Reports on Form 8-K                    July 1, 1998 (as amended on July 2, 1998)

STAR COMMISSION FILINGS (FILE NO. 0-7601)                    PERIOD/AS OF DATE
---------------------------------------------  ---------------------------------------------
Annual Report on Form 10-K                     Year ended December 31, 1997
Quarterly Report on Form 10-Q                  Quarter ended March 31, 1998; Quarter ended
                                               June 30, 1998
Current Reports on Form 8-K                    February 19, 1998; April 15, 1998 (as amended
                                               on April 21, 1998); July 2, 1998 (as amended
                                               on July 10, 1998)

    Firstar and Star also incorporate by reference additional documents that may be filed with the Commission between the date of this Joint Proxy Statement-Prospectus and the consummation of the Merger or the termination of the Merger Agreement. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

    Star has supplied all information contained or incorporated by reference in this Joint Proxy Statement-Prospectus relating to Star, and Firstar has supplied all such information relating to Firstar.

    If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through the companies, the Commission or the Commission's Internet world wide web site as described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this Joint Proxy Statement-Prospectus, the exhibit will also be available without charge. Shareholders may obtain documents incorporated by reference in this Joint

Proxy Statement-Prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

Star Banc Corporation                           Firstar Corporation
425 Walnut Street, M.L. 1310                    777 East Wisconsin Avenue
Cincinnati, Ohio 45202                          Milwaukee, Wisconsin 53202
Attn.: Controller                               Attn.: Chief Financial
                                                Officer
Telephone: (513) 632-2054                       Telephone: (414) 765-4321

    You should rely only on the information contained or incorporated by reference in this Joint Proxy Statement-Prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this Joint Proxy Statement-Prospectus. This Joint Proxy Statement-Prospectus is dated September 23, 1998. You should not assume that the information contained in this Joint Proxy Statement-Prospectus is accurate as of any date other than that date. Neither the mailing of this Joint Proxy Statement-Prospectus to shareholders nor the issuance of Combined Company Common Stock in the Merger creates any implication to the contrary.

                           FORWARD LOOKING STATEMENTS

    Each company makes forward-looking statements in this document, and in our public documents to which we refer, that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or the performance of the Combined Company after the merger. Also, when we use any of the words "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of each of our companies and the Combined Company after the merger. This could cause those results or performance to differ materially from those expressed in our forward-looking statements. You should consider these risks when you vote on the merger. These possible events or factors include, but are not limited to, the following:

 1. our revenues after the merger are lower than we expect, our restructuring charges are higher than we expect, we lose more deposits, customers or business than we expect, or our operating costs after the merger are greater than we expect;

 2. competition among depository and other financial institutions increases significantly;

 3. we have more trouble obtaining regulatory approvals for the merger than we expect;

 4. we have more trouble integrating our businesses or retaining key personnel than we expect;

 5. our costs savings from the merger are less than we expect, or we are unable to obtain those cost savings as soon as we expect;

 6. changes in the interest rate environment reduce our margins;

 7. general economic or business conditions are worse than we expect;

 8. legislative or regulatory changes adversely affect our business;

 9. technological changes and systems integration are harder to make or more expensive than we expect; and

 10. adverse changes occur in the securities markets.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL INFORMATION

    The following unaudited Pro Forma Condensed Combined Financial Information and explanatory notes are presented to show the impact on the historical financial position and the results of operations of the Combined Company for the proposed Merger and should be read in conjunction with the consolidated financial statements, including the notes thereto, of Star and Firstar which are either included or incorporated by reference in this filing. The Pro Forma Condensed Combined Financial Information also reflects the proposed combination of Star and Trans Financial which was completed on August 21, 1998. The unaudited Pro Forma Condensed Combined Financial Information is presented for illustration purposes only in accordance with the assumptions set forth below, and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated nor is it necessarily indicative of future operating results or financial position of the Combined Company.

    In accordance with the terms of the Merger Agreement, each share of Firstar Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive 0.76 of a share of the Combined Company. Each share of Star Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive one share of the Combined Company.

    In accordance with the terms of the Merger Agreement between Star and Trans Financial, each share of Trans Financial Common Stock outstanding immediately prior to the effective time of the merger has been converted into the right to receive 0.9003 of a share of Star Common Stock.

    The unaudited Pro Forma Condensed Combined Financial Information reflects both the Star/ Firstar and Star/Trans Financial mergers using the pooling of interests method of accounting. Star's acquisition of Great Financial Corporation ("GREAT FINANCIAL") was completed on February 7, 1998 and is reflected in Star's June 30, 1998 unaudited balance sheet. The unaudited Pro Forma Condensed Combined Balance Sheet assumes the mergers were consummated on June 30, 1998. The unaudited Pro Forma Condensed Combined Income Statements for the six months ended June 30, 1998 and the year ended December 31, 1997 present the combined results of operations of Star, Great Financial, Trans Financial and Firstar as if the mergers and the Great Financial acquisition had been effective January 1, 1997, after the effect of certain adjustments described in the Notes to the Unaudited Pro Forma Condensed Combined Financial Information. The unaudited Pro Forma Condensed Combined Income Statements for the years ended December 31, 1996 and 1995, present the combined results of operations of only Star, Trans Financial and Firstar as if the mergers had occurred at the beginning of each period presented.

    The Great Financial acquisition was accounted for as a purchase, and accordingly, the results of the transaction and the operations have been reflected in the financial statements of Star from the date of acquisition. Under the purchase method, the purchase price is allocated to the assets and liabilities acquired based on their estimated fair values at the time of the acquisition. The allocation of the purchase price for Great Financial is preliminary and may change as certain estimates and contingencies are finalized, although any adjustments are not expected to be material.

    Star and Firstar expect that the Combined Company will achieve substantial merger benefits including operating cost savings and revenue enhancements. The pro forma earnings do not reflect any potential savings or revenue enhancements which are expected to result from the consolidation of operations of Star and Firstar, in addition to Star and Trans Financial, and are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of expense savings and revenue enhancements to be realized.

                                  STAR/FIRSTAR
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                              AS OF JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                    TRANS                                                            PRO FORMA
                                      STAR BANC   FINANCIAL,   PRO FORMA     PRO FORMA     FIRSTAR     PRO FORMA      FIRSTAR
                                        CORP.        INC.     ADJUSTMENTS    STAR BANC   CORPORATION  ADJUSTMENTS      CORP.
                                     -----------  ----------  -----------   -----------  -----------  -----------   -----------
ASSETS:

Cash and Due from Banks............  $   720,176  $   85,884   $ --         $   806,060  $1,039,987    $  --        $ 1,846,047
Short-Term Investments.............       65,320          99     --              65,419      85,448       --            150,867
Loans Held for Sale................      286,335     238,608     --             524,943     400,447       --            925,390
Investment Securities:
  Available-for-Sale...............    2,619,074     260,230     --           2,879,304   1,803,690       --          4,682,994
  Held-to-Maturity.................      138,643      --         --             138,643   2,374,235       --          2,512,878
                                     -----------  ----------  -----------   -----------  -----------  -----------   -----------
    Total Securities...............    2,757,717     260,230     --           3,017,947   4,177,925       --          7,195,872
Loans Net of Unearned Interest.....    9,904,650   1,552,666     --          11,457,316  13,340,965       --         24,798,281
    Allowance for Loan Losses......      153,180      23,677     12,000(C)      188,857     218,903       --            407,760
                                     -----------  ----------  -----------   -----------  -----------  -----------   -----------
  Net Loans........................    9,751,470   1,528,989    (12,000)     11,268,459  13,122,062       --         24,390,521
Bank Premises and Equipment........      189,426      40,755     (5,660)(C)     224,521     383,112      (40,000)(C)     567,633
Acceptances -- Customers'
  Liability........................       18,718      --         --              18,718       7,403       --             26,121
Intangibles........................      673,164       8,449     --             681,613     188,136       --            869,749
Mortgage Servicing Rights..........       73,142      51,892     --             125,034      26,337       --            151,371
Other Assets.......................      395,444      39,833     --             435,277     540,808       --            976,085
                                     -----------  ----------  -----------   -----------  -----------  -----------   -----------
Total Assets.......................  $14,930,912  $2,254,739   $(17,660)    $17,167,991  $19,971,665   $ (40,000)   $37,099,656
                                     -----------  ----------  -----------   -----------  -----------  -----------   -----------
                                     -----------  ----------  -----------   -----------  -----------  -----------   -----------

LIABILITIES:

Deposits:
  Noninterest Bearing Deposits.....  $ 2,156,995  $  253,041   $ --         $ 2,410,036  $3,770,826    $  --        $ 6,180,862
  Interest Bearing Deposits........    9,342,858   1,313,674     --          10,656,532  11,001,792       --         21,658,324
                                     -----------  ----------  -----------   -----------  -----------  -----------   -----------
    Total Deposits.................   11,499,853   1,566,715     --          13,066,568  14,772,618       --         27,839,186
Short-Term Borrowings..............    1,141,773     299,327     --           1,441,100   2,205,745       --          3,646,845
Long-Term Debt.....................      371,896     194,932     (1,510)(D)     565,318     805,898       --          1,371,216
Trust Preferred Securities.........      148,605      --         --             148,605     150,000       --            298,605
Acceptances Outstanding............       18,718      --         --              13,718       7,403       --             26,121
Other Liabilities..................      281,739      26,641      8,340(C)      316,720     244,878      171,000(C)     732,598
                                     -----------  ----------  -----------   -----------  -----------  -----------   -----------
    Total Liabilities..............   13,462,584   2,087,615      6,830      15,557,029  18,186,542      171,000     33,914,571
                                     -----------  ----------  -----------   -----------  -----------  -----------   -----------

SHAREHOLDERS' EQUITY:

Common Stock.......................      482,013      22,078     30,943(A)      535,034     181,935     (714,793) (B)       2,176
Preferred Stock....................      --           --         --             --           --                         --
Surplus............................      359,829      52,404    (30,943)(A)     381,290       9,023      714,793(B)   1,105,106
Retained Earnings..................      620,616      93,339    (26,000)(C)     687,955   1,569,900     (211,000)(C)   2,046,855
Treasury Stock, at cost............       (9,357)     --         --              (9,357)         (3 )     --             (9,360)
ESOP Shares Purchased with Debt....      --           (1,510)     1,510(D)      --           --           --            --
Net Unrealized Gain/(Loss) on
  Securities Available-for-Sale....       15,227         813     --              16,040      24,268       --             40,308
                                     -----------  ----------  -----------   -----------  -----------  -----------   -----------
    Total Shareholders'Equity......    1,468,328     167,124    (24,490)      1,610,962   1,785,123     (211,000)     3,185,085
                                     -----------  ----------  -----------   -----------  -----------  -----------   -----------
    Total Liabilities and
    Shareholders' Equity...........  $14,930,912  $2,254,739   $(17,660)    $17,167,991  $19,971,665   $ (40,000)   $37,099,656
                                     -----------  ----------  -----------   -----------  -----------  -----------   -----------
                                     -----------  ----------  -----------   -----------  -----------  -----------   -----------

------------------------
(A) Entry to adjust common stock and surplus for Star Banc Corporation shares issued for Trans Financial.
(B) Entry to adjust common stock and surplus for shares issued for the combined company at $0.01 per share.
(C) Entry to record estimated merger related and restructuring charges to be recorded at time of mergers.
(D) Entry to reflect payoff of ESOP loan at time of merger.

                                  STAR/FIRSTAR

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                        GREAT                       PRO FORMA
                                                       STAR BANC      FINANCIAL      PRO FORMA      STAR BANC
                                                      CORPORATION    CORPORATION    ADJUSTMENTS    CORPORATION
                                                     -------------  -------------  -------------  -------------
INTEREST INCOME:
Interest and Fees on Loans.........................   $   424,383    $    16,386     $    (187)(4)  $   440,582
Interest and Fees on Loans Held for Sale...........         8,517        --             --               8,517
Interest on Investment Securities..................        67,810          4,950          (194)(4)       72,566
Other..............................................         2,219             29        --               2,248
                                                     -------------  -------------  -------------  -------------
  Total Interest Income............................       502,929         21,365          (381)        523,913
                                                     -------------  -------------  -------------  -------------
INTEREST EXPENSE:
Interest on Deposits...............................       175,073          9,682          (419)(4)      184,336
Interest on Borrowings.............................        53,178          3,677           842(4)       57,697
                                                     -------------  -------------  -------------  -------------
  Total Interest Expense...........................       228,251         13,359           423         242,033
                                                     -------------  -------------  -------------  -------------
    Net Interest Income............................       274,678          8,006          (804)        281,880
Provision for Loan Losses..........................        22,325          2,333        --              24,658
                                                     -------------  -------------  -------------  -------------
      Net Interest Income after Provision for Loan
        Losses.....................................       252,353          5,673          (804)        257,222
                                                     -------------  -------------  -------------  -------------
NONINTEREST INCOME:
Trust Income.......................................        33,960        --             --              33,960
Service Charges on Deposits........................        34,419            353        --              34,772
Credit Card Income.................................        11,170        --             --              11,170
Electronic Banking Income..........................         8,250        --             --               8,250
Mortgage Banking Income............................        21,744          2,506           (24)(4)       24,226
Investment Securities Gains/(Losses)--Net..........           157        --             --                 157
All Other Income...................................        22,795            925        --              23,720
                                                     -------------  -------------  -------------  -------------
  Total Noninterest Income.........................       132,495          3,784           (24)        136,255
                                                     -------------  -------------  -------------  -------------
NONINTEREST EXPENSE:
Salaries...........................................        76,914          3,215        --              80,129
Pension and Other Employee Benefits................        12,426          1,438        --              13,864
Equipment Expense..................................        12,253          1,149        --              13,402
Occupancy Expense--Net.............................        13,477        --             --              13,477
All Other Expense..................................        80,587          3,848         1,262(4)       85,697
                                                     -------------  -------------  -------------  -------------
                                                          195,657          9,650         1,262         206,569
Merger Related Charges.............................       --              28,844       (28,844)(5)      --
                                                     -------------  -------------  -------------  -------------
  Total Noninterest Expense........................       195,657         38,494       (27,582)        206,569
                                                     -------------  -------------  -------------  -------------
INCOME BEFORE TAXES................................       189,191        (29,037)       26,754         186,908
Income Tax.........................................        64,854         (8,048)        5,732 ( )(5       62,538
                                                     -------------  -------------  -------------  -------------
  NET INCOME.......................................   $   124,337    $   (20,989)    $  21,022     $   124,370
                                                     -------------  -------------  -------------  -------------
                                                     -------------  -------------  -------------  -------------
Basic earnings per common share....................   $      1.32                                  $      1.30
Diluted earnings per common share..................          1.28                                         1.26
Average common shares--basic.......................        94,087                                       95,940
Average common shares--diluted.....................        96,914                                       98,767

 See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial
                                  Information.

                                  STAR/FIRSTAR

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                  PRO FORMA STAR       TRANS                         PRO FORMA STAR
                                                       BANC          FINANCIAL       PRO FORMA            BANC
                                                    CORPORATION        INC.         ADJUSTMENTS        CORPORATION
                                                 -----------------  -----------  -----------------  -----------------
INTEREST INCOME:
Interest and Fees on Loans.....................     $   440,582      $  72,103       $  --             $   512,685
Interest and Fees on Loans Held for Sale.......           8,517          6,427          --                  14,944
Interest on Investment Securities..............          72,566          7,508          --                  80,074
Other..........................................           2,248              9          --                   2,257
                                                 -----------------  -----------          -----      -----------------
  Total Interest Income........................         523,913         86,047          --                 609,960
                                                 -----------------  -----------          -----      -----------------
INTEREST EXPENSE:
Interest on Deposits...........................         184,336         32,771          --                 217,107
Interest on Borrowings.........................          57,697         11,291          --                  68,988
                                                 -----------------  -----------          -----      -----------------
  Total Interest Expense.......................         242,033         44,062          --                 286,095
                                                 -----------------  -----------          -----      -----------------
    Net Interest Income........................         281,880         41,985          --                 323,865
Provision for Loan Losses......................          24,658          4,520          --                  29,178
                                                 -----------------  -----------          -----      -----------------
    Net Interest Income after Provision for
      Loan Losses..............................         257,222         37,465          --                 294,687
                                                 -----------------  -----------          -----      -----------------
NONINTEREST INCOME:
Trust Income...................................          33,960          1,161          --                  35,121
Service Charges on Deposits....................          34,772          5,144          --                  39,916
Credit Card Income.............................          11,170         --              --                  11,170
Electronic Banking Income......................           8,250         --              --                   8,250
Mortgage Banking Income........................          24,226          9,723          --                  33,949
Investment Securities Gains/(Losses)--Net......             157            148          --                     305
All Other Income...............................          23,720          4,961          --                  28,681
                                                 -----------------  -----------          -----      -----------------
  Total Noninterest Income.....................         136,255         21,137          --                 157,392
                                                 -----------------  -----------          -----      -----------------
NONINTEREST EXPENSE:
Salaries.......................................          80,129         19,446          --                  99,575
Pension and Other Employee Benefits............          13,864         --              --                  13,864
Equipment Expense..............................          13,402          3,637          --                  17,039
Occupancy Expense--Net.........................          13,477          2,324          --                  15,801
All Other Expense..............................          85,697         12,696          --                  98,393
                                                 -----------------  -----------          -----      -----------------
                                                        206,569         38,103          --                 244,672
Merger Related Charges.........................         --              --              --                 --
                                                 -----------------  -----------          -----      -----------------
  Total Noninterest Expense....................         206,569         38,103          --                 244,672
                                                 -----------------  -----------          -----      -----------------
INCOME BEFORE TAXES............................         186,908         20,499          --                 207,407
Income Tax.....................................          62,538          6,895          --                  69,433
                                                 -----------------  -----------          -----      -----------------
  NET INCOME...................................     $   124,370      $  13,604       $  --             $   137,974
                                                 -----------------  -----------          -----      -----------------
                                                 -----------------  -----------          -----      -----------------

Basic earnings per common share................     $      1.30      $    1.17                         $      1.30

Diluted earnings per common share..............            1.26           1.13                                1.26

Average common shares--basic...................          95,940         11,668                             106,445

Average common shares--diluted.................          98,767         11,992                             109,563

 See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial
                                  Information.

                                  STAR/FIRSTAR

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                       PRO FORMA                                    PRO FORMA
                                                       STAR BANC       FIRSTAR       PRO FORMA       FIRSTAR
                                                      CORPORATION    CORPORATION    ADJUSTMENTS    CORPORATION
                                                     -------------  -------------  -------------  -------------
INTEREST INCOME:
Interest and Fees on Loans.........................   $   512,685    $   557,678    $   --         $ 1,070,363
Interest and Fees on Loans Held for Sale...........        14,944         12,619        --              27,563
Interest on Investment Securities..................        80,074        127,068        --             207,142
Other..............................................         2,257          2,294        --               4,551
                                                     -------------  -------------  -------------  -------------
Total Interest Income..............................       609,960        699,659        --           1,309,619
                                                     -------------  -------------  -------------  -------------
INTEREST EXPENSE:
Interest on Deposits...............................       217,107        240,092        --             457,199
Interest on Borrowings.............................        68,988         92,516        --             161,504
                                                     -------------  -------------  -------------  -------------
Total Interest Expense.............................       286,095        332,608        --             618,703
                                                     -------------  -------------  -------------  -------------
  Net Interest Income..............................       323,865        367,051        --             690,916
Provision for Loan Losses..........................        29,178         26,250        --              55,428
                                                     -------------  -------------  -------------  -------------
      Net Interest Income after Provision for Loan
        Losses.....................................       294,687        340,801        --             635,488
                                                     -------------  -------------  -------------  -------------
NONINTEREST INCOME:
Trust Income.......................................        35,121         91,313        --             126,434
Service Charges on Deposits........................        39,916         51,390        --              91,306
Credit Card Income.................................        11,170         26,986        --              38,156
Electronic Banking Income..........................         8,250         11,950        --              20,200
Mortgage Banking Income............................        33,949         44,271        --              78,220
Investment Securities Gains/(Losses)--Net..........           305            491        --                 796
All Other Income...................................        28,681         37,681        --              66,362
                                                     -------------  -------------  -------------  -------------
Total Noninterest Income...........................       157,392        264,082        --             421,474
                                                     -------------  -------------  -------------  -------------
  NONINTEREST EXPENSE:
Salaries...........................................        99,575        176,300        --             275,875
Pension and Other Employee Benefits................        13,864         36,486        --              50,350
Equipment Expense..................................        17,039         35,736        --              52,775
Occupancy Expense--Net.............................        15,801         32,861        --              48,662
All Other Expense..................................        98,393        104,807        --             203,200
                                                     -------------  -------------  -------------  -------------
                                                          244,672        386,190        --             630,862
Merger Related Charges.............................       --             --             --             --
                                                     -------------  -------------  -------------  -------------
  Total Noninterest Expense........................       244,672        386,190        --             630,862
                                                     -------------  -------------  -------------  -------------
INCOME BEFORE TAXES................................       207,407        218,693        --             426,100
Income Tax.........................................        69,433         69,126        --             138,559
                                                     -------------  -------------  -------------  -------------
  NET INCOME.......................................   $   137,974    $   149,567    $   --         $   287,541
                                                     -------------  -------------  -------------  -------------
                                                     -------------  -------------  -------------  -------------
Basic earnings per common share....................   $      1.30    $      1.03                   $      1.33
Diluted earnings per common share..................          1.26           1.02                          1.30
Average common shares--basic.......................       106,445        145,115                       216,732
Average common shares--diluted.....................       109,563        147,016                       221,296

 See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial
                                  Information.

                                  STAR/FIRSTAR

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                     GREAT                       PRO FORMA
                                                    STAR BANC      FINANCIAL      PRO FORMA      STAR BANC
                                                   CORPORATION    CORPORATION    ADJUSTMENTS    CORPORATION
                                                  -------------  -------------  -------------  -------------
INTEREST INCOME:
Interest and Fees on Loans......................   $   709,196    $   163,586    $    (2,264)(4)  $   870,518
Interest on Investment Securities...............        90,750         51,825         (2,333)(4)      140,242
Other...........................................         4,606            445        --               5,051
                                                  -------------  -------------  -------------  -------------
  Total Interest Income.........................       804,552        215,856         (4,597)     1,015,811
                                                  -------------  -------------  -------------  -------------
INTEREST EXPENSE:
Interest on Deposits............................       268,355         92,103         (5,023)(4)      355,435
Interest on Borrowings..........................        74,298         40,835         10,103(4)      125,236
                                                  -------------  -------------  -------------  -------------
  Total Interest Expense........................       342,653        132,938          5,080        480,671
                                                  -------------  -------------  -------------  -------------
    Net Interest Income.........................       461,899         82,918         (9,677)       535,140
Provision for Loan Losses.......................        53,614          5,823        --              59,437
                                                  -------------  -------------  -------------  -------------
      Net Interest Income after Provision for
        Loan Losses.............................       408,285         77,095         (9,677)       475,703
                                                  -------------  -------------  -------------  -------------
NONINTEREST INCOME:
Trust Income....................................        56,661        --             --              56,661
Service Charges on Deposits.....................        61,252          2,921        --              64,173
Credit Card Income..............................        24,427        --             --              24,427
Electronic Banking Income.......................        15,377        --             --              15,377
Mortgage Banking Income.........................        12,832         26,488           (292)(4)       39,028
Investment Securities Gains/(Losses)-- Net......        (4,239)         1,499        --              (2,740)
Gain on Sale of Merchant Processing.............       --             --             --             --
All Other Income................................        38,266          7,218        --              45,484
                                                  -------------  -------------  -------------  -------------
  Total Noninterest Income......................       204,576         38,126           (292)       242,410
                                                  -------------  -------------  -------------  -------------
NONINTEREST EXPENSE:
Salaries and Benefits...........................       147,072         37,154        --             184,226
Equipment Expense...............................        19,892          9,652        --              29,544
Occupancy Expense--Net..........................        23,523        --             --              23,523
All Other Expense...............................       131,276         28,063         15,140(4)      174,479
                                                  -------------  -------------  -------------  -------------
                                                       321,763         74,869         15,140        411,772
SAIF special assessment.........................       --             --             --             --
                                                  -------------  -------------  -------------  -------------
  Total Noninterest Expense.....................       321,763         74,869         15,140        411,772
                                                  -------------  -------------  -------------  -------------
INCOME BEFORE TAXES.............................       291,098         40,352        (25,109)       306,341
Income Tax......................................        96,344         14,054         (3,489)(4)      106,909
                                                  -------------  -------------  -------------  -------------
  NET INCOME....................................   $   194,754    $    26,298    $   (21,620)   $   199,432
                                                  -------------  -------------  -------------  -------------
                                                  -------------  -------------  -------------  -------------
Basic earnings per common share.................   $      2.26    $      2.03                   $      2.08
Diluted earnings per common share...............          2.19           1.88                          2.03
Average common shares--basic....................        86,160         12,974                        95,745
Average common shares--diluted..................        88,877         13,997                        98,462

 See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial
                                  Information.

                                  STAR/FIRSTAR

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                    PRO FORMA STAR       TRANS                       PRO FORMA
                                                         BANC          FINANCIAL     PRO FORMA       STAR BANC
                                                      CORPORATION        INC.       ADJUSTMENTS     CORPORATION
                                                   -----------------  -----------  -------------  ---------------
INTEREST INCOME:
Interest and Fees on Loans.......................    $     870,518     $ 146,284    $   --         $   1,016,802
Interest on Investment Securities................          140,242        15,117        --               155,359
Other............................................            5,051            10        --                 5,061
                                                   -----------------  -----------  -------------  ---------------
  Total Interest Income..........................        1,015,811       161,411        --             1,177,222
                                                   -----------------  -----------  -------------  ---------------
INTEREST EXPENSE:
Interest on Deposits.............................          355,435        64,389        --               419,824
Interest on Borrowings...........................          125,236        16,811        --               142,047
                                                   -----------------  -----------  -------------  ---------------
  Total Interest Expense.........................          480,671        81,200        --               561,871
                                                   -----------------  -----------  -------------  ---------------
    Net Interest Income..........................          535,140        80,211        --               615,351
                                                   -----------------  -----------  -------------  ---------------
Provision for Loan Losses........................           59,437         9,500        --                68,937
                                                   -----------------  -----------  -------------  ---------------
      Net Interest Income after Provision for
        Loan Losses..............................          475,703        70,711        --               546,414
                                                   -----------------  -----------  -------------  ---------------
NONINTEREST INCOME:
Trust Income.....................................           56,661         2,475        --                59,136
Service Charges on Deposits......................           64,173        10,154        --                74,327
Credit Card Income...............................           24,427           869        --                25,296
Electronic Banking Income........................           15,377           515        --                15,892
Mortgage Banking Income..........................           39,028        13,509        --                52,537
Investment Securities Gains/(Losses)--Net........           (2,740)         (356)       --                (3,096)
Gain on Sale of Merchant Processing..............         --              --            --              --
All Other Income.................................           45,484         7,244        --                52,728
                                                   -----------------  -----------  -------------  ---------------
  Total Noninterest Income.......................          242,410        34,410        --               276,820
                                                   -----------------  -----------  -------------  ---------------
NONINTEREST EXPENSE:
Salaries and Benefits............................          184,226        34,931        --               219,157
Equipment Expense................................           29,544         6,799        --                36,343
Occupancy Expense--Net...........................           23,523         4,660        --                28,183
All Other Expense................................          174,479        22,743        --               197,222
                                                   -----------------  -----------  -------------  ---------------
                                                           411,772        69,133        --               480,905
                                                   -----------------  -----------  -------------  ---------------
SAIF special assessment..........................         --              --            --              --
                                                   -----------------  -----------  -------------  ---------------
  Total Noninterest Expense......................          411,772        69,133        --               480,905
                                                   -----------------  -----------  -------------  ---------------
INCOME BEFORE TAXES..............................          306,341        35,988        --               342,329
Income Tax.......................................          106,909        12,055        --               118,964
                                                   -----------------  -----------  -------------  ---------------
  NET INCOME.....................................    $     199,432     $  23,933    $   --         $     223,365
                                                   -----------------  -----------  -------------  ---------------
                                                   -----------------  -----------  -------------  ---------------
Basic earnings per common share..................    $        2.08     $    2.09                   $        2.11
Diluted earnings per common share................             2.03          2.04                            2.05
Average common shares--basic.....................           95,745        11,432                         106,037
Average common shares--diluted...................           98,462        11,722                         109,015

 See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial
                                  Information.

                                  STAR/FIRSTAR

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                   PRO FORMA STAR                                      PRO FORMA
                                                        BANC            FIRSTAR        PRO FORMA        FIRSTAR
                                                     CORPORATION      CORPORATION     ADJUSTMENTS     CORPORATION
                                                  -----------------  -------------  ---------------  -------------
INTEREST INCOME:
Interest and Fees on Loans......................    $   1,016,802     $ 1,138,417      $  --          $ 2,155,219
Interest on Investment Securities...............          155,359         256,354         --              411,713
Other...........................................            5,061           6,702         --               11,763
                                                  -----------------  -------------         -----     -------------
  Total Interest Income.........................        1,177,222       1,401,473         --            2,578,695
INTEREST EXPENSE:
Interest on Deposits............................          419,824         471,670         --              891,494
Interest on Borrowings..........................          142,047         179,418         --              321,465
                                                  -----------------  -------------         -----     -------------
  Total Interest Expense........................          561,871         651,088         --            1,212,959
                                                  -----------------  -------------         -----     -------------
    Net Interest Income.........................          615,351         750,385         --            1,365,736
Provision for Loan Losses.......................           68,937          54,658         --              123,595
                                                  -----------------  -------------         -----     -------------
      Net Interest Income after Provision for
        Loan Losses.............................          546,414         695,727         --            1,242,141
                                                  -----------------  -------------         -----     -------------
NONINTEREST INCOME:
Trust Income....................................           59,136         174,899         --              234,035
Service Charges on Deposits.....................           74,327          87,483         --              161,810
Credit Card Income..............................           25,296          71,038         --               96,334
Electronic Banking Income.......................           15,892          26,497         --               42,389
Mortgage Banking Income.........................           52,537          46,829         --               99,366
Investment Securities Gains/(Losses)-- Net......           (3,096)            679         --               (2,417)
Gain on Sale of Merchant Processing.............         --                22,821         --               22,821
All Other Income................................           52,728          60,893         --              113,621
                                                  -----------------  -------------         -----     -------------
  Total Noninterest Income......................          276,820         491,139         --              767,959
                                                  -----------------  -------------         -----     -------------
NONINTEREST EXPENSE:
Salaries and Benefits...........................          219,157         399,702         --              618,859
Equipment Expense...............................           36,343          69,574         --              105,917
Occupancy Expense--Net..........................           28,183          63,232         --               91,415
All Other Expense...............................          197,222         211,510         --              408,732
                                                  -----------------  -------------         -----     -------------
                                                          480,905         744,018         --            1,224,923
SAIF special assessment.........................         --               --              --              --
                                                  -----------------  -------------         -----     -------------
  Total Noninterest Expense.....................          480,905         744,018         --            1,224,923
                                                  -----------------  -------------         -----     -------------
INCOME BEFORE TAXES.............................          342,329         442,848         --              785,177
Income Tax......................................          118,964         147,639         --              266,603
                                                  -----------------  -------------         -----     -------------
  NET INCOME....................................    $     223,365     $   295,209      $  --          $   518,574
                                                  -----------------  -------------         -----     -------------
                                                  -----------------  -------------         -----     -------------
Basic earnings per common share.................    $        2.11     $      2.03                     $      2.39
Diluted earnings per common share...............             2.05            2.00                            2.35
Average common shares - basic...................          106,037         145,143                         216,346
Average common shares - diluted.................          109,015         147,306                         220,968

 See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial
                                  Information.

                                  STAR/FIRSTAR

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                      TRANS                       PRO FORMA STAR
                                                      STAR BANC     FINANCIAL      PRO FORMA           BANC
                                                     CORPORATION      INC.        ADJUSTMENTS       CORPORATION
                                                    -------------  -----------  ---------------  -----------------
INTEREST INCOME:
Interest and Fees on Loans........................   $   635,619   $   131,466     $  --            $   767,085
Interest on Investment Securities.................        98,206        16,403        --                114,609
Other.............................................         1,700            66        --                  1,766
                                                    -------------  -----------         -----     -----------------
  Total Interest Income...........................       735,525       147,935        --                883,460
                                                    -------------  -----------         -----     -----------------
INTEREST EXPENSE:
Interest on Deposits..............................       262,675        59,795        --                322,470
Interest on Borrowings............................        54,651        13,271        --                 67,922
                                                    -------------  -----------         -----     -----------------
  Total Interest Expense..........................       317,326        73,066        --                390,392
                                                    -------------  -----------         -----     -----------------
    Net Interest Income...........................       418,199        74,869        --                493,068
Provision for Loan Losses.........................        40,773        13,914        --                 54,687
                                                    -------------  -----------         -----     -----------------
      Net Interest Income after Provision for Loan
        Losses....................................       377,426        60,955        --                438,381
                                                    -------------  -----------         -----     -----------------
NONINTEREST INCOME:
Trust Income......................................        46,917         1,955        --                 48,872
Service Charges on Deposits.......................        55,983         9,541        --                 65,524
Credit Card Income................................        19,183           949        --                 20,132
Electronic Banking Income.........................        10,231           207        --                 10,438
Mortgage Banking Income...........................         7,556        10,728        --                 18,284
Investment Securities Gains/(Losses)--Net.........        (2,451)           20        --                 (2,431)
All Other Income..................................        33,103         6,289        --                 39,392
                                                    -------------  -----------         -----     -----------------
  Total Noninterest Income........................       170,522        29,689        --                200,211
                                                    -------------  -----------         -----     -----------------
NONINTEREST EXPENSE:
Salaries and Benefits.............................       141,271        38,509        --                179,780
Equipment Expense.................................        17,329         7,005        --                 24,334
Occupancy Expense--Net............................        22,019         5,206        --                 27,225
All Other Expense.................................       122,592        27,237        --                149,829
                                                    -------------  -----------         -----     -----------------
                                                         303,211        77,957        --                381,168
                                                    -------------  -----------         -----     -----------------
Restructuring Expense.............................       --            --             --                --
SAIF special assessment...........................         5,000         2,685        --                  7,685
                                                    -------------  -----------         -----     -----------------
  Total Noninterest Expense.......................       308,211        80,642        --                388,853
                                                    -------------  -----------         -----     -----------------
INCOME BEFORE TAXES...............................       239,737        10,002        --                249,739
Income Tax........................................        81,378         3,120        --                 84,498
                                                    -------------  -----------         -----     -----------------
  NET INCOME......................................   $   158,359   $     6,882     $  --            $   165,241
                                                    -------------  -----------         -----     -----------------
                                                    -------------  -----------         -----     -----------------
Basic earnings per common share...................   $      1.79   $      0.61                      $      1.67
Diluted earnings per common share.................          1.75          0.60                             1.64
Average common shares - basic.....................        88,544        11,347                           98,760
Average common shares - diluted...................        90,238        11,453                          100,549

 See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial
                                  Information.

                                  STAR/FIRSTAR

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                 PRO FORMA STAR                                     PRO FORMA
                                                      BANC            FIRSTAR       PRO FORMA        FIRSTAR
                                                   CORPORATION      CORPORATION    ADJUSTMENTS     CORPORATION
                                                -----------------  -------------  -------------  ---------------
INTEREST INCOME:
Interest and Fees on Loans....................     $   767,085      $ 1,113,459    $   --         $   1,880,544
Interest on Investment Securities.............         114,609          263,799        --               378,408
Other.........................................           1,766            5,640        --                 7,406
                                                -----------------  -------------  -------------  ---------------
  Total Interest Income.......................         883,460        1,382,898        --             2,266,358
                                                -----------------  -------------  -------------  ---------------
INTEREST EXPENSE:
Interest on Deposits..........................         322,470          465,553        --               788,023
Interest on Borrowings........................          67,922          167,459        --               235,381
                                                -----------------  -------------  -------------  ---------------
  Total Interest Expense......................         390,392          633,012        --             1,023,404
                                                -----------------  -------------  -------------  ---------------
    Net Interest Income.......................         493,068          749,886        --             1,242,954
Provision for Loan Losses.....................          54,687           42,647        --                97,334
                                                -----------------  -------------  -------------  ---------------
      Net Interest Income after Provision for
        Loan Losses...........................         438,381          707,239        --             1,145,620
                                                -----------------  -------------  -------------  ---------------
NONINTEREST INCOME:
Trust Income..................................          48,872          148,019        --               196,891
Service Charges on Deposits...................          65,524           91,953        --               157,477
Credit Card Income............................          20,132           69,945        --                90,077
Electronic Banking Income.....................          10,438           24,552        --                34,990
Mortgage Banking Income.......................          18,284           49,100        --                67,384
Investment Securities Gains/(Losses)--Net.....          (2,431)              66        --                (2,365)
All Other Income..............................          39,392           56,817        --                96,209
                                                -----------------  -------------  -------------  ---------------
  Total Noninterest Income....................         200,211          440,452        --               640,663
                                                -----------------  -------------  -------------  ---------------
NONINTEREST EXPENSE:
Salaries and Benefits.........................         179,780          391,516        --               571,296
Equipment Expense.............................          24,334           63,197        --                87,531
Occupancy Expense--Net........................          27,225           64,235        --                91,460
All Other Expense.............................         149,829          193,278        --               343,107
                                                -----------------  -------------  -------------  ---------------
                                                       381,168          712,226        --             1,093,394
Restructuring Expense.........................         --                53,267        --                53,267
SAIF special assessment.......................           7,685            7,837        --                15,522
                                                -----------------  -------------  -------------  ---------------
  Total Noninterest Expense...................         388,853          773,330        --             1,162,183
                                                -----------------  -------------  -------------  ---------------
INCOME BEFORE TAXES...........................         249,739          374,361        --               624,100
Income Tax....................................          84,498          124,184        --               208,682
                                                -----------------  -------------  -------------  ---------------
  NET INCOME..................................     $   165,241      $   250,177    $   --         $     415,418
                                                -----------------  -------------  -------------  ---------------
                                                -----------------  -------------  -------------  ---------------
Basic earnings per common share...............     $      1.67      $      1.68                   $        1.96
Diluted earnings per common share.............            1.64             1.66                            1.93
Average common shares--basic..................          98,760          148,061                         211,286
Average common shares--diluted................         100,549          150,436                         214,880

 See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial
                                  Information.

                                  STAR/FIRSTAR

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                      TRANS                     PRO FORMA STAR
                                                       STAR BANC    FINANCIAL     PRO FORMA          BANC
                                                      CORPORATION      INC.      ADJUSTMENTS      CORPORATION
                                                     -------------  ----------  -------------  -----------------
INTEREST INCOME:
Interest and Fees on Loans.........................   $   586,416   $  115,757   $   --           $   702,173
Interest on Investment Securities..................       122,939       17,650       --               140,589
Other..............................................         1,049          821       --                 1,870
                                                     -------------  ----------  -------------  -----------------
  Total Interest Income............................       710,404      134,228       --               844,632
                                                     -------------  ----------  -------------  -----------------
INTEREST EXPENSE:
Interest on Deposits...............................       265,972       56,465       --               322,437
Interest on Borrowings.............................        66,224        8,134       --                74,358
                                                     -------------  ----------  -------------  -----------------
  Total Interest Expense...........................       332,196       64,599       --               396,795
                                                     -------------  ----------  -------------  -----------------
    Net Interest Income............................       378,208       69,629       --               447,837
Provision for Loan Losses..........................        26,101        5,260       --                30,361
                                                     -------------  ----------  -------------  -----------------
      Net Interest Income after Provision for Loan
        Losses.....................................       353,107       64,369       --               417,476
                                                     -------------  ----------  -------------  -----------------
NONINTEREST INCOME:
Trust Income.......................................        41,512        1,392       --                42,904
Service Charges on Deposits........................        43,870        8,472       --                52,342
Credit Card Income.................................        15,118        1,001       --                16,119
Electronic Banking Income..........................         7,652          306       --                 7,958
Mortgage Banking Income............................         2,362        7,853       --                10,215
Investment Securities Gains/(Losses)--Net..........         1,910          200       --                 2,110
All Other Income...................................        25,700        5,187       --                30,887
                                                     -------------  ----------  -------------  -----------------
  Total Noninterest Income.........................       138,124       24,411       --               162,535
                                                     -------------  ----------  -------------  -----------------
NONINTEREST EXPENSE:
Salaries and Benefits..............................       133,196       31,341       --               164,537
Equipment Expense..................................        16,284        6,126       --                22,410
Occupancy Expense--Net.............................        22,059        4,836       --                26,895
All Other Expense..................................       114,675       23,746       --               138,421
                                                     -------------  ----------  -------------  -----------------
                                                          286,214       66,049       --               352,263
Restructuring Expense..............................       --            --           --               --
SAIF special assessment............................       --            --           --               --
                                                     -------------  ----------  -------------  -----------------
  Total Noninterest Expense........................       286,214       66,049       --               352,263
                                                     -------------  ----------  -------------  -----------------
INCOME BEFORE TAXES................................       205,017       22,731       --               227,748
Income Tax.........................................        68,414        7,416       --                75,830
                                                     -------------  ----------  -------------  -----------------
  NET INCOME.......................................   $   136,603   $   15,315   $   --           $   151,918
                                                     -------------  ----------  -------------  -----------------
                                                     -------------  ----------  -------------  -----------------
Basic earnings per common share....................   $      1.52   $     1.36                    $      1.52
Diluted earnings per common share..................          1.50         1.35                           1.50
Average common shares--basic.......................        90,086       11,246                        100,211
Average common shares--diluted.....................        91,247       11,356                        101,471

 See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial
                                  Information.

                                  STAR/FIRSTAR

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                   PRO FORMA STAR                                    PRO FORMA
                                                        BANC            FIRSTAR       PRO FORMA       FIRSTAR
                                                     CORPORATION      CORPORATION    ADJUSTMENTS    CORPORATION
                                                  -----------------  -------------  -------------  -------------
INTEREST INCOME:
Interest and Fees on Loans......................     $   702,173      $ 1,081,685    $   --         $ 1,783,858
                                                  -----------------  -------------  -------------  -------------
Interest on Investment Securities...............         140,589          253,794        --             394,383
Other...........................................           1,870           12,307        --              14,177
                                                  -----------------  -------------  -------------  -------------
  Total Interest Income.........................         844,632        1,347,786        --           2,192,418
                                                  -----------------  -------------  -------------  -------------
INTEREST EXPENSE:
Interest on Deposits............................         322,437          444,706        --             767,143
Interest on Borrowings..........................          74,358          177,133        --             251,491
                                                  -----------------  -------------  -------------  -------------
  Total Interest Expense........................         396,795          621,839        --           1,018,634
                                                  -----------------  -------------  -------------  -------------
    Net Interest Income.........................         447,837          725,947        --           1,173,784
Provision for Loan Losses.......................          30,361           36,756        --              67,117
                                                  -----------------  -------------  -------------  -------------
      Net Interest Income after Provision for
        Loan Losses.............................         417,476          689,191        --           1,106,667
                                                  -----------------  -------------  -------------  -------------
NONINTEREST INCOME:
Trust Income....................................          42,904          134,354        --             177,258
Service Charges on Deposits.....................          52,342           81,775        --             134,117
Credit Card Income..............................          16,119           62,106        --              78,225
Electronic Banking Income.......................           7,958           23,009        --              30,967
Mortgage Banking Income.........................          10,215           38,479        --              48,694
Investment Securities Gains/(Losses)-- Net......           2,110           (5,730)       --              (3,620)
All Other Income................................          30,887           58,204        --              89,091
                                                  -----------------  -------------  -------------  -------------
  Total Noninterest Income......................         162,535          392,197        --             554,732
                                                  -----------------  -------------  -------------  -------------
NONINTEREST EXPENSE:
Salaries and Benefits...........................         164,537          395,361        --             559,898
Equipment Expense...............................          22,410           56,282        --              78,692
Occupancy Expense--Net..........................          26,895           57,992        --              84,887
All Other Expense...............................         138,421          201,336        --             339,757
                                                  -----------------  -------------  -------------  -------------
                                                         352,263          710,971        --           1,063,234
Restructuring Expense...........................         --                23,151        --              23,151
SAIF special assessment.........................         --               --             --             --
                                                  -----------------  -------------  -------------  -------------
  Total Noninterest Expense.....................         352,263          734,122        --           1,086,385
                                                  -----------------  -------------  -------------  -------------
INCOME BEFORE TAXES.............................         227,748          347,266        --             575,014
Income Tax......................................          75,830          118,353        --             194,183
                                                  -----------------  -------------  -------------  -------------
  NET INCOME....................................     $   151,918      $   228,913    $   --         $   380,831
                                                  -----------------  -------------  -------------  -------------
Basic earnings per common share.................     $      1.52      $      1.50                   $      1.76
Diluted earnings per common share...............            1.50             1.48                          1.74
Average common shares--basic....................         100,211          151,432                       215,299
Average common shares--diluted..................         101,471          154,856                       219,161

 See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial
                                  Information.

                        NOTES TO THE UNAUDITED PRO FORMA

                    CONDENSED COMBINED FINANCIAL INFORMATION

                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 1--BASIS OF PRESENTATION

    The unaudited Pro Forma Condensed Combined Financial Information has been prepared assuming both the Star/Firstar and Star/Trans Financial mergers will be accounted for under the "pooling of interests" method and is based on the historical consolidated financial statements of Star, Firstar and Trans Financial. Star, Firstar and Trans Financial are in the process of reviewing their respective accounting policies. As a result of this review, it might be necessary to restate certain amounts in financial statements of the Combined Company to conform to those accounting policies that are most appropriate. Any such restatements are not expected to be material.

    On February 7, 1998, Star completed the purchase of Great Financial for 70 percent stock and 30 percent cash. Star issued 9.5 million shares of common stock and paid out $190 million in cash for a total value of $648 million for this transaction. This transaction was structured as a tax-free exchange for shareholders receiving stock and has been accounted for as a purchase. The pro forma adjustments for Great Financial represent management's best estimates based on available information at this time. The actual adjustments may differ from those reflected in the unaudited Pro Forma Condensed Combined Financial Information as estimates and contingencies are finalized, although any adjustments are not expected to be material.

NOTE 2--SHAREHOLDERS' EQUITY

    For the Merger, Firstar Shareholders will receive 0.76 shares of common stock in the Combined Company for each share of Firstar Common Stock. Star Shareholders will receive one share of common stock in the Combined Company for each share of Star Banc Common Stock. Firstar had 145,546,983 shares of common stock outstanding at June 30, 1998, which will be exchanged for 110,615,707 shares of the Combined Company, while Star had 95,785,166 shares of common stock outstanding at June 30, 1998. Including approximately 10,604,224 shares to be issued in Star's acquisition of Trans Financial, 217,005,097 shares of common stock would be outstanding for the Combined Company after the Merger. The common stock in the unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the par value amount of the total amount of shares of the combined company. Pro forma retained earnings reflects an adjustment for estimated merger related charges as described in Note 3 below.

    For the merger of Star and Trans Financial, Star will exchange 0.9003 of a share of Star Common Stock for each share of Trans Financial common stock. Trans Financial had 11,778,545 shares on common stock outstanding at June 30, 1998, which will be exchanged for approximately 10,604,224 shares of Star common stock. The common stock in the unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the par value amount of the Star shares issued. Pro forma retained earnings reflects an adjustment for estimated merger related charges as described in Note 3 below.

NOTE 3--MERGER RELATED CHARGES

    In connection with the Merger, Star and Firstar expect the Combined Company to incur pre-tax merger related charges of approximately $325 million. These are expected to include approximately $95 million in severance, change of control, relocation and other employee related payments, $79 million in direct conversion costs, $77 million in charges related to consolidation of systems and operations, $40 million in occupancy and equipment charges (lease termination costs, elimination of

                        NOTES TO THE UNAUDITED PRO FORMA

                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 3--MERGER RELATED CHARGES (CONTINUED) duplicate facilities and write-off of equipment) and $34 million in other merger related costs (including legal and investment banking fees).

    In connection with the merger of Star and Trans Financial, the combined company expects to incur pre-tax merger related charges of approximately $40 million. These are expected to include approximately $9 million in severance, change of control and relocation payments, $4 million in occupancy and equipment charges (lease termination costs, elimination of duplicate facilities and write-off of equipment), $4 million in conversion costs and contract terminations, a $3 million commitment to establish a foundation and $8 million in other merger related costs (including legal and investment banking fees). Star currently intends to add approximately $10 million to the allowance for loan losses through a charge to earnings at the effective date. This additional loan loss provision is related to the acceleration of collection efforts on a number of Trans Financial problem loans. The accelerated collection efforts on these problem loans are consistent with Star's current strategies in resolving problem credits and reducing nonperforming asset levels.

    The merger related charges and the related tax effect have been reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1998, and have not been reflected in the Unaudited Pro Forma Condensed Combined Income Statements as they are not expected to have a continuing impact on the operations of the combined company.

NOTE 4--GREAT FINANCIAL ACQUISITION

    The historical balance sheet of Star as of June 30, 1998 includes the acquisition of Great Financial, which occurred on February 7, 1998 and was accounted for as a purchase transaction. The $190 million cash portion of the purchase price represents 30 percent of the purchase price and was funded with short-term borrowings. The Unaudited Pro Forma Condensed Combined Income Statements for the six months ended June 30, 1998 and the year ended December 31, 1997 reflect Great Financial's operating results and the impact of purchase accounting adjustments as if the transaction occurred on January 1, 1997.

                        NOTES TO THE UNAUDITED PRO FORMA

                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 4--GREAT FINANCIAL ACQUISITION (CONTINUED)
    The purchase accounting and pro forma adjustments related to the merger reflected in the unaudited Pro Forma Condensed Combined Income Statements are summarized as follows:

                                                                                    SIX MONTHS
                                                                                       ENDED          YEAR ENDED
                                                                                   JUNE 30, 1998    DEC. 31, 1997
                                                                                 -----------------  --------------
Interest income -
  Amortization of investment securities........................................      $    (194)       $   (2,333)
  Amortization of loans........................................................           (187)           (2,264)
Interest expense:
  Amortization of CDs..........................................................           (419)           (5,023)
  Amortization of long-term debt...............................................            (31)             (372)
  Interest expense on short-term borrowings to fund cash portion of purchase
    price......................................................................            873            10,475
Noninterest income -
  Amortization of mortgage servicing rights....................................            (24)             (292)
Noninterest expense -
  Amortization of identifiable intangibles and Goodwill........................          1,262            15,140

    Income tax expense on the pro forma adjustments is reflected using a 35% tax rate.

    The following assumptions were used in establishing the purchase accounting adjustments for Great Financial included in the Unaudited Pro Forma Condensed Income Statements.

    SECURITIES - The securities premium is assumed to be amortized into interest income on an effective interest method basis over the remaining estimated maturities of the securities, approximately 9 years.

    LOANS - The fair value adjustment is being amortized on a straight-line basis over the estimated remaining maturities of the various loan types, ranging from 3 to 13 years.

    MORTGAGE SERVICING RIGHTS - The excess of fair value over carrying value is amortized on an accelerated basis over estimated maturity of the underlying mortgages.

    INTANGIBLES - Identifiable intangibles are amortized on a straight-line basis over an average of 11 years based on the estimated lives of the deposits acquired. Goodwill is amortized on a straight-line basis over 25 years.

    CERTIFICATES OF DEPOSIT AND LONG-TERM DEBT - The fair value adjustments are amortized on an effective interest method over the remaining maturities of the deposits and debt.

                        NOTES TO THE UNAUDITED PRO FORMA

                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 5--MERGER RELATED CHARGES OF GREAT FINANCIAL

    Included in Great Financial's results for January 1, 1998 through February 6, 1998, as shown in the Unaudited Pro Forma Condensed Combined Income Statement for the six months ended June 30, 1998, were the following merger related charges incurred directly by Great Financial:

                                                                                           (DOLLARS IN THOUSANDS)
                                                                                          ------------------------
Severance and benefit payments..........................................................         $    4,301
Contract termination payments...........................................................              4,847
Payout of nonqualified stock options....................................................             14,244
Investment banking and legal fees.......................................................              4,235
Other direct merger charges.............................................................              1,217
    Total merger related charges........................................................         $   28,844

    Noninterest expense (and the related tax effect) in the Unaudited Pro Forma Condensed Combined Income Statement for June 30, 1998 was adjusted to exclude the above one-time merger charges in the pro forma operating results.

                                                                      APPENDIX A

                             AMENDMENT AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                             STAR BANC CORPORATION,
                              FIRSTAR CORPORATION
                            FIRSTAR (WI) CORPORATION
                                      AND
                           FIRSTAR MERGER CORPORATION
    DATED AS OF JUNE 30, 1998, AS AMENDED AND RESTATED ON SEPTEMBER 17, 1998

                               TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   -----

                                                         ARTICLE I
                                                   THE FIRST STEP MERGER

1.1        The First Step Merger..............................................................................           2
1.2        First Effective Time...............................................................................           2
1.3        Effects of the First Step Merger...................................................................           2
1.4        Conversion of Securities...........................................................................           2
1.5        Firstar (WI) Common Stock..........................................................................           3
1.6        Options............................................................................................           3
1.7        Articles of Incorporation..........................................................................           3
1.8        By-Laws............................................................................................           3

                                                        ARTICLE II
                                                  THE SECOND STEP MERGER

2.1        The Second Step Merger.............................................................................           4
2.2        Effective Time.....................................................................................           4
2.3        Effects of the Second Step Merger..................................................................           4
2.4        Conversion of Star Common Stock....................................................................           4
2.5        Dissenting Shares..................................................................................           5
2.6        Options............................................................................................           6
2.7        Firstar (WI) Common Stock..........................................................................           6
2.8        Articles of Incorporation..........................................................................           6
2.9        By-Laws............................................................................................           6
2.10       Management.........................................................................................           6
2.11       Board of Directors.................................................................................           6
2.12       Headquarters of Firstar (WI).......................................................................           7
2.13       Tax and Accounting Consequences....................................................................           7

                                                        ARTICLE III
                                                    EXCHANGE OF SHARES

3.1        Exchange Procedures................................................................................           7
3.2        No Fractional Shares...............................................................................           9
3.3        Anti-Dilution Adjustments..........................................................................           9

                                                        ARTICLE IV
                                         REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1        Disclosure Schedules...............................................................................          10
4.2        Standard...........................................................................................          10
4.3        Representations and Warranties.....................................................................          10

                                                         ARTICLE V
                                     CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

5.1        Conduct of Businesses Prior to the Effective Time..................................................          21
5.2        Forbearances.......................................................................................          21

                                                                                                                   PAGE
                                                                                                                   -----

                                                        ARTICLE VI
                                                   ADDITIONAL AGREEMENTS

6.1        Access and Information.............................................................................          23
6.2        Registration Statement; Regulatory Matters.........................................................          24
6.3        Stockholder Approval...............................................................................          25
6.4        Current Information................................................................................          25
6.5        Agreements of Affiliates...........................................................................          25
6.6        Expenses...........................................................................................          26
6.7        Securities Act and Exchange Act Filings............................................................          26
6.8        Miscellaneous Agreements and Consents..............................................................          26
6.9        Employee Benefit Plans.............................................................................          27
6.10       D&O Indemnification................................................................................          28
6.11       Press Releases.....................................................................................          29
6.12       Pooling of Interests...............................................................................          29
6.13       Insurance..........................................................................................          30
6.14       Conforming Entries.................................................................................          30
6.15       Additional Actions.................................................................................          30
6.16       Dividends..........................................................................................          30
6.17       Issuance of Shares.................................................................................          31
6.18       Changes in Structure...............................................................................          31
6.19       Amending Governance Documents......................................................................          31
6.20       Board of Directors; Management.....................................................................          31

                                                        ARTICLE VII
                                                        CONDITIONS

7.1        Conditions to Each Party's Obligation to Effect the Merger.........................................          32
7.2        Conditions to Obligations of Firstar to Effect the Merger..........................................          33
7.3        Conditions to Obligations of Star To Effect the Merger.............................................          34

                                                       ARTICLE VIII
                                             TERMINATION, AMENDMENT AND WAIVER
8.1        Termination........................................................................................          34
8.2        Effect of Termination..............................................................................          35
8.3        Amendment..........................................................................................          35
8.4        Severability.......................................................................................          35
8.5        Waiver.............................................................................................          36

                                                        ARTICLE IX
                                                    GENERAL PROVISIONS

9.1        Closing............................................................................................          36
9.2        Non-Survival of Representations, Warranties and Agreements.........................................          36
9.3        Notices............................................................................................          36
9.4        Interpretation.....................................................................................          37
9.5        Miscellaneous......................................................................................          37

EXHIBITS

Exhibit A     Form of Stock Option Agreement with respect to option issued by Firstar
              Corporation
Exhibit B     Form of Stock Option Agreement with respect to option issued by Star Banc
              Corporation
Exhibit C     Form of Firstar (WI) Restated Articles of Incorporation
Exhibit D     Form of Firstar (WI) Restated By-laws
Exhibit E     Form of Firstar Affiliate Letter
Exhibit F     Form of Star Affiliate Letter
Exhibit 6.18  Form of Revised Articles I and II

                             INDEX OF DEFINED TERMS

Affiliate...............................         25
Agreement...............................          1
Audited Financial Statements............         13
Banks...................................         10
Benefit Plans...........................         16
Board...................................         10
Certificate of Merger...................          4
Certificates............................          7
Claim...................................         28
Closing.................................         35
Closing Date............................         35
Code....................................          3
Disclosure Schedule.....................          9
Dissenting Shares.......................          5
DPC Shares..............................          5
Equity Securities.......................         10
ERISA...................................         16
ERISA Affiliate.........................         16
Exchange Act............................         13
Exchange Agent..........................          7
Exchange Fund...........................          7
Exchange Ratio..........................          2
FDIC....................................         11
Financial Statements....................         13
First Effective Time....................          2
First Step Merger.......................          1
Firstar.................................          1
Firstar Common Certificate..............          2
Firstar Common Stock....................          2
Firstar (WI)............................          1
Firstar (WI) Common Stock...............          4
Firstar Meeting.........................         16
Firstar Preferred Stock.................         11
Firstar Reports.........................         14
Firstar Rights Agreement................         11
Firstar Stock Option Agreement..........          1
Firstar Stock Options...................         11
Firstar Stock Plans.....................          3
GAAP....................................          7

Holding Company Act.....................         10
HSR Act.................................         13
Indemnified Parties.....................         27
Insurance Amount........................         28
Lien....................................         10
Material Adverse Effect.................         10
Meeting.................................         24
Merger..................................          1
Merger Sub..............................          1
Merger Sub Common Stock.................          2
New Benefit Plans.......................         26
NYSE....................................          9
OGCL....................................          4
Option Agreements.......................          1
Property................................         14
Proxy Statement.........................         15
Registration Statement..................         15
Regulatory Authorities..................         13
Regulatory Authority....................         13
Returns.................................         16
SEC.....................................         13
Second Merger Exchange Ratio............          5
Second Step Merger......................          1
Star....................................          1
Star Common Certificate.................          5
Star Common Stock.......................          4
Star Meeting............................         16
Star Preferred Stock....................         11
Star Reports............................         14
Star Rights Agreement...................         11
Star Stock Option Agreement.............          1
Star Stock Options......................         11
Star Stock Plans........................          6
Subsidiaries............................         10
Subsidiary..............................         10
Toxic Substance.........................         14
Surviving Corporation...................          1
Trust Account Shares....................          5
Unaudited Financial Statements..........         13
WBCL....................................          2

                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION

    This AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION, constituting a plan of merger for purposes of the Wisconsin Business Corporation Law, is made and entered into on June 30, 1998, as amended and restated on September 17, 1998 (this "Agreement"), by and among Star Banc Corporation, an Ohio corporation, Firstar Corporation, a Wisconsin corporation ("Firstar") and Firstar (WI) Corporation ("Firstar (WI)"), a Wisconsin corporation and a wholly-owned subsidiary of Firstar, and Firstar Merger Corporation, a Wisconsin corporation and a wholly-owned subsidiary of Firstar (WI) ("Merger Sub").

                                  WITNESSETH:

    WHEREAS, the Boards of Directors of Star, Firstar, Firstar (WI) and Merger Sub have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which (a) Merger Sub will, subject to the terms and conditions set forth herein, merge with and into Firstar (the "First Step Merger") so that (i) Firstar is the surviving corporation in the First Step Merger and (ii) Firstar (WI) becomes the ultimate parent holding company for Firstar after the First Step Merger, and (b) immediately thereafter Star will, subject to the terms and conditions set forth herein, merge with and into Firstar (the "Second Step Merger" and, together with the First Step Merger, the "Merger"), so that (i) Firstar is the surviving corporation (hereinafter sometimes referred to in such capacity as the "Surviving Corporation") in the Second Step Merger and (ii) Firstar (WI) continues to be the ultimate parent holding company for Firstar after the Second Step Merger; and

    WHEREAS, it is the intent of the respective Boards of Directors of Star and Firstar that the Merger be structured as a "merger of equals" of Star and Firstar in accordance with the terms and conditions of this Agreement; and

    WHEREAS, as a condition to, and simultaneously with the execution of, this Agreement, Star and Firstar will enter into a Firstar stock option agreement (the "Firstar Stock Option Agreement") in the form attached hereto as Exhibit A; and

    WHEREAS, as a condition to, and simultaneously with the execution of, this Agreement, Star and Firstar will enter into a Star stock option agreement (the "Star Stock Option Agreement" and, together with the Firstar Stock Option Agreement, the "Option Agreements") in the form attached hereto as Exhibit B; and

    WHEREAS, the parties desire to provide for certain conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

    NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and intending to be legally bound thereby, the parties agree as follows:

                                   ARTICLE I

                             THE FIRST STEP MERGER

    SECTION 1.1. THE FIRST STEP MERGER. Subject to the terms and conditions of this Agreement, Merger Sub shall be merged with and into Firstar in accordance with the Wisconsin Business Corporation Law (the "WBCL") and the separate corporate existence of Merger Sub shall cease. Firstar shall be the surviving corporation of the First Step Merger, and shall continue its corporate existence under the name "Firstar Holdings Corporation." Firstar (WI) shall become the ultimate parent holding company for Firstar after the First Step Merger and shall continue to be governed by the laws of the State of Wisconsin.

    SECTION 1.2. FIRST EFFECTIVE TIME. The First Step Merger shall become effective on the date and at the time (the "First Effective Time") specified in the appropriate documents in respect of the First Step Merger which are filed with the Department of Financial Institutions of the State of Wisconsin in such form as required by, and in accordance with, the relevant provisions of the WBCL. The First Effective Time shall occur on the same date and immediately prior to the Effective Time as specified in Section 2.2.

    SECTION 1.3. EFFECTS OF THE FIRST STEP MERGER. At and after the First Effective Time, the First Step Merger shall have the effects set forth in
Section 180.1106 of the WBCL.

    SECTION 1.4. CONVERSION OF SECURITIES. (a) At the First Effective Time, by virtue of the First Step Merger and without any action on the part of Star, Firstar, Firstar (WI), Merger Sub or the holders of any capital stock of Firstar, Star or Firstar (WI) or Merger Sub, (i) each share of the common stock, par value $1.25, of Firstar ("Firstar Common Stock") issued and outstanding immediately prior to the First Effective Time shall cease to be outstanding and (other than any shares of Firstar Common Stock held by Firstar or any of its wholly owned Subsidiaries (as defined herein), except for Trust Account Shares (as defined herein) and DPC Shares (as defined herein)), shall be converted into the right to receive 0.76 (the "Exchange Ratio") shares of Firstar (WI) Common Stock (as defined herein) and (ii) each share of the common stock, par value $0.01, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the First Effective Time shall cease to be outstanding and shall be converted into the right to receive one share of Firstar Common Stock.

    (b) All of the shares of Firstar Common Stock converted into the right to receive Firstar (WI) Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the First Effective Time, and each certificate (each a "Firstar Common Certificate") previously representing any such shares of Firstar Common Stock shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of Firstar (WI) Common Stock and (ii) cash in lieu of any fractional shares otherwise issuable pursuant to Section 1.4(a), in accordance with Section 3.2. Firstar Common Certificates previously representing shares of Firstar Common Stock shall be exchanged for certificates representing whole shares of Firstar (WI) Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Firstar Common Certificates in accordance with Section 3.1 without any interest thereon.

    (c) All of the shares of Merger Sub Common Stock converted into the right to receive Firstar Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the First Effective Time, and each certificate previously representing any such shares of Merger Sub Common Stock shall thereafter represent only the right to receive a certificate representing the number of whole shares of Firstar Common Stock.

    (d) At the First Effective Time, all shares of Firstar Common Stock that are owned by Firstar as treasury stock and all shares of Firstar Common Stock that are owned, directly or indirectly, by

Firstar or any of its wholly owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall be cancelled and shall cease to exist and no stock of Firstar (WI) or other consideration shall be delivered in exchange therefor.

    SECTION 1.5. FIRSTAR (WI) COMMON STOCK. At and after the First Effective Time, each share of Firstar (WI) Common Stock issued and outstanding immediately prior to the First Effective Time shall be cancelled and retired and shall resume the status of authorized and unissued shares of Firstar (WI) Common Stock, and no shares of Firstar (WI) Common Stock or other securities of Firstar
(WI) shall be issued in respect thereof.

    SECTION 1.6. OPTIONS. Firstar shall take action to amend the Firstar Stock Plans (as defined herein) so that, at the Effective Time, each option granted by Firstar to purchase shares of Firstar Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Firstar Common Stock and shall be converted automatically into an option to purchase shares of Firstar (WI) Common Stock in an amount and at an exercise price determined as follows (and otherwise subject to the terms of the appropriate Firstar Benefit Plan (as defined herein) pursuant to which such options have been granted (such plans collectively the "Firstar Stock Plans") and the agreements evidencing grants thereunder): (i) the number of shares of Firstar (WI) Common Stock to be subject to the new option shall be equal to the product of the number of shares of Firstar Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of Firstar
(WI) Common Stock resulting from such multiplication shall be rounded down to the nearest whole share and (ii) the exercise price per share of Firstar (WI) Common Stock under the new option shall be equal to the exercise price per share of Firstar Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest whole cent. The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to Firstar shall be deemed to be references to Firstar (WI).

    SECTION 1.7. ARTICLES OF INCORPORATION. At the First Effective Time, the Articles of Incorporation of Firstar as in effect immediately prior to the First Effective Time shall continue to be the Articles of Incorporation of Firstar, except that the name of the corporation shall be changed to "Firstar Holdings Corporation," until thereafter amended in accordance with applicable law.

    SECTION 1.8. BY-LAWS. At the First Effective Time, the By-Laws of Firstar as in effect immediately prior to the First Effective Time shall continue to be the By-Laws of Firstar, until thereafter amended in accordance with applicable law.

                                   ARTICLE II

                             THE SECOND STEP MERGER

    SECTION 2.1. THE SECOND STEP MERGER. Subject to the terms and conditions of this Agreement, in accordance with the Ohio General Corporation Law (the "OGCL") and the WBCL, at the Effective Time Star shall merge with and into Firstar. Firstar shall be the surviving corporation in the Second Step Merger, and shall continue its corporate existence under the name "Firstar Holdings Corporation." Firstar (WI) shall continue to be the ultimate parent holding company for Firstar after the Second Step Merger and shall continue to be governed by the laws of the State of Wisconsin. Upon consummation of the Second Step Merger, the separate corporate existence of Star shall terminate. The parties shall take all necessary action such that, upon consummation of the Second Step Merger, Firstar
(WI) shall continue its corporate existance under the name "Firstar
Corporation."

    SECTION 2.2. EFFECTIVE TIME. The Second Step Merger shall become effective as set forth in the approriate documents (the "Certificate of Merger") which shall be filed with the Department of Financial Institutions of the State of Wisconsin and the Secretary of State of the State of Ohio on the Closing Date (as defined herein). The term "Effective Time" shall be the date and time when the Second Step Merger becomes effective, as set forth in the Certificate of Merger. Subject to the terms and conditions of this Agreement, the Effective Time shall occur on a date to be specified by the parties, which shall be the first day which is (i) the last business day of a month and (ii) at least two business days after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VII, unless another time or date is agreed to in writing by the parties hereto.

    SECTION 2.3. EFFECTS OF THE SECOND STEP MERGER. At and after the Effective Time, the Second Step Merger shall have the effects set forth in Sections
180.1106 and 180.1107 of the WBCL and Section 1701.82 of the OGCL.

    SECTION 2.4. CONVERSION OF STAR COMMON STOCK. (a) At the Effective Time, by virtue of the Second Step Merger and without any action on the part of Star, Firstar or Firstar (WI) or the holders of capital stock of Star, Firstar or Firstar (WI), each share of the common stock, par value $5.00 per share, of Star (the "Star Common Stock") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined herein) and shares of Star Common Stock held in Star's treasury or directly or indirectly by Star or any of its wholly owned Subsidiaries or Firstar (WI) (except for Trust Account Shares and DPC Shares)) shall be converted into the right to receive one share (the "Second Merger Exchange Ratio") of the common stock, par value $0.01, of Firstar (WI) (the "Firstar (WI) Common Stock").

    (b) All of the shares of Star Common Stock converted into the right to receive Firstar (WI) Common Stock pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Star Common Certificate") previously representing any such shares of Star Common Stock shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of Firstar (WI) Common Stock and (ii) cash in lieu of any fractional shares otherwise issuable pursuant to Section 2.4(a), in accordance with Section 3.2. Star Common Certificates previously representing shares of Star Common Stock shall be exchanged for certificates representing whole shares of Firstar (WI) Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Star Common Certificates in accordance with Section 3.1 without any interest thereon.

    (c) At the Effective Time, all shares of Star Common Stock that are owned by Star as treasury stock and all shares of Star Common Stock that are owned, directly or indirectly, by Star or any of its wholly owned Subsidiaries or Firstar (WI) (other than shares of Star Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Firstar Common Stock which are similarly held, whether held directly or indirectly by Star, Firstar (WI) or Firstar, as the case may be, or any of their respective Subsidiaries being referred to herein as "Trust Account Shares") and other than any shares of Star Common Stock held by Star or Firstar or any of their respective Subsidiaries or Firstar (WI) in respect of a debt previously contracted (any such shares of Star Common Stock and shares of Firstar Common Stock which are similarly held, whether held directly or indirectly by Star, Firstar (WI) or Firstar, as the case may be, or any of their respective Subsidiaries, being referred to herein as "DPC Shares")) shall be cancelled and shall cease to exist and no stock of Firstar (WI) or other consideration shall be delivered in exchange therefor.

    SECTION 2.5. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Star Common Stock which are outstanding immediately prior to the Effective Time and with respect to which dissenters' rights shall have been properly demanded in accordance with Section 1701.85 of the OGCL ("Dissenting Shares") shall not be converted into the right to receive Firstar (WI) Common Stock; instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 1701.85 of the OGCL; provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or (ii) if any holder fails to establish his entitlement to dissenters' rights as provided in Section 1701.85 of the OGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Star Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, Firstar (WI) Common Stock, as provided in Section 2.4(a) hereof.

    SECTION 2.6. OPTIONS. Star shall take action to amend the Star Stock Plans (as defined herein) so that, at the First Effective Time, each option granted by Star to purchase shares of Star Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Star Common Stock and shall be converted automatically into an option to purchase a number of shares of Firstar (WI) Common Stock equal to the number of shares of Star Common Stock subject to such option immediately prior to the First Effective Time at an exercise price per share of Firstar (WI) Common Stock equal to the exercise price per share of Star Common Stock in effect immediately prior to the Effective Time and otherwise subject to the terms of the appropriate Star Benefit Plans pursuant to which such options have been granted (such plans collectively the "Star Stock Plans") and the agreements evidencing grants thereunder. The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to Star shall be deemed to be references to Firstar (WI).

    SECTION 2.7. FIRSTAR (WI) COMMON STOCK. At and after the Effective Time, each share of Firstar (WI) Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of Firstar (WI) and shall not be affected by the Second Step Merger.

    SECTION 2.8. ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of Firstar as in effect immediately prior to the Effective Time shall continue to be the Articles of Incorporation of the Surviving Corporation, until thereafter amended in accordance with applicable law.

    SECTION 2.9. BY-LAWS. At the Effective Time, the By-Laws of Firstar as in effect immediately prior to the Effective Time shall continue to be the By-Laws of the Surviving Corporation, until thereafter amended in accordance with applicable law.

    SECTION 2.10. MANAGEMENT. (a) From and after the Effective Time, Roger L. Fitzsimonds shall be Chairman of the Board of Firstar (WI) (and shall continue in such position until he becomes 62 years old) and Jerry A. Grundhofer shall be the President and Chief Executive Officer of Firstar (WI), and Mr. Grundhofer shall be designated to succeed Mr. Fitzsimonds as Chairman.

    SECTION 2.11. BOARD OF DIRECTORS. From and after the Effective Time, until duly changed in compliance with applicable law and the Articles of Incorporation and By-Laws of Firstar (WI), the Board of Directors of Firstar (WI) shall be as specified in Section 6.20(a). From and after the Effective Time, until duly changed in compliance with applicable law and the Articles of Incorporation and By-Laws of the Surviving Corporation, the Board of Directors of the Surviving Corporation shall be the

Board of Directors of Firstar. The majority of the meetings of the Board of Directors of Firstar (WI) the Surviving Corporation in any calendar year shall be held in Milwaukee, Wisconsin.

    SECTION 2.12. HEADQUARTERS OF FIRSTAR (WI). After the Effective Time, the location of the headquarters and principal executive offices of Firstar (WI) and the Surviving Corporation shall be that of the headquarters and principal executive offices of Firstar as of the date of this Agreement located in Milwaukee, Wisconsin. After the Effective Time, the banking Subsidiaries of Firstar (WI) shall be merged into a single bank, the name of which shall be Firstar and the headquarters of which shall be in Milwaukee, Wisconsin.

    SECTION 2.13. TAX AND ACCOUNTING CONSEQUENCES. It is intended that the First Step and the Second Step Merger shall each constitute a reorganization within the meaning of Section 368(a) of the Code, that this Agreement shall constitute a "plan of reorganization" for the purposes of Sections 354 and 361 of the Code and that the Merger be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP").

                                  ARTICLE III

                               EXCHANGE OF SHARES

    SECTION 3.1. EXCHANGE PROCEDURES. (a) At or prior to the First Effective Time, the parties shall deposit, or shall cause to be deposited, with a bank or trust company agreed to by each of Star and Firstar (the "Exchange Agent"), for the benefit of the holders of Certificates (as defined herein), for exchange in accordance with this Article III, certificates representing the shares of Firstar (WI) Common Stock, and cash in lieu of any fractional shares (such cash and certificates for shares of Firstar (WI) Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), to be issued pursuant to Sections 1.4 and 2.4 and paid pursuant to Section 3.2 in exchange for outstanding shares of Firstar Common Stock and Star Common Stock. Firstar and Star shall deliver to Firstar (WI) a complete list of their respective shareholders (including their respective names, addresses and TINs to the extent reflected in the records maintained by such party or its transfer agent) as of the record date for the shareholder meetings to be called by the parties as provided for herein and as of the First Effective Time for Firstar and the Effective Time for Star, in each case which delivery shall be made as soon as practicable after the respective date.

    (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record immediately prior to the First Effective Time or the Effective Time, as applicable, of one or more Firstar Common Certificates or Star Common Certificates (collectively, the "Certificates") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Firstar (WI) Common Stock issuable and any cash in lieu of fractional shares payable pursuant to this Agreement. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable,
(i) a certificate representing that number of whole shares of Firstar (WI) Common Stock to which such holder of Star Common Stock or Firstar Common Stock shall have become entitled pursuant to the provisions of Articles I and II, as applicable, and (ii) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article III and any dividend or distribution theretofore declared and not yet paid on such shares of Firstar (WI) Common Stock, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates.

    (c) If any certificate representing shares of Firstar (WI) Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Firstar (WI) Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. The Surviving Corporation or the Exchange Agent shall accept Certificates upon compliance with such other reasonable terms and conditions as the Surviving Corporation or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as the Surviving Corporation or the Exchange Agent may require.

    (d) Any portion of the Exchange Fund, including any earnings thereon, which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Certificates who have not theretofore complied with this Section
3.1 shall thereafter look only to the Surviving Corporation for payment of their claim for the consideration provided for herein and any unpaid dividends and distributions on the Firstar (WI) Common Stock deliverable in respect of such Certificates.

    (e) After the Effective Time, holders of Certificates shall cease to have any rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the consideration provided for in this Agreement. After the Effective Time, there shall be no further transfers on the records of Firstar of Firstar Common Certificates and no further transfers on the records of Star of Star Common Certificates, and if such Certificates are presented to Firstar or Star, as applicable, for transfer, they shall be cancelled against delivery of the consideration provided therefor in this Agreement. Firstar (WI) shall not be obligated to deliver the consideration to which any former holder of securities is entitled as a result of the Merger until such holder surrenders the Certificates as provided herein. No dividends declared on Firstar (WI) Common Stock will be remitted to any holder of Firstar Common Stock or the Star Common Stock entitled to receive Firstar (WI) Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Firstar (WI) Common Stock, at which time such dividends shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. The Surviving Corporation and the Exchange Agent shall be entitled to rely upon the stock transfer books of Firstar and Star to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, the Surviving Corporation and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

    (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Firstar (WI), the posting by such person of a bond in such amount as Firstar
(WI) may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Firstar (WI) Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

    (g) Former holders of record as of the First Effective Time of shares of Firstar Common Stock and as of the Effective Time of Star Common Stock shall not be entitled, at and after the First Effective Time and the Effective Time, respectively, to vote any shares of the Firstar (WI) Common Stock until their Certificates shall have been surrendered in accordance with this Article III and certificates evidencing such Firstar (WI) Common Stock shall have been issued in exchange therefor.

    SECTION 3.2. NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Firstar
(WI) Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Firstar (WI) Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing sale price of a share of Star Common Stock on the New York Stock Exchange, Inc. ("NYSE") composite tape on the last full trading day prior to the Effective Time. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

    SECTION 3.3. ANTI-DILUTION ADJUSTMENTS. If, prior to the Effective Time, the outstanding shares of Star Common Stock or Firstar Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization (other than solely as a result of the First Step Merger), appropriate adjustment or adjustments will be made to the Exchange Ratio or the Second Merger Exchange Ratio, as applicable.

                                   ARTICLE IV

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

    SECTION 4.1. DISCLOSURE SCHEDULES. On or prior to the date hereof, each of Star and Firstar has delivered to the other a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of its representations and warranties set forth in this Agreement; PROVIDED, that (i) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 4.2, and (ii) the mere inclusion of an item in a Disclosure Schedule shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to result in a material adverse effect on the financial condition, results of operations or business of such party and its Subsidiaries taken as a whole, except as may have resulted or may result from changes to laws and regulations or changes in economic conditions applicable to banking institutions generally or in general levels of interest rates affecting banking institutions generally (a "Material Adverse Effect").

    SECTION 4.2. STANDARD. No representation or warranty of Star or Firstar contained in Section 4.3 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached any such representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event which constitutes a breach of any such representation or warranty after giving effect to any materiality standards contained in any representation or warranty, individually or taken together with all other facts, circumstances or events constituting such breaches, has had or would reasonably be expected to have a Material Adverse Effect on such party.

    SECTION 4.3. REPRESENTATIONS AND WARRANTIES. Subject to Sections 4.1 and 4.2 and except as previously disclosed in its Disclosure Schedule, Firstar hereby represents and warrants to Star, and Star hereby represents and warrants to Firstar, to the extent applicable, in each case with respect to itself and its Subsidiaries, as follows:

    (a) ORGANIZATION AND AUTHORITY. Such party and each of its respective Subsidiaries is a corporation, bank, trust company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted except, in each case, where the failure to do so would not either individually or in the aggregate reasonably be expected to have a Material Adverse Effect on such party. Such party is duly registered as a bank holding company with the Board of Governors of the Federal Reserve System (the "Board") under the Bank Holding Company Act of 1956, as amended (the "Holding Company Act"). True and complete copies of the Articles of Incorporation and By-laws or Code of Regulation as applicable, of such party, each in effect on the date of this Agreement, have been provided to the other party.

    (a) SUBSIDIARIES. Such party's Disclosure Schedule sets forth, among other things, a complete and correct list of all of such party's direct or indirect subsidiaries (each a "Subsidiary" and collectively the "Subsidiaries") including such party's banks (the "Banks"), all outstanding Equity Securities of each of which are owned directly or indirectly by such party. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other Equity Securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other Equity Securities. All of the outstanding shares of capital stock of the Subsidiaries of such party are validly issued, fully paid and nonassessable (subject to

Section 180.0622(2)(6) of the WBCL), and those shares owned by such party are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto. Except for the Equity Securities of such party's Subsidiaries and except for Equity Interests held in a fiduciary capacity, such party does not own beneficially, directly or indirectly, more than 5% of any class of Equity Securities or similar interests of any corporation, bank, business trust, association or similar organization. The Banks of such party are chartered by the Office of the Comptroller of the Currency. The deposits of the Banks of such party are insured by the Federal Deposit Insurance Corporation ("FDIC"). Neither such party nor any Subsidiary thereof holds any interest in a partnership or joint venture of any kind.

    (c) CAPITALIZATION. (i) The authorized capital stock of Star consists of (A) 400,000,000 shares of Star Common Stock, of which, as of June 29, 1998, 95,778,921 shares were issued and outstanding and (B) 1,000,000 shares of preferred stock, no par value ("Star Preferred Stock"), issuable in series, none of which, as of June 29, 1998, is issued or outstanding. Star has designated (Y) 500,000 shares of Star Preferred Stock as "Series A Preferred Stock" and has reserved such shares for issuance upon exercise of Preferred Stock Purchase Rights under a Rights Agreement dated October 27, 1989 (the "Star Rights Agreement"), between Star and Star Bank, N.A., as Rights Agent and (Z) 218,000 shares of Star Preferred Stock as "Series B Cumulative Preferred Stock." Pursuant to the Star Rights Agreement, each certificate representing one share of Star Common Stock also represents one Right (as defined in the Star Rights Agreement). As of June 29, 1998 Star had options outstanding for 7,020,988 shares of Star Common Stock for issuance under various employee stock option and incentive plans ("Star Stock Options"). From June 29, 1998 through the date of this Agreement, no shares of Star Common Stock have been issued excluding not more than 500 shares which may have been issued pursuant to stock-based, director or employee benefit or incentive plans and programs. Except as set forth above and except pursuant to the Star Rights Agreement, there are no other Equity Securities of Star outstanding. All of the issued and outstanding shares of Star Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Star.

    (ii) The authorized capital stock of Firstar consists of (A) 240,000,000 shares of Firstar Common Stock, of which, as of June 29, 1998, 145,546,889 shares were issued and outstanding and (B) 2,500,000 shares of preferred stock ("Firstar Preferred Stock"), issuable in series. Firstar has designated (Y) 600,000 shares of Firstar Preferred Stock as "Series C Preferred Stock" and has reserved such shares for issuance upon exercise of Preferred Stock Purchase Rights under a Rights Agreement dated January 19, 1989 (the "Firstar Rights Agreement"), between Firstar and Firstar Trust Company (formerly known as First Wisconsin Trust Company), as Rights Agent and (Z) certain shares of Firstar Preferred Stock as "Series A Preferred Stock," "Series B Preferred Stock" and "Series D Preferred Stock" all of which have been redeemed. Pursuant to the Firstar Rights Agreement, each certificate representing one share of Firstar Common Stock also represents one-quarter Right (as defined in the Firstar Rights Agreement). As of June 29, 1998 Firstar had options outstanding for 6,037,093 shares of Firstar Common Stock for issuance under various employee stock option and incentive plans ("Firstar Stock Options"). From June 29, 1998 through the date of this Agreement, no shares of Firstar Common Stock have been issued excluding not more than 500 shares which may have been issued pursuant to stock-based, director or employee benefit or incentive plans and programs. Except as set forth above and except pursuant to the Firstar Rights Agreement, there are no other Equity Securities of Firstar outstanding. All of the issued and outstanding shares of Firstar Common Stock are validly issued, fully paid, and nonassessable (subject to Section 180.0622(2)(b) of the WBCL), and have not been issued in violation of any preemptive right of any stockholder of Firstar.

    (d) AUTHORIZATION. (i) Such party has the corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by such party and the consummation by such party of the transactions contemplated hereby have been duly authorized by all requisite corporate action of the Board of Directors of such party. The Board of Directors of such party has directed that this Agreement and the transactions contemplated hereby be submitted to its stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of holders of a majority of its outstanding shares, no other corporate proceedings on the part of such party are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such party and (assuming due authorization, execution and delivery by the other party) constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). Firstar represents and warrants that each of Firstar, as the sole stockholder of Firstar (WI), and Firstar (WI), as the sole stockholder of Merger Sub, and the respective Board of Directors of Merger Sub and Firstar (WI), has approved this Agreement and the transactions contemplated hereby by written consent and no other corporate proceedings on the part of Merger Sub or Firstar (WI) are necessary to approve this Agreement and to consummate the transactions contemplated hereby.

    (ii) Neither the execution, delivery and performance by such party of this Agreement, nor the consummation by such party of the transactions contemplated hereby, nor compliance by such party with any of the provisions hereof, will (A) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of such party or any Subsidiary of such party under any of the terms, conditions or provisions of (I) its articles or certificate of incorporation or bylaws or code of regulations, or (II) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such party or any of the properties or assets of such party is a party or by which it may be bound, or to which such party may be subject (assuming no default thereunder at the time of the Merger), except (in the case of this clause (II)) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on such party or (B) subject to compliance with the statutes and regulations referred to in paragraph (iii) of this Section 4.3(d), to the best knowledge of such party, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to such party or any of its Subsidiaries or any of their respective properties or assets except for such violations which, either individually or in the aggregate will not have a Material Adverse Effect on such party.

    (iii) Other than in connection with or in compliance with the provisions of the WBCL, the Securities Act, the Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the Holding Company Act, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), or any required approvals of the Office of the Controller of Currency, the Small Business Administration or any state or foreign Regulatory Authority (as defined herein), no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary in connection with the execution and delivery by such party of this Agreement or the consummation by such party of the transactions contemplated by this Agreement.

    (e) FINANCIAL STATEMENTS. The consolidated balance sheets of such party and its Subsidiaries as of December 31, 1997, 1996 and 1995 and related consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended December 31, 1997, together with the notes thereto, audited by such party's independent auditors and included in an annual report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") (collectively, the "Audited Financial Statements"), and the consolidated balance sheet of such party and its Subsidiaries as of March 31, 1998 and related consolidated statements of income, cash flows and changes in stockholders' equity for the three-month period ended March 31, 1998 included in a quarterly report on Form 10-Q as filed with the SEC (collectively, the "Unaudited Financial Statements", and together with the Audited Financial Statements, the "Financial Statements") have been prepared in accordance with GAAP, present fairly the consolidated financial position of such party and its Subsidiaries at the dates and the consolidated results of operations, changes in stockholders' equity and cash flows of such party and its Subsidiaries for the periods stated therein, subject, in the case of the Unaudited Financial Statements, to normal year-end audit adjustments, and are derived from the books and records of such party and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations. Neither such party nor any of its Subsidiaries has any material contingent liabilities that are not described in the financial statements described above other than liabilities incurred in the ordinary course of such party's business consistent with past practice, or in connection with this Agreement and the transactions contemplated hereby.

    (e) REPORTS. Since January 1, 1995, such party and its Subsidiaries have timely filed all material reports, registrations and statements, together with any required material amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) the Board, (iii) the FDIC, (iv) the Office of the Controller of the Currency, (v) the Small Business Administration and (vi) any other federal, state, municipal, local or foreign government, securities, banking, savings and loan, insurance and other governmental or regulatory authority and the agencies and staffs thereof (the entities in the foregoing clauses (i) through (vi) being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority") and all other reports and statements required to be filed by such party, including, without limitation, any report or statement required to be filed pursuant to laws, rules or regulations of the United States, any state, or any Regulatory Authority, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on such party. All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Star Reports" and the "Firstar Reports," as applicable. As of its respective date, each of the Star Reports and the Firstar Reports, as applicable, of such party complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (g) MATERIAL ADVERSE CHANGE. Since December 31, 1997, no event has occurred or circumstances arisen that, individually or taken together with all other events and circumstances, has had or is reasonably expected to have a Material Adverse Effect on such party.

    (h) COMPLIANCE WITH LAWS. Such party and its Subsidiaries have complied with all laws, regulations, and orders (including without limitation zoning ordinances, building codes, ERISA (as defined herein), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations and including without limitation in the case of any Subsidiary of such party that is a bank, banking organization, banking corporation or trust company, all statutes, rules and regulations pertaining to the conduct of a banking, deposit-taking or lending or related business or to the exercise of trust powers) and governing instruments applicable to them and to the conduct of their business, and to the knowledge of such party all applicable listing requirements and policies of the NYSE, except where such failure to comply would not have a Material Adverse Effect on such party, and neither such party nor any Subsidiary of such party is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal, or local and whether at law or in equity, except where such default would not reasonably be expected to have a Material Adverse Effect on such party. Neither such party nor any Subsidiary of such party is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined herein) of such party (whether directly or, to the best knowledge of such party, as a consequence of such Property being part of the investment portfolio of such party or any Subsidiary of such party)
(i) that is contaminated by or contains any Toxic Substance (as defined herein) or (ii) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof; and which, in each case, reasonably could be expected to have a Material Adverse Effect on such party. "Property" of a person shall include all property (real or personal, tangible or intangible) owned or controlled by such person, including, without limitation, property under foreclosure, property held by such person or any subsidiary of such person in its capacity as a trustee and property in which any venture capital or similar unit of such person or any subsidiary of such person has an interest. A "Toxic Substance" is anything that is contaminated by or contains any hazardous waste, toxic substance, or related materials, including, without limitation, asbestos, PCBs, pesticides, herbicides and any other substance or waste that is hazardous to human health or the environment. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of such party or any Subsidiary of such party which reasonably could be expected to have a Material Adverse Effect on such party.

    (i) REGISTRATION STATEMENT, ETC. None of the information regarding such party or any of its Subsidiaries supplied or to be supplied by such party for inclusion or included in (i) the registration statement on Form S-4 to be filed with the SEC for the purposes of registering the shares of Firstar (WI) Common Stock to be issued pursuant to this Agreement (the "Registration Statement"),
(ii) the proxy or information statement to be mailed to Star's stockholders and Firstar's stockholders in connection with the transactions contemplated by this Agreement (the "Proxy Statement"), or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Star's stockholders (the "Star Meeting") and the meeting of Firstar's stockholders (the "Firstar Meeting") referred to in Section 6.3, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting. All documents which such party or any of its Subsidiaries are responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

    (j) BROKERS AND FINDERS. Except as set forth in the engagement letter agreement between Firstar and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a true and complete copy of which has been provided to Star prior to the date hereof, and the engagement letter agreement between Star and CS First Boston, a true and complete copy of which has been provided to Firstar prior to the date hereof, neither such party nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for such party or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

    (k) LITIGATION AND OTHER PROCEEDINGS. (i) Neither such party nor any of its Subsidiaries is a party to any, and there are no pending or, to the knowledge of such party, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against such party or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement as to which, in any such case, there is a reasonable probability of an adverse determination and which, if adversely determined either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on such party.

    (ii) There is no injunction, order, judgment, decree or regulatory restriction (other than those that apply to similarly situated bank holding companies or banks) imposed upon such party, any of its Subsidiaries or the assets of such party or any of its Subsidiaries that has had or would reasonably be expected to have a Material Adverse Effect on such party or the Surviving Corporation.

    (l) TAXES. Such party and each Subsidiary have timely filed or will timely file (including extensions) all material tax returns required to be filed at or prior to the Closing Date ("Returns"). Each of such party and its Subsidiaries has paid, or set up adequate reserves on its respective Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by the Financial Statements and has paid or set up adequate reserves on the most recent financial statements such party has filed under the Exchange Act for the payment of all taxes anticipated to be payable in respect of the periods covered by such financial statements. No material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed in writing by any governmental or taxing authority against such party or any Subsidiary of such party which have not been settled or would not be covered by existing reserves. To the knowledge of such party, neither such party nor any Subsidiary of such party is delinquent in the payment of any material tax, assessment or governmental charge shown to be due on any Return (taking into account extensions properly obtained), and no waiver of the time to assess or collect any tax granted in writing by such party or any Subsidiary of such party is pending. The federal and state income tax returns of such party and the Subsidiaries of such party have been audited and finally settled by the IRS or appropriate state tax authorities or the relevant statute of limitations has expired for all periods ended through December 31, 1991, or the period for assessment of taxes in respect of such periods has expired.

    (m) EMPLOYEE BENEFIT PLANS; ERISA (i) Such party's Disclosure Schedule sets forth a true and complete list of each material employee or director benefit plan, arrangement or agreement (including, without limitation, stock purchase, stock option, severance, employment, change in control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA) that is maintained, or contributed to, as of the date of this Agreement (the "Benefit Plans") by such party or any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with such party would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

    (ii) Such party has made available to the other party true and complete copies of each of such party's Benefit Plans and certain related documents, including, but not limited to, (A) the actuarial report for such party's Benefit Plans (if applicable) for each of the last two years, and (B) the most recent determination letter from the IRS (as defined herein) (if applicable) for such plan.

    (iii) Except as would not reasonably be expected to have a Material Adverse Effect (A) each of such party's Benefit Plans has been operated and administered in all material respects in accordance with their terms and with applicable laws, including, but not limited to, ERISA and the Code, (B) each of such party's Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter with respect to such qualified status, or such Benefit Plans shall be submitted for such determination in a timely fashion and there are no existing circumstances or events that have occurred that could reasonably be expected to adversely affect the qualified status of any such plan, (C) with respect to each Benefit Plan of such party which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such secured benefits, (D) no Benefit Plan of such party provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of such party or its Subsidiaries beyond their retirement or other termination of service, other than (1) coverage mandated by applicable law, (2) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (3) deferred compensation benefits accrued as liabilities on the books of such party or its Subsidiaries or (4) benefits the full cost of which is borne by the current or former employee or director (or his beneficiary), (E) no material liability under Title IV of ERISA has been incurred by such party, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that could reasonably be expected to present a material risk to such party, its Subsidiaries or any ERISA Affiliate of such party incurring a material liability thereunder (other than the payment of premiums and funding obligations in the ordinary course of business), (F) no Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (G) all contributions or other amounts payable by such party or its Subsidiaries as of the Effective Time with respect to each Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (H) neither such party nor its Subsidiaries has engaged in a transaction with respect to such party's Benefit Plans in connection with which such party or its Subsidiaries reasonably could be subject to either a material civil penalty accessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (I) to the best knowledge of such party, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Benefit Plans of such party or any trusts related thereto.

    (iv) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any material payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of such party or any of its Subsidiaries under any Benefit Plan of such party or otherwise, (B) materially increase any benefits otherwise payable under any Benefit Plan of such party or (C) result in any acceleration of the time of payment or vesting of any such benefits to any material extent. Notwithstanding the foregoing, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will constitute or be deemed a "Change of Control" within the meaning of the Firstar Supplemental Retirement Plan for Key Executives and the Firstar Corporation Pension Plan.

    (n) ACCOUNTING, TAX AND REGULATORY MATTERS. Neither such party nor any Subsidiary of such party has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the First Step Merger or the Second Step Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code, (ii) prevent the transactions contemplated hereby from qualifying as a "pooling of interests" for accounting and financial reporting purposes or (iii) materially impede or delay receipt of any approval referred to in Section 7.1(b) or the consummation of the transactions contemplated by this Agreement.

    (o) STATE TAKEOVER STATUTES; ARTICLES OF INCORPORATION; RIGHTS AGREEMENT.
(i) The transactions contemplated by this Agreement are not subject to, or have been exempted from, any applicable state law which purports to limit or restrict business combinations or the ability to acquire or to vote shares.

    (ii) The transactions contemplated by this Agreement and the agreements contemplated hereby are not, and will not be, prohibited by, or have been exempted from, such party's Articles of Incorporation.

    (iii) Such party has taken all necessary steps (A) to render the Star Rights Agreement or the Firstar Rights Agreement, as applicable, inapplicable to the Merger and the transactions contemplated by this Agreement and by the Star Stock Option Agreement and the Firstar Stock Option Agreement, as applicable (including, such that the Rights related thereto will not be distributed, become exercisable or be triggered in any way as a result of the execution of this Agreement or the applicable stock option agreement or the consummation of the transactions contemplated hereby or thereby) and (B) to cause the Rights issued under the applicable Rights Agreement to expire immediately prior to the First Effective Time.

    (p) CONDUCT OF SUCH PARTY TO DATE. From and after January 1, 1998 through the date of this Agreement, except as would not reasonably be expected to have a Material Adverse Effect on such party or as reflected in such party's Financial
Statements: (i) such party and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practices; (ii) such party has not issued, sold, granted, conferred or awarded any of its Equity Securities, or any corporate debt securities which would be classified under GAAP as long-term debt on the balance sheets of such party; (iii) such party has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization (other than, with respect to Firstar, the redemption of its Series D Preferred Stock); (iv) such party has not declared, set aside or paid any dividend (other than its regular quarterly or regular semi-annual common dividends or, with respect to Firstar, regular dividends paid on its Series D Preferred Stock prior to the redemption thereof) or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased, or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise (other than, with respect to Firstar, the redemption of its Series D Preferred Stock); (v) neither such party nor any Subsidiary has incurred any obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) neither such party nor any Subsidiary has discharged or satisfied any Lien or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) neither such party nor any Subsidiary has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, neither such party nor any Subsidiary has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of its Benefit Plans or
(D) agreed to do any of the foregoing; (ix) neither such party nor any Subsidiary has suffered any damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) neither such party nor any Subsidiary has cancelled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of such party and its Subsidiaries; and (xi) neither such party nor any Subsidiary of such party has entered into any transaction, contract or commitment outside the ordinary course of its business.

    (q) YEAR 2000 COMPLIANT. None of such party or any of its Subsidiaries has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3(SUP), dated March 4, 1998). Such party has disclosed to the other party a complete and accurate copy of such party's plan for addressing the issues set forth in the statements of the Federal Financial Institutions Examination Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect such party and its Subsidiaries. Between the date of this Agreement and the Effective Time, such party shall use commercially practicable efforts to implement such plan.

    (r) INVESTMENT SECURITIES. Except as would not reasonably be expected to have a Material Adverse Effect on such party, each of such party and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in a fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of such party or any of its Subsidiaries. Such securities are valued on the books of such party in accordance with GAAP.

    (s) INTEREST RATE RISK MANAGEMENT INSTRUMENTS. Except as would not reasonably be expected to have a Material Adverse Effect on such party, all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of such party or for the account of a customer of such party or one of its Subsidiaries, were entered into in the ordinary course of business and, to such party's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of such party or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Except as would not reasonably be expected to have a Material Adverse Effect on such party, such party and each of its Subsidiaries have duly performed in all respects all of their obligations thereunder to the extent that such obligations to perform have accrued; and, to such party's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

    (t) INSURANCE. Except as would not reasonably be expected to have a Material Adverse Effect on such party, such party and its Subsidiaries have in effect insurance coverage with reputable insurers which, in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by bank holding companies and their subsidiaries comparable in size and operations to such party and its Subsidiaries.

    (u) AGREEMENTS WITH BANK REGULATORS. Neither such party nor any of its Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has such party been advised by any Regulatory Authority that is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

                                   ARTICLE V

               CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

    SECTION 5.1. CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME. Except as provided for in Section 5.2 of this Agreement, during the period from the date of this Agreement to the Effective Time, each of Star and Firstar shall, and shall cause each of their respective Subsidiaries to, conduct its business according to the ordinary and usual course consistent with past practices and shall, and shall cause each such Subsidiary to, use its reasonable best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

    SECTION 5.2. FORBEARANCES. Except as set forth on Schedule 5.2, as otherwise contemplated or permitted by this Agreement (including the Disclosure Schedules) and the Option Agreements or as referred to in any Star Reports or Firstar Reports publicly filed with the SEC prior to the date hereof, during the period from the date of this Agreement to the Effective Time, Firstar shall not and shall not permit its Subsidiaries to, without the prior written consent of Star (which consent shall not be unreasonably withheld), and Star shall not and shall not permit any of its Subsidiaries to, without the prior written consent of Firstar (which consent shall not be unreasonably withheld):

    (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from a wholly owned Subsidiary of such party to such party or another wholly owned Subsidiary of such party), except that (i) Star may pay quarterly cash dividends on Star Common Stock in an amount not to exceed the rate payable on such Star Common Stock as of the date hereof, and (ii) Firstar may pay quarterly cash dividends on Firstar Common Stock in an amount not to exceed the rate payable on such Firstar Common Stock as of the date hereof (together with any rate increase consistent with past practice); or

    (b) except as disclosed on such party's Disclosure Schedule, enter into or amend any employment, severance or similar agreement or arrangement with any director or officer or employee or collective bargaining agreement, or materially modify any of its Benefit Plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except normal individual increases in compensation to employees consistent with past practice or (ii) as required by law or contract; or

    (c) authorize, recommend, propose, or announce an intention to authorize, so recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination, any acquisition or disposition of a material amount of assets, including mortgage servicing rights, loans or securities as well as any release or relinquishment of any material contract rights (except in the usual course of business consistent with past practices) provided, however, that the foregoing shall not prohibit internal reorganizations or consolidations involving existing Subsidiaries; or

    (d) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms; or

    (e) settle any material claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice; or

    (f) propose or adopt any amendments to its articles of incorporation, association or other charter document or bylaws or code of regulations; or

    (g) issue, sell, grant, confer or award any of its Equity Securities or any debt securities having the right to vote on matters on which stockholders may vote or purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise (except for (i) shares of Firstar Common Stock or Star Common Stock, as applicable, issued upon exercise of Firstar Stock Options or Star Stock Options, respectively, outstanding on the date of this Agreement or issued in accordance with this paragraph (g), (ii) pursuant to the Option Agreements, (iii) any such transactions between a wholly-owned Subsidiary and its parent, (iv) in accordance with the Firstar and Star Stock Plans consistent with past practice,
(v) as agent for stockholders reinvesting dividends pursuant to a dividend reinvestment plan in accordance with the terms thereof as in effect on the date of this Agreement, (vi) for the acquisition of Trust Account Shares and DPC Shares, (vii) with respect to Firstar, any repurchases of Firstar Common Stock to maintain a pool of up to 500,000 shares in the form of treasury shares for the purpose of reissuing upon the exercise of Firstar Stock Options, or (viii) in the ordinary course of business consistent with past practice (such party agreeing to promptly notify the other party of any such transactions)) or effect any stock split or adjust, combine, reclassify or otherwise change its equity capitalization as it existed on the date of this Agreement; or

    (h) solicit, encourage or authorize any individual, corporation or other entity to solicit or encourage from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger of it or any of its Subsidiaries with any corporation or other entity other than as provided by this Agreement (and each party shall promptly notify the other of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters); or

    (i) take any action that would (i) materially adversely affect, impede or delay the consummation of the transactions contemplated by this Agreement and the Option Agreements or the ability of Star or Firstar to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement and the Option Agreements or to perform its covenants and agreements under this Agreement and the Option Agreements, (ii) prevent the First Step Merger or the Second Step Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code or (iii) prevent the transactions contemplated hereby from qualifying as a "pooling of interests" for accounting and financial reporting purposes; or

    (j) other than in the ordinary course of business consistent with past practice and other than indebtedness of up to $800 million incurred by Firstar and its Subsidiaries to fund Firstar's purchase from Cargill Corporation of Cargill Leasing and to redeem Firstar's $100 million aggregate principal amount of 7.15% Notes due September 1, 2000, and indebtedness of up to $100 million under Firstar's bank facilities for liquidity purposes incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of Star or any of its wholly-owned Subsidiaries to Star or any of its wholly-owned Subsidiaries, on the one hand, or of Firstar or any of its wholly-owned Subsidiaries to Firstar or any of its wholly-owned Subsidiaries, on the other hand), assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of Federal funds, sales of certificates of deposit and entering into repurchase agreements); or

    (k) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines; or

    (l) other than the sale of up to $250 million of treasury securities by Firstar and its Subsidiaries, materially restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported as of the date of the Agreement; or

    (m) except as required by applicable law or regulation, (i) implement or adopt, any material change in its interest rate and other risk management policies, procedures or practices, (ii) fail to follow in any material respect its existing policies or practices with respect to managing its exposure to interest rate and other risk or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk; or

    (n) take any action or make any determination the effect of which would result in the transactions contemplated by this Agreement constituting or being deemed to be a "Change in Control" within the meaning of the Firstar Supplemental Retirement Plan for Key Executives and the Firstar Corporation Pension Plan; or

    (o) agree in writing or otherwise to take any of the foregoing actions.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

    SECTION 6.1. ACCESS AND INFORMATION. Upon reasonable notice and subject to applicable laws relating to the exchange of information, Star and its Subsidiaries, on the one hand, and Firstar and its Subsidiaries, on the other hand, shall each afford to each other, and to the other's accountants, counsel and other representatives, access during normal business hours, during the period prior to the Effective Time, to all their respective employees, properties, books, contracts, commitments and records and, during such period, each shall furnish reasonably promptly to the other (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities and banking laws (other than any such documents which such party is not permitted to disclose under applicable laws) and including, but not limited to, copies of internal quarterly reserve analyses, credit quality assessments and credit information as set forth in Schedule 6.1 (ii) all other existing or regularly produced information concerning its business, properties and personnel, in the case of (i) and (ii) as such other party may reasonably request. Neither Star nor Firstar nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Star's or Firstar's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

    SECTION 6.2. REGISTRATION STATEMENT; REGULATORY MATTERS. (a) The parties shall prepare and file with the SEC as soon as is reasonably practicable the Registration Statement (or the equivalent in the form of preliminary proxy material) with respect to the shares of Firstar (WI) Common Stock to be issued in the First Step Merger and the Second Step Merger and shall apply to the NYSE to list the shares of Firstar (WI) Common Stock to be issued in connection with the transactions contemplated by this Agreement. The parties shall prepare and file a notice with the Board as soon as reasonably practicable. The parties shall use all reasonable efforts to cause the Registration Statement to become effective. The parties shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares, and Firstar and Star shall furnish all information concerning their respective Subsidiaries and the stockholders thereof as may reasonably be requested in connection with any such action.

    (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the First Step Merger and the Second Step Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Regulatory Authorities. Star and Firstar shall have the right to review in advance, and, to the extent practicable, each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Star or Firstar, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to the completion of the transactions contemplated herein.

    (c) Star and Firstar shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Registration Statement or any other statement, filing, notice or application made by or on behalf of Star, Firstar or any of their respective Subsidiaries to any Regulatory Authority in connection with the First Step Merger and the Second Step Merger and the other transactions contemplated by this Agreement.

    (d) Star and Firstar shall promptly advise each other upon receiving any communication from any Regulatory Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite approval of any Regulatory Authority will be denied or materially delayed.

    SECTION 6.3. STOCKHOLDER APPROVAL. In accordance with applicable law and stock exchange rules and its respective Articles of Incorporation and By-Laws or Code of Regulations, each of the parties shall call a meeting of their respective stockholders to be held as soon as practicable after the Registration Statement is declared effective for the purpose of voting upon the First Step Merger and the Second Step Merger, as applicable, and to take any other action for stockholders to authorize the transactions contemplated by this Agreement (each, a "Meeting"). In connection therewith, the parties shall prepare the Proxy Statement and, with the approval of each of Star and Firstar, the Proxy Statement shall be filed with the SEC and mailed to the respective stockholders of the parties. The parties' respective Boards of Directors shall submit for approval of their respective stockholders the matters to be voted upon in order to authorize the Merger. The respective Board of Directors of the parties shall use their reasonable best efforts to obtain any vote of their respective stockholders that is necessary for the approval and adoption of this Agreement and consummation of the transactions contemplated hereby.

    SECTION 6.4. CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party. Each party shall promptly notify the other party of any material change in its business or operations and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or, to its knowledge, the threat of material litigation involving such party, and shall keep the other party fully informed of such events.

    SECTION 6.5. AGREEMENTS OF AFFILIATES. (a) Not later than the 15th day prior to the mailing of the Proxy Statement, Firstar shall deliver to Star and Star shall deliver to Firstar, a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the relevant Meeting, deemed to be an "affiliate" of it (each, an "Affiliate") as that term is used in SEC Accounting Series Releases 130 and 135 and Rule 145 under the Securities Act.

    (b) Firstar and Star shall each use its respective reasonable best efforts to cause each person who may be deemed to be an Affiliate of Firstar or Star, as the case may be, to execute and deliver to Firstar and Star on or before the date of their respective Meetings an agreement to comply with SEC Accounting Series Releases 130 and 135 and with Rule 145 under the Securities Act. Such agreements shall be in the forms set forth in Exhibit E (in the case of Firstar) and Exhibit F (in the case of Star).

    (c) Firstar (WI) shall use its reasonable best efforts to publish as promptly as reasonably practical, but in no event later than 45 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

    SECTION 6.6. EXPENSES. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger provided that the expenses of Firstar (WI) related to the preparation, filing and mailing of the Proxy Statement and the Registration Statement shall be shared equally by the parties.

    SECTION 6.7. SECURITIES ACT AND EXCHANGE ACT FILINGS. (a) Firstar (WI) shall make all filings with the SEC that are described in Section (c) of Rule 144 under the Securities Act for a period of two years following the Effective Time.

    (b) The parties shall cause Firstar (WI) to take all corporate action necessary to reserve for issuance a sufficient number of shares of Firstar (WI) Common Stock for delivery upon exercise of Star Stock Options and Firstar Stock Options assumed by it in accordance with Sections 1.6 and 2.6. As soon as practicable after the Effective Time, the parties shall cause Firstar (WI) to file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Firstar (WI) Common Stock subject to such options and to use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, the parties shall cause Firstar (WI) to administer the Star Stock Plans and Firstar Stock Plans assumed pursuant to Sections 1.6 and 2.6 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent such plans complied with such rule prior to the Merger.

    SECTION 6.8. MISCELLANEOUS AGREEMENTS AND CONSENTS. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including, without limitation, using its respective reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective Subsidiaries to, use its reasonable best efforts to obtain consents of all third parties necessary or, as agreed to by the parties, desirable for the consummation of the transactions contemplated by this Agreement.

    (b) The parties shall, prior to the Effective Time, (i) consult and cooperate with each other regarding the implementation of those policies and procedures to be established by Firstar (WI) for its operations, including, without limitation, policies and procedures pertaining to the accounting, asset/ liability management, audit, credit, human resources, treasury and legal functions, and (ii) shall make such modifications or changes to their policies and practices, if any, and at such date prior to or as of the Effective Time, as may be mutually agreed upon. Star and Firstar shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges in accordance with GAAP, as may be mutually agreed upon. No party's representations, warranties and covenants contained in this Agreement shall be determined to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes to such policies and practices which may be undertaken on account of this Section 6.8(b).

    SECTION 6.9. EMPLOYEE BENEFIT PLANS. (a) From and after the Effective Time, unless otherwise mutually determined, the Firstar Benefit Plans and Star Benefit Plans in effect as of the date of this Agreement shall remain in effect with respect to employees of Firstar or Star (or their Subsidiaries), respectively, covered by such Plans at the Effective Time until such time as the Surviving Corporation shall, subject to applicable law, the terms of this Agreement and the terms of such Plans, adopt new benefits with respect to employees of the Surviving Corporation and its Subsidiaries (the "New Benefit Plans"). Prior to the Closing Date, Firstar and Star shall cooperate in reviewing, evaluating and analyzing the Star Benefit Plans and Firstar Benefit Plans with a view towards developing appropriate New Benefit Plans for the employees covered thereby subsequent to the consummation of the Merger. It is the intention of Firstar and Star to develop New Benefit Plans, as soon as reasonably practicable after the Effective Time, which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities, and (ii) do not discriminate between employees of the Surviving Corporation and its Subsidiaries who were covered by Firstar Benefit Plans, on the one hand, and those covered by Star Benefit Plans, on the other, at the Effective Time.

    (b) The foregoing not withstanding, the Surviving Corporation agrees to honor in accordance with their terms all benefits vested as of the date hereof under the Star Benefit Plans or the Firstar Benefit Plans or under other contracts, arrangements, commitments, or understandings described in the Star Disclosure Schedule and the Firstar Disclosure Schedule.

    (c) Nothing in this Section 6.9 shall be interpreted as preventing the Surviving Corporation and its Subsidiaries from amending, modifying or terminating any Star Benefit Plans, Firstar Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

    SECTION 6.10. D&O INDEMNIFICATION. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of Star, Firstar, Firstar (WI), Merger Sub or any of their respective Subsidiaries, including any entity specified in the Star Disclosure Schedule or the Firstar Disclosure Schedule (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of Star, Firstar, Firstar (WI), Merger Sub or any of their respective Subsidiaries or any entity specified in the Star Disclosure Schedule or the Firstar Disclosure Schedule or any of their respective predecessors or (ii) this Agreement, the Option Agreements or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Firstar (WI) shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claims, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time); Firstar (WI), after consultation with an Indemnified Party, shall retain counsel and direct the defense thereof,

PROVIDED, HOWEVER, that by virtue of the obligations herein set forth, (A) Firstar (WI) shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses incurred by any Indemnified Party in connection with the defense thereof, except that if Firstar (WI) fails or elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Firstar (WI) and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Firstar (WI), and Firstar (WI) shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, (B) Firstar (WI) shall be obligated pursuant to this paragraph to pay for only one firm of counsel (in addition to local counsel in each applicable jurisdiction) for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded, based on the advice of counsel and after consultation with Firstar (WI), that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case, Firstar (WI) shall be obligated to pay for such separate counsel, (C) Firstar (WI) shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (D) Firstar (WI) shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Firstar (WI) shall, to the fullest extent permitted by law, advance expenses to such Indemnified Parties prior to final disposition of any claim, suit, proceeding, or investigation upon receipt of an undertaking to repay any such advances of fees and expenses if such person is ultimately found not to be entitled to indemnification therefor. Any Indemnified Party wishing to claim Indemnification under this Section 6.10, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Firstar (WI) thereof, provided that the failure to so notify shall not affect the obligations of Firstar (WI) under this Section 6.10 except to the extent such failure to notify materially prejudices Firstar (WI). Firstar (WI)'s obligations under this Section 6.10 shall continue in full force and effect for a period of six years from the Effective Time (or the period of the applicable statute of limitations, if longer); PROVIDED, HOWEVER, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

    (b) From and after the Effective Time, the parties shall cause Firstar (WI) to cause the individuals serving as officers and directors of Star and Firstar, their respective Subsidiaries or any entity specified in the Star Disclosure Schedule or the Firstar Disclosure Schedule immediately prior to the Effective Time to be covered for a period for six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policies maintained by Star and Firstar, as applicable (PROVIDED that Firstar (WI) may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than either of such policies) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; PROVIDED, HOWEVER, that in no event shall Firstar (WI) be required to expend more than 200% of the current amount expended by Star and Firstar (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and provided further that if Firstar (WI) is unable to maintain or obtain the insurance called for in this Section 6.10(b), Firstar (WI) shall use its reasonable best efforts to obtain as much comparable insurance as available for the Insurance Amount).

    (c) In the event Firstar (WI) or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Firstar
(WI) assume the obligations set forth in this section.

    (d) The provisions of this Section 6.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

    SECTION 6.11. PRESS RELEASES. Except as may be required by law, Firstar and Star shall consult and agree with each other as to the form, substance and timing of any proposed press release relating to this Agreement or any of the transactions contemplated hereby.

    SECTION 6.12. POOLING OF INTERESTS. Each of Star and Firstar undertakes and agrees to use its reasonable best efforts to cause (i) each of the First Step Merger and the Second Step Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, (ii) the Merger to qualify as a "pooling of interests" for accounting and financial reporting purposes (in the case of both clause (i) and clause (ii), including, if necessary, to take reasonable steps to restructure the transactions contemplated by this Agreement to so qualify and, in the case of qualification as a "pooling of interests," including, if necessary, seeking any necessary third party consents) and (iii) the Merger to occur as soon as practicable.

    SECTION 6.13. INSURANCE. Each of Star and Firstar shall, and each shall cause its respective Subsidiaries to, use its reasonably best efforts to maintain its existing insurance.

    SECTION 6.14. CONFORMING ENTRIES. (a) From and after the date of this Agreement, Firstar and Star shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Firstar and the Firstar Subsidiaries and such policies of Star and the Star Subsidiaries to each other.

    (b) In addition, from and after the date of this Agreement to the Effective Time, Firstar and Star shall consult and cooperate with each other with respect to determining appropriate Firstar and Star accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger, based upon such consultation and as hereinafter provided.

    (c) Firstar and Star shall consult and cooperate with each other with respect to determining, based upon such consultation and as hereinafter provided, the amount and the timing for recognizing for financial accounting purposes each party's expenses of the Merger and the restructuring charges relating to or to be incurred in connection with the Merger.

    (d) To the extent permissible under applicable laws, regulations, and requirements of Regulatory Authorities, and provided further, that neither Firstar nor Star shall be required to take any such action that, in the opinion of its independent auditors, is not consistent with GAAP and regulatory accounting principles if after consultation Firstar and Star agree, Firstar and Star shall (i) establish and take such reserves and accruals at such time as are agreed to conform Firstar's and Star's loan, accrual and reserve policies to the other party's policies, and (ii) establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger.

    SECTION 6.15. ADDITIONAL ACTIONS. In case at any time after the First Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the First Step Merger or the Second Step Merger, as the case may be, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such action as may be reasonably necessary.

    SECTION 6.16. DIVIDENDS. (a) After the date of this Agreement, each of Star and Firstar shall coordinate with the other the payment of dividends with respect to the Star Common Stock and the Firstar Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Star Common Stock and Firstar Common Stock shall not receive two dividends, or fail to receive one dividend, in any single calendar quarter with respect to their shares of Star Common Stock and/or Firstar Common Stock or any shares of Firstar (WI) Common Stock that any such holder receives in exchange for such shares of Star Common Stock or Firstar Common Stock in the Merger.

    (b) It is the intention of the parties that the initial post-closing quarterly dividend rate per share of Firstar (WI) Common Stock shall be equal to the quarterly dividend rate per share of Firstar immediately prior to Closing divided by 0.76.

    SECTION 6.17. ISSUANCE OF SHARES. If and to the extent necessary to reduce the aggregate number of "tainted treasury shares" to a number that is consistent with the accounting of the Merger as a "pooling of interests" under GAAP each of Star and Firstar shall, prior to the First Effective Time, coordinate with the other party with respect to the issuance of, and pursuant thereto shall issue, shares of Star Common Stock or Firstar Common Stock, as may be appropriate, in such manner, and limited to such number, as is necessary.

    SECTION 6.18. CHANGES IN STRUCTURE. The structure of the Merger shall be changed at the request of either Firstar or Star delivered prior to the First Effective Time (without any further required action by the parties) to provide for a merger of (i) Firstar with and into Firstar (WI) in the First Step Merger and (ii) Star with and into Firstar (WI) in the Second Step Merger, with Firstar
(WI) as the surviving corporation in the Merger, continuing its corporate existence under the name "Firstar Corporation" and continuing to be governed by the laws of the State of Wisconsin (with corresponding changes to the definitions set forth in the first recital to this Agreement), provided that such change in structure does not change the Exchange Ratio, the tax consequences or any of the other substantive terms of the transactions contemplated by this Agreement. In the event that the structure of the Merger is changed pursuant to the provisions of this Section 6.18, Articles I and II as set forth in Exhibit 6.18 hereto shall become Articles I and II of this Agreement, along with such other conforming changes to this Agreement as the parties may agree in good faith are required, including the deletion of all references to Merger Sub. If the structure of the Merger is revised in accordance with this Section 6.18, then the appropriate documents filed in respect of the First Step Merger with the Department of Financial Institutions of the State of Wisconsin and the appropriate documents filed in respect of the Second Step Merger with the Department of Financial Institutions of the State of Wisconsin and the Secretary of State of the State of Ohio pursuant to Sections
1.2 and 2.2, respectively, shall reflect that the structure of the Merger has been revised in accordance with this Section 6.18.

    SECTION 6.19. AMENDING GOVERNANCE DOCUMENTS. The parties agree that they will take whatever action is necessary to amend the Articles of Incorporation and By-Laws of Firstar (WI) such that at the Effective Time such Articles of Incorporation and By-laws are substantially identical to the forms attached hereto as Exhibit C and Exhibit D, respectively.

    SECTION 6.20. BOARD OF DIRECTORS; MANAGEMENT. (a) Prior to the First Effective Time, Firstar shall elect a board of directors of Firstar (WI) to be comprised of 32 persons, 18 of whom shall be named by the Board of Directors of Star and 14 of whom shall be named by the Board of Directors of Firstar, and such directors shall be allocated among the three classes of directors in a proportionate manner. From and after the First Effective Time, until duly changed pursuant hereto or in accordance with applicable law, the officers of Firstar shall be the officers of Firstar (WI).

    (b) Firstar shall cause all requisite action to be taken so that, at the Effective Time, directors of Firstar (WI) elected pursuant to this Section at the designation of Star and Firstar shall be represented in proportion to the aggregate representation set forth in this Section on all committees of the Board of Directors of Firstar (WI), except that seven designees of Star and five designees of Firstar shall be included on the Executive Committee.

                                  ARTICLE VII

                                   CONDITIONS

    SECTION 7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the First Effective Time of the following conditions:

    (a) This Agreement and the transactions contemplated hereby, including the Second Step Merger, and, in the case of the holders of Firstar Common Stock, the First Step Merger, shall have been approved and adopted by the respective requisite affirmative votes of the holders of Star Common Stock and Firstar Common Stock entitled to vote thereon.

    (b) All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from the Board and any other Regulatory Authority, and all applicable waiting periods shall have expired under applicable law (other than any such approvals or the expiration of any such waiting periods which the failure to obtain or satisfy, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the consummation of the Merger or a Material Adverse Effect on the Surviving Corporation).

    (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

    (d) None of Firstar, Star, Merger Sub nor Firstar (WI) shall be subject to any order, decree injunction, of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger, the First Step Merger, the Second Step Merger or any of the other transactions contemplated by this Agreement. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Regulatory Authority which prohibits, materially restricts or makes illegal consummation of the First Step Merger or the Second Step Merger.

    (e) Star shall have received an opinion of Wachtell, Lipton, Rosen & Katz and Firstar shall have received an opinion of Simpson Thacher & Bartlett, in form and substance reasonably satisfactory to Star and Firstar, respectively, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time:

        (i) Each of the First Step Merger and the Second Step Merger will constitute a reorganization under Section 368(a) of the Code; Firstar, Merger Sub and Firstar (WI) will each be a party to the reorganization in respect of the First Step Merger; and Firstar, Firstar (WI) and Star will each be a party to the reorganization in respect of the Second Step Merger;

        (ii) No gain or loss will be recognized by Firstar, Firstar (WI) or Merger Sub as a result of the First Step Merger or by Firstar, Firstar (WI) or Star as a result of the Second Step Merger;

       (iii) No gain or loss will be recognized by stockholders of Firstar who exchange their Firstar Common Stock solely for Firstar (WI) Common Stock pursuant to the First Step Merger (except with respect to cash received in lieu of a fractional share interest in Firstar (WI) Common Stock); and

       (iv) No gain or loss will be recognized by the stockholders of Star who exchange their Star Common Stock solely for Firstar (WI) Common Stock pursuant to the Second Step Merger.

    In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Firstar, Firstar (WI), Star and others.

    (f) The shares of Firstar (WI) Common Stock which shall be issued to the holders of Star Common Stock and Firstar Common Stock (and, where applicable, Firstar (WI) Stock Options) upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

    (g) Star and Firstar shall have received letters, in form and substance reasonably satisfactory to each, from Arthur Andersen LLP and KPMG Peat Marwick LLP, respectively, dated the date of the Proxy Statement and confirmed in writing at the Effective Time, stating that the First Step Merger and Second Step Merger, taken together, will qualify as a "pooling of interests" transaction under Opinion 16 of the Accounting Principles Board, the interpretive releases issued pursuant thereto and the pronouncements of the SEC thereon.

    SECTION 7.2. CONDITIONS TO OBLIGATIONS OF FIRSTAR TO EFFECT THE MERGER. The obligations of Firstar to effect the Merger shall be subject to the fulfillment or waiver by Firstar at or prior to the First Effective Time of the following additional conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Star set forth in Article IV of this Agreement shall be true and correct, subject to the standard of Section 4.2, as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date except (i) to the extent such representations and warranties are by their express provisions made as of a specified date or period and (ii) for the effect of transactions contemplated by this Agreement) and Firstar shall have received a certificate of the chairman or president of Star, on behalf of Star, to that effect.

    (b) PERFORMANCE OF OBLIGATIONS. Star shall have performed, in all material respects, all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Firstar shall have received a certificate of the chairman or president of Star, on behalf of Star, to that effect.

    SECTION 7.3. CONDITIONS TO OBLIGATIONS OF STAR TO EFFECT THE MERGER. The obligations of Star to effect the Merger shall be subject to the fulfillment or waiver by Star at or prior to the First Effective Time of the following additional conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Firstar set forth in Article IV of this Agreement shall be true and correct, subject to the standard of Section 4.2, as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date except (i) to the extent such representations and warranties are by their express provisions made as of a specific date or period and (ii) for the effect of transactions contemplated by this Agreement) and Star shall have received a certificate of the chairman or president of Firstar, on behalf of Firstar, to that effect.

    (b) PERFORMANCE OF OBLIGATIONS. Firstar shall have performed, in all material respects, all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Star shall have received a certificate of the chairman or president of Firstar, on behalf of Firstar, to that effect.

    (c) CONSUMMATION OF THE FIRST STEP MERGER. The First Effective Time shall have occurred and the First Step Merger shall have been consummated.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 8.1. TERMINATION. This Agreement may be terminated at any time prior to the First Effective Time, whether before or after any requisite stockholder approval:

    (a) by mutual written consent by the Board of Directors of Star, the Board of Directors of Firstar, the Board of Directors of Merger Sub and the Board of Directors of Firstar (WI);

    (b) by the Board of Directors of Star or the Board of Directors of Firstar at any time after the date that is twelve months after the date of this Agreement if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein which has resulted in the delay in performance of this Agreement);

    (c) by the Board of Directors of Star or the Board of Directors of Firstar if (i) the Board has denied approval of the Merger and such denial has become final and nonappealable, (ii) stockholders of Firstar shall not have approved the Merger and the other actions contemplated by this Agreement at the Meeting provided that Firstar has not breached its obligation under Section 6.3 or (iii) stockholders of Star shall not have approved the Merger and the other transactions contemplated by this Agreement at the Meeting provided that Star has not breached its obligation under Section 6.3;

    (d) by the Board of Directors of Star in the event of a breach by Firstar of any representation or warranty (subject to the standard of Section 4.2), or any covenant or other agreement (in any material respect), contained in this Agreement which breach is not cured within 90 days after written notice thereof to Firstar by Star; or

    (e) by the Board of Directors of Firstar in the event of a breach by Star of any representation or warranty (subject to the standard of Section 4.2), or any covenant or other agreement (in any material respect), contained in this Agreement which breach is not cured within 90 days after written notice thereof is given to Star by Firstar.

    SECTION 8.2. EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to this Article VIII, this Agreement shall forthwith become void and there shall be no liability or obligation of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, on the part of Star, Firstar or their respective Subsidiaries or their respective officers or directors except (i) as set forth in the second sentence of Section
6.1 and in Section 4.3(j), 6.6, 8.2 and 9.3, (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination and (iii) each of the Option Agreements shall be governed by its own terms as to termination.

    SECTION 8.3. AMENDMENT. This Agreement and the Schedules hereto may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of this Agreement by the stockholders of Firstar, Star, and Merger Sub and Firstar (WI); provided, however, that after any such approval no such amendment which under applicable law requires further stockholder approval may be made without such stockholder approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Star, Firstar, Merger Sub and Firstar
(WI).

    SECTION 8.4. SEVERABILITY. Any term, provision, covenant or restriction contained in this Agreement held by a court or a Regulatory Authority of competent jurisdiction or the Board to be invalid, void or unenforceable shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

    SECTION 8.5. WAIVER. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is, or whose stockholders are, entitled to the benefits thereof.

                                   ARTICLE IX

                               GENERAL PROVISIONS

    SECTION 9.1. CLOSING. The closing (the "Closing") of the Merger shall take place at 10:00 a.m., local time, on the date that the Effective Time (as defined in Section 2.2) occurs, or at such other time, and at such place, as Star and Firstar shall agree (the "Closing Date").

    SECTION 9.2. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 9.2, all representations, warranties and agreements in this Agreement of Star and Firstar or in any instrument delivered by Star or Firstar pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms or, in the case of any other such instrument, in accordance with the terms of such instrument; provided that, in the event of consummation of the Merger, the covenants and agreements contained in or referred to in Sections 6.6 and 6.10 and those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time shall survive the Effective Time.

    SECTION 9.3. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally, (ii) upon confirmation of receipt, if by facsimile transmission, (iii) on the date received if mailed by registered or certified mail (return receipt requested), or (iv) on the business date after being delivered to a reputable overnight delivery service, if by such service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) if to Star:

           Star Banc Corporation
           425 Walnut Street
           Cincinnati, Ohio 45202
           ATTN: David Moffett
           Telecopier: (513) 632-4279

Copies to:

           Craig M. Wasserman
           Wachtell, Lipton, Rosen & Katz
           51 West 52nd Street
           New York, New York 10019
           Telecopier: (212) 403-2000

(ii) if to Firstar, Firstar (WI) or Merger Sub:

           Firstar Corporation
           Firstar Center
           777 East Wisconsin Avenue
           Milwaukee, Wisconsin 53202
           ATTN: Howard H. Hopwood, III
           Telecopier: (414) 765-6111

Copies to:

           Gary I. Horowitz
           Simpson Thacher & Bartlett
           425 Lexington Avenue
           New York, New York 10017
           Telecopier: (212) 465-2502

           Harry V. Carlson, Jr.
           Foley & Lardner
           777 East Wisconsin Avenue
           Milwaukee, Wisconsin 53202
           Telecopier: (414) 297-4900

    SECTION 9.4. INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require Firstar, Star, Merger Sub, Firstar (WI) or any of their respective Subsidiaries or affiliates to take or fail to take any action, including, without limitation, the disclosure or non-disclosure by either party of any information to its stockholders, which would (or its failure to have been taken would) reasonably be expected to violate any applicable law, legal duty, rule or regulation.

    SECTION 9.5. MISCELLANEOUS. This Agreement (including the Disclosure Schedules and Schedules and other written documents referred to herein or provided hereunder) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, other than any confidentiality agreement between the parties hereto, (ii) except with respect to Section 6.10 is not intended to confer upon any person not a party hereto any rights or remedies hereunder, (iii) shall not be assigned by operation of law or otherwise, (iv) may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterparts, and (v) shall be governed in all respects by the laws of the State of New York, except as otherwise specifically provided herein or required by the OGCL or the WBCL. This Agreement may be delivered by facsimile. Subject to the preceding clause (iii), this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed as of the date first written above.

                                STAR BANC CORPORATION

                                By:  /s/ JERRY A. GRUNDHOFER
                                     -----------------------------------------
                                     Name: Jerry A. Grundhofer
                                     TITLE: CHAIRMAN OF THE BOARD, PRESIDENT
                                     AND CHIEF EXECUTIVE OFFICER

                                FIRSTAR CORPORATION

                                By:  /s/ ROGER L. FITZSIMONDS
                                     -----------------------------------------
                                     Name: Roger L. Fitzsimonds
                                     TITLE: CHAIRMAN AND CHIEF EXECUTIVE
                                     OFFICER

                                FIRSTAR (WI) CORPORATION

                                By:  /s/ ROGER L. FITZSIMONDS
                                     -----------------------------------------
                                     Name: Roger L. Fitzsimonds
                                     TITLE: CHAIRMAN AND CHIEF EXECUTIVE
                                     OFFICER

                                FIRSTAR MERGER CORPORATION

                                By:  /s/ ROGER L. FITZSIMONDS
                                     -----------------------------------------
                                     Name: Roger L. Fitzsimonds
                                     TITLE: CHAIRMAN AND CHIEF EXECUTIVE
                                     OFFICER

                                                                    EXHIBIT 6.18

                                   ARTICLE I
                             THE FIRST STEP MERGER

    Section 1.1. THE FIRST STEP MERGER. Subject to the terms and conditions of this Agreement, Firstar shall be merged with and into Firstar (WI) in accordance with the Wisconsin Business Corporation Law (the "WBCL") and the separate corporate existence of Firstar shall cease. Firstar (WI) shall be the surviving corporation of the First Step Merger, shall continue its corporate existence under the name "Firstar Corporation" and shall continue to be governed by the laws of the State of Wisconsin.

    Section 1.2. FIRST EFFECTIVE TIME. The First Step Merger shall become effective on the date and at the time (the "First Effective Time") specified in the appropriate documents in respect of the First Step Merger which are filed with the Department of Financial Institutions of the State of Wisconsin in such form as required by, and in accordance with, the relevant provisions of the WBCL. The First Effective Time shall occur on the same date and immediately prior to the Effective Time as specified in Section 2.2.

    Section 1.3. EFFECTS OF THE FIRST STEP MERGER. At and after the First Effective Time, the First Step Merger shall have the effects set forth in
Section 180.1107 of the WBCL.

    Section 1.4. CONVERSION OF SECURITIES. (a) At the First Effective Time, by virtue of the First Step Merger and without any action on the part of Star, Firstar, Firstar (WI) or the holders of any capital stock of Firstar, Star or Firstar (WI), each share of the common stock, par value $1.25, of Firstar ("Firstar Common Stock") issued and outstanding immediately prior to the First Effective Time shall cease to be outstanding and (other than any shares of Firstar Common Stock held by Firstar or any of its wholly owned Subsidiaries (as defined herein), except for Trust Account Shares (as defined herein) and DPC Shares (as defined herein)), shall be converted into the right to receive 0.76 (the "Exchange Ratio") shares of Firstar (WI) Common Stock (as defined herein).

    (b) All of the shares of Firstar Common Stock converted into the right to receive Firstar (WI) Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the First Effective Time, and each certificate (each a "Firstar Common Certificate") previously representing any such shares of Firstar Common Stock shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of Firstar (WI) Common Stock and (ii) cash in lieu of any fractional shares otherwise issuable pursuant to Section 1.4(a), in accordance with Section 3.2. Firstar Common Certificates previously representing shares of Firstar Common Stock shall be exchanged for certificates representing whole shares of Firstar (WI) Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Firstar Common Certificates in accordance with Section 3.1 without any interest thereon.

    (c) At the First Effective Time, all shares of Firstar Common Stock that are owned by Firstar as treasury stock and all shares of Firstar Common Stock that are owned, directly or indirectly, by Firstar or any of its wholly owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall be cancelled and shall cease to exist and no stock of Firstar (WI) or other consideration shall be delivered in exchange therefor.

    Section 1.5. FIRSTAR (WI) COMMON STOCK. At and after the First Effective Time, each share of Firstar (WI) Common Stock issued and outstanding immediately prior to the First Effective Time shall be cancelled and retired and shall resume the status of authorized and unissued shares of Firstar (WI) Common Stock, and no shares of Firstar (WI) Common Stock or other securities of Firstar
(WI) shall be issued in respect thereof.

    Section 1.6. OPTIONS. Firstar shall take action to amend the Firstar Stock Plans (as defined herein) so that, at the Effective Time, each option granted by Firstar to purchase shares of Firstar Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Firstar Common Stock and shall be converted automatically into an option to purchase shares of Firstar (WI) Common Stock in an amount and at an exercise price determined as follows (and otherwise subject to the terms of the appropriate Firstar Benefit Plan (as defined herein) pursuant to which such options have been granted (such plans collectively the "Firstar Stock Plans") and the agreements evidencing grants thereunder): (i) the number of shares of Firstar (WI) Common Stock to be subject to the new option shall be equal to the product of the number of shares of Firstar Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of Firstar
(WI) Common Stock resulting from such multiplication shall be rounded down to the nearest whole share and (ii) the exercise price per share of Firstar (WI) Common Stock under the new option shall be equal to the exercise price per share of Firstar Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest whole cent. The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to Firstar shall be deemed to be references to Firstar (WI).

    Section 1.7. ARTICLES OF INCORPORATION. At the First Effective Time, the Articles of Incorporation of Firstar (WI) as in effect immediately prior to the First Effective Time shall continue to be the Articles of Incorporation of Firstar (WI) except that the name of the corporation shall be changed to "Firstar Corporation," until thereafter amended in accordance with applicable law.

    Section 1.8.  BY-LAWS.  At the First Effective Time, the By-Laws of Firstar
(WI) as in effect immediately prior to the First Effective Time shall continue to be the By-Laws of the Surviving Corporation, until thereafter amended in accordance with applicable law.

                                   ARTICLE II
                             THE SECOND STEP MERGER

    Section 2.1. THE SECOND STEP MERGER. Subject to the terms and conditions of this Agreement, in accordance with the Ohio General Corporation Law (the "OGCL") and the WBCL, at the Effective Time Star shall merge with and into Firstar (WI). Firstar (WI) shall be the surviving corporation in the Second Step Merger and shall continue to be governed by the laws of the State of Wisconsin. Upon consummation of the Second Step Merger, the separate corporate existence of Star shall terminate. The parties shall take all necessary action such that, upon consummation of the Second Step Merger, Firstar (WI) shall continue its corporate existence under the name "Firstar Corporation."

    Section 2.2. EFFECTIVE TIME. The Second Step Merger shall become effective as set forth in the appropriate documents (the "Certificate of Merger") in respect of the Second Step Merger which shall be filed with the Department of Financial Institutions of the State of Wisconsin and the Secretary of State of the State of Ohio on the Closing Date (as defined herein). The term "Effective Time" shall be the date and time when the Second Step Merger becomes effective, as set forth in the Certificate of Merger. Subject to the terms and conditions of this Agreement, the Effective Time shall occur on a date to be specified by the parties, which shall be the first day which is (i) the last business day of a month and (ii) at least two business days after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VII, unless another time or date is agreed to in writing by the parties hereto.

    Section 2.3. EFFECTS OF THE SECOND STEP MERGER. At and after the Effective Time, the Second Step Merger shall have the effects set forth in Sections
180.1106 and 180.1107 of the WBCL and Section 1701.82 of the OGCL.

    Section 2.4. CONVERSION OF STAR COMMON STOCK. (a) At the Effective Time, by virtue of the Second Step Merger and without any action on the part of Star, Firstar (WI) or the holders of capital stock of Star or Firstar (WI) , each share of the common stock, par value $5.00 per share, of Star (the "Star Common Stock") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined herein) and shares of Star Common Stock held in Star's treasury or directly or indirectly by Star or any of its wholly owned Subsidiaries or Firstar (WI) (except for Trust Account Shares and DPC Shares)) shall be converted into the right to receive one share (the "Second Merger Exchange Ratio") of the common stock, par value $0.01, of Firstar (WI) (the "Firstar (WI) Common Stock").

    (b) All of the shares of Star Common Stock converted into the right to receive Firstar (WI) Common Stock pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Star Common Certificate") previously representing any such shares of Star Common Stock shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of Firstar (WI) Common Stock and (ii) cash in lieu of any fractional shares otherwise issuable pursuant to Section 2.4(a), in accordance with Section 3.2. Star Common Certificates previously representing shares of Star Common Stock shall be exchanged for certificates representing whole shares of Firstar (WI) Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Star Common Certificates in accordance with Section 3.1 without any interest thereon.

    (c) At the Effective Time, all shares of Star Common Stock that are owned by Star as treasury stock and all shares of Star Common Stock that are owned, directly or indirectly, by Star or any of its wholly owned Subsidiaries or Firstar (WI) (other than shares of Star Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Firstar Common Stock which are similarly held, whether held directly or indirectly by Star, Firstar (WI) or Firstar, as the case may be, or any of their respective Subsidiaries being referred to herein as "Trust Account Shares") and other than any shares of Star Common Stock held by Star or Firstar or any of their respective Subsidiaries or Firstar (WI) in respect of a debt previously contracted (any such shares of Star Common Stock and shares of Firstar Common Stock which are similarly held, whether held directly or indirectly by Star, Firstar (WI) or Firstar, as the case may be, or any of their respective Subsidiaries, being referred to herein as "DPC Shares")) shall be cancelled and shall cease to exist and no stock of Firstar (WI) or other consideration shall be delivered in exchange therefor.

    Section 2.5. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Star Common Stock which are outstanding immediately prior to the Effective Time and with respect to which dissenters' rights shall have been properly demanded in accordance with Section 1701.85 of the OGCL ("Dissenting Shares") shall not be converted into the right to receive Firstar
(WI) Common Stock; instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 1701.85 of the OGCL; provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or (ii) if any holder fails to establish his entitlement to dissenters' rights as provided in Section 1701.85 of the OGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Star Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, Firstar (WI) Common Stock, as provided in Section 2.4(a) hereof.

    Section 2.6. OPTIONS. Star shall take action to amend the Star Stock Plans (as defined herein) so that, at the First Effective Time, each option granted by Star to purchase shares of Star Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Star Common Stock and shall be converted automatically into an option to purchase a number of shares of Firstar (WI) Common Stock equal to the number of shares of Star Common Stock subject to such option immediately prior to the First Effective Time at an exercise price per share of Firstar (WI) Common Stock equal to the exercise price per share of Star Common Stock in effect immediately prior to the Effective Time and otherwise subject to the terms of the appropriate Star Benefit Plans pursuant to which such options have been granted (such plans collectively the "Star Stock Plans") and the agreements evidencing grants thereunder. The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with
Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to Star shall be deemed to be references to Firstar (WI).

    Section 2.7. FIRSTAR (WI) COMMON STOCK. At and after the Effective Time, each share of Firstar (WI) Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Second Step Merger.

    Section 2.8. ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of Firstar (WI) as in effect immediately prior to the Effective Time shall continue to be the Articles of Incorporation of the Surviving Corporation, until thereafter amended in accordance with applicable law.

    Section 2.9. BY-LAWS. At the Effective Time, the By-Laws of Firstar (WI) as in effect immediately prior to the Effective Time shall continue to be the By-Laws of the Surviving Corporation, until thereafter amended in accordance with applicable law.

    Section 2.10. MANAGEMENT. (a) From and after the Effective Time, Roger L. Fitzsimonds shall be Chairman of the Board of the Surviving Corporation (and shall continue in such position until he becomes 62 years old) and Jerry A. Grundhofer shall be the President and Chief Executive Officer of the Surviving Corporation, and Mr. Grundhofer shall be designated to succeed Mr. Fitzsimonds as Chairman.

    Section 2.11. BOARD OF DIRECTORS. (a) From and after the Effective Time, until duly changed in compliance with applicable law and the Articles of Incorporation and By-Laws of the Surviving Corporation, the Board of Directors of the Surviving Corporation shall be the Board of Directors of Firstar (WI) as specified in Section 6.20(a). The majority of the meetings of the Board of Directors of the Surviving Corporation in any calendar year shall be held in Milwaukee, Wisconsin.

    (b) Firstar shall cause all requisite action to be taken so that, at the Effective Time, directors of the Surviving Corporation elected pursuant to
Section 6.20(a) at the designation of Star and Firstar shall be represented in proportion to the aggregate representation set forth in Section 6.20(a) on all committees of the Board of Directors of the Surviving Corporation, except that seven designees of Star and five designees of Firstar shall be included on the Executive Committee.

    Section 2.12. HEADQUARTERS OF SURVIVING CORPORATION. After the Effective Time, the location of the headquarters and principal executive offices of the Surviving Corporation shall be that of the headquarters and principal executive offices of Firstar as of the date of this Agreement located in Milwaukee, Wisconsin. After the Effective Time, the banking Subsidiaries of the Surviving Corporation shall be merged into a single bank, the name of which shall be Firstar and the headquarters of which shall be in Milwaukee, Wisconsin.

    Section 2.13. TAX AND ACCOUNTING CONSEQUENCES. It is intended that the First Step Merger and the Second Step Merger shall each constitute a reorganization within the meaning of Section 368(a) of the Code, that this Agreement shall constitute a "plan of reorganization" for the purposes of Sections 354 and 361 of the Code and that the Merger be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP").

                                                                      APPENDIX B

                  THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
                   CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                         RESALE RESTRICTIONS UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED

    STOCK OPTION AGREEMENT, dated June 30, 1998, between Firstar Corporation, a Wisconsin corporation ("Issuer"), and Star Banc Corporation, an Ohio corporation ("Grantee").

                                  WITNESSETH:

    WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option Agreement (the "Agreement"); and

    WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

    1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 28,963,830 fully paid and non-assessable (subject to Section 180.0622(2)(b) of the Wisconsin statutes) shares of Issuer's Common Stock, par value $1.25 per share ("Common Stock"), at a price of $39.00 per share (the "Option Price"); PROVIDED, HOWEVER, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

    (b) In the event that any additional shares of Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of the Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

    2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), PROVIDED that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section
2) within 90 days following such Subsequent Triggering Event. Each of the following shall be an "Exercise Termination Event": (i) the Effective Time (as defined in the Merger Agreement) of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to Section 8.1(d) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional); or (iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 8.1(d)of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional) (PROVIDED that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 12-month period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination). The "Last Triggering Event" shall mean the last Initial Triggering Event to expire. The term "Holder" shall mean the holder or holders of the Option.

    (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

        (i) Issuer or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"))(each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction. For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Issuer, (x) a purchase, lease or other acquisition or assumption of 25% or more of the assets or deposits of Issuer and its Significant Subsidiaries taken as a whole, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer, or (z) any substantially similar transaction; PROVIDED, HOWEVER, that in no event shall any merger, consolidation, purchase or similar transaction (I) involving only the Issuer and one or more of its Subsidiaries, or involving only any two or more of such Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement or (II) permitted by Article V or Article VI of the Merger Agreement be deemed to be an Acquisition Transaction;

        (ii) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended or proposed, or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or the Board of Directors of Issuer shall have publicly withdrawn or modified, or publicly announced its intention to withdraw or modify, in any manner adverse to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction;

       (iii) Any person other than Grantee, any Grantee Subsidiary or any Issuer Subsidiary where the Issuer subsidiary is acting in a fiduciary capacity in the ordinary course of its business shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

       (iv) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

        (v) After an overture is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the

    Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined below); or

       (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

    (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

        (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 20% or more of the then outstanding Common Stock; or

        (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) shall be 20%.

    (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event of which it has notice (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

    (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

    (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, PROVIDED that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

    (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

    (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

    "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

    (i) Upon the giving by the Holder to Issuer of written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges, that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

    3. Issuer agrees: (i) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (ii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; (iii) that if both an Initial Triggering Event and a Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event, the Issuer shall use its reasonable best efforts to obtain additional authorized but unissued shares which are free of preemptive rights so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock and (iv) promptly to take all actions to protect the rights of the Holder (as set forth in Section 1(b)) against dilution.

    4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

    5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, splitups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

    6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 90 days of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and PROVIDED, HOWEVER, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and PROVIDED FURTHER, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

    7. (a) From and after a Repurchase Event (as defined below), (i) following a request of the Holder, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised (provided that, notwithstanding anything to the contrary, if the Issuer shall not have sufficient additional authorized but unissued shares or treasury shares of Common Stock so that the Option may be exercised in full, the Option Repurchase Price shall be calculated as if there were sufficient shares which were authorized but unissued so that the Option could be exercised in full) and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days of such occurrence (or such later period as provided in Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of
(i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of 25% or more of the assets of the Issuer and its Significant Subsidiaries taken as a whole, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to the Issuer.

    (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. Within the latter to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof, if any, that Issuer is not then prohibited under applicable law and regulation from so delivering.

    (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices, in each case as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

    (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of 25% or more of the assets of Issuer and its Significant Subsidiaries taken as a whole, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the provisos to Section 2(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock, provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event unless no Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event.

    8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement other than the Merger Agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or
(y) any person that controls the Acquiring Corporation.

    (b) The following terms have the meanings indicated:

        (1) 'Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer),
    (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets.

        (2) 'Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

        (3) 'Assigned Value" shall mean the Market/Offer Price, as defined in
    Section 7.

        (4) 'Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

    (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option, upon surrender of this Agreement.

    (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

    (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Acquiring Corporation.

    (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

    9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to (x) the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised plus (y) Grantee's reasonable out-of-pocket expenses (to the extent not previously reimbursed), and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to (x) the Highest Closing Price multiplied by the number of Substitute Shares so designated plus (y) Grantee's reasonable Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

    (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

    (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to obtain all required regulatory and legal approvals, in each case as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing.

    10. The 90-day period for exercise of certain rights under Sections 2, 6, 7 and 13 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; (ii) to the extent necessary to avoid liability under
Section 16(b) of the 1934 Act by reason of such exercise and (iii) during any period in which Grantee is precluded from exercising such rights due to an injunction or other legal restriction, plus in each case such additional period as is reasonably necessary for the exercise of such rights promptly following the obtaining of such approvals or the expiration of such periods.

    11. Issuer hereby represents and warrants to Grantee as follows:

    (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

    (b) Subject to Section 3, Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable (subject to Section 180.0622(2)(b) of the WGBL), and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

    (c) Issuer has taken all action (including amending the Rights Agreement) so that the entering into of this Option Agreement, the acquisition of shares of Common Stock hereunder and the other transactions contemplated hereby do not and will not result in the grant of any rights to any person under the Rights Agreement or enable or require the Rights to be exercised, distributed or triggered.

    12. Grantee hereby represents and warrants to Issuer that:

    (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

    (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

    13. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Subsequent Triggering Event (or such later period as provided in Section 10); PROVIDED, HOWEVER, that until the date 15 days following the date on which the Federal Reserve Board approves an application by Grantee under the BHCA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

    14. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange upon official notice of issuance and applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

    15. Grantee in its sole discretion may, at any time during which Issuer would be required to repurchase the Option or any Option Shares pursuant to
Section 7, surrender the Option (together with any Option Shares issued to and then owned by the Holder) to Issuer in exchange for a cash payment equal to the Surrender Price (as defined herein); PROVIDED, HOWEVER, that Grantee may not exercise its rights pursuant to this Section 15 if Issuer has previously repurchased the Option (or any portion thereof) or any Option Shares pursuant to
Section 7. The "Surrender Price" shall be equal to (i) $300 million, plus (ii) if applicable, the aggregate purchase price previously paid pursuant hereto by Grantee with respect to any Option Shares, minus (iii) if applicable, the excess of (A) the net cash, if any, received by Grantee pursuant to the arm's-length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any party not affiliated with Grantee, over (B) the purchase price paid by Grantee with respect to such Option Shares.

    (b) Grantee may exercise its right to surrender the Option and any Option Shares pursuant to this Section 15 by surrendering for such purchase to Issuer, at its principal office, this Agreement, together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to surrender the Option and Option Shares, if any, in accordance with the provisions of this Section 15 and (ii) the Surrender Price. Within two business days after the surrender of the Option and the Option Shares, if applicable, Issuer shall deliver or cause to be delivered to Grantee the Surrender Price.

    (c) To the extent that the Issuer is prohibited under applicable law or regulation from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver, or cause to be delivered, from time to time, to Grantee, that portion of the Surrender Price that Issuer is not or no longer prohibited from paying, within two business days after the date on which Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if Issuer at any time after delivery of a notice of Surrender pursuant to Section 15(b) is prohibited under applicable law or regulation from paying to Grantee the Surrender Price in full, (i) Issuer shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within two business days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (C) keep Grantee advised of both the status of any such request for regulatory and legal approvals and any discussions with any relevant regulatory or other third party reasonably related to the same, and (ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation, the Exercise Termination Event shall be extended to a date six months from the date on which the Exercise Termination Event would have occurred if not for the provisions of this Section 15(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section 15).

    (d) Grantee shall have rights substantially identical to those set forth in paragraphs (a), (b) and (c) of this Section 15 with respect to the Substitute Option and the Substitute Option Issuer during any period in which the Substitute Option Issuer would be required to repurchase the Substitute Option pursuant to Section 9.

    16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

    17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to
Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer (which shall be binding on the Substitute Option Issuer) to allow the Holder to acquire or to require Issuer or Substitute Option Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

    18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

    19. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof (except to the extent that mandatory provisions of federal law apply).

    20. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    21. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    22. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

    23. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

FIRSTAR CORPORATION                            STAR BANC CORPORATION

By: /s/ Roger L. Fitzsimonds                   By: /s/ Jerry A. Grundhofer
-------------------------------------------    -------------------------------------------
Name: Roger L. Fitzsimonds                     Name: Jerry A. Grundhofer
TITLE: CHAIRMAN AND CHIEF                      TITLE: CHAIRMAN OF THE BOARD,
     EXECUTIVE OFFICER                              PRESIDENT AND CHIEF
                                                    EXECUTIVE OFFICER

                                                                      APPENDIX C

                  THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
                   CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                         RESALE RESTRICTIONS UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED

    STOCK OPTION AGREEMENT, dated June 30, 1998, between Star Banc Corporation, an Ohio corporation ("Issuer"), and Firstar Corporation, a Wisconsin corporation ("Grantee").

                                  WITNESSETH:

    WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option Agreement (the "Agreement"); and

    WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

    1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 19,060,005 fully paid and non-assessable shares of Issuer's Common Stock, par value $5.00 per share ("Common Stock"), at a price of $64.00 per share (the "Option Price"); PROVIDED, HOWEVER, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

    (b) In the event that any additional shares of Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of the Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

    2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), PROVIDED that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section
2) within 90 days following such Subsequent Triggering Event. Each of the following shall be an "Exercise Termination Event": (i) the Effective Time (as defined in the Merger Agreement) of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to Section 8.1(d) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional); or (iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 8.1(d) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional) (PROVIDED that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 12-month period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination). The "Last Triggering Event" shall mean the last Initial Triggering Event to expire. The term "Holder" shall mean the holder or holders of the Option.

    (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

        (i) Issuer or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"))(each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction. For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Issuer, (x) a purchase, lease or other acquisition or assumption of 25% or more of the assets or deposits of Issuer and its Significant Subsidiaries taken as a whole, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer, or (z) any substantially similar transaction; PROVIDED, HOWEVER, that in no event shall any merger, consolidation, purchase or similar transaction (I) involving only the Issuer and one or more of its Subsidiaries, or involving only any two or more of such Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement or (II) permitted by Article V or Article VI of the Merger Agreement be deemed to be an Acquisition Transaction;

        (ii) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended or proposed, or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or the Board of Directors of Issuer shall have publicly withdrawn or modified, or publicly announced its intention to withdraw or modify, in any manner adverse to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction;

       (iii) Any person other than Grantee, any Grantee Subsidiary or any Issuer Subsidiary where the Issuer subsidiary is acting in a fiduciary capacity in the ordinary course of its business shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

       (iv) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

        (v) After an overture is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and
    (y) shall not have been cured prior to the Notice Date (as defined below);
    or

       (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

    (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

        (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 20% or more of the then outstanding Common Stock; or

        (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) shall be 20%.

    (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event of which it has notice (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

    (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); PROVIDED that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

    (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, PROVIDED that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

    (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

    (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

    "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

    (i) Upon the giving by the Holder to Issuer of written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges, that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

    3. Issuer agrees: (i) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (ii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; (iii) that if both an Initial Triggering Event and a Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event, the Issuer shall use its reasonable best efforts to obtain additional authorized but unissued shares which are free of preemptive rights so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock and (iv) promptly to take all actions to protect the rights of the Holder (as set forth in Section 1(b)) against dilution.

    4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new

Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

    5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, splitups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

    6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 90 days of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and PROVIDED, HOWEVER, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and PROVIDED FURTHER, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this
Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

    7. (a) From and after a Repurchase Event (as defined below), (i) following a request of the Holder, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised (provided that, notwithstanding anything to the contrary, if the Issuer shall not have sufficient additional authorized but unissued shares or treasury shares of Common Stock so that the Option may be exercised in full, the Option Repurchase Price shall be calculated as if there were sufficient shares which were authorized but unissued so that the Option could be exercised in full) and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days of such occurrence (or such later period as provided in Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of
(i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of 25% or more of the assets of the Issuer and its Significant Subsidiaries taken as a whole, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to the Issuer.

    (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. Within the latter to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof, if any, that Issuer is not then prohibited under applicable law and regulation from so delivering.

    (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices, in each case as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case,

Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

    (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of 25% or more of the assets of Issuer and its Significant Subsidiaries taken as a whole, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the provisos to Section 2(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock, provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event unless no Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event.

    8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement other than the Merger Agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or
(y) any person that controls the Acquiring Corporation.

    (b) The following terms have the meanings indicated:

        (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer),
    (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets.

        (2) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

        (3) "Assigned Value" shall mean the Market/Offer Price, as defined in
    Section 7.

        (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED that if Issuer is the issuer of the

    Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

    (c) The Substitute Option shall have the same terms as the Option, PROVIDED, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option, upon surrender of this Agreement.

    (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

    (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Acquiring Corporation.

    (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

    9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to (x) the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised plus (y) Grantee's reasonable out-of-pocket expenses (to the extent not previously reimbursed), and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to (x) the Highest Closing Price multiplied by the number of Substitute Shares so designated plus (y) Grantee's reasonable Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

    (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

    (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to obtain all required regulatory and legal approvals, in each case as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing.

    10. The 90-day period for exercise of certain rights under Sections 2, 6, 7 and 13 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; (ii) to the extent necessary to avoid liability under
Section 16(b) of the 1934 Act by reason of such exercise and (iii) during any period in which Grantee is precluded from exercising such rights due to an injunction or other legal restriction, plus in each case such additional period as is reasonably necessary for the exercise of such rights promptly following the obtaining of such approvals or the expiration of such periods.

    11. Issuer hereby represents and warrants to Grantee as follows:

    (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

    (b) Subject to Section 3, Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

    (c) Issuer has taken all action (including amending the Rights Agreement) so that the entering into of this Option Agreement, the acquisition of shares of Common Stock hereunder and the other transactions contemplated hereby do not and will not result in the grant of any rights to any person under the Rights Agreement or enable or require the Rights to be exercised, distributed or triggered.

    12. Grantee hereby represents and warrants to Issuer that:

    (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

    (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

    13. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Subsequent Triggering Event (or such later period as provided in Section 10); PROVIDED, HOWEVER, that until the date 15 days following the date on which the Federal Reserve Board approves an application by Grantee under the BHCA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

    14. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange upon official notice of issuance and applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

    15. Grantee in its sole discretion may, at any time during which Issuer would be required to repurchase the Option or any Option Shares pursuant to
Section 7, surrender the Option (together with any Option Shares issued to and then owned by the Holder) to Issuer in exchange for a cash payment equal to the Surrender Price (as defined herein); PROVIDED, HOWEVER, that Grantee may not exercise its rights pursuant to this
Section 15 if Issuer has previously repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7. The "Surrender Price" shall be equal to (i) $300 million, plus (ii) if applicable, the aggregate purchase price previously paid pursuant hereto by Grantee with respect to any Option Shares, minus (iii) if applicable, the excess of (A) the net cash, if any, received by Grantee pursuant to the arm's-length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any party not affiliated with Grantee, over (B) the purchase price paid by Grantee with respect to such Option Shares.

    (b) Grantee may exercise its right to surrender the Option and any Option Shares pursuant to this Section 15 by surrendering for such purchase to Issuer, at its principal office, this Agreement, together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to surrender the Option and Option Shares, if any, in accordance with the provisions of this Section 15 and (ii) the Surrender Price. Within two business days after the surrender of the Option and the Option Shares, if applicable, Issuer shall deliver or cause to be delivered to Grantee the Surrender Price.

    (c) To the extent that the Issuer is prohibited under applicable law or regulation from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver, or cause to be delivered, from time to time, to Grantee, that portion of the Surrender Price that Issuer is not or no longer prohibited from paying, within two business days after the date on which Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if Issuer at any time after delivery of a notice of Surrender pursuant to Section 15(b) is prohibited under applicable law or regulation from paying to Grantee the Surrender Price in full, (i) Issuer shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within two business days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (C) keep Grantee advised of both the status of any such request for regulatory and legal approvals and any discussions with any relevant regulatory or other third party reasonably related to the same, and (ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation, the Exercise Termination Event shall be extended to a date six months from the date on which the Exercise Termination Event would have occurred if not for the provisions of this Section 15(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section 15).

    (d) Grantee shall have rights substantially identical to those set forth in paragraphs (a), (b) and (c) of this Section 15 with respect to the Substitute Option and the Substitute Option Issuer during any period in which the Substitute Option Issuer would be required to repurchase the Substitute Option pursuant to Section 9.

    16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

    17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer (which shall be binding on the Substitute Option Issuer) to allow the

Holder to acquire or to require Issuer or Substitute Option Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

    18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

    19. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof (except to the extent that mandatory provisions of federal law apply).

    20. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    21. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    22. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

    23. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

STAR BANC CORPORATION                          FIRSTAR CORPORATION

By: /s/ Jerry A. Grundhofer                    By: /s/ Roger L. Fitzsimonds
-------------------------------------------    -------------------------------------------
Name: Jerry A. Grundhofer                      Name: Roger L. Fitzsimonds
TITLE: CHAIRMAN OF THE BOARD,                  TITLE: CHAIRMAN AND CHIEF
     PRESIDENT AND CHIEF                            EXECUTIVE OFFICER
     EXECUTIVE OFFICER

                                                       [LOGO]

       [LOGO]

                                                                      APPENDIX D

September 23, 1998

Board of Directors
Star Banc Corporation
425 Walnut Street
Cincinnati, Ohio 45202

Members of the Board:

You have asked us to advise you with respect to the fairness to the holders of the common stock of Star Banc Corporation ("Star Banc") from a financial point of view of the Star Banc Exchange Ratio (as defined below) set forth in the Agreement and Plan of Reorganization, dated as of June 30, 1998, as amended and restated as of September 17, 1998 (the "Reorganization Agreement"), by and among Star Banc, Firstar Corporation ("Firstar") and Firstar (WI) Corporation ("Firstar (WI)"). The Reorganization Agreement provides for, among other things, the merger of each of Firstar and Star Banc with and into Firstar (WI) (collectively, the "Merger") pursuant to which (i) each outstanding share of the common stock, par value $1.25 per share, of Firstar will be converted into the right to receive 0.76 of a share of the common stock, par value $0.01 per share, of Firstar (WI) (the "Firstar (WI) Common Stock") and (ii) each outstanding share of the common stock, par value $5.00 per share, of Star Banc (the "Star Banc Common Stock") will be converted into the right to receive one share (the "Star Banc Exchange Ratio") of Firstar (WI) Common Stock.

In arriving at our opinion, we have reviewed the Reorganization Agreement and certain publicly available business and financial information relating to Star Banc and Firstar. We have also reviewed certain other information relating to Star Banc and Firstar, including financial forecasts, provided to us by Star Banc and Firstar, and have met with the managements of Star Banc and Firstar to discuss the businesses and prospects of Star Banc and Firstar. We have also considered certain financial and stock market data of Star Banc and Firstar, and we have compared those data with similar data for other publicly held companies in businesses similar to Star Banc and Firstar, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Star Banc and Firstar as to the future financial performance of Star Banc and Firstar and the potential synergies (including the amount, timing and achievability thereof) and strategic implications anticipated to result from the Merger. We also have assumed, with your consent, that off-balance sheet activities of Star Banc and Firstar, including derivatives and other similar financial instruments, will not adversely affect the future financial position and results of operations of Star Banc and Firstar. We have not been requested to conduct, and have not conducted, a review of individual credit files or made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Star Banc or Firstar, nor have we been furnished with any such evaluations or appraisals, including loan or lease portfolios or the allowances for losses with respect thereto, and have assumed, with your consent, that such allowances for Star Banc and Firstar are in the aggregate adequate to cover such losses. We also have assumed, with your consent, that in the course of obtaining the necessary regulatory and third party consents for the proposed Merger and the transactions contemplated thereby, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the Merger or the transactions contemplated thereby. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof. We are not expressing any opinion as to the actual value of the Firstar (WI) Common Stock when issued pursuant to the Merger or the prices at which the Firstar (WI) Common Stock will trade subsequent to the Merger.

We have acted as financial advisor to Star Banc in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. In the past, we have provided financial services to Star Banc unrelated to the proposed Merger, for which services we have received compensation. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of both Star Banc and Firstar for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

It is understood that this letter is for the information of the Board of Directors of Star Banc in connection with its evaluation of the Merger, does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger, and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Star Banc Exchange Ratio is fair to the holders of Star Banc Common Stock from a financial point of view.

Very truly yours,

CREDIT SUISSE FIRST BOSTON CORPORATION

                                 [LOGO]

                                                                      APPENDIX E

                                                              September 23, 1998

Board of Directors
Firstar Corporation
777 East Wisconsin Avenue
Milwaukee, WI 53202
Members of the Board:

    We understand that Firstar Corporation ("Firstar"), Firstar (WI) Corporation ("Firstar (WI)"), Firstar Merger Corporation ("Merger Sub"), and Star Banc Corporation ("Star Banc") have entered into an Amended and Restated Agreement and Plan of Reorganization, dated as of June 30, 1998, as such agreement has been amended and restated as of September 17, 1998, (as so amended and restated, the "Agreement"), pursuant to which Merger Sub is to be merged with and into Firstar with Firstar being the surviving corporation and Firstar (WI) being the ultimate parent holding company for Firstar and, immediately thereafter, Star Banc is to be merged with and into Firstar with Firstar being the surviving corporation (collectively, such mergers and any alternative transaction structure contemplated and permitted by the Agreement are referred to herein as the "Merger"). Pursuant to the Merger, and as set forth more fully in the Agreement, upon the merger of Firstar and Merger Sub, each outstanding share of Firstar's common stock, par value $1.25 per share (the "Firstar Shares"), will be converted into the right to receive 0.76 shares of common stock, par value $0.01 per share, of Firstar (WI), (the "Firstar (WI) Shares") and thereafter, upon the merger of Star Banc and Firstar, each share of common stock, par value $5.00 per share, of Star Banc (the "Star Banc Shares") will be converted into the right to receive one share of Firstar (WI) (collectively, such conversions being hereinafter referred to as the "Exchange Ratio").

    You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to the shareholders of Firstar.

    In arriving at the opinion set forth below, we have, among other things:

    (1) Reviewed certain publicly available business and financial information relating to Firstar and Star Banc that we deemed to be relevant;

    (2) Reviewed certain information, including financial forecasts, relating to the respective businesses, earnings, assets, liabilities and prospects of Firstar and Star Banc furnished to us by senior management of Firstar and Star Banc, as well as the amount and timing of the cost savings, revenue enhancements and related expenses expected to result from the Merger (the "Expected Synergies") furnished to us by senior management of Firstar and Star Banc;

    (3) Conducted discussions with members of senior management and representatives of Firstar and Star Banc concerning the matters described in clauses (1) and (2) above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies;

    (4) Reviewed the market prices and valuation multiples for the Firstar Shares and the Star Banc Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

    (5) Reviewed the respective financial conditions and results of operations of Firstar and Star Banc and compared them with those of certain publicly traded companies that we deemed to be relevant;

    (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

    (7) Participated in certain discussions and negotiations among representatives of Firstar and Star Banc and their financial and legal advisors;

    (8) Reviewed the potential pro forma impact of the Merger;

    (9) Reviewed the Agreement and related stock option agreements dated June 30, 1998; and

    (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

    In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of the assets or liabilities of Firststar or Star Banc or been furnished with any such evaluation or appraisal. We are not experts in the evaluation of allowances for loan losses, and we have neither made an independent evaluation of the adequacy of the allowances for loan losses of Firstar or Star Banc, nor have we reviewed any individual credit files of Firstar or Star Banc or been requested to conduct such a review, and, as a result, we have assumed that the aggregate allowance for loan losses for both Firstar and Star Banc is adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of Firstar or Star Banc. With respect to the financial and operating forecast information and the Expected Synergies furnished to or discussed with us by Firstar or Star Banc, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of the senior management of Firstar and Star Banc as to the future financial and operating performance of Firstar, Star Banc or the combined entity, as the case may be, and the Expected Synergies. We have further assumed that the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes.

    Our opinion is necessarily based upon market, economic and other conditions as in effect, and on the information made available to us as of the date hereof. For the purposes of rendering this opinion, we have assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Agreement, including in all respects material to our analysis, that the representations and warranties of each party in the Agreement and all related documents and instruments (collectively, the "Documents") contained therein are true and correct, that each party to the Documents will perform all of the covenants and agreements required to be performed by such party under such Documents, and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have also assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendment or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the Expected Synergies. In connection with the preparation of this opinion, we were not authorized by the Company or the Board of Directors of Firstar to solicit, nor have we solicited third party indications of interest for the acquisition of all or any part of Firstar.

    We have been retained by the Board of Directors of Firstar to act as financial advisor to Firstar in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, Firstar has agreed to indemnify us for certain liabilities arising out of our engagement. We have in the past two years provided financial advisory, investment banking and other services to Firstar and may continue to do so and have received fees for the rendering of such services. In addition, in the ordinary course of our business, we also may actively trade the Firstar Shares and other securities of Firstar and its affiliates and the Star Banc Shares and other securities of Star Banc and its affiliates for our own account and for the accounts of our customers, and, accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Board of Directors of Firstar. Our opinion does not address the merits of the underlying decision by Firstar to engage in the Merger and does not constitute a recommendation to any shareholder of Firstar as to how such shareholder should vote on the proposed Merger or any other matter related thereto.

    We are not expressing any opinion herein as to the prices at which Firstar Shares or Star Banc Shares will trade following the announcement of the Merger or the actual value of the Firstar (WI) Shares when issued pursuant to the Merger or the prices at which the Firstar (WI) Shares will trade following the consummation of the Merger.

    On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the shareholders of Firstar.

                                          Very truly yours,

                                          /s/ Merrill Lynch, Pierce, Fenner &
                                          Smith Incorporated
                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED

                                                                      APPENDIX F

                               OHIO REVISED CODE
                     TITLE XVII. CORPORATIONS; PARTNERSHIPS
                     CHARTER 1701. GENERAL CORPORATION LAW
                            MERGER AND CONSOLIDATION

    Section 1701.85 Relief For Dissenting Shareholders; Qualification; Procedures.--(A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

    (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

    (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

    (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

    (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph, by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

    (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court there upon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

    (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken, and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

    (D) (1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay fair cash value of them terminates if any of the following applies:

        (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

        (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption, of the action involved;

        (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

        (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation filed or joined in a complaint under division (B) of this section within the period provided in that division.

    (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

    (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                                                      APPENDIX G

                            FIRSTAR (WI) CORPORATION
                           ARTICLES OF INCORPORATION

                                   ARTICLE I
                                      NAME

             The name of the Corporation is "FIRSTAR (WI) CORPORATION."

                                   ARTICLE II
                                    PURPOSE

    The purposes for which the Corporation is organized are to engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law (Chapter 180, Wisconsin Statutes) (the "Wisconsin Business Corporation Law"); specifically including any activities permitted of a "bank holding company" by the Bank Holding Company Act of 1956, as amended.

                                  ARTICLE III
                                 CAPITAL STOCK

(1) The number of shares which the Corporation shall have authority to issue is 810,000,000, divided into the following classes:

    (a) 800,000,000 shares of the par value of $.01 each, designated as "Common Stock"; and

    (b) 10,000,000 shares of the par value of $1.00 each, designated as "Preferred Stock."

(2) The Preferred Stock may be issued from time to time in one or more series, with such designations, preferences, limitations, and relative rights as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series and adopted by the Board of Directors pursuant to the authority given as provided by the Wisconsin Business Corporation Law. The Board of Directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issuance of Preferred Stock in one (1) or more series, to fix the number of shares in each such series and, to the fullest extent now or hereafter permitted by the Wisconsin Business Corporation Law, to determine the designations and the preferences, limitations and relative rights of each such series. The authority of the Board of Directors with respect to each such series shall include, without limitation, a determination of the following (which may vary as between the different series of Preferred Stock):

    (a) The number of shares constituting the series and the distinctive designation of the series;

    (b) The dividend rate on the shares of the series, the conditions and dates upon which dividends thereon shall be cumulative, and the relative rights of preference, if any, of payment of dividends thereon;

    (c) Whether or not the shares of the series are redeemable and, if redeemable, including whether such shares shall be redeemable for cash, property or rights or any combination thereof and the times during which such shares shall be redeemable and the amount per share payable in case of redemption, which amount may, but need not, vary according to the time and circumstances of such action;

    (d) The amount payable in respect of the shares of the series in the event of any liquidation, dissolution or winding up of the Corporation, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

    (e) Any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by the Corporation of the shares of the series;

    (f) The right, if any, to exchange or convert shares of the series into shares of any other series or class of capital stock of the Corporation and the rate or basis, time, manner and condition of exchange or conversion;

    (g) The voting rights, if any, to which the holders of shares of the series shall be entitled;

    (h) Whether or not the Corporation may issue shares of such series as a share dividend in respect of another class or series of shares; and

    (i) Any other term, condition or provision with respect to the series as the Board of Directors may deem advisable and as shall not be inconsistent with the Wisconsin Business Corporation Law or the provisions of these Articles of Incorporation.

(3) No holder of any shares of the Corporation shall have any preemptive right to acquire any unissued shares of this Corporation, now or hereafter authorized, or other securities whether or not convertible into shares of the Corporation or carrying a right to subscribe to or acquire such shares.

(4) The Corporation is authorized by action of the Board of Directors without further consent of shareholders to purchase, take, receive or otherwise acquire shares of the Corporation.

(5) The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in any such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

(6) Subject to the terms of any series of Preferred Stock as may be issued from time to time pursuant to the provisions of Section (2) of this Article III, as such terms are stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance of such Preferred Stock (insofar as such resolution or resolutions relate to the rights of the holders of such series), the Corporation may issue shares of one class or series of capital stock as a share dividend in respect of shares of another class or series of capital stock.

(7) Subject to the terms of any series of Preferred Stock as may be issued from time to time pursuant to the provisions of Section (2) of this Article III, as such terms are stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance of such Preferred Stock (insofar as such resolution or resolutions relate to the rights of the holders of such series), the holders of shares of Common Stock shall be entitled to receive dividends, if and when declared by the Board of Directors from time to time, payable from funds of the Corporation legally available therefor.

(8) Each outstanding share of Common Stock of the Corporation shall entitle the holder thereof to one (1) vote and, except as otherwise stated or expressed in a resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock (insofar as such resolution or resolutions relate to the rights of the holders of such series) or as otherwise provided by law, the exclusive voting power for all purposes shall be vested in the holders of Common Stock.

(9) Subject to the terms of any series of Preferred Stock that may be issued from time to time pursuant to the provisions of Section (2) of Article III, as such terms are stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance of such Preferred Stock (insofar as such resolution or resolutions relate to the rights of the holders of such series), in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive the net assets of the Corporation.

(10) Shareholder proposals for action to be taken at meetings of shareholders of the Corporation shall be given in the manner provided in the By-Laws.

                                   ARTICLE IV
                               BOARD OF DIRECTORS

(1) Subject to the terms of any series of Preferred Stock as may be issued from time to time pursuant to the provisions of Section (2) of Article III, as such terms are stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance of such Preferred Stock (insofar as such resolution or resolutions relate to the rights of the holders of such series):

    (a) The entire Board of Directors shall consist of such number of directors, but not less than nine (9) or more than thirty-five (35), as is fixed from time to time by a majority of the Board of Directors.

    (b) The number of directors may be increased or decreased from time to time by a majority of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director.

(2) The Board of Directors shall be divided into three (3) classes, Class I, Class II and Class III, and shall be apportioned by the Board of Directors among the three classes so as to maintain such classes as nearly equal in number as possible. Each initial director in Class I shall be elected for a term to expire at the 1999 annual meeting of the shareholders of the Corporation, each initial director in Class II shall be elected for a term to expire at the 2000 annual meeting of the shareholders of the Corporation and each initial director in Class III shall be elected for a term to expire at the 2001 annual meeting of the shareholders of the Corporation, with the directors of each class to hold office until their successors have been duly elected and qualified. Directors elected as successors to the class of directors whose terms expire at the 1999 annual meeting of shareholders of the Corporation, and at each annual meeting held thereafter, shall be elected to hold office until the third succeeding annual meeting and until their successors have been elected and, if necessary, qualified, or until there is a decrease in the number of directors which takes effect after the expiration of his or her term. In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal in number as possible.

(3) Subject to the terms of any series of Preferred Stock as may be issued from time to time pursuant to the provisions of Section (2) of Article III, as such terms are stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance of such Preferred Stock (insofar as such resolution or resolutions relate to the rights of the holders of such series):

    (a) Any vacancy occurring in the Board of Directors resulting from death, resignation, removal, disqualification or any other cause, including a vacancy created by an increase in the number of directors, may be filled only by the affirmative vote of not less than a majority of the remaining directors of all classes.

    (b) If there shall be no directors then in office, the shareholders shall be entitled to fill the vacancies on the Board of Directors.

    (c) Directors appointed to newly created directorships resulting from any increase in the authorized number of directors or to fill any vacancies in the Board of Directors resulting from death, resignation, removal, disqualification or any other cause shall hold office for a term expiring at the next annual meeting of shareholders at which the term of the class to which they have been appointed expires.

(4) Subject to the terms of any series of Preferred Stock as may be issued from time to time pursuant to the provisions of Section (2) of Article III, as such terms are stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance of such Preferred Stock (insofar as such resolution or resolutions relate to the rights of the holders of such series), any director, or the entire Board of Directors, may be removed from office at any time prior to the expiration of his or their term of office, but only for Cause (as hereinafter defined). As used herein, "Cause" shall exist only if the director whose removal is proposed (a) has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or (b) has been adjudged by a court of competent jurisdiction to be liable for willful misconduct in the performance of his duties to the Corporation in a matter that has a material adverse effect on the business of the Corporation and such adjudication is no longer subject to direct appeal.

(5) In discharging his duties to the Corporation and in determining what he believes to be in the best interests of the Corporation, a director may, in addition to considering the effects of any action on the Corporation's shareholders, consider (a) the effects of the action on employees, suppliers and customers of the Corporation, (b) the effects of the action on communities in which the Corporation operates, (c) the long-term as well as short-term interests of the Corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation, and (d) any other factors that the director considers pertinent.

(6) Nominations for the election of directors may be made by the Board of Directors or by any shareholder of the Corporation who is a shareholder of record at the time of the giving of the notice of nomination provided for below, who is entitled to vote for the election of directors and who complies with the notice procedures set forth below. Nominations by a shareholder shall be made by notice in writing, which notice, to be effective, must be received by the secretary of the Corporation not later than the earlier of (i) 45 days in advance of the first annual anniversary (the "Anniversary Date") of the date set forth in the Corporation's proxy statement for the prior year's annual meeting as the date on which the Corporation first mailed definitive proxy materials for such prior year's annual meeting and (ii) the later of (x) the date 70 days prior to the date of the annual meeting for which such nomination is being made and (y) the date 10 Business Days (as defined in the By-Laws) after the first public announcement (as defined in the By-Laws) of the date of the annual meeting for which such nomination is being made; <*>provided, however,</*> that any such notice of nomination for the 1999 annual meeting must be received by the secretary of the Corporation not later than January 27, 1999. Each such shareholder's notice shall be signed by the shareholder of record who is making the nomination, shall bear the date of signature of such shareholder and shall set forth:

    (a) the name and address, as they appear on the Corporation's books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination is made;

    (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder and any such beneficial owner or owners;

    (c) a representation that such shareholder is a holder of record of shares of the Corporation, is entitled to vote at such annual meeting and intends to appear in person or by proxy at such annual meeting to make the nomination specified in such shareholder's notice;

    (d) the name, age, business address and, if known, residence address of each nominee proposed in such notice;

    (e) the principal occupation or employment of each such nominee;

    (f) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee;

    (g) a description of all arrangements or understandings between such shareholder, any such beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder; and

    (h) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act had the nominee been nominated by the Board of Directors; and

    (i) the written consent of each nominee to be named in a proxy statement and to serve as a director of the Corporation if so elected.

    Only such persons who are nominated in accordance with this Section (6) shall be eligible to be elected as directors. If the chairman of the meeting shall determine that a nomination was not made in accordance with the foregoing procedure, then the chairman shall so declare to the meeting and such nomination shall not be considered.

                                   ARTICLE V
                         CERTAIN BUSINESS COMBINATIONS

(1) For the purposes of this Article V:

    (a) "Business Combination" means:

       (i) any merger, consolidation or share exchange of the Corporation or any Subsidiary with (A) an Interested Stockholder or (B) any other person (whether or not itself an Interested Stockholder) which is, or after such merger, consolidation or share exchange would be, an Affiliate or Associate of an Interested Stockholder; or

       (ii) any sale, lease, exchange, mortgage, pledge, transfer or disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of not less than one percent (1%) of the total assets of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

       (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to, or proposed by or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of not less than one percent (1%) of the total assets of the Corporation as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

       (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or any spin-off or split-up of any kind of the Corporation or any Subsidiary, proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder; or

       (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger, consolidation or share exchange of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which either (1) is proposed by an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, or (2) has the effect, directly or indirectly, of increasing the percentage which is directly or indirectly owned by an Interested Stockholder and all of its Affiliates and Associates of the outstanding shares of any class of equity securities of, or of any securities convertible into shares of any class of equity securities of, the Corporation or any Subsidiary; or

       (vi) any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (i) through (v) of this Section (1)(a).

    (b) "Affiliate" or "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, or in any subsequent provision replacing such Rule.

    (c) "Beneficial Owner" has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as amended, or in any subsequent provisions replacing such Rule, and a person shall "Beneficially Own" and have "Beneficial Ownership" of any securities of which such person is the Beneficial Owner.

    (d) "Continuing Director" means: (i) any member of the Board of Directors of the Corporation who (A) is neither the Interested Stockholder involved in the Business Combination as to which a vote of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent or nominee of such Interested Stockholder (taking into account only nominations after the effectiveness of these Articles of Incorporation (the "Effective Time")), or the relative of any of the foregoing, and (B) either was a member of the Board of Directors of the Corporation prior to the time that such Interested Stockholder became an Interested Stockholder or was a member of the Board of Directors of the Corporation at the Effective Time; and (ii) any successor of a Continuing Director described in clause (i) who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors of the Corporation.

    (e) "Fair Market Value" means: (i) in the case of stock, the highest last sale price during the 30-day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange, or, if such stock is not listed or admitted to trading on the New York Stock Exchange, on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such stock is listed or admitted or trading, or, if such stock is not listed or admitted to trading on any such exchange, the highest last quoted price or if not so quoted, the highest average high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") or such system then in use during the 30-day period preceding the date in question, or, if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors.

    (f) "Interested Stockholder" means any person (other than the Corporation or any Subsidiary, any employee benefit plan maintained by the Corporation or any Subsidiary or any trustee or fiduciary with respect to any such plan when acting in such capacity) who or which, together with its Affiliates and Associates:

       (i) is, or was at any time within the two-year period immediately prior to the date in question, the Beneficial Owner of five percent (5%) or more of the voting power of the then outstanding Voting Stock of the Corporation; or

       (ii) is an assignee of, or has otherwise succeeded to, any shares of Voting Stock of the Corporation of which an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder was the Beneficial Owner at any time within the two-year period immediately prior to the date in question, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933, as amended.

       For the purpose of determining whether a person is an Interested Stockholder, the outstanding Voting Stock of the Corporation shall include unissued shares of Voting Stock of the Corporation of which the Interested Stockholder is the Beneficial Owner but shall not include any other shares of Voting Stock of the Corporation that may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to a person who is not the Interested Stockholder.

    (g) A "person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.

    (h) "Subsidiary" means any person of which the Corporation owns, directly or indirectly, (i) a majority of the outstanding equity securities or other equity interests of such person, or (ii) shares or other interests having a majority of the voting power represented by all of the outstanding shares of Voting Stock of such person. For the purpose of determining whether a person is a Subsidiary, the outstanding Voting Stock and shares of equity securities or other interests thereof shall include unissued shares or other interests of which the Corporation is the Beneficial Owner but shall not include any other shares of Voting Stock or other interests of the person that may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any person who is not the Corporation.

    (i) "Voting Stock" means outstanding shares of capital stock or other interests of the relevant person entitled to vote generally in the election of directors or other governing body of such person.

(2) In addition to any affirmative vote required by law or by these Articles of Incorporation, and except as otherwise expressly provided in Section (3) of this Article, any Business Combination shall require the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of the then outstanding shares of the Voting Stock of the Corporation, voting together as a single class, voting at a shareholders' meeting and not by consent in writing. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

(3) The provisions of Section (2) of this Article shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, of the shareholders as is required by law and any other provisions of these Articles of Incorporation, if the conditions specified in either of the following paragraphs (a) and (b) are met.

    (a) The Business Combination shall have been approved by the affirmative vote of a majority of the Continuing Directors, even if the Continuing Directors do not constitute a quorum of the entire Board of Directors.

    (b) All of the following conditions shall have been met:

       (i) With respect to each share of each class of Voting Stock of the Corporation (including Common Stock), the holder thereof shall be entitled to receive on or before the date of the consummation of the Business Combination (the "Consummation Date") consideration, in the form specified in subsection (3)(b)(ii) hereof, with an aggregate Fair Market Value as of the Consummation Date at least equal to the highest of the following:

           (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder to which the Business Combination relates, or by any Affiliate or Associate of such Interested Stockholder, for any shares of such class of Voting Stock acquired by it (1) within the five-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), (2) within the five-year period prior to the Consummation Date or (3) within the five-year period prior to, or in, the transaction in which it became an Interested Stockholder, whichever is highest; plus, in any such case, interest compounded annually from the earliest date on which that highest per share acquisition price was paid through the Consummation Date at the rate for one-year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid other than in cash, per share of such class of Voting Stock since that earliest date, up to the amount of that interest;

           (B) the Fair Market Value per share of such class of Voting Stock of the Corporation on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder, whichever is higher; plus interest compounded annually from that date through the Commencement Date at the rate for one-year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid other than in cash, per share of such class of Voting Stock since that date, up to the amount of that interest; and

           (C) the highest preferential amount per share, if any, to which the holders of shares of such class of Voting Stock of the Corporation are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; plus the aggregate amount of any dividends declared or due as to which those holders are entitled prior to payment of dividends on some other class or series of stock (unless the aggregate amount of those dividends is included in that preferential amount).

       (ii) The consideration to be received by holders of a particular class of outstanding Voting Stock of the Corporation (including Common Stock) as described in subsection (3)(b)(i) hereof shall be in cash or, if the consideration previously paid by or on behalf of the Interested Stockholder in connection with its acquisition of Beneficial Ownership of shares of such class of Voting Stock consisted in whole or in part of consideration other than cash, then the same form as such consideration. If such payment for shares of any class of Voting Stock of the Corporation has been made in varying forms of consideration, then the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the Beneficial Ownership of the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder.

       (iii) After such Interested Stockholder has become an Interested Stockholder and prior to the Consummation Date: (A) except as approved by the affirmative vote of a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock of the Corporation, if any; (B) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock of the Corporation (except as necessary to reflect any subdivision of the Common Stock), except as approved by the affirmative vote of a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by the affirmative vote of a majority of the Continuing Directors; and (C) such Interested Stockholder shall not have become the Beneficial Owner of any additional shares of Voting Stock of the Corporation except (I) as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder, (II) by virtue of proportionate stock splits, stock dividends or other distributions of stock in respect of stock not constituting a Business Combination, or (III) through a Business Combination meeting all of the requirements of this Section (3).

       (iv) After such Interested Stockholder has become an Interested Stockholder, neither such Interested Stockholder nor any Affiliate or Associate thereof shall have received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation.

       (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act and the General Rules and Regulations thereunder (or any subsequent provision replacing such Exchange Act, rules or regulations) shall be mailed to the shareholders of the Corporation at least 45 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Exchange Act or subsequent provisions thereof). Such proxy or information statement shall contain, if a majority of the total number of Continuing Directors so requests, an opinion of a reputable investment banking firm (which firm shall be selected by a majority of the total number of Continuing Directors, furnished with all information it reasonably requests, and paid a reasonable fee for its services by the Corporation upon the Corporation's receipt of such opinion) as to the fairness (or lack of fairness) of the terms of the proposed Business Combination from the point of view of the holders of shares of Voting Stock (other than the Interested Stockholder).

(4) A majority of the Continuing Directors shall have the power to determine all facts necessary to determine compliance with this Article, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock of the Corporation Beneficially Owned by any person, (c) whether a person is an Affiliate or Associate of another,
    (d) whether the requirements of paragraph (b) of Section (3) have been met with respect to any Business Combination, and (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received from the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of not less than one percent (1%) of the total assets of the Corporation as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; and the determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Article.

(5) The fact that any Business Combination complies with the provisions of Section (3) of this Article shall not be construed to impose a fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such Business Combination.

(6) Nothing in this Article V shall be deemed or construed as providing or implying that Sections 180.1130 to 180.1150, inclusive, of the Wisconsin Business Corporation Law are inapplicable to any Business Combination;
    <*>provided, however,</*> that the exclusions set forth in Sections
    180.1143(1) and 180.1143(2) shall not apply to any Business Combination and are hereby rendered inapplicable.

                                   ARTICLE VI
                        SPECIAL MEETINGS OF SHAREHOLDERS

    Subject to the terms of any series of Preferred Stock as may be issued from time to time pursuant to the provisions of Section (2) of Article III, as such terms are stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance of such Preferred Stock (insofar as such resolution or resolutions relate to the rights of the holders of such series), the ability of shareholders to demand a special meeting of shareholders is restricted to the fullest extent now or hereafter permitted by the Wisconsin Business Corporation Law, and the Board of Directors has the authority to take any action necessary or appropriate to carry out the intent of this sentence, including without limitation adopting or amending any By-Law.

                                  ARTICLE VII
                                   AMENDMENTS

(1) The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders, directors and officers are subject to this reserved power;
    <*>provided</*> that, notwithstanding the fact that a lesser percentage may be specified by the Wisconsin Business Corporation Law, the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision or provisions inconsistent with, Section (10) of Article III, Article IV, Article V, Article VI and this Article VII.

(2) Notwithstanding the provisions of the By-Laws, any By-Law provisions implementing Section (10) of Article III or Article VI of these Articles of Incorporation may be amended only by (a) the Board of Directors or (b) the affirmative vote of not less than eighty percent (80%) of the outstanding shares entitled to vote generally for the election of directors, voting together as a single class.

                                  ARTICLE VIII
                          REGISTERED OFFICE AND AGENT

    The address of the initial registered office of the Corporation is Firstar Center, 777 East Wisconsin Avenue, Suite 4000, Milwaukee, Wisconsin 53202, and the name of the initial registered agent at that address is F&L Corp.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Pursuant to the provisions of Sections 180.0850 through 180.0859, inclusive, of the Wisconsin Business Corporation Law, directors and officers of are entitled to mandatory indemnification from Firstar (WI) against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to Firstar (WI) and such breach or failure constituted: (a) a willful failure to deal fairly with Firstar (WI) or its shareholders in connection with a matter in which the director of officer had a material conflict of interest;
(b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under Section 180.0828 of the Wisconsin Business Corporation Law, directors of Firstar (WI) are not subject to personal liability to Firstar (WI), its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined above.

    Firstar (WI)'s By-Laws contain similar indemnification provisions as to directors and officers of Firstar (WI). While Firstar has entered into individual indemnity agreements with all of its current directors, Firstar (WI) does not intend to enter into such agreements with its directors.

    Expenses for the defense of any action for which indemnification may be available may be advanced by Firstar (WI) under certain circumstances.

    Firstar maintains a liability insurance policy for officers and directors. Firstar (WI) also intends to establish a liability insurance policy prior to the Effective Time.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    The following exhibits are filed herewith except those which are incorporated herein by reference.

      2.1  Amended and Restated Agreement and Plan of Reorganization, dated as of June 30, 1998, as amended and restated as of September 17, 1998, by and among Star Banc Corporation, an Ohio corporation, Firstar Corporation, a Wisconsin corporation, Firstar (WI)
           Corporation, a Wisconsin corporation, and Firstar Merger Corporation, a Wisconsin corporation (included as Appendix A to the Joint Proxy Statement-Prospectus included in this Registration Statement).
      2.2  Stock Option Agreement, dated June 30, 1998, by and between Star Banc Corporation, an
           Ohio corporation, as issuer, and Firstar Corporation, a Wisconsin corporation, as grantee (incorporated by reference from Exhibit 10.2 to Firstar Corporation's Current
           Report on Form 8-K/A dated July 2, 1998).
      2.3  Stock Option Agreement, dated June 30, 1998, by and between Firstar Corporation, a
           Wisconsin corporation, as issuer, and Star Banc Corporation, an Ohio corporation, grantee (incorporated by reference from Exhibit 10.1 to Firstar Corporation's Current
           Report on Form 8-K/A dated July 2, 1998).
      3.1  Form of Articles of Incorporation of Firstar (WI) Corporation (included as Appendix G to the Joint Proxy Statement-Prospectus included in this Registration Statement).

      3.2  Form of By-Laws of Firstar (WI) Corporation.
      5.1  Opinion of Howard H. Hopwood, III, Esq., Senior Vice President and General Counsel of
           Firstar Corporation and Firstar (WI) Corporation, regarding the legality of securities being offered, including consent.
      8.1  Opinion of Simpson Thacher & Bartlett regarding the federal income tax consequences of the Merger, including consent.
      8.2  Opinion of Wachtell, Lipton, Rosen & Katz regarding the federal income tax consequences of the Merger, including consent.
     10.1  Employment Agreement, dated as of June 30, 1998, by and between Firstar (WI)
           Corporation and Roger L. Fitzsimonds.
     10.2  Employment Agreement, dated as of June 30, 1998, by and between Firstar (WI)
           Corporation and John A. Becker.
     23.1  Consent of KPMG Peat Marwick LLP relating to the audited financial statements of
           Firstar Corporation.
     23.2  Consent of Arthur Andersen LLP relating to the audited financial statements of Star
           Banc Corporation.
     23.3  Consent of Howard H. Hopwood, III, Esq., Senior Vice President and General Counsel of
           Firstar Corporation and Firstar (WI) Corporation (included in Exhibit 5.1 hereto).
     23.4  Consent of Simpson Thacher & Bartlett (included in Exhibit 8.1 hereto)
     23.5  Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.2 hereto).
     23.6  Consent of Roger L. Fitzsimonds.
     23.7  Consent of Jerry A. Grundhofer.
     99.1  Form of Proxy to be used by Star Banc Corporation.
     99.2  Form of Proxy to be used by Firstar Corporation.
     99.3  Section 1701.85 of the Ohio General Corporation Law (included as Appendix F to the
           Joint Proxy Statement-Prospectus included in this Registration Statement).
     99.4  Consent of Credit Suisse First Boston Corporation.
     99.5  Consent of Merrill Lynch & Co.

ITEM 22. UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (6) That every prospectus (i) that is filed pursuant to paragraph (5) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on September 23, 1998.

                                FIRSTAR (WI) CORPORATION

                                By:          /s/ HOWARD H. HOPWOOD, III
                                     -----------------------------------------
                                               Howard H. Hopwood, III
                                             Senior Vice President and
                                                  General Counsel

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated, on this 23rd day of September, 1998.

                      SIGNATURE                                     CAPACITY                       DATE
------------------------------------------------------  --------------------------------  -----------------------

               /s/ ROGER L. FITZSIMONDS
     -------------------------------------------        Chief Executive Officer                   9/23/98
                 Roger L. Fitzsimonds                     (principal executive officer)

                                                        Senior Vice President and Chief
                /s/ JEFFREY B. WEEDEN                     Financial Officer (principal
     -------------------------------------------          financial and accounting                9/23/98
                  Jeffrey B. Weeden                       officer)

              /s/ HOWARD H. HOPWOOD, III
     -------------------------------------------        Director, Senior Vice President           9/23/98
                Howard H. Hopwood, III                    and General Counsel

                /s/ WILLIAM J. SCHULZ
     -------------------------------------------        Director and Secretary                    9/23/98
                  William J. Schulz

                                 EXHIBIT INDEX

      2.1  Amended and Restated Agreement and Plan of Reorganization, dated as of June 30, 1998, as amended and restated as of September 17, 1998, by and among Star Banc Corporation, an Ohio corporation, Firstar Corporation, a Wisconsin corporation, Firstar (WI)
           Corporation, a Wisconsin corporation, and Firstar Merger Corporation, a Wisconsin corporation (included as Appendix A to the Joint Proxy Statement--Prospectus included in this Registration Statement).
      2.2  Stock Option Agreement, dated June 30, 1998, by and between Star Banc Corporation, an
           Ohio corporation, as issuer, and Firstar Corporation, a Wisconsin corporation, as grantee (incorporated by reference from Exhibit 10.2 to Firstar Corporation's Current
           Report on Form 8-K/A dated July 2, 1998).
      2.3  Stock Option Agreement, dated June 30, 1998, by and between Firstar Corporation, a
           Wisconsin corporation, as issuer, and Star Banc Corporation, an Ohio corporation, grantee (incorporated by reference from Exhibit 10.1 to Firstar Corporation's Current
           Report on Form 8-K/A dated July 2, 1998).
      3.1  Form of Articles of Incorporation of Firstar (WI) Corporation (included as Appendix G to the Joint Proxy Statement-Prospectus included in this Registration Statement).
      3.2  Form of By-Laws of Firstar (WI) Corporation.
      5.1  Opinion of Howard H. Hopwood, III, Esq., Senior Vice President and General Counsel of
           Firstar Corporation and Firstar (WI) Corporation, regarding the legality of securities being offered, including consent.
      8.1  Opinion of Simpson Thacher & Bartlett regarding the federal income tax consequences of the Merger, including consent.
      8.2  Opinion of Wachtell, Lipton, Rosen & Katz regarding the federal income tax consequences of the Merger, including consent.
     10.1  Employment Agreement, dated as of June 30, 1998, by and between Firstar (WI)
           Corporation and Roger L. Fitzsimonds.
     10.2  Employment Agreement, dated as of June 30, 1998, by and between Firstar (WI)
           Corporation and John A. Becker.
     23.1  Consent of KPMG Peat Marwick LLP relating to the audited financial statements of
           Firstar Corporation.
     23.2  Consent of Arthur Andersen LLP relating to the audited financial statements of Star
           Banc Corporation.
     23.3  Consent of Howard H. Hopwood, III, Esq., Senior Vice President and General Counsel of
           Firstar Corporation and Firstar (WI) Corporation (included in Exhibit 5.1 hereto).
     23.4  Consent of Simpson Thacher & Bartlett (included in Exhibit 8.1 hereto)
     23.5  Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.2 hereto).
     23.6  Consent of Roger L. Fitzsimonds.
     23.7  Consent of Jerry A. Grundhofer.
     99.1  Form of Proxy to be used by Star Banc Corporation.
     99.2  Form of Proxy to be used by Firstar Corporation.
     99.3  Section 1701.85 of the Ohio General Corporation Law (included as Appendix F to the
           Joint Proxy Statement-Prospectus included in this Registration Statement).
     99.4  Consent of Credit Suisse First Boston Corporation.
     99.5  Consent of Merrill Lynch & Co.